UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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WebMD Health Corp.

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WEBMD HEALTH CORP.

111 Eighth Avenue

New York, New York 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 24, 2012

To the Stockholders of WebMD Health Corp.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of WebMD Health Corp. will be held at 9:30 a.m., Eastern time, on July 24, 2012, at the W NEW YORK – Union Square, 201 Park Avenue South, New York, New York 10003, for the following purposes:

1. To elect four Class I directors, each to serve a three-year term expiring at our Annual Meeting of Stockholders in 2015 or until his successor is elected and has qualified or his earlier resignation or removal;

2. To conduct an advisory vote on WebMD’s executive compensation;

3. To consider and vote on a proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,875,000 shares; and

4. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2012; and

5. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on June 14, 2012 will be entitled to vote at this meeting. The stock transfer books will not be closed.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible.

By Order of the Board of Directors

of WebMD Health Corp.

DOUGLAS W. WAMSLEY

Executive Vice President,

Co-General Counsel and Secretary

New York, New York

June 18, 2012

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be, forward-looking statements. For example, statements concerning projections, predictions, expectations, estimates or forecasts and statements that describe our objectives, future performance, plans or goals are, or may be, forward-looking statements. These forward-looking statements reflect management’s current expectations concerning future results and events and can generally be identified by the use of expressions such as “may,” “will,” “should,” “could,” “would,” “likely,” “predict,” “potential,” “continue,” “future,” “estimate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” and other similar words or phrases, as well as statements in the future tense.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Information about important risks and uncertainties that could affect future results, causing those results to differ materially from those expressed in our forward-looking statements, can be found in Annex F to this Proxy Statement and in our other Securities and Exchange Commission filings. Other unknown or unpredictable factors also could have material adverse effects on our future results.

The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

Annexes A through G of this Proxy Statement are the portions of WebMD’s Annual Report on Form 10-K for the year ended December 31, 2011 that would have been included in the 2011 Annual Report to Stockholders required to be distributed with this Proxy Statement. For 2011, WebMD will not be distributing a stand-alone Annual Report document. Annexes A through G, together with other information contained in this Proxy Statement, contain all of the information that WebMD would have included in a 2011 Annual Report to Stockholders.

ii

WEBMD HEALTH CORP.

111 Eighth Avenue

New York, New York 10011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 24, 2012

This Proxy Statement and the enclosed form of proxy (which we sometimes refer to as a Proxy Card) are furnished to stockholders of WebMD Health Corp., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors from holders of outstanding shares of our Common Stock, par value $0.01 per share, for use at our Annual Meeting of Stockholders to be held on July 24, 2012, at 9:30 a.m., Eastern time, at the W NEW YORK – Union Square, 201 Park Avenue South, New York, New York, and at any adjournment or postponement thereof. The date of this Proxy Statement is June 18, 2012 and it and a form of proxy are first being mailed or otherwise delivered to stockholders on or about June 21, 2012.

SUMMARY OF PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

The following proposals will be voted on at the Annual Meeting:

•

Proposal 1 — Election of four Class I directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2015 or until his successor is elected and has qualified or his earlier resignation or removal. The nominees are:

Mark J. Adler, M.D.	James V. Manning
Neil F. Dimick	Joseph E. Smith

Our Board of Directors recommends a vote “FOR” the election of each of the nominees for director listed in Proposal 1.

•

Proposal 2 — We are providing stockholders of WebMD with the opportunity to make an advisory vote on WebMD’s executive compensation (which is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement). As described more fully in Proposal 2, this Say-on-Pay Vote is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate their views on overall compensation practices relating to the Named Executive Officers whose compensation is described in this Proxy Statement. While the Say-on-Pay Vote is advisory and is not binding, the Compensation Committee of our Board intends to take into account the outcome of the vote when making future determinations relating to executive compensation. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

•

Proposal 3 — A proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,875,000 shares. On behalf of our Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 3.

•

Proposal 4 — A proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2012. If shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm. Our Board of Directors recommends a vote “FOR” Proposal 4.

VOTING RIGHTS AND RELATED MATTERS

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All properly signed proxies that we receive prior to the vote at the Annual Meeting and that are not revoked will be voted (or withheld from voting, as the case may be) at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, as follows:

•	“FOR” the election of each of the nominees for director listed in Proposal 1;

•	“FOR” the approval, on an advisory basis, of WebMD executive compensation as described in this Proxy Statement;

•

“FOR” the ratification and approval of the amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (which we refer to, in this Proxy Statement, as the 2005 Plan or the WebMD 2005 Plan) described in Proposal 3; and

•

“FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2012.

None of the proposals requires the approval of any other proposal to become effective.

There are no other matters that the Board intends to present, or has reason to believe others will present, for action at the Annual Meeting. If you have returned your signed and completed Proxy Card and other matters are properly presented for voting at the Annual Meeting, the persons named in the Proxy Card will have discretion to vote, on your behalf, on these matters in accordance with their judgment.

A stockholder may revoke a proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•

delivering to the Secretary of WebMD, at the address set forth above, prior to the vote at the Annual Meeting, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Record Date and Outstanding Shares

Our Board of Directors has fixed the close of business on June 14, 2012 as the record date for the determination of our stockholders entitled to notice of and to vote at our Annual Meeting. Only holders of record of our Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. No other voting securities of WebMD are outstanding. Votes may be cast either in person or by properly executed proxy.

As of the close of business on the record date, there were 50,212,465 shares of our Common Stock outstanding and entitled to vote held of record by approximately 1,640 stockholders, although we believe that there are more than 30,000 beneficial owners of our Common Stock. Unvested shares of restricted Common Stock granted under WebMD’s 2005 Plan (which we refer to as WebMD Restricted Stock) are entitled to vote at the Annual Meeting and are included in the above number of outstanding shares of Common Stock.

Vote and Quorum Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of WebMD Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (sometimes referred to as a “broker non-vote”). If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. On all matters to be considered at the Annual Meeting, each share of WebMD Common Stock is entitled to one vote per share.

Proposal 1 (Election of Directors).    Election of directors is by a plurality of the votes cast at the Annual Meeting with respect to such election. Accordingly, the four nominees receiving the greatest number of votes for their election will be elected. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote with respect to a nominee will result in that nominee receiving fewer votes for election.

Proposal 2 (Advisory Vote on Executive Compensation), Proposal 3 (Amendment to 2005 Plan) and Proposal 4 (Ratification of Appointment of Independent Registered Public Accounting Firm).    The affirmative vote of the holders of a majority of the voting power of the outstanding shares present or represented at the meeting and entitled to vote on the matter is required to approve, on an advisory basis, WebMD’s executive compensation, to ratify and approve the amendment to the 2005 Plan and to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor. Abstentions with respect to Proposal 2, Proposal 3 or Proposal 4 will be treated as shares that are present or represented at the meeting, but will not be counted in favor of the respective proposal. Accordingly, an abstention from voting on Proposal 2, Proposal 3 or Proposal 4 will have the same effect as a vote “AGAINST” the respective proposal. Broker non-votes will have no impact on these proposals since shares that have not been voted by brokers are not considered “shares present” for voting purposes.

Expenses of Proxy Solicitation

We will pay the expenses of soliciting proxies from our stockholders to be voted at the Annual Meeting and the cost of preparing and mailing this Proxy Statement to our stockholders. Following the original mailing of this Proxy Statement and other soliciting materials, we and our agents also may solicit proxies by mail, telephone, facsimile or in person. In addition, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. These officers, directors and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Following the original mailing of this Proxy Statement and other soliciting materials, we will request brokers, custodians, nominees and other record holders of our Common Stock to forward copies of this Proxy Statement and other soliciting materials to persons for whom they hold shares of our Common Stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse these holders for their reasonable expenses. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for our Annual Meeting and will pay customary fees plus reimbursement of out-of-pocket expenses.

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights with respect to the proposals to be considered at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The charts below list our directors and executive officers and are followed by biographical information about them. The biographical information regarding each member of our Board of Directors ends with a statement regarding that member’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year).

Directors

Name	Age	Positions
Mark J. Adler, M.D.(3)	55	Director; Chairman of the Compensation Committee
Kevin M. Cameron	46	Director; Special Advisor to the Chairman of the Board
Neil F. Dimick(1)(2)(4)	62	Director; Chairman of the Nominating & Governance Committee
Jerome C. Keller(4)	69	Director
James V. Manning(1)(2)	65	Director; Chairman of the Audit Committee
Abdool Rahim Moossa, M.D.(4)	72	Director
Cavan M. Redmond(1)	51	Director; Chief Executive Officer
Herman Sarkowsky(3)	87	Director
Joseph E. Smith(3)	73	Director
Stanley S. Trotman, Jr.(1)(2)	68	Director
Martin J. Wygod(1)	72	Chairman of the Board

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating & Governance Committee

For a description of each of the standing committees of the Board of Directors and other corporate governance matters, see “Corporate Governance” below.

Executive Officers

Name	Age	Positions
Cavan M. Redmond	51	Chief Executive Officer
Anthony Vuolo	54	Executive Vice President and Chief Financial Officer
Gregory A. Mason	49	Executive Vice President — Consumer Services
Michael B. Glick	55	Executive Vice President and Co-General Counsel
William Pence	49	Executive Vice President, Chief Operating Officer and Chief Technology Officer
Douglas W. Wamsley	53	Executive Vice President, Co-General Counsel and Secretary
Martin J. Wygod	72	Chairman of the Board
Steven Zatz, M.D.	55	Executive Vice President — Professional Services

Mark J. Adler, M.D., has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of WebMD’s merger with HLTH Corporation (which we refer to as HLTH), the former parent company of WebMD, in October 2009 (which we refer to as the Merger), Dr. Adler was a member of HLTH’s Board of Directors. Dr. Adler is an oncologist and served for over ten years as Chief Executive Officer of the San Diego Cancer Center until its acquisition in February 2011 by the University of California. He continues as a director of this cancer center and is a director of the San Diego Cancer Research Institute. Until April 2006, he had also served, for more than five years, as the Chief Executive Officer of the combined internal medicine and oncology group of Medical Group of North County in San Diego, California. Dr. Adler’s qualifications for membership on WebMD’s Board of Directors include: his many years of experience as a physician and an executive of a physician practice; and his prior service as a director of WebMD, HLTH and predecessor companies.

Kevin M. Cameron became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Cameron had been a member of HLTH’s Board of Directors from October 2004 until the Merger. He also served as Chief Executive Officer of HLTH from October 2004 until February 2008, when he went on medical leave. Since November 2009, Mr. Cameron has served as Special Advisor to the Chairman of WebMD. From November 2005 until November 2006, Mr. Cameron also served as Acting CEO of Emdeon Business Services, which was then one of HLTH’s segments. From January 2002 until October 2004, Mr. Cameron was Special Advisor to the Chairman of HLTH. From September 2000 to January 2002, he served as Executive Vice President, Business Development of HLTH and, in addition, from September 2001 through January 2002, was a member of the Office of the President. From April 2000 until its merger with HLTH in September 2000, Mr. Cameron served as Executive Vice President, Business Development of a predecessor to HLTH. Prior to April 2000, Mr. Cameron was a Managing Director of the Health Care Investment Banking Group of UBS and held various positions at Salomon Smith Barney. Mr. Cameron’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive of WebMD and predecessor companies (including his service as Chief Executive Officer of HLTH) and on HLTH’s Board; and his experience as an investment banker specializing in healthcare, as described above.

Neil F. Dimick has been a member of WebMD’s Board of Directors since September 2005. From December 2002 until completion of the Merger in October 2009, Mr. Dimick was a member of HLTH’s Board of Directors. Mr. Dimick served as Executive Vice President and Chief Financial Officer of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to 2002, and as Senior Executive Vice President and Chief Financial Officer and as a director of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, for more than five years prior to its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. He also serves as a member of the boards of directors of the following companies: Alliance Imaging Inc., a provider of outsourced diagnostic imaging services to hospitals and other healthcare companies; Global Resources Professionals, an international professional services firm that provides outsourced services to companies on a project basis; Mylan Laboratories, Inc., a pharmaceutical manufacturer; and Thoratec Corporation, a developer of products to treat cardiovascular disease. Mr. Dimick’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD and HLTH; his experience as a director of other public companies, as described above; his experience as a public company chief financial officer, as described above; and his experience, prior to that, as a CPA and partner of a major public accounting firm.

Michael B. Glick became Executive Vice President and Co-General Counsel of WebMD in May 2012. He served as Senior Vice President and Assistant General Counsel of WebMD from 2007 until May 2012 and, before that, had served as Senior Vice President and Assistant General Counsel of HLTH and its predecessors for more than five years.

Jerome C. Keller has been a member of WebMD’s Board of Directors since September 2005. From 1997 until he retired in October 2005, Mr. Keller served as Senior Vice President, Sales and Marketing at Martek Biosciences Corporation, a company that develops and sells microalgae products, and he served from October 2005 until its acquisition by Royal DSM N.V. in February 2011, as a member of its board of directors. He served as Vice President of Sales for Merck & Co. Inc., a pharmaceutical company, from 1986 to 1993. Mr. Keller’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a member of the WebMD Board; his service on the Board of Directors of Martek; and his many years of experience as an executive of and consultant to pharmaceutical manufacturers and other healthcare companies.

James V. Manning has been a member of WebMD’s Board of Directors since September 2005. From September 2000 until completion of the Merger in October 2009, Mr. Manning was a member of HLTH’s Board of Directors. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Manning’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies in the healthcare industry; his experience as a chief financial officer of several public companies (including of Medco Containment Services, Inc. for more than five years prior to 1994); and his experience, prior to that, as a CPA and partner of a major public accounting firm.

Gregory A. Mason joined WebMD as Executive Vice President, Consumer Services in June 2011. From 2010 until joining WebMD, Mr. Mason served as Senior Vice President and General Manager of the Technology, Business & News Division of CBS Interactive, the online operations of CBS Corporation. For more than five years prior to that, he served in various management positions at CBS Interactive and, prior to its acquisition by CBS, at CNET, an online media company with a focus on technology.

Abdool Rahim Moossa, M.D. has been a member of WebMD’s Board of Directors since September 2005. Since 2003, he has served as the Distinguished Professor of Surgery and Emeritus Chairman of the Department of Surgery, at the School of Medicine, University of California, San Diego (UCSD). From 2003 to 2009, Dr. Moossa also served as Associate Dean and Special Counsel to the Vice Chancellor for Health Sciences and Director of Tertiary and Quaternary Referral Services for UCSD. Prior to that, he served as Professor and Chairman, Department of Surgery, UCSD from 1983 to 2003. He also serves as a member of the board of directors of the Foundation for Surgical Education. Dr. Moossa’s qualifications for membership on WebMD’s Board of Directors include: his prior service on the WebMD Board; and his many years of experience as a physician and as an educator of physicians.

William Pence has served as Executive Vice President and Chief Technology Officer of WebMD since November 2007 and has also served as Chief Operating Officer of WebMD since May 2012. Before joining WebMD, Mr. Pence had served as Chief Technology Officer and Senior Vice President at Napster since 2003. From 2000 to 2003, Mr. Pence was the Chief Technology Officer for Universal Music Group’s online initiatives and for the pressplay joint venture with Sony. That joint venture later served as the basis for the relaunched Napster service. Previously, Mr. Pence spent more than a decade at IBM, where he held various technology management positions in research as well as in the software division, focused on guiding research and development and commercializing technology for IBM product divisions. Mr. Pence received a Bachelor of Science in Physics from the University of Virginia, and a Ph.D. in Electrical Engineering from Cornell University.

Cavan M. Redmond became Chief Executive Officer of WebMD on May 31, 2012. From August 2011 until joining WebMD, Mr. Redmond served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. He served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007. Mr. Redmond serves as a member of the WebMD Board based on his role as Chief Executive Officer of WebMD and the Board’s belief that it is appropriate for the Chief Executive Officer to be a member of the Board, and based on his experience as a senior executive of pharmaceutical companies described above.

Herman Sarkowsky became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Sarkowsky was a member of HLTH’s Board of Directors from November 2000 until the Merger. Prior to that, he was a member of a predecessor company’s board of directors for more than five years. Mr. Sarkowsky has been President of Sarkowsky Investment Corporation, a private investment company, for more than five years. From July 2010 until December 2011, Mr. Sarkowsky was a member of the Board of Directors of Power Efficiency Corp., which develops and markets energy saving technologies for electric motors. Since 2009, Mr. Sarkowsky has been a member of The UW Medicine Board, which advises and assists the chief executive officer and the dean of the School of Medicine of the University of Washington in strategic planning and oversight of programs across UW Medicine. Prior to that, Mr. Sarkowsky served on the University of Washington Hospital Board for 12 years, during two of which he was chairman of that board. Mr. Sarkowsky’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and predecessor companies; his service on the other boards described above; and his experience as an investor in public and private companies.

Joseph E. Smith became a member of WebMD’s Board of Directors in October 2009, upon completion of the Merger. Mr. Smith was a member of HLTH’s Board of Directors from September 2000 until the Merger. Mr. Smith served in various positions with Warner-Lambert Company, a pharmaceutical company, from March 1989 to September 1997, the last of which was Corporate Executive Vice President and a member of the Office of the Chairman and the firm’s Management Committee. Mr. Smith is a member of the Board of Directors of Par Pharmaceutical Companies, Inc., a manufacturer and distributor of generic and branded pharmaceuticals, and serves as Lead Director of that board. He is a member of the Board of Trustees of the International Longevity Center, a non-profit organization. Mr. Smith’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD, HLTH and a predecessor company; his many years of experience as an executive of a pharmaceutical manufacturer; and his service on the boards of other public and private companies in the healthcare industry.

Stanley S. Trotman, Jr. has been a member of WebMD’s Board of Directors since September 2005. Mr. Trotman retired in 2001 from UBS Financial Services, Inc. after it acquired, in 2000, PaineWebber Incorporated, an investment banking firm where he had been a Managing Director with the Health Care Group since 1995. He serves as a member of the board of directors of American Shared Hospital Services, a public company that provides radio surgery services to medical centers for use in brain surgery. He also serves as a director of Ascend Health Care Corp., a privately-held company that provides services to acute psychiatric patients. Mr. Trotman’s qualifications for membership on WebMD’s Board of Directors include: his prior service as a director of WebMD; his experience as a director of other public and private companies in various aspects of the healthcare industry; and his experience as an investment banker specializing in healthcare companies.

Anthony Vuolo has served as Chief Financial Officer of WebMD since November 2009 and is an Executive Vice President. From January 2012 until May 2012, he served as Interim Chief Executive Officer of WebMD. Mr. Vuolo served as Chief Operating Officer of WebMD from July 2007 until January 2012. From May 2005 until August 2007, Mr. Vuolo served as Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Vuolo served in senior financial, operational and business development positions at HLTH and its predecessors for more than ten years.

Douglas W. Wamsley served as Executive Vice President, General Counsel and Secretary of WebMD from July 2005 until May 2012, when he began to serve as Executive Vice President, Co-General Counsel and Secretary. From September 2001 until July 2005, Mr. Wamsley served as Senior Vice President — Legal of HLTH, focusing on its WebMD segment.

Martin J. Wygod has, since May 2005, served as Chairman of the Board of WebMD. From March 2001 until the Merger in October 2009, Mr. Wygod served as HLTH’s Chairman of the Board and served as a member of its Board of Directors from September 2000 until the Merger. Mr. Wygod also served as HLTH’s Acting Chief Executive Officer from February 2008 until the Merger and as its Chief Executive Officer from September 2000 until May 2003. He is also engaged in the business of racing, boarding and breeding thoroughbred horses, and is President of River Edge Farm, Inc. Mr. Wygod’s qualifications for membership on WebMD’s Board of Directors include: his prior service as an executive officer and director of WebMD, HLTH and predecessor companies and as an executive officer and director of other companies in the healthcare industry.

Steven Zatz, M.D. has, since July 2005, served as Executive Vice President, Professional Services of WebMD. From October 2000 to July 2005, Dr. Zatz had similar responsibilities at HLTH, where he focused on the physician portals. Dr. Zatz was Senior Vice President, Medical Director of CareInsite, Inc. from June 1999 until its acquisition by HLTH in September 2000. Prior to joining CareInsite, Dr. Zatz was a Senior Vice President of RR Donnelly Financial in charge of its healthcare business from October 1998 to May 1999. From August 1995 to May 1998, Dr. Zatz was President of Physicians’ Online, an online portal for physicians.

No family relationship exists among any of our directors or executive officers. No arrangement or understanding exists between any director or executive officer of WebMD and any other person pursuant to which any of them were selected as a director or executive officer, except that Messrs. Cameron, Sarkowsky and Smith were originally appointed as directors of WebMD in connection with the Merger in October 2009, pursuant to the merger agreement between HLTH and WebMD.

On June 8, 2012, WebMD entered into a Director Appointment Agreement (the “Appointment Agreement”) with Barberry Corp., Beckton Corp., Icahn Capital LP, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Icahn Offshore LP, Icahn Onshore LP, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, IPH GP LLC, High River Limited Partnership, Hopper Investments LLC, Carl C. Icahn, Brett Icahn and David Schechter (together, the “Icahn Group”). The Appointment Agreement provides, among other things, that effective as of the date of our 2012 Annual Meeting:

•	the size of our Board of Directors will be increased from 11 to 12 directors; and

•	David Schechter (or his replacement) will be appointed to the Board of Directors as a Class II director, with a term expiring at our Annual Meeting of Stockholders in 2013.

For additional information regarding the Appointment Agreement and Mr. Schechter, see “Certain Relationships and Related Transactions — Director Appointment Agreement with the Icahn Group” below. For information regarding the Icahn Group’s holdings of WebMD Common Stock, see “Security Ownership by Principal Stockholders and Management” below.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of WebMD Common Stock, as of June 14, 2012 (except where otherwise indicated), by each person or entity known by us to beneficially own more than 5% of the outstanding shares of WebMD Common Stock, by each of our directors, by each of our Named Executive Officers and by all of our directors and executive officers as a group. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011.

Name and Address of Beneficial Owner	Common Stock(1)		Other(2)		Total Shares	Percent of Outstanding(2)
Icahn Group(3) 767 Fifth Avenue, 47th Floor New York, NY 10153	6,700,525		—		6,700,525	13.3%
Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman(4) 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830	6,577,901		—		6,577,901	13.1%
Soros Fund Management LLC George Soros and Robert Soros(5) 888 Seventh Avenue, 33rd Floor New York, NY 10106	—		3,724,989	(5)	3,724,989	6.9%
Mark J. Adler, M.D.	10,624	(6)	54,080		64,704	*
Kevin M. Cameron	163,187	(7)	792,234		955,421	1.9%
Neil F. Dimick	18,739		121,973		140,712	*
Jerome C. Keller	11,226	(8)	59,400		70,626	*
James V. Manning	212,551	(9)	22,458		235,009	*
Gregory Mason	54,500	(10)	18,750		73,250	*
Abdool Rahim Moossa	5,498		39,600		45,098	*
William Pence	29,327	(11)	56,250		85,577	*
Cavan M. Redmond	45,000	(12)	—		45,000	*
Herman Sarkowsky	103,061	(13)	91,591		194,652	*
Joseph E. Smith	36,689		96,479		133,168	*
Stanley S. Trotman, Jr.	39,531	(14)	59,400		98,931	*
Anthony Vuolo	206,705	(15)	157,994		364,699	*
Martin J. Wygod	1,415,981	(16)	184,438		1,600,419	3.2%
All executive officers and directors as a group (17 persons)	2,469,301		1,912,979		4,382,280	8.4%

*	Less than 1%.

(1)	The amounts set forth in this column include shares of WebMD Common Stock held in the accounts of Messrs. Cameron, Glick, Keller, Wamsley and Wygod and Dr. Zatz in the 401(k) Plan (which we refer to in this table as 401(k) Plan Shares) in the respective amounts stated in the footnotes below, all of which are vested in accordance with the terms of the Plan. The amount set forth in this column for “All executive officers and directors as a group” includes 835 401(k) Plan Shares, all of which are vested in accordance with the terms of the 401(k) Plan.

Certain of the individuals listed in this table are beneficial owners of shares of unvested WebMD Restricted Stock in the respective amounts stated in the footnotes below. Holders of shares of restricted WebMD Common Stock issued under the 2005 Plan (which we refer to as WebMD Restricted Stock) have voting power, but not dispositive power, with respect to unvested shares of WebMD Restricted Stock.

(2)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that shares of common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person. However, those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, we have set forth, in the column entitled “Other”: (a) with respect to each director and executive officer for whom an amount in that column is listed, the number of shares of WebMD Common Stock that such person has the right to acquire pursuant to options that are currently exercisable or that will be exercisable within 60 days of June 14, 2012; and (b) with respect to the ownership described in Footnote 5 below, the shares of WebMD Common Stock that those persons currently have the right to acquire upon conversion of our Convertible Notes. We have calculated the percentages set forth in the column entitled “Percent of Outstanding” based on the number of shares outstanding as of June 14, 2012 (which was 50,212,465, including all outstanding unvested shares of WebMD Restricted Stock) plus, for each listed person or group, the number of additional shares deemed outstanding, as set forth in the column entitled “Other.”

(3)	This information shown is as of June 8, 2012 and is based upon information disclosed in a Schedule 13D filed with the SEC by the Icahn Group, as amended on June 11, 2012. They reported shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown. See “Certain Relationships and Related Transactions — Director Appointment Agreement with the Icahn Group” below for additional information.

(4)	The information shown is as of November 3, 2011 and is based upon information disclosed by Kensico Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman in a Schedule 13G filed with the SEC, as amended on November 7, 2011. Such persons reported that they had shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown.

(5)	The information shown is as of December 31, 2011 and is based upon information disclosed by Soros Fund Management LLC, George Soros and Robert Soros in a Schedule 13G/A filed with the SEC on January 6, 2012. Such persons reported that they had shared power to vote and shared power to dispose of or to direct the disposition of shares included in the amount shown, all of which are issuable upon conversion of Convertible Notes.

(6)	Includes: 7,624 shares held by Dr. Adler; and 3,000 shares held by Dr. Adler through an IRA.

(7)	Includes: 59,784 shares held by Mr. Cameron; 69 401(k) Plan Shares; and 103,334 unvested shares of WebMD Restricted Stock.

(8)	Includes: 11,157 shares held by Mr. Keller; and 69 401(k) Plan Shares.

(9)	Includes: 205,663 shares held by Mr. Manning; 5,555 shares held by Mr. Manning through an IRA; and 1,333 shares held by Mr. Manning’s wife through an IRA.

(10)	Represents unvested shares of WebMD Restricted Stock.

(11)	Includes: 6,702 shares held by Mr. Pence; and 22,625 unvested shares of WebMD Restricted Stock.

(12)	Represents unvested shares of WebMD Restricted Stock.

(13)	Includes: 88,061 shares held by Mr. Sarkowsky; 2,000 shares held by Mr. Sarkowsky’s wife; 3,000 shares held by SPF Holdings (an entity controlled by Mr. Sarkowsky); and 10,000 shares held by The Sarkowsky Family LLP (entities controlled by Mr. Sarkowsky).

(14)	Includes: 28,596 shares held by Mr. Trotman; and 10,935 shares held by The Stanley S. Trotman, Jr. Trust, of which Mr. Trotman is a trustee.

(15)	Includes: 129,955 shares held by Mr. Vuolo; and 76,750 unvested shares of WebMD Restricted Stock.

(16)	Includes: 88,820 shares held by Mr. Wygod; 105 401(k) Plan Shares; 222,564 shares of unvested WebMD Restricted Stock; 1,070,575 shares held by The Wygod Family Revocable Living Trust, of which Mr. Wygod is a trustee and shares voting and dispositive power; 2,222 shares held by Mr. Wygod’s spouse; 31,695 shares held by SYNC, Inc., which is controlled by Mr. Wygod.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to our most recent fiscal year, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our Common Stock satisfied all applicable filing requirements under Section 16(a).

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1 is the election of four Class I directors, each to serve a three-year term expiring at the Annual Meeting of Stockholders in 2015 or until his successor is elected and has qualified or his earlier resignation or removal.

WebMD’s Board of Directors has 11 members and, under its Restated Certificate of Incorporation, is divided into three classes. Under WebMD’s Restated Certificate of Incorporation, at each of its Annual Meetings, the term of one of the classes of directors expires and WebMD stockholders vote to elect nominees for the directorships in that class for a new three-year term. At this year’s Annual Meeting, the terms of the four Class I directors, Mark J. Adler, M.D., Neil F. Dimick, James V. Manning and Joseph E. Smith, are scheduled to expire. The terms of Kevin M. Cameron, Stanley S. Trotman and Abdool Rahim Moossa, M.D. are scheduled to expire at the Annual Meeting in 2013. The terms of Jerome C. Keller, Cavan M. Redmond, Herman Sarkowsky and Martin J. Wygod are scheduled to expire at the Annual Meeting in 2014.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee of the Board, has nominated Dr. Adler and Messrs. Dimick, Manning and Smith for re-election at the Annual Meeting, each to serve a three-year term expiring at the Annual Meeting in 2015 or until his successor is elected and has qualified or his earlier resignation or removal. The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

The persons named in the enclosed proxy intend to vote for the election of Dr. Adler and Messrs. Dimick, Manning and Smith, unless you indicate on the Proxy Card that your vote should be withheld.

WebMD has inquired of each nominee and has determined that each will serve if elected. While WebMD’s Board of Directors does not anticipate that any of the nominees will be unable to serve, if any nominee is not able to serve, proxies will be voted for a substitute nominee unless the Board of Directors chooses to reduce the number of directors serving on the Board.

For biographical information regarding the nominees and other directors and information regarding each nominee’s qualification for service on our Board, as considered by the Nominating & Governance Committee of our Board, see “Directors and Executive Officers” above. For information regarding corporate governance and related matters involving WebMD’s Board of Directors and its committees, see “Corporate Governance” below. For information regarding the compensation of non-employee directors, see “Non-Employee Director Compensation” below.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors has 11 members. Three of the members are employees of WebMD and the other eight are “Non-Employee Directors.” The three employee directors are: Mr. Wygod, Chairman of the Board; Mr. Redmond, Chief Executive Officer; and Mr. Cameron, Special Advisor to the Chairman. The Non-Employee Directors are: Drs. Adler and Moossa and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman. The Non-Employee Directors meet regularly in private sessions with the Chairman of the Board and also meet without any employee directors or other WebMD employees present. For information regarding the compensation of our Non-Employee Directors, see “Non-Employee Director Compensation” below.

Our Board of Directors met 15 times in 2011. During 2011, each of our directors attended 75% or more of the meetings held by our Board and the Board committees on which he served. In addition to meetings, our Board and its committees reviewed and acted upon matters by unanimous written consent. All but two of the members of our Board of Directors attended our 2011 Annual Meeting and all but one of the members of our Board attended our 2010 Annual Meeting.

See “Certain Relationships and Related Transactions — Director Appointment Agreement with the Icahn Group” below for information regarding an agreement we entered into on June 8, 2012 with the Icahn Group, pursuant to which, effective as of the date of our 2012 Annual Meeting: the size of our Board of Directors will be increased from 11 to 12 directors; and David Schechter (or his replacement) will be appointed to the Board of Directors as a Class II director, with a term expiring at our Annual Meeting of Stockholders in 2013.

Director Independence

Our Board of Directors has delegated to the Nominating & Governance Committee of the Board the authority to make determinations regarding the independence of members of the Board. The Nominating & Governance Committee has determined that Drs. Adler and Moossa, and Messrs. Dimick, Keller, Manning, Sarkowsky, Smith and Trotman (all eight of our Non-Employee Directors) are “independent” in accordance with the published listing requirements of the Nasdaq Global Select Market applicable generally to members of our Board and, with respect to the committees of our Board on which they serve, those applicable to the specific committees. Messrs. Cameron, Redmond and Wygod, as current employees of our company, are not independent.

The Nasdaq independence definition includes a series of objective tests, including one that requires a three year period to have elapsed since employment by the listed company and other tests relating to specific types of transactions or business dealings between a director (or persons or entities related to the director) and the listed company. In addition, as further required by the Nasdaq Marketplace Rules, the Nominating & Governance Committee of our Board has made a subjective determination as to each Non-Employee Director that no relationships exist that, in the opinion of the Nominating & Governance Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In considering whether Mr. Manning qualified as “independent,” the Nominating & Governance Committee considered that (1) he had, more than ten years ago, served as an executive officer of a predecessor of HLTH, and (2) he and Mr. Wygod both serve as trustees of the WebMD Health Foundation, Inc., a charitable foundation. In considering whether Mr. Keller qualified as “independent,” the Nominating & Governance Committee considered the fact that he had previously served as a part-time employee of HLTH for a short period, more than six years ago. In considering whether Mr. Sarkowsky qualified as “independent,” the Nominating & Governance Committee considered the fact that he and Mr. Wygod have jointly owned race horses and been involved in related transactions. Each member of the Nominating & Governance Committee abstained from voting with respect to his own independence.

Corporate Leadership Structure

Since WebMD’s initial public offering in 2005, the positions of Chairman of the Board and Chief Executive Officer have not been held simultaneously by one person. The Board believes that this separation of the positions of Chief Executive Officer and the Chairman of the Board is appropriate because it enables the Chief Executive Officer to focus on executing our business plan and the day-to-day operation of our business and allows the Chairman of the Board to focus on overall strategy, strategic relationships and transactions intended to create long-term value for stockholders and facilitating the flow of information between the Board and management. The Board has chosen not to have a non-executive Chairman of the Board or a lead outside director because it believes that its outside director members work well together as a group and in their assigned committees, without designating a single leader among them, and have various avenues of communication, both individually and as a group, to provide their views to management. One such avenue is the Strategic Planning Committee of the Board, which meets between Board meetings for informal discussions with the Chairman of the Board and, at some of its meetings, with the Chief Executive Officer regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management. See “— Committees of the Board of Directors — Other Committees — Strategic Planning Committee” below.

Communications with Our Directors

Our Board of Directors encourages our security holders to communicate in writing to our directors. Security holders may send written communications to our Board of Directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011. Such communications will be reviewed by our Legal Department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled Board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Board’s Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•

if they relate to the recommendation of the nomination of an individual, forwarded to the Board’s Nominating & Governance Committee or discussed at the next scheduled Nominating & Governance Committee meeting; or

•	if they relate to the operations of WebMD, forwarded to the appropriate officers of WebMD, and the response or other handling reported to the Board at the next scheduled Board meeting.

Committees of the Board of Directors

This section describes the roles of each of the Committees of our Board in the corporate governance of our company. With respect to certain committees, including the Audit Committee, the Compensation Committee and the Nominating & Governance Committee, a portion of their responsibilities are specified by SEC rules and Nasdaq listing standards. The Compensation Committee, the Audit Committee and the Nominating & Governance Committee each has the authority to retain such outside advisors as it may determine to be appropriate.

Executive Committee.    The Executive Committee, which did not meet during 2011, is currently comprised of Messrs. Dimick, Manning, Redmond, Trotman and Wygod. The Executive Committee has the power to exercise, to the fullest extent permitted by law, the powers of the entire Board.

Audit Committee.    The Audit Committee, which met eight times during 2011, is currently comprised of Messrs. Dimick, Manning and Trotman; Mr. Manning is its Chairman. Each of the members of the Audit Committee meets the standards of independence applicable to audit committee members under applicable SEC rules and Nasdaq Global Select Market listing standards and is financially literate, as required under applicable Nasdaq Global Select Market listing standards. In addition, the Nominating & Governance Committee has determined that Messrs. Dimick and Manning qualify as “audit committee financial experts,” as that term is used in applicable SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The determination with respect to Mr. Dimick was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of a public company. The determination with respect to Mr. Manning was based on his training and experience as a certified public accountant, including as a partner of a major accounting firm, and based on his service as a senior executive and chief financial officer of public companies.

The Audit Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Audit Committee. A copy of that Charter, as amended through October 28, 2011, is included as Annex H to this Proxy Statement. The Audit Committee’s responsibilities are summarized below in “Report of the Audit Committee” (following Proposal 4) and include oversight of the administration of WebMD’s Code of Business Conduct. A copy of the Code of Business Conduct, as amended in September 2010, was filed as Exhibit 14.1 to the Current Report on Form 8-K that WebMD filed on September 17, 2010. The Code of Business Conduct applies to all directors and employees of WebMD and its subsidiaries. Any waiver of applicable requirements in the Code of Business Conduct that is granted to any directors, the principal executive officer, any senior financial officers (including the principal financial officer, principal accounting officer or controller) or any other person who is an executive officer of WebMD requires the approval of the Audit Committee and waivers will be disclosed on WebMD’s corporate Web site, www.wbmd.com, in the “Investor Relations” section, or in a Current Report on Form 8-K.

Compensation Committee.    The Compensation Committee, which met eight times during 2011, is currently comprised of Dr. Adler and Messrs. Sarkowsky and Smith; Dr. Adler is its Chairman. Each of these directors is a non-employee director within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code, and an independent director under applicable Nasdaq Global Select Market listing standards. The responsibilities delegated by the Board to the Compensation Committee include:

•	oversight of our executive compensation program and our incentive and equity compensation plans;

•	determination of compensation levels for and grants of incentive and equity-based awards to our executive officers and the terms of any employment agreements with them;

•	determination of compensation levels for non-employee directors; and

•	review of and making recommendations regarding other matters relating to our compensation practices.

In addition, the Board has delegated to the Compensation Committee the authority to make recommendations to stockholders, on behalf of the Board, regarding voting on Proposal 2 in this Proxy Statement and the authority to make all determinations relating to Proposal 2, including the determinations regarding how to evaluate and respond to the vote on that Proposal.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Compensation Committee. A copy of that Charter, as amended through October 28, 2011, is included as Annex I to this Proxy Statement. For additional information regarding our Compensation Committee and its oversight of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis” below.

Nominating & Governance Committee.    The Nominating & Governance Committee, which met four times during 2011, is currently comprised of Dr. Moossa and Messrs. Dimick and Keller; Mr. Dimick is its Chairman. Each of these directors is an independent director under applicable Nasdaq Global Select Market listing standards. The Nominating & Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which sets forth the responsibilities and powers delegated by the Board to the Nominating & Governance Committee. A copy of that Charter, as amended through October 28, 2011, is included as Annex J to this Proxy Statement. The responsibilities delegated by the Board to the Nominating & Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the director nominees for each Annual Meeting of Stockholders;

•	recommending to the Board candidates for filling vacancies that may occur between Annual Meetings;

•	evaluating and making recommendations to the Board regarding matters relating to the governance of WebMD;

•	providing oversight of WebMD’s compliance programs and assisting the Board and the Board’s other standing committees with respect to their oversight of those compliance programs; and

•	providing oversight of senior executive recruitment and management development.

As part of its responsibilities relating to corporate governance, the Nominating & Governance Committee will evaluate and make recommendations to the Board regarding any proposal for which a stockholder has provided required notice that such stockholder intends to make at an Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in WebMD’s proxy statement.

The Nominating & Governance Committee has not adopted specific objective requirements for service on the WebMD Board. Instead, the Nominating & Governance Committee considers various factors in determining whether to recommend to the Board potential new Board members, or the continued service of existing members, including:

•	the amount and type of the potential nominee’s managerial and policy-making experience in complex organizations and whether any such experience is particularly relevant to WebMD;

•	any specialized skills or experience that the potential nominee has and whether such skills or experience are particularly relevant to WebMD;

•

in the case of non-employee directors, whether the potential nominee has sufficient time to devote to service on the WebMD Board and the nature of any conflicts of interest or potential conflicts of interest arising from the nominee’s existing relationships;

•

in the case of non-employee directors, whether the nominee would be an independent director and would be considered a “financial expert” or to have “financial sophistication” under applicable SEC rules and the listing standards of The Nasdaq Global Select Market;

•

in the case of potential new members, whether the nominee assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, areas of expertise and skills; and

•	in the case of existing members, the nominee’s contributions as a member of the Board during his or her prior service.

For information regarding the qualifications for service on our Board of Directors of each of its current members, as considered by the Nominating & Governance Committee of our Board (regardless of whether the individual director is up for election this year), please see the biographical information for each Board member included in “Directors and Executive Officers” above. As noted there, the Nominating & Governance Committee considers prior service on our Board of Directors and on the boards of directors of our predecessor companies to be part of our Board members’ qualifications for continued service, particularly in light of the fact that WebMD’s public and private Internet portals have a relatively short operating history and the experience that our Board members have had in overseeing the evolution of those portals provides useful background for their current service on our Board. The Nominating & Governance Committee also believes that healthcare industry experience provides important background for service on our Board and that our Board should include individuals with diverse types of such experience, including experience as physicians, as industry executives, as board members of public or private healthcare industry companies, and as investment bankers or investors focused on those companies.

The Nominating & Governance Committee will consider candidates recommended by stockholders in the same manner as described above. Any such recommendation should be sent in writing to the Nominating & Governance Committee, care of Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011. To facilitate consideration by the Nominating & Governance Committee, the recommendation should be accompanied by a full statement of the qualifications of the recommended nominee, the consent of the recommended nominee to serve as a director of WebMD if nominated and to be identified in WebMD’s proxy materials and the consent of the recommending stockholder to be named in WebMD’s proxy materials. The recommendation and related materials will be provided to the Nominating & Governance Committee for consideration at its next regular meeting.

Other Committees.    From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example:

•

Strategic Planning Committee.     Dr. Adler and Messrs. Dimick, Keller, Manning, Trotman and Wygod are members of a Strategic Planning Committee of the Board, which meets informally between regularly scheduled Board meetings regarding WebMD’s business strategies and their implementation and any other matters that the Non-Employee Directors wish to discuss with management.

•

Securities Repurchase Committee.    Messrs. Cameron, Smith and Trotman are members of a Securities Repurchase Committee of the Board, which is authorized to make determinations relating to repurchases of WebMD’s Common Stock and Convertible Notes.

•

CEO Search Committee.    Messrs. Dimick, Manning, Smith and Wygod were members of a CEO Search Committee of the Board, formed earlier this year to oversee the selection of a new Chief Executive Officer. This Committee was disbanded when Mr. Redmond joined WebMD as its new Chief Executive Officer.

•

Special Committee of the Non-Employee Directors.    In late 2011, the Non-Employee Directors commenced a process to explore strategic alternatives for the company. In connection with such process, the Board of Directors formed a Special Committee of the Non-Employee Directors. That Special Committee was disbanded in early January 2012.

•

Special Committee Regarding the DOJ Investigation.    Until May 2011, Messrs. Manning, Sarkowsky and Smith and Dr. Adler were members of a special committee of the Board of Directors to oversee matters relating to the investigations described in Note 3 (Discontinued Operations — EPS) to the Consolidated Financial Statements included in Annex A to this Proxy Statement.

The Board’s Role in Risk Oversight

WebMD’s management is responsible for the day-to-day management of the risks that WebMD faces, while the WebMD Board has responsibility for the oversight of risk management. The WebMD Board exercises oversight, as a whole and also at the committee level, of how WebMD management seeks to mitigate the risks that WebMD faces, including those described in Annex F (Risk Factors) to this Proxy Statement. A fundamental part of setting WebMD’s business strategy is the assessment of the risks the company faces and how to manage those risks. The Board regularly reviews information regarding strategic, financial, operational and reputational risks that WebMD faces and discusses with management the resources to be allocated to avoiding or mitigating specific risks, including through insurance, internal controls, compliance programs (and related policies and procedures) and similar means. In addition, in its own decision-making processes the Board considers both the benefits and the risks applicable to the alternatives it is considering and seeks to foster similar processes in management’s decision-making.

NON-EMPLOYEE DIRECTOR COMPENSATION

Introduction

This section of our Proxy Statement describes the compensation paid by WebMD during 2011 to the Non-Employee Directors. Employees of WebMD who serve on our Board of Directors do not receive additional compensation for Board service. The Compensation Committee of the WebMD Board is authorized to determine the compensation of the Non-Employee Directors paid by WebMD. As described below, WebMD paid three types of compensation to its Non-Employee Directors in 2011 for their Board and Board Committee service:

•	annual fees for service on the Board and its standing committees, paid by WebMD in October 2011 in the form of shares of WebMD Common Stock not subject to any vesting requirements;

•	grants of non-qualified options to purchase WebMD Common Stock; and

•	cash fees for service on certain other committees of the Board.

WebMD does not offer any deferred compensation plans or retirement plans to its Non-Employee Directors. None of the Non-Employee Directors received any other compensation from WebMD during 2011 and none of them provided any services to WebMD during 2011 while a Board member, except their service as a director.

2011 Director Compensation Table

This table provides information regarding the value of the compensation paid by WebMD to the Non-Employee Directors in 2011, as calculated in accordance with applicable SEC regulations. This table should be read together with the additional information under the headings “— Annual Fees” and “— Option Grants” below.

(a)	(b)	(c)	(d)	(e)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Mark J. Adler, M.D.	11,000	40,000	209,219	260,219
Neil F. Dimick	6,000	55,000	209,219	270,219
Jerome C. Keller	6,000	37,500	209,219	252,719
James V. Manning	11,000	55,000	209,219	275,219
Abdool Rahim Moossa, M.D.	—	37,500	209,219	246,719
Herman Sarkowsky	5,000	37,500	209,219	251,719
Joseph E. Smith	5,000	37,500	209,219	251,719
Stanley S. Trotman, Jr.	6,000	45,000	209,219	260,219

(1)	The amounts in Column (b) reflect fees to members of the following committees for service on those committees: (1) the Strategic Planning Committee of the WebMD Board ($6,000 for each of Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman); and (2) the Special Committee Regarding the DOJ Investigation ($5,000 for each of Dr. Adler and Messrs. Manning, Sarkowsky and Smith). See “Corporate Governance — Committees of the Board of Directors — Other Committees” above.

(2)	The Non-Employee Directors received shares of WebMD Common Stock, not subject to any vesting requirements and valued at the respective amounts reported in Column (c) above, in payment of their annual retainers for service on the WebMD Board and its standing committees. See “— Annual Fees” below. For each Non-Employee Director, the number of shares to be issued was determined by dividing the aggregate dollar amount of the fees payable to such Non-Employee Director by $32.39 (the closing price of WebMD Common Stock on the Nasdaq Global Select Market on October 21, 2011, the date of payment), with cash paid in lieu of issuing fractional shares. Based on that, the individual Non-Employee Directors received the following numbers of shares:

Name	Number of Shares
Mark J. Adler, M.D.	1,234
Neil F. Dimick	1,698
Jerome C. Keller	1,157
James V. Manning	1,698
Abdool Rahim Moossa, M.D.	1,157
Herman Sarkowsky	1,157
Joseph E. Smith	1,157
Stanley S. Trotman, Jr.	1,389

(3)	The amounts reported in Columns (d) and (e) above reflect the grant date fair value for the stock options awarded to the Non-Employee Directors by WebMD on January 1, 2011, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of stock option awards granted. As described below under “— Option Grants — Voluntary Surrender of January 2011 Grants,” the Non-Employee Directors voluntarily surrendered these grants in February 2012, prior to any exercise of options included in those grants. Accordingly, the Non-Employee Directors have not and will not realize any income from the surrendered options, even though the grant date fair value of those options is, in accordance with applicable rules, included as compensation in Columns (d) and (e) above.

Under the 2005 Plan, each Non-Employee Director of WebMD automatically receives non-qualified options to purchase 13,200 shares of WebMD Common Stock on each January 1, with an exercise price equal to the closing price on the last trading date of the prior year. See “— Option Grants” below for additional information. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by WebMD that were held by our Non-Employee Directors as of December 31, 2011 (including the January 2011 grant that was voluntarily surrendered in February 2012) and the weighted average exercise price of those options:

Name	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price
Mark J. Adler, M.D.	66,000	$38.85
Neil F. Dimick	105,600	$33.05
Jerome C. Keller	85,800	$35.75
James V. Manning	39,600	$37.93
Abdool Rahim Moossa, M.D.	66,000	$38.85
Herman Sarkowsky	26,400	$44.78
Joseph E. Smith	26,400	$44.78
Stanley S. Trotman, Jr.	85,800	$36.17

Under HLTH’s 2000 Long-Term Incentive Plan (which we refer to as the HLTH 2000 Plan), each Non-Employee Director of HLTH automatically received, on each January 1 prior to the Merger, non-qualified options to purchase 20,000 shares of HLTH Common Stock with an exercise price equal to the closing price on the last trading date of the prior year. Substantially all such options have vested, with the remaining options scheduled to vest by January 1, 2013. The options to purchase HLTH Common Stock were automatically converted to options to purchase WebMD Common Stock in the Merger. The following lists the total number of shares of WebMD Common Stock subject to outstanding unexercised option awards originally granted by HLTH that were held by our Non-Employee Directors as of December 31, 2011 and the weighted average exercise price of those options:

Name	Number of Shares Subject to Outstanding Options	Weighted Average Exercise Price
Mark J. Adler, M.D.	16,147	$48.52
Neil F. Dimick	44,440	$24.38
James V. Manning	10,925	$24.01
Herman Sarkowsky	86,658	$30.60
Joseph E. Smith	91,546	$26.78

Annual Fees

Overview.    For each of the Non-Employee Directors, the amount set forth in Column (c) of the 2011 Director Compensation Table represents the sum of the value of shares issued to pay the following amounts, each of which is described below:

•	an annual retainer for service on the Board;

•	annual fees for service on standing committees of the Board; and

•	annual fees, if any, for serving as Chairperson of standing committees of the Board.

Non-Employee Directors do not receive per-meeting fees but are reimbursed for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings and our Annual Meeting of Stockholders.

Board Service.    Each Non-Employee Director receives an annual retainer of $30,000 for service on the WebMD Board, payable in WebMD Common Stock.

Service on Standing Committees.    We pay annual fees for service on some of the standing committees of our Board, as well as an additional fee to the Chairperson of each of those committees, in the following amounts, payable in WebMD Common Stock:

Type of Service	Annual Fee
Membership on Audit Committee (Messrs. Dimick, Manning and Trotman)	$15,000
Chairperson of Audit Committee (Mr. Manning)	$10,000
Membership on Compensation Committee (Dr. Adler and Messrs. Sarkowsky and Smith) or Nominating & Governance Committee (Messrs. Dimick and Keller and Dr. Moossa)	$7,500
Chairperson of Compensation Committee (Dr. Adler) or Nominating & Governance Committee (Mr. Dimick)	$2,500

The amounts of the fees payable to Non-Employee Directors for service on our Board and its standing committees are determined by the Compensation Committee and may be changed by it from time to time. The Compensation Committee also has discretion to determine whether such compensation is paid in cash, in WebMD Common Stock or some other form of compensation.

Service on Other Committees.    Our Non-Employee Directors may also receive additional fees for service on committees established by the Board for specific purposes. Those fees will generally be paid in cash on a quarterly basis for the period that the committee exists and may be set by the Board, the Compensation Committee or the committee itself. The fees paid for service in 2011 on these other Committees were as follows:

Type of Service	Fees Paid
Membership on the Strategic Planning Committee (Dr. Adler and Messrs. Dimick, Keller, Manning and Trotman)	$6,000
Membership on the Special Committee regarding the DOJ Investigation (Dr. Adler and Messrs. Manning, Sarkowsky and Smith)	$5,000

The current quarterly payment for service on the Strategic Planning Committee is $1,500, which was set by the Compensation Committee of the Board. Service on the Special Committee regarding the DOJ Investigation ended in May 2011 and no additional fees will be paid for such service.

Option Grants

Annual Stock Option Grants.    On January 1 of each year, each Non-Employee Director receives a non-qualified option to purchase 13,200 shares of WebMD Common Stock pursuant to automatic annual grants of stock options under our 2005 Plan. The annual stock option awards are granted with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s equity award grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the last trading day of the prior year. The vesting schedule for each automatic annual grant is as follows: 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). The options granted to Non-Employee Directors do not include any dividend or dividend equivalent rights. Each such option will expire, to the extent not previously exercised, ten years after the date of grant or earlier if their service as a director ends (generally three years from the date such service ends).

Each of our Non-Employee Directors received an automatic annual grant of options to purchase 13,200 shares of WebMD Common Stock on January 1, 2011 (with an exercise price of $51.06 per share). As described below under, “— Voluntary Surrender of January 2011 Grants,” each of the Non-Employee Directors voluntarily surrendered this grant in February 2012.

Under the 2005 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2005 Plan and the award agreement. For purposes of the 2005 Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change of Control for purposes of the 2005 Plan.

Discretionary Grants.    Our Non-Employee Directors may receive grants of stock options or WebMD Restricted Stock under the 2005 Plan at the discretion of the Compensation Committee of the Board. The last such discretionary grant was made on December 10, 2008, when each person who was a Non-Employee Director of WebMD at that time received a non-qualified option to purchase 13,200 shares of WebMD Common Stock.

The grants had an exercise price of $23.61 per share and the same vesting schedule and other terms as described above with respect to the annual grants to Non-Employee Directors. There had been no prior discretionary grants since WebMD’s initial public offering in September 2005.

Voluntary Surrender of January 2011 Grants.    On February 23, 2012, each of the Non-Employee Directors voluntarily surrendered a grant of 13,200 non-qualified options to purchase WebMD Common Stock made on January 1, 2011, 3,300 of which were vested and 9,900 of which were unvested. These options had an exercise price of $51.06 per share. None of the directors received any consideration or promise of consideration in exchange for that surrender of stock options. Upon the surrender of those stock options, the shares underlying those options became available for grants under the 2005 Plan. For a description of the options voluntarily surrendered by our executive officers, see “Voluntary Surrender of Certain Option Grants” following the Summary Compensation Table in the “Executive Compensation” section below. The surrenders by the directors and executive officers of stock options were intended to allow WebMD to use the shares that became available under the 2005 Plan to attract new employees and to motivate and retain current key employees.

Options Granted by HLTH

Certain of the Non-Employee Directors also served as non-employee directors of HLTH. For information regarding the options granted to them by HLTH, see Footnote 3 to the 2011 Director Compensation Table, above. Under the HLTH 2000 Plan, outstanding unvested options held by Non-Employee Directors vest and become fully exercisable: (a) upon the Non-Employee Director’s death or termination of service as a result of disability; and (b) upon a “Change of Control” of WebMD. Those options, and any others that had previously vested, will then continue to be exercisable or lapse in accordance with the other provisions of the 2000 Plan and the award agreement. For purposes of the 2000 Plan, a “Change of Control” generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 25% or more of the voting shares of WebMD and the Compensation Committee determining that such transaction constitutes a change of control, taking into consideration all relevant facts, (iii) consummation of a reorganization, merger or similar transaction as a result of which WebMD’s stockholders prior to the consummation of the transaction no longer represent 50% of the voting power, and (iv) consummation of a sale of all or substantially all of WebMD’s assets. The Merger did not constitute a Change of Control for purposes of the HLTH 2000 Plan.

EXECUTIVE COMPENSATION

Overview

This section of our Proxy Statement contains information regarding our compensation programs and policies and, in particular, their application to a specific group of individuals that we refer to as our Named Executive Officers. For an explanation regarding the composition of this group, see “Compensation Discussion and Analysis — Introduction” below. This section is organized as follows:

•

2011 Report of the Compensation Committee.    This section contains a report of the Compensation Committee of our Board of Directors regarding the “Compensation Discussion and Analysis” section described below. The material in the 2011 Report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

•	Compensation Committee Interlocks and Insider Participation. This section contains information regarding certain types of relationships involving our Compensation Committee members.

•

Compensation Discussion and Analysis.    This section contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how those policies were applied to the compensation of our Named Executive Officers for 2011 and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees.

•

Executive Compensation Tables.    This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts or value of various types of compensation paid to our Named Executive Officers and related information.

•

Potential Payments and Other Benefits Upon Termination of Employment or Change of Control.    This section provides information regarding amounts that could become payable to our Named Executive Officers following specified events.

•

Employment Agreements with Named Executive Officers.    This section contains summaries of the employment agreements between our Named Executive Officers and WebMD. We refer to these summaries in various other places in this Executive Compensation section.

The parts of this Executive Compensation section described above are intended to be read together and each provides information not included in the others. In addition, for background information regarding the Compensation Committee of our Board of Directors and its responsibilities, please see “Corporate Governance — Committees of the Board of Directors — Compensation Committee” above.

2011 Report of the Compensation Committee

The Compensation Committee of our Board of Directors provides oversight of WebMD’s compensation programs and makes specific decisions regarding compensation of the Named Executive Officers and WebMD’s other executive officers. Set out below is the Compensation Discussion and Analysis section of this Proxy Statement. That section contains a discussion of WebMD’s executive compensation programs and policies and their application by the Compensation Committee in 2011 to the Named Executive Officers. The members of the Compensation Committee have reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, these Compensation Committee members have recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Mark J. Adler, M.D. (Chairperson)

Herman Sarkowsky

Joseph E. Smith

Compensation Committee Interlocks and Insider Participation

Dr. Adler and Messrs. Sarkowsky and Smith were the members of the Compensation Committee for all of 2011. None of these individuals is a current or former executive officer or employee of WebMD or had any relationships in 2011 requiring disclosure by WebMD under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

None of WebMD’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the WebMD Compensation Committee during 2011.

Compensation Discussion and Analysis

Introduction.    The Compensation Discussion and Analysis contains a description of the specific types of compensation we pay, a discussion of our compensation policies, information regarding how the compensation of our Named Executive Officers for 2011 was determined under those policies and other information that we believe may be useful to investors regarding compensation of our Named Executive Officers and other employees. Under applicable SEC rules, our Named Executive Officers for this Proxy Statement consist of our Chief Executive Officer, our Chief Financial Officer and the three other executive officers of WebMD who received the most compensation for 2011. Accordingly, our Named Executive Officers for 2011 are: Wayne Gattinella (who served as our Chief Executive Officer for all of 2011), Anthony Vuolo (who served as our Chief Operating Officer and our Chief Financial Officer for all of 2011), Gregory Mason, William Pence and Martin J. Wygod.

Mr. Gattinella resigned on January 9, 2012 as Chief Executive Officer of WebMD and as a member of WebMD’s Board of Directors. Mr. Vuolo served as Interim Chief Executive Officer from January 9, 2012 to May 31, 2012. Mr. Vuolo continued to serve as Chief Financial Officer, but was no longer Chief Operating Officer. This Compensation Discussion and Analysis section includes a discussion of Mr. Gattinella’s compensation, as Chief Executive Officer during 2011 since he held that position for the full year. For a description of the terms of the agreement entered into between WebMD and Mr. Gattinella following his resignation, see “Employment Agreements with Named Executive Officers — Letter Agreement with Wayne T. Gattinella” below. On May 31, 2012, our Board appointed Cavan M. Redmond as WebMD’s new Chief Executive Officer. See “Employment Agreement with Cavan M. Redmond” below for a description of the employment agreement we entered into with him in connection with his joining WebMD. On May 16, 2012, Mr. Pence was appointed Chief Operating Officer of WebMD, while also continuing to serve as our Chief Technology Officer, and we entered into an amended and restated employment with him at that time, which is described under “Employment Agreements with Named Executive Officers — William Pence” below.

The persons who constitute our Named Executive Officers may change from year to year based on changes in position and changes in compensation. In particular, the grants of WebMD Restricted Stock and options to purchase WebMD Common Stock made to individual executive officers in a particular year may result in changes to who is a Named Executive Officer because, under the SEC rules for determining Named Executive Officers for a specific year, we include the full grant date fair value of option grants and restricted stock grants as compensation in the year in which the grant is made and no compensation for such grants in any other year, regardless of the vesting schedule of the grant or the time of exercise in the case of options. WebMD has not, in the past, made equity grants to our executive officers on an annual or other pre-determined basis, which may result in compensation that varies greatly from year to year for purposes of determining who is a Named Executive Officer. In addition, grants made to newly hired executive officers at the time they join WebMD, which are typically larger than grants made to existing executive officers with comparable responsibilities in that year, may make it appear that they are more highly compensated than those other executive officers and may not be indicative of the compensation that would be reported for such individual in future years if he or she continues to be a Named Executive Officer. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be deemed distributed over the period of vesting, rather than assigned solely to the year of grant.

Overview of Types of Compensation Used by WebMD.    The compensation of our Named Executive Officers and our other executive officers consists primarily of the following:

•	cash salary;

•	an annual cash bonus, the amount of which was determined by the Compensation Committee in its discretion;

•

Supplemental Bonus Plan (SBP) contributions (which are cash amounts contributed to a trust, which distributes such amounts, with interest earned, the following year if the executive officer remains employed through a specified date), the amount of which was determined by the Compensation Committee in its discretion;

•

special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion;

•

grants of options to purchase shares of WebMD Common Stock, subject to vesting based on continued employment, with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date; and

•	grants of shares of WebMD Restricted Stock, subject to vesting based on continued employment.

A discussion of each of the above types of compensation used in 2011 follows under the heading “— Use of Specific Types of Compensation.” Each of the above types of compensation was used for 2011 for our executive officers, except that there were no special bonuses and no SBP contributions for 2011 for any of our executive officers. The compensation of our other employees generally consists of the same types of compensation, with the specific types and amounts determined by our Chief Executive Officer and other members of our senior management, in light of the policies described under “— Discussion of Compensation Policies” below. In addition, some employees are compensated partially based on commissions or similar arrangements not used at the senior management level.

In determining the forms of compensation to be used by WebMD, the Compensation Committee considers various factors, including the effectiveness of the incentives provided, tax and accounting considerations, the compensation practices of other companies and the expectations of our employees and our investors. In addition, the Compensation Committee believes that it is important that compensation be understood by the employees who receive it and by our company’s investors. The Compensation Committee believes that our compensation programs, including the types of stock options and restricted stock that we use, are effective forms of compensation and well understood. Taken as a whole, our compensation programs are intended to provide incentives to employees, at various levels of seniority and responsibility, to work to achieve revenue and earnings growth for WebMD in both the short-term and the long-term. See “— Discussion of Compensation Policies” below for additional discussion of the goals of our compensation programs. The Compensation Committee believes that, in light of the specific forms of compensation that WebMD uses and the specific businesses in which WebMD is engaged, our compensation programs and practices are unlikely to cause our employees to take unnecessary or excessive risks to achieve that growth and that WebMD’s internal controls and compliance programs provide reasonable mitigation for the risks inherent in providing incentives for such growth. In addition, as described more fully below, the Compensation Committee has not tied the bonuses of executive officers to specific financial targets or other quantitative goals set in advance and, instead, awards executive officer bonuses based on its subjective assessment of the performance of WebMD and of individual executive officers. The Compensation Committee believes this is an appropriate way to mitigate the inherent risk that, in providing incentives for growth, efforts to achieve short-term growth will inappropriately take precedence over the efforts and investments required to achieve long-term growth.

We have not offered any deferred compensation plans to our executive officers or to our other employees. We have also not offered any retirement plans to our executive officers other than 401(k) plans that are generally available to our employees. We refer to the WebMD 401(k) Savings Plan, the current 401(k) Plan of WebMD, as the “401(k) Plan.” Subject to the terms of the 401(k) Plan, WebMD matches, in cash, 25% of amounts contributed to that Plan by each Plan participant, up to 6% of eligible pay. The matching contribution made by

WebMD is subject to vesting, based on continued employment, with 50% scheduled to vest on each of the first and second anniversaries of an employee’s date of hire (with employees vesting immediately in any matching contribution made after the second anniversary). For 2011, WebMD made an additional discretionary matching contribution in March 2012 of 25 cents for every dollar contributed by participants (up to 6% of eligible pay). Messrs. Gattinella, Mason and Pence are the Named Executive Officers who elected to participate in the 401(k) Plan in 2011.

Discussion of Compensation Policies.    The Compensation Committee’s guiding philosophy is to establish a compensation program that is:

•

Competitive with the market in order to help attract, motivate and retain highly qualified employees and executives.    We seek to attract and retain talent by offering competitive base salaries, annual incentive opportunities, and the potential for long-term rewards through equity-based awards, such as stock options and restricted stock. We have, in the past, granted and may continue to grant equity-based awards to a large portion of our employees, not just our executives. Those awards have been primarily in the form of non-qualified options to purchase WebMD Common Stock.

•

Performance-based to link executive pay to company performance over the short term and long term and to facilitate shareholder value creation.    It is WebMD’s practice to provide compensation opportunities in addition to base salary that are linked to our company’s performance and the individual’s performance. Achievement of short-term goals is rewarded through annual cash bonuses, while achievement of long-term objectives is encouraged through nonqualified stock option grants and restricted stock awards that are subject to vesting over periods generally ranging from three to four years. Through annual and long-term incentives, a major portion of the total potential compensation of WebMD’s executive officers (and other members of senior management) is placed at risk in order to motivate them to improve the performance of our businesses and to increase the value of our company. In addition, WebMD has made equity-based grants to virtually all of its full-time employees for at least a portion of their compensation. The equity compensation is offered in lieu of higher cash compensation in order to align the interests of our employees with the long-term interests of our stockholders.

•

Designed to foster a long-term commitment by management.    The Compensation Committee believes that there is great value to our company in having a team of long-tenured, seasoned executives and managers. Our compensation practices are designed to foster a long-term commitment to WebMD by our management team. The vesting schedules attributable to equity grants are typically three to four years.

The Compensation Committee has not retained outside consultants to assist it in implementing these policies or making specific decisions relating to executive compensation. The Compensation Committee does, from time to time, review general information regarding the compensation practices of other companies, including some that are likely to compete with WebMD for the services of our executives and employees, and that information is a factor used by the Committee in its decisions and in its general oversight of compensation practices at WebMD. However, the Compensation Committee does not use that information to generate specific compensation amounts or targets and does not seek to create an objective standard for WebMD compensation based on what other companies have done. Instead, in each compensation decision, the Committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to WebMD of specific individuals. With respect to 2011 compensation, the Compensation Committee took into account recommendations made by the Chairman of the Board and the Chief Executive Officer (until his resignation, Mr. Gattinella, and after that Mr. Vuolo, as Interim Chief Executive Officer) with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with them the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for, and paid to, the other WebMD executive officers. The key compensation decisions for 2011 for which the Chairman of the Board and the Chief Executive Officer provided input to the Compensation Committee relating to WebMD’s executive officers were:

•	the amounts of the annual bonuses for 2011, as more fully described under “— Use of Specific Types of Compensation — Annual Bonuses” below;

•

the terms of the employment agreement entered into with Mr. Mason in connection with his hiring by WebMD, as more fully described under “Employment Agreements with Named Executive Officers — Gregory A. Mason” below; and

•

the size and terms of the equity grants that were approved by the Compensation Committee during 2011, as more fully described below under “— Use of Specific Types of Compensation — Equity Compensation” below.

In addition, the Chairman of the Board and the Chief Executive Officer have discussions, from time to time, with the Compensation Committee and the full Board of Directors regarding compensation policies generally, compensation planning and other compensation matters unrelated to specific compensation decisions and give their views on these matters to the members of the Compensation Committee and the full Board. The Compensation Committee seeks the input from the Chairman of the Board and the Chief Executive Officer because they believe that understanding management’s views regarding its own performance helps the Compensation Committee apply the compensation policies discussed earlier in this section to specific compensation decisions. However, all the decisions regarding the compensation paid to executive officers of WebMD for 2011 were made by the Compensation Committee in its discretion.

WebMD’s senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Compensation Committee regarding these matters.

Use of Specific Types of Compensation

Base Salary.    The Compensation Committee reviews the base salaries of our executive officers from time to time, but expects to make few changes in those salaries except upon a change in position. In 2011, the only change made to the salary of a Named Executive Officer was an increase, in September 2011, in the annual salary of Mr. Wygod from $120,000 to $490,000. The Compensation Committee approved the increase in light of Mr. Wygod’s increased involvement in operational management and related activities. In general, it is the Compensation Committee’s view that increases in the cash compensation of our executive officers should primarily be performance-based and achieved through the bonus-setting process, rather than through an increase in base salary. However, the Compensation Committee considers various factors when it contemplates an adjustment to base salary, including: company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and market practice. WebMD’s senior management considers similar factors in determining whether to make adjustments to salaries of other employees, and such changes are made more frequently.

Annual Bonuses.    WebMD’s executive officers have the opportunity to earn annual cash bonuses. However, WebMD’s Named Executive Officers (and its other executive officers) do not participate in a formal annual bonus plan, and the Compensation Committee did not set quantitative performance targets, in advance, for use in determining bonus amounts for executive officers for 2011. After the end of 2011, the Compensation Committee determined annual cash bonus amounts to be paid by WebMD to its executive officers based on its subjective assessment of the performance of WebMD in 2011, taking into consideration its views regarding the extent to which financial and operational goals discussed by management and the Board at various times during 2011 were achieved and its views regarding the challenges faced by WebMD during the year. The Compensation Committee believes that, for WebMD at this time, a flexible annual bonus process is a more appropriate one for motivating WebMD’s executive officers than setting quantitative targets in advance because it allows the Compensation Committee to consider, in its bonus determinations:

•	goals of any type set by the Board and communicated to senior management at any point in the year;

•	effects of acquisitions and dispositions of businesses made during the year;

•	challenges faced by WebMD during the year and the handling of those challenges; and

•	effects of unexpected events during the year and the handling of those events.

The Compensation Committee may, at some point in the future, determine that it will use quantitative targets set in advance in determining executive officer bonuses.

While the Compensation Committee does not set quantitative performance targets in advance, it does set individual target bonus opportunities, as a percentage of base salary, for Named Executive Officers. In some cases, these percentages are reflected in the employment agreement for the Named Executive Officer approved by the Compensation Committee. The higher the target percentage of an individual’s salary that the annual bonus opportunity represents, the greater the percentage of total annual cash compensation that is not guaranteed for that individual. Generally, the target percentage (and therefore the percentage of annual compensation that is not guaranteed) increases with the level and scope of responsibility of the executive, as does salary. The target annual bonus opportunities, for 2011, for the Named Executive Officers (other than Mr. Wygod, for whom no such target was set) are set forth in the following table:

Named Executive Officer	Title (during 2011)	2011 Annual Salary	2011 Target Annual Bonus Opportunity	2011 Target Annual Bonus Amount as a Percent of Salary
Wayne T. Gattinella	Chief Executive Officer and President	$560,000	$560,000	100%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$450,000	$450,000	100%
Gregory A. Mason	Executive Vice President —Consumer Services	$400,000	$260,000	65%
William Pence	Executive Vice President and Chief Technology Officer	$375,000	$131,250	35%

Notwithstanding these targets, the Compensation Committee retains discretion regarding the actual annual bonus amounts to be paid to these Named Executive Officers, which could be less than, equal to or more than the target bonus opportunity.

The following table lists, for each of the Named Executive Officers with bonus targets for 2011: (a) the amounts of the 2011 annual cash bonuses and the percentage this represented of the target annual bonus opportunity; and (b) for 2010, the sum of the annual cash bonuses plus awards (which we refer to as SBP Awards) under our Supplemental Bonus Plan (which we refer to as the SBP and which is described more fully below), and the percentage that sum represented of the target annual bonus opportunity:

Named Executive Officer		2011 Annual Bonus		Sum of 2010 Annual Bonus and SBP Award(1)
	Title (during 2011)	Amount	% of Target	Amount	% of Target
Wayne T. Gattinella	Chief Executive Officer and President	n/a	n/a	$400,000	71%
Anthony Vuolo	Chief Operating Officer and Chief Financial Officer	$475,000	106%	$375,000	83%
Gregory A. Mason	Executive Vice President —Consumer Services	$100,000	38%	n/a	n/a
William Pence	Executive Vice President and Chief Technology Officer	$150,000	114%	$150,000	114%

(1)	For 2010, there were two separate bonus amounts for each of the above Named Executive Officers (other than Mr. Mason, who joined WebMD in 2011), a cash bonus and an SBP Award, in the following amounts:

Named Executive Officer	2010 Cash Bonus	2010 SBP Award	Total for 2010
Wayne T. Gattinella	$268,000	$132,000	$400,000
Anthony Vuolo	$251,250	$123,750	$375,000
William Pence	$100,500	$49,500	$150,000

Mr. Mason’s bonus target was subject, in 2011, to pro-ration since he joined WebMD during 2011. As discussed under “Compensation Discussion and Analysis — Introduction” above, Mr. Gattinella resigned in January 2012, which was prior to the determination of 2011 bonuses by the Compensation Committee in March 2012 and, accordingly, did not receive any bonus for 2011. For a description of the terms of the agreement entered into between WebMD and Mr. Gattinella following his resignation, see “Employment Agreements with Named Executive Officers — Letter Agreement with Wayne T. Gattinella” below.

In determining the amounts of the Annual Bonuses for 2011, the Compensation Committee considered WebMD’s financial and operational performance. However, as in prior years, the Compensation Committee did not attempt to tie the amounts of the 2011 annual bonuses for these executive officers to any specific measures and, instead, based its bonus determinations on its subjective view of our company’s results and management’s accomplishments in light of the challenges faced by WebMD during 2011. The Compensation Committee viewed the financial performance of WebMD in 2011 to have been unsatisfactory. However, the Committee recognized that the operational performance of the company’s public portal Web sites, as demonstrated by usage metrics, user satisfaction and awards and recognition achieved, continued to be strong. The Committee also recognized that some of the challenges faced by WebMD during 2011 were outside the control of WebMD management, particularly the unexpectedly large reduction in promotional spending commitments by large pharmaceutical companies late in the year. The Compensation Committee also recognized that WebMD’s executives and employees are in demand by direct competitors to WebMD and by Internet companies generally. The Committee noted that, in light of the sharp drop in the market price of WebMD Common Stock during the year, the value of the equity compensation of executives and employees, which had served as a key retention incentive, was significantly reduced and that employees would be at even greater risk of leaving WebMD if bonuses were also significantly reduced.

Based on those views, the Compensation Committee authorized maintaining 2011 bonus levels for employees who are not executive officers at approximately the same overall levels as in 2010 and set executive officer bonuses individually, based on the Committee’s evaluation of their individual contributions. For Mr. Vuolo, the Compensation Committee believed that he had performed well in the demanding dual roles of Chief Operating Officer and Chief Financial Officer of WebMD and approved a bonus slightly above his target bonus in recognition of his efforts. The Committee believed that Mr. Pence continued to provide excellent leadership to WebMD’s technology initiatives and reflected this in a bonus that was approximately 15% above his target bonus. The Committee authorized a bonus for Mr. Mason, who joined WebMD in the middle of the year, in line with his target bonus, but pro-rated for when he took over leadership of Consumer Services.

Mr. Wygod’s total cash compensation for 2011 was $700,308, and consisted of $225,308 in salary and an annual bonus of $475,000. For 2010, Mr.Wygod’s total cash compensation was $1,870,000, and consisted of $120,000 in salary, an annual bonus of $1,172,500 and an SBP Award of $577,500. In determining Mr. Wygod’s bonus for 2011, the Compensation Committee considered his increasing involvement with management of the company, his individual contributions to corporate strategy and his leadership role in significant transactions, but also believed it was appropriate to consider the financial performance of the company in 2011.

Supplemental Bonus Plan (SBP) Awards.    SBP Awards are cash amounts contributed for certain years by WebMD for the Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributed such amounts, with actual interest earned, the following year if the employee remains employed through a specified date. 2011 annual bonuses were paid in full in March 2012 and the SBP was not used for that year. The Compensation Committee will determine whether to use the SBP in future years. The following describes the SBP Awards for each of 2008, 2009 and 2010 and the related releases the next year:

•

2010 SBP Awards.    In February 2011, the Compensation Committee approved the contribution, made in March 2011, to the Supplemental Bonus Trust of SBP Awards for 2010 (which we refer to as the 2010 SBP Awards), including: a $132,000 contribution for Mr. Gattinella; a $123,750 contribution for Mr. Vuolo; a $49,500 contribution for Mr. Pence; and a $577,500 contribution for Mr. Wygod. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2010 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2012 (subject to limited exceptions for death, disability, or certain terminations of employment in connection with a sale of a subsidiary or division or, in the discretion of the governing committee, certain other reductions in force or position eliminations). The Supplemental Bonus Trust distributed the 2010 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants in March 2012. Since Mr. Gattinella resigned in January 2012, he did not receive any distribution of his 2010 SBP Award.

•

2009 SBP Awards.    In March 2010, the Compensation Committee of the WebMD Board approved the contribution, made in March 2010, to the Supplemental Bonus Trust of SBP Awards for 2009 (which we refer to as the 2009 SBP Awards), including: a $132,000 contribution for Mr. Gattinella; a $103,950 contribution for Mr. Vuolo; a $41,250 contribution for Mr. Pence; and a $165,000 contribution for Mr. Wygod. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2009 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2011 (subject to the limited exceptions described above). In March 2011, the Supplemental Bonus Trust distributed the 2009 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $132,013; Mr. Vuolo received $103,960; Mr. Pence received $41,254; and Mr. Wygod received $165,016.

•

2008 SBP Awards.    In February 2009, the Compensation Committee of the WebMD Board approved the contribution, made in March 2009, to the Supplemental Bonus Trust of SBP Awards for certain WebMD officers and employees for 2008 (which we refer to as the 2008 SBP Awards), including: a $135,000 contribution for Mr. Gattinella; a $125,000 contribution for Mr. Vuolo; and a $55,000 contribution for Mr. Pence. Mr. Wygod did not receive a 2008 SBP Award. In order to receive the applicable payment from the Supplemental Bonus Trust for the 2008 SBP Awards, each SBP participant was required to be employed by WebMD on March 1, 2010 (subject to the limited exceptions described above). In March 2010, the Supplemental Bonus Trust distributed the 2008 SBP Awards, together with actual net interest earned on the respective amounts, to SBP participants and, at that time: Mr. Gattinella received $135,099; Mr. Vuolo received $125,091; and Mr. Pence received $55,040.

Any contributions to the Supplemental Bonus Trust that are forfeited for failure to meet the employment condition by an SBP participant are shared by the remaining SBP participants for that year, except that SBP participants who are executive officers of WebMD are not eligible to receive any portion of such forfeitures. The SBP was intended to provide additional retention incentives for executive officers and other employees of WebMD who receive a significant portion of their compensation as an annual cash bonus.

Equity Compensation.    We use two types of long-term incentives: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date. Thus, participants in our equity plans (including the Named Executive Officers) will only realize value on their stock options if the price of WebMD Common Stock increases after the grant date. The Compensation Committee believes that equity compensation, subject to vesting periods of three to four years (and, in the case of options, having a ten-year term), encourages employees to focus on the long-term performance of our company. The amount that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to further promote retention of employees during the vesting period.

The Compensation Committee does not make equity grants to our executive officers on an annual or other pre-determined basis. In determining whether and when to make equity grants, the Compensation Committee considers the history of prior grants made to individual executive officers, their vesting status and the amounts that have been or may be realized by those individuals from those grants. In addition, the Compensation Committee considers factors similar to those it considers in its decisions relating to cash compensation, as described above, including factors relating to individual and company performance. Finally, the Compensation Committee typically makes larger grants to the executive officers it believes have the greatest potential to affect the value of our company and improve results for stockholders. Similar considerations apply to grants made to other officers and employees.

During 2011, the grants of WebMD Restricted Stock and options to purchase WebMD Common Stock set forth in “Executive Compensation Tables — Grants of Plan-Based Awards in 2011” were made to the Named Executive Officers. In making grants in July 2011 (to Messrs. Mason and Pence) and in September 2011 (to Messrs. Gattinella, Vuolo and Wygod), the Compensation Committee took into consideration the fact that the option grants made in 2010 to the Named Executive Officers other than Mr. Mason (who joined WebMD in 2011) were out-of-the-money by then, with an exercise price of $46.81 per share. The stock options granted in July 2011 had an exercise price of $36.62 (the current market price at the time of grant); the stock options granted in September 2011 had an exercise price of $29.44 per share (the current market price at the time of grant). In making the grants of WebMD Restricted Stock and options to purchase WebMD Common Stock to Mr. Mason in July 2011, the Compensation Committee took into consideration the fact that the options granted to Mr. Mason when he joined WebMD in May 2011 were out-of-the-money, with an exercise price of $45.82. Also in September 2011, grants were made to a total of approximately 120 employees, other than the Named Executive Officers. The grants made during 2011 all had a four year vesting schedule and were intended, by the Compensation Committee, to provide additional retention incentive to employees believed to be important to WebMD at a time when the risk of their recruitment by other companies was believed to be increasing.

Application of Compensation Policies to Individual Named Executive Officers.    Differences in compensation among our Named Executive Officers result from a number of factors and may vary from year to year. The key factors that may create differences in compensation are differences in: (a) the level of responsibility of the individual Named Executive Officers and (b) our need to motivate and retain specific individuals at specific points in time. In general, larger equity grants are made to our most senior executive officers because they have the greatest potential to affect the value of our company and to improve results for stockholders. Similarly, a greater portion of their total cash compensation is likely to come from their annual bonus since they generally have a higher target annual bonus as a percentage of annual salary. Determinations relating to whether the annual bonuses for our Named Executive Officers will be at, above or below such targets are based in part on the Compensation Committee’s subjective evaluation of the performance of our company as a whole, and in part on its subjective evaluation of the performance of individual Named Executive Officers.

Differences in the application of compensation policies to individual Named Executive Officers for 2011 related primarily to: (a) their bonuses, for which the considerations relating to the differences in those amounts were described under “— Annual Bonuses” above; and (b) grants of WebMD Restricted Stock and options to purchase WebMD Common Stock made in July and September 2011 described under “— Equity Compensation” above, the differences in which primarily related to the overall scope of the responsibilities of the individual Named Executive Officers. In addition, Mr. Wygod received a grant of 92,867 shares of WebMD Restricted Stock in February 2011 (scheduled to vest over a four year period) at a time when no grants were made to other executive officers in recognition of his continued role in significant corporate transactions, while his involvement in operational management of WebMD was also increasing.

Benefits and Perquisites.    Our executive officers are generally eligible to participate in our benefit plans on the same basis as our other employees (including matching contributions to the 401(k) Plan and company-paid group term life insurance). For the past several years, we have maintained a sliding scale for the cost of employee premiums for our health plan, under which employees with higher salaries pay a higher amount. The limited perquisites (or “perks”) received by our Named Executive Officers in 2011 are described in the footnotes to the Summary Compensation Table. In addition, our executive officers (as part of a larger group of employees generally having a title of “Vice President” or higher or a salary of $180,000 or more) receive company-paid supplemental disability insurance, the cost of which is listed in those footnotes.

Compensation Following Termination of Employment or a Change of Control

Overview.    WebMD does not offer any deferred compensation plans to our executive officers or other employees and does not offer any retirement plans to our executive officers, other than a 401(k) plan generally available to our other employees. Accordingly, the payment and benefit levels for WebMD’s Named Executive Officers applicable upon a termination or a change of control result primarily from provisions in the employment agreements between WebMD and the individual Named Executive Officers. However, unlike annual or special bonuses or the amounts of equity grants (which the Compensation Committee generally determines in its discretion at the time of payment or grant), the terms of employment agreements are the result of negotiations between WebMD and those individuals, which generally occur at the time the individual joins WebMD or in connection with a promotion to a more senior position with WebMD (subject to the approval of the Compensation Committee in the case of executive officer employment agreements). The Compensation Committees of WebMD and HLTH have, in the past, usually been willing to include similar provisions relating to potential terminations and changes in control in connection with the renewal of or extensions to an employment agreement with an existing executive officer as those in the existing employment agreement with that executive officer. The employment agreements with our Named Executive Officers are described under the heading “Employment Agreements with Named Executive Officers” below and summaries of the types of provisions relating to post-termination compensation contained in those agreements are included in this section under the headings “— Employment Agreement Provisions Regarding Termination Benefits” and “— Employment Agreement Provisions Regarding Change of Control Benefits” below.

In determining whether to approve executive officer employment agreements (or amendments of or extensions to those agreements), the Compensation Committee considers our need for the services of the specific individual and the alternatives available to us, as well as potential alternative employment opportunities available to the individual from other companies. In considering whether to approve employment agreement terms that may result in potential payments and other benefits for executives that could become payable following a termination or change of control, the Compensation Committee considers both the costs that could potentially be incurred by our company, as well as the potential benefits to our company, including benefits to our company from post-termination confidentiality, non-solicit and non-compete obligations imposed on the executive and provisions relating to post-termination services that may be required of certain Named Executive Officers. In the case of potential payments and other benefits that could potentially become payable following a change of control, the Compensation Committee considers whether those provisions would provide appropriate benefit to an acquiror, in light of the cost the acquiror would incur, as well as benefits to our company during the period an acquisition is pending. HLTH had similar policies and practices prior to the Merger.

Employment Agreement Provisions Regarding Termination Benefits.    Certain of the employment agreements with our Named Executive Officers provide, or have provided, for some or all of the following to be paid if the Named Executive Officer is terminated without cause or resigns for good reason (the definitions of which are typically set forth in the applicable employment agreement), dies or ceases to be employed as a result of disability:

•	continuation of cash compensation (including salary and, in some cases, an amount based on past bonuses) for a period following termination;

•	continuation or acceleration of vesting and/or exercisability of some or all options or restricted stock; and

•	continued participation in certain of our health and welfare insurance plans or payment of COBRA premiums.

The amount and nature of these benefits vary by individual, with the most senior of the Named Executive Officers typically receiving more of these benefits and receiving them for a longer period. These benefits also vary depending on the reason for the termination. See “Employment Agreements with Named Executive Officers” below for a description of the specific provisions that apply to specific Named Executive Officers and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below for a sample calculation, based on applicable SEC rules, of the amounts that would have been payable if termination for specified reasons had occurred as of December 31, 2011. No such post-termination benefits apply if a Named Executive Officer is terminated for cause. The Compensation Committee believes that the protections provided to executive officers by the types of employment agreement provisions described above are appropriate for the attraction and retention of qualified and talented executives and consistent with good corporate governance.

Employment Agreement Provisions Regarding Change of Control Benefits.    The Compensation Committee believes that executives should generally not be entitled to severance benefits solely as a result of the occurrence of a change of control, but that it is appropriate to provide for such benefits if a change of control is followed by a termination of employment or other appropriate triggering event. See “— Employment Agreement Provisions Regarding Termination Benefits” above. However, the Compensation Committee has approved the following exceptions for the Named Executive Officers:

•

With respect to Mr. Vuolo, he may resign from his employment after six months following a Change of Control of WebMD and receive the same benefits, under his employment agreement, as if he was terminated without Cause or for Good Reason following a Change of Control (other than with respect to outstanding equity awards). Continuation of vesting and exercisability of options and acceleration of vesting of restricted stock following a Change of Control are also subject to requirements that Mr. Vuolo remain employed for specified periods following the Change of Control, unless he is terminated without Cause or resigns for Good Reason, as described under “Employment Agreements with Named Executive Officers — Anthony Vuolo” below (which also provides background regarding the defined terms used in Mr. Vuolo’s Employment Agreement).

•

With respect to Mr. Wygod, the vesting of all WebMD Restricted Stock and all options to purchase WebMD Common Stock outstanding at the time of a Change of Control will accelerate on the date of the Change of Control. If Mr. Wygod’s employment terminates for any reason (other than Cause) thereafter, the options will remain outstanding through the remainder of their term. For additional information, see “Employment Agreements with Named Executive Officers — Martin J. Wygod” (which also provides background regarding the defined terms used in Mr. Wygod’s Employment Agreement).

In the negotiations with those Named Executive Officers regarding their employment agreements, the WebMD Compensation Committee or the HLTH Compensation Committee (which was authorized to make compensation determinations with respect to WebMD executive officers prior to WebMD’s initial public offering and was authorized to make compensation determinations with respect to compensation granted by HLTH to executive officers of HLTH and WebMD) recognized that, for those individuals, a change of control is likely to result in a fundamental change in the nature of their responsibilities. Accordingly, under their employment agreements, the applicable Compensation Committee approved the specific Named Executive Officers having, following a change of control, the rights described above. The Compensation Committees believed that the rights provided were likely to be viewed as appropriate by a potential acquiror in the case of those specific individuals. In addition, the Compensation Committees sought to balance the rights given to the Named Executive Officers with certain requirements to provide transitional services in types and amounts likely to be viewed as reasonable by a potential acquiror.

If the benefits payable to either Mr. Wygod or Mr. Vuolo in connection with a change of control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), WebMD has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

Application in 2011.    In connection with the grants of WebMD Restricted Stock and options to purchase WebMD Common Stock made to Messrs. Gattinella, Vuolo and Wygod in September 2011, the Compensation Committee exercised discretion relating to change of control benefits and post-termination compensation in the following manner:

•

In making the grants to Mr. Vuolo, the Compensation Committee determined that it was appropriate to provide for continuation of vesting and exercisability of options and acceleration of vesting of restricted stock following a Change of Control in the circumstances described under “Employment Agreements with Named Executive Officers — Anthony Vuolo” below, including if Mr. Vuolo resigns for any reason after the first anniversary of the date of the Change of Control. Mr. Gattinella’s grants in September 2011 had the same provisions as applied to Mr. Vuolo, but are no longer outstanding as a result of Mr. Gattinella’s resignation from WebMD in January 2012. See “Employment Agreements with Named Executive Officers — Letter Agreement with Wayne T. Gattinella” below.

•

In making the grants to Mr. Wygod, the Compensation Committee determined that it was appropriate for the existing provisions of Mr. Wygod’s employment agreement regarding equity compensation (as described above) to apply to those grants.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code generally limits the ability of a publicly held corporation to deduct compensation in excess of $1 million per year paid to certain executive officers. It is the policy of the Compensation Committee to structure, where practicable, compensation paid to its executive officers so that it will be deductible under Section 162(m) of the Code. Accordingly, WebMD’s equity plans under which awards are made to officers and directors are generally designed to ensure that compensation attributable to stock options granted will be tax deductible by WebMD. However, cash bonuses for WebMD’s executive officers and grants of restricted stock do not qualify as performance-based within the meaning of Section 162(m) and, therefore, are subject to its limits on deductibility. In determining that the compensation of

WebMD’s executive officers for 2011 was appropriate under the circumstances and in the best interests of WebMD and its stockholders, the Compensation Committee considered the amount of net operating loss carryforwards available to WebMD to offset income for Federal income tax purposes. See Note 11 to the Consolidated Financial Statements included in Annex A to this Proxy Statement.

Consideration of the Advisory Vote on Executive Compensation at the 2011 Annual Meeting of Stockholders.    At our 2011 Annual Meeting of Stockholders, the ballot included our first advisory vote on executive compensation, commonly known as “Say-on-Pay.” The vote was not binding upon our company, our Board of Directors or the Compensation Committee. Of the votes cast, including abstentions, approximately 90.3% were “FOR” the compensation of the executive officers as disclosed in the “Executive Compensation” section of the proxy statement for the 2011 Annual Meeting. The Compensation Committee took this result into consideration in determining to continue the overall design and key components of our executive compensation program and in connection with its implementation by the Committee since the 2011 Annual Meeting. The Compensation Committee intends to continue to consider the outcome of annual advisory votes when making future executive compensation decisions.

Executive Compensation Tables

This section provides information, in tabular formats specified in applicable SEC rules, regarding the amounts of compensation paid to our Named Executive Officers and related information. The tables included are:

•	the Summary Compensation Table, which presents information regarding the total compensation of each of our Named Executive Officers and the types and values of the components; and

•

three tables providing additional information regarding our equity compensation, entitled: Grants of Plan-Based Awards in 2011; Outstanding Equity Awards at End of 2011; and Option Exercises and Stock Vested in 2011.

As permitted by the SEC rules relating to the executive compensation tables, the following tables reflect only the types of compensation paid to our Named Executive Officers. For example, since our only retirement plan is a 401(k) plan, we do not include tables applicable to other types of retirement plans. For a general description of the types of compensation paid by WebMD, see “Compensation Discussion and Analysis — Overview of Types of Compensation Used by WebMD” above.

Summary Compensation Table

Table.    The following table presents information regarding the amount of the total compensation of our Named Executive Officers for services rendered during the years covered, as well as the amount of the specific components of that compensation. The compensation reported in the table reflects all compensation to the Named Executive Officers from our company and any of our subsidiaries, as well as from HLTH and any of its other subsidiaries prior to the Merger.

(a)	(b)	(c)	(d)		(e)		(f)	(g)		(h)

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)		Stock Awards ($)(4)		Option Awards ($)(4)	All Other Compensation ($)		Total ($)
Wayne T. Gattinella Chief Executive Officer and President	2011	560,000	132,013	(5)	1,030,400		806,895	13,658	(6)	2,542,966
	2010	560,000	403,099	(5)	1,404,300		1,845,660	13,658	(6)	4,226,717
	2009	581,538	404,869	(5)	—		—	13,658	(6)	1,000,065

Anthony Vuolo Chief Operating Officer & Chief Financial Officer	2011	450,000	578,960	(8)	809,600		753,102	17,704	(9)	2,609,366
	2010	450,000	376,341	(8)	936,200		1,538,050	17,704	(9)	3,318,295
	2009	467,308	437,780	(8)	1,507,440	(7)	—	18,l65	(9)	2,430,693

Gregory A. Mason Executive Vice President, Consumer Services	2011	213,846	150,000	(10)	2,386,790		3,359,493	66,712	(11)	6,176,841

William Pence Executive Vice President & Chief Technology Officer	2011	375,000	191,254	(12)	439,440		855,278	11,581	(13)	1,872,553
	2010	375,000	155,540	(12)	468,100		1,153,538	11,581	(13)	2,163,759
	2009	389,423	83,750		—		—	13,292	(13)	486,465

Martin J. Wygod Chairman of the Board	2011	225,308	640,016	(14)	4,999,959		3,765,510	11,618	(15)	9,642,411
	2010	120,000	1,172,500		3,510,750		1,153,538	17,208	(15)	5,973,996
	2009	848,077	1,235,000	(14)	3,768,600		—	10,847	(15)	5,862,524

(1)	Positions listed are as of December 31, 2011. Mr. Gattinella resigned from WebMD in January 2012 and, at that time, Mr. Vuolo became Interim Chief Executive Officer, a position he held until May 31, 2012, Mr. Vuolo continues to serve as Chief Financial Officer, but no longer serves as Chief Operating Officer. Mr. Pence became Chief Operating Officer in May 2012 and also continues to serve as Chief Technology Officer.

(2)	We pay salary to our employees on a bi-weekly basis and, in calendar year 2009, we made 27 such bi-weekly payments, so certain of the Named Executive Officers received aggregate salary payments in calendar year 2009 that exceeded their annual salary rate and that higher amount is reported in Column (c) for 2009. The amounts for 2011 in Column (c) are equal to the annual salary rate for 2011 for each of the Named Executive Officers, except for (1) Mr. Mason, who joined WebMD during 2011 and did not receive a full year of salary and whose current annual salary rate is $400,000 and (2) Mr. Wygod, whose annual salary rate increased from $120,000 to $490,000 on September 20, 2011. For additional information regarding the annual salary rate of the Named Executive Officers, see “Employment Agreements with Named Executive Officers” below.

(3)	The amounts reported in Column (d) include, to the extent applicable to the individual Named Executive Officers, with respect to the years listed: annual cash bonuses for that year (which were paid in February or March of the following year); special bonuses paid in cash during that year; and amounts released from the Supplemental Bonus Trust during that year. For additional information, see “— Background Information Regarding the Summary Compensation Table — Bonuses” below and “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Supplemental Bonus Plan (SBP) Awards” above. In addition, a sign-on bonus paid to Mr. Mason in 2011 is reflected in the amount in Column (d) for him. Where amounts listed for an individual in a specific year include anything other than just the annual cash bonus for that year, we have included the breakdown in a footnote to this table below.

(4)	The amounts reported in Columns (e) and (f) above reflect the grant date fair value, in the year of grant, for the WebMD Restricted Stock and options to purchase WebMD Common Stock awarded, if any, to the respective Named Executive Officers, computed in accordance with FASB ASC Topic 718. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of WebMD Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be. In addition, as described below under “— Background Information Regarding the Summary Compensation Table — Voluntary Surrender of Certain Option Grants,” each of the Named Executive Officers (other than Mr. Gattinella, who was no longer employed by WebMD) voluntarily surrendered certain outstanding option grants in February 2012. Accordingly, those Named Executive Officers have not and will not realize any income from the surrendered options, even though the grant date fair value of those options is, in accordance with applicable SEC rules, included as compensation in the Summary Compensation Table. The fair value of the surrendered option grants represented all of the compensation reported in Column (f) for 2010 for Messrs. Vuolo, Pence and Wygod and $2,504,215 of the compensation reported in Column (f) for 2011 for Mr. Mason. In addition, even though the grant date fair value of the options and restricted stock granted to Mr. Gattinella in 2011 are included as compensation in Columns (e), (f) and (h), they were unvested at the time Mr. Gattinella resigned and, along with certain other unvested options and restricted stock granted to him, were surrendered as a result of his resignation.

(5)	For 2011, consists of: $132,013 released in March 2011 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2009. For 2010, consists of: (a) an annual bonus for 2010 of $268,000 and (b) $135,099 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2008. For 2009, consists of: (a) an annual bonus for 2009 of $268,000 and (b) $136,869 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Gattinella’s behalf for 2007.

(6)	For each of the years presented, consists of: (a) $7,350 in company matching contributions under the 401(k) Plan; (b) $3,986 for company-paid supplemental disability insurance; and (c) $2,322 for company-paid group term life insurance.

(7)	Mr. Vuolo served as our Chief Operating Officer for all of 2009 and began serving in the additional position of Chief Financial Officer in October 2009. In connection with Mr. Vuolo becoming Chief Financial Officer of WebMD, he was granted 44,000 shares of WebMD Restricted Stock on November 3, 2009, 25% of which vested on the first and second anniversaries of the date of grant and 25% of which is scheduled to vest on each of the next two anniversaries of the date of grant. That grant is reflected in Column (e) for 2009.

(8)	For 2011, consists of: (a) an annual bonus for 2011 of $475,000 and (b) $103,960 released in March 2011 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2009. For 2010, consists of: (a) an annual bonus for 2010 of $251,250 and (b) $125,091 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2008. For 2009, consists of: (a) an annual bonus for 2009 of $211,050; (b) a special bonus of $100,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex; and (c) $126,730 released in March 2009 from the Supplemental Bonus Trust with respect to contributions made on Mr. Vuolo’s behalf for 2007.

(9)	For each of 2011 and 2010, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,000. For 2009, consists of: (a) $4,462 for company-paid supplemental disability insurance; (b) $1,242 for company-paid group term life insurance; and (c) an automobile allowance of $12,461.

(10)	Consists of: (a) an annual bonus for 2011 of $100,000 and (b) a $50,000 sign-on bonus paid in August 2011, which was contingent upon Mr. Mason’s relocation to the New York City area.

(11)	Consists of: (a) $436 for company-paid group term life insurance; (b) $3,289 in company matching contributions under the 401(k) Plan; and (c) $62,987 for reimbursement of certain relocation expenses, including moving costs and temporary housing. The reimbursement of relocation expenses was subject to a requirement to repay the amounts reimbursed if Mr. Mason resigns from WebMD prior to the first anniversary of his joining WebMD.

(12)	For 2011, consists of: (a) an annual bonus for 2011 of $150,000 and (b) $41,254 released in March 2011 from the Supplemental Bonus Trust with respect to contributions made on Mr. Pence’s behalf for 2009. For 2010, consists of: (a) an annual bonus for 2010 of $100,500 and (b) $55,040 released in March 2010 from the Supplemental Bonus Trust with respect to contributions made on Mr. Pence’s behalf for 2008.

(13)	For each of 2011 and 2010, consists of: (a) $810 for company-paid group term life insurance, (b) $3,421 for company-paid supplemental disability insurance; and (c) $7,350 in company matching contributions under the 401(k) Plan. For 2009, consists of: (a) $810 for company-paid group term life insurance, (b) $5,132 for company-paid supplemental disability insurance; and (c) $7,350 in company matching contributions under the 401(k) Plan.

(14)	For 2011, consists of: (a) an annual bonus for 2011 of $475,000 and (b) $165,016 released in March 2011 from the Supplemental Bonus Trust with respect to contributions made on Mr. Wygod’s behalf for 2009. For 2009, consists of: (a) an annual bonus for 2009 of $335,000; and (b) a special bonus of $900,000 paid in November 2009 in recognition of his contributions to the completion of HLTH’s divestiture of Porex.

(15)	For 2011, consists of: (a) $6,921 for company-paid supplemental disability insurance; and (b) $4,697 for company-paid group term life insurance. For 2010, consists of: (a) $6,083 for company-paid supplemental disability insurance; and (b) $11,125 for company-paid group term life insurance. For 2009, consists of: (a) $3,989 for company-paid supplemental disability insurance; and (b) $6,858 for company-paid group term life insurance.

Background Information Regarding the Summary Compensation Table

General.    The Summary Compensation Table above quantifies the amount or value of the different forms of compensation earned by or awarded to our Named Executive Officers by WebMD (and, with respect to 2009 prior to the Merger, by HLTH) and provides a dollar amount for total compensation for each year covered. Descriptions of the material terms of each Named Executive Officer’s employment agreement and related information is provided under “Employment Agreements with Named Executive Officers” below. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. With respect to Mr. Gattinella, that section provides a description of the letter agreement entered into in January 2012 following his resignation.

Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or amendments to those agreements. However, many of the decisions relating to compensation for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. For a discussion of the salary, bonus and equity compensation of our Named Executive Officers for 2011 and the decisions made by the Compensation Committee relating to 2011 compensation, see “Compensation Discussion and Analysis” above.

Bonuses.    As described in “Compensation Discussion and Analysis — Annual Bonuses” above, WebMD has paid annual cash bonuses to its executive officers, the amount of which was determined by the Compensation Committee in its discretion. From time to time, WebMD pays special bonuses to provide recognition for specific accomplishments or at the time of a promotion, if determined by the Compensation Committee to be appropriate and in amounts determined by the Compensation Committee in its discretion. The footnotes to the Summary Compensation Table identify the amounts of any special bonuses for individual Named Executive Officers with respect to 2009. No special bonuses were made to the Named Executive Officers with respect to 2011 or 2010.

Supplemental Bonus Plan (SBP) contributions are cash amounts contributed by WebMD for specified Named Executive Officers (and other WebMD employees) to a trust (the Supplemental Bonus Trust), which distributes such amounts, with actual interest earned, the following year if the employee remains employed through a specified date. For example, amounts contributed in March 2011 (for 2010 bonuses) were distributed in March 2012, except with respect to Mr. Gattinella, who was no longer employed by WebMD. Because those amounts were forfeitable until March 1, 2012, they will be reflected in future Summary Compensation Tables as compensation in 2012 if the recipient is a Named Executive Officer for that year. In the Summary Compensation Table above, we include: (1) distributions from March 2010 contributions (for 2009 bonuses) in amounts for 2011 since they ceased to be forfeitable on March 1, 2011; (2) distributions from March 2009 contributions (for 2008 bonuses) in amounts for 2010 since they ceased to be forfeitable on March 1, 2010; and (3) distributions from March 2008 contributions (for 2007 bonuses) in amounts for 2009 since they ceased to be forfeitable on March 1, 2009. The footnotes to the Summary Compensation Table identify the amounts of the distributions for individual Named Executive Officers. No SBP contribution was made in 2012 (for 2011 bonuses). For additional information, see “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Supplemental Bonus Plan (SBP) Awards” above.

In considering the annual decisions made by the Compensation Committee regarding bonuses, the amount authorized for a particular year includes the bonus payable for that year plus the amount, if any, contributed at the same time to the Supplemental Bonus Trust (but not the amount released as a result of decisions made in prior years). Accordingly, amounts reported in the Summary Compensation Table for a particular year do not correspond to the amounts authorized by the Compensation Committee for that same year. For example, Mr. Gattinella received no bonus for 2011. The $132,013 reported with respect to Mr. Gattinella for 2011 in Column (d) is the amount released to him in March 2011 based on an SBP contribution approved by the Compensation Committee in early 2010 in connection with his bonus for 2009. For a discussion comparing bonus decisions by the Compensation Committee from year to year, see “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Annual Bonuses” above.

Stock Options and Restricted Stock.    Under applicable SEC rules, the Summary Compensation Table reflects the full grant date fair value of option grants and restricted stock grants in the year in which the grant is made and no compensation in any other year, regardless of the vesting schedule of the grant or the time of exercise in the case of options. As a result, the compensation of our executive officers reported in the Summary Compensation Table may vary greatly from year to year, depending on which years grants were made to specific WebMD executive officers and the size of the grants made. WebMD has not, in the past, made equity grants to our executive officers or our other employees on an annual or other pre-determined basis. In addition, grants made to a newly hired executive officer at the time he or she joins WebMD, which are typically larger than grants made to existing executive officers with comparable responsibilities in that year, may make it appear that he or she is more highly compensated than those other executive officers and may not be indicative of the compensation that would be reported for such individual in future years if he or she continues to be a Named Executive Officer. The Compensation Committee considers the vesting schedule of grants made under equity compensation plans to be an important term of such grants and believes that it is appropriate, in its consideration of the timing and amount of specific grants it approves, to view the value of such grants to be deemed distributed over the period of vesting, rather than assigned solely to the year of grant.

The amounts reported in the Summary Compensation Table for stock awards and option awards reflect a specific method of valuation of those awards, as more fully described in Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement, and do not reflect income or cash received by our Named Executive Officers. The actual amounts, if any, ultimately realized by our Named Executive Officers from equity grants will depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be. In addition, as described below under “— Voluntary Surrender of Certain Option Grants,” each of the Named Executive Officers (other than Mr. Gattinella, who was no longer employed by WebMD) voluntarily surrendered certain outstanding option grants in February 2012. Accordingly, those Named Executive Officers have not and will not realize any income from the surrendered options, even though the grant date fair value of those options is, in accordance with applicable rules, included as compensation in Columns (f) and (h) of the Summary Compensation Table. In addition, even though the grant date fair value of the options and restricted stock granted to Mr. Gattinella in 2011 are included as compensation in Columns (e), (f) and (h), they were unvested at the time Mr. Gattinella resigned and, along with certain other unvested options and restricted stock granted to him, were surrendered as a result of his resignation.

Voluntary Surrender of Certain Option Grants.    On February 23, 2012, each of the Named Executive Officers (other than Mr. Gattinella, who was no longer employed by WebMD) voluntarily surrendered certain grants of non-qualified options to purchase WebMD Common Stock previously made to them. In the table “Outstanding Equity Awards at End of 2011” below, we have indicated by footnote which grants were voluntarily surrendered by the Named Executive Officers. None of the Named Executive Officers received any consideration or promise of consideration in exchange for that surrender of stock options. Upon the surrender of those stock options, the shares underlying those options became available for grants under the 2005 Plan. For a description of the options voluntarily surrendered by our Non-Employee Directors, see “Non-Employee Director Compensation — Option Grants — Voluntary Surrender of Certain Option Grants” above. The surrenders by the Non-Employee Directors and Named Executive Officers of stock options were intended to allow WebMD to use the shares that became available under the 2005 Plan to attract new employees and to motivate and retain current key employees.

Grants of Plan-Based Awards in 2011

Table.    The following table presents information regarding the equity incentive awards granted by WebMD to our Named Executive Officers during 2011. The material terms of each grant are described under “— Additional Information Regarding Awards” below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Name	Approval Date	Grant Date	All Stock Awards: Number of Shares of Stock (#)	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Wayne T. Gattinella	9/25/11	9/25/11	35,000	75,000	29.44	1,837,295
Anthony Vuolo	9/25/11	9/25/11	27,500	70,000	29.44	1,562,702
Gregory A. Mason	5/23/11	6/21/11	42,500	175,000	45.82	4,451,565
	7/23/11	7/23/11	12,000	75,000	36.62	1,294,718
William Pence	7/23/11	7/23/11	12,000	75,000	36.62	1,294,718
Martin J. Wygod	2/11/11	2/11/11	92,867	—	—	4,999,959
	9/25/11	9/25/11	—	350,000	29.44	3,765,510

(1)	The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718 and reflect the fair value of each equity award based on the grant date fair market value of WebMD Common Stock. See Note 8 (Stock-Based Compensation) to the Consolidated Financial Statements included in Annex A to this Proxy Statement for an explanation of the methodology and assumptions used in determining the fair value of these awards. The actual amounts, if any, ultimately realized by our Named Executive Officers from these grants depend on the price of our Common Stock at the time of vesting of restricted stock or at the time of exercise of vested stock options, as the case may be.

Additional Information Regarding Awards.    Each option to purchase WebMD Common Stock granted to our Named Executive Officers in 2011 was granted pursuant to the 2005 Plan. All such grants were made with a per-share exercise price equal to the fair market value of a share of WebMD Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2005 Plan and WebMD’s option grant practices, the fair market value is equal to the closing price of a share of WebMD Common Stock on the Nasdaq Global Select Market on the grant date or, if the grant date is not a trading day, the most recent prior trading day. The vesting schedule for each such stock option granted to our Named Executive Officers in 2011 is 25% on each of the first four anniversaries of the date of grant. Once vested, each such stock option will generally remain exercisable until its normal expiration date. Each such stock option granted to our Named Executive Officers in 2011 has a term of 10 years. For information regarding the effect on the vesting and exercisability of these stock options of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” and “Employment Agreements with Named Executive Officers” below. If a Named Executive Officer’s employment is terminated for cause, outstanding stock options (whether vested or unvested) would immediately terminate.

The grants of shares of WebMD Restricted Stock to the Named Executive Officers in 2011 are subject to certain restrictions, including restrictions on transferability, and were made under, and are subject to the terms of, the 2005 Plan. The restrictions lapse in accordance with the terms of the respective award agreements. The holders of these shares of WebMD Restricted Stock have voting power with respect to those shares, but do not have the right to receive dividends, if any, that are declared on those shares. The vesting schedule for these grants of WebMD Restricted Stock is 25% on each of the first four anniversaries of the date of grant. For information regarding the effect on vesting of WebMD Restricted Stock of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. If a Named Executive Officer’s employment is terminated for cause, unvested shares of WebMD Restricted Stock are forfeited.

The 2005 Plan is administered by the Compensation Committee of the WebMD Board. The WebMD Compensation Committee has authority to interpret the plan provisions and make all required determinations under the 2005 Plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the 2005 Plan are generally transferable only to a beneficiary of a Plan participant upon his or her death or to certain family members or family trusts. However, the WebMD Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable laws.

Outstanding Equity Awards at End of 2011

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of December 31, 2011, including the vesting dates for the portions of these awards that had not vested as of that date. Awards of WebMD equity are indicated with “(W)” at the beginning of Column (b) in the table and awards that were originally of HLTH equity are indicated with “(H)” at the beginning of that column. The awards of HLTH equity were assumed by WebMD in the Merger. Accordingly, for grants by

HLTH, this table reflects the number of shares of WebMD Common Stock subject to the grant (and, in the case of options, the exercise price) after conversion in the Merger and assumption by WebMD.

(a)			(b)	(c)		(d)	(e)	(f)		(g)		(h)	(i)

	Option Awards(1)									Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable			Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Grant Date	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)		Stock Award Grant Date	Market Value of Shares of Stock That Have Not Vested ($)(3)
Wayne T. Gattinella	(W	)	—	75,000	(4)	29.44	9/25/11	9/25/21		35,000	(4)	9/25/11	1,314,250
	(W	)	30,000	90,000	(4)	46.81	6/28/10	6/28/20		22,500	(4)	6/28/10	844,875
	(W	)	120,000	120,000	(5)	23.61	12/10/08	12/10/18		30,000	(5)	12/10/08	1,126,500
	(H	)	41,100	—		19.33	3/17/04	3/17/14		—		—	—

Anthony Vuolo	(W	)	—	70,000	(4)	29.44	9/25/11	9/25/21		27,500	(4)	9/25/11	1,032,625
	(W	)	25,000	75,000	(4)	46.81	6/28/10	6/28/20	*	15,000	(4)	6/28/10	563,250
	(W	)	—	—		—	—	—		22,000	(4)	11/03/09	826,100
	(W	)	49,000	98,000	(5)	23.61	12/10/08	12/10/18		24,500	(5)	12/10/08	919,975
	(H	)	59,994	19,998	(4)	21.29	12/10/08	12/10/18		—		—	—

Gregory A. Mason	(W	)	—	75,000	(4)	36.62	7/23/11	7/23/21		12,000	(4)	7/23/11	450,600
	(W	)	—	175,000	(4)	45.82	6/21/11	6/21/21	*	42,500	(4)	6/21/11	1,595,875

William Pence	(W	)	—	75,000	(4)	36.62	7/23/11	7/23/21		12,000	(4)	7/23/11	450,600
	(W	)	18,750	56,250	(4)	46.81	6/28/10	6/28/20	*	7,500	(4)	6/28/10	281,625
	(W	)	—	75,000	(5)	23.61	12/10/08	12/10/18		6,250	(5)	12/10/08	234,688
	(W	)	150,000	—		45.23	11/01/07	11/01/17	*	—		—	—

Martin J. Wygod	(W	)	—	350,000	(4)	29.44	9/25/11	9/25/21		—		—	—
	(W	)	—	—		—	—	—		92,867	(4)	2/11/11	3,487,156
	(W	)	18,750	56,250	(4)	46.81	6/28/10	6/28/20	*	56,250	(4)	6/28/10	2,112,188
	(W	)	—	—		—	—	—		55,000	(4)	11/03/09	2,065,250
	(W	)	60,000	120,000	(5)	23.61	12/10/08	12/10/18		30,000	(5)	12/10/08	1,126,500
	(H	)	53,328	53,328	(4)	19.11	12/01/08	12/01/18		26,664	(4)	12/01/08	1,001,233
	(H	)	11,110	—		51.54	7/01/98	7/01/13		—		—	—

*	Since information in this table is presented as of December 31, 2011, it does not reflect the voluntary surrender of options by Named Executive Officers in February 2012 described under “Voluntary Surrender of Certain Option Grants” following the Summary Compensation Table above. An asterisk in the “Option Expiration Date” column indicates which grants were voluntarily surrendered by the Named Executive Officers on February 23, 2012.

(1)	Each grant reported in the table above was granted under, and is subject to, the WebMD 2005 Plan, HLTH’s Amended and Restated 2000 Long-Term Incentive Plan, or another plan or agreement that contains substantially the similar terms. The option expiration date shown in Column (f) above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown in Column (c) above are also unvested. Unvested options are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options of the death, disability or termination of employment of a Named Executive Officer or a change of control of WebMD, see “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control” below. The exercisable options shown in Column (b) above, and any unexercisable options shown in Column (c) above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements with Named Executive Officers” below.

(2)	Unvested shares of restricted stock are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement or award agreement. The stock awards held by our Named Executive Officers are subject to accelerated or continued vesting in connection with a change of control of WebMD and upon certain terminations of employment, as described below in more detail under “Employment Agreements with Named Executive Officers” and “Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control.” Except as otherwise indicated in those sections, unvested stock awards will generally be forfeited if a Named Executive Officer’s employment terminates.

(3)	The market or payout value of stock awards reported in Column (i) is computed by multiplying the number of shares of WebMD Restricted Stock reported in Column (g) by $37.55, the closing market price of WebMD Common Stock on December 30, 2011 (the last trading day in 2011).

(4)	Vesting schedule: 25% of the original amount granted on each of first, second, third and fourth anniversaries of the date of the grant.

(5)	Vesting schedule: 25% of the original amount granted on March 31 of each of 2010, 2011, 2012 and 2013.

Option Exercises and Stock Vested in 2011

The following table presents information regarding the exercise of options to purchase WebMD Common Stock (including options originally issued by HLTH) by our Named Executive Officers during 2011, and regarding the vesting during 2011 of WebMD Restricted Stock (including shares originally granted by HLTH) previously granted to our Named Executive Officers. Amounts with respect to equity granted by WebMD are noted with a “W” and amounts with respect to equity granted by HLTH are noted with an “H.” However, for exercises of options and vestings of restricted stock originally granted by HLTH, the share amounts in this table give effect to the conversion of such shares into shares of WebMD Common Stock in the Merger. Please note that the amounts reported for “Value Realized” in Columns (c) and (e) represent gain over a period of years; we do not consider such gain to all be 2011 compensation and, under applicable SEC rules, none of such gain is included in 2011 compensation in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Wayne T. Gattinella	—	—	22,500W	1,139,625W
Anthony Vuolo	—	—	28,250W	1,222,595W
Gregory A. Mason	—	—	—	—
William Pence	37,500W	966,723W	11,875W	491,963W
Martin J. Wygod	22,220H	426,957H	26,664H	960,971H
			61,250W	2,503,738W

3,464,709

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares for which the option was exercised by (ii) the difference between (1) the per-share closing price of WebMD Common Stock on the date of exercise (or, for any shares sold on the date of exercise, the actual sale price received) and (2) the exercise price of the options.

(2)	The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of WebMD Common Stock on the vesting date.

Potential Payments and Other Benefits Upon Termination of Employment or a Change of Control

Background and Assumptions.    In this section, we provide tables containing estimates of (a) amounts that may become payable to our Named Executive Officers as a result of a termination of employment under specific circumstances and (b) the value of other benefits they may become entitled to receive as a result of such termination under:

•	employment agreements;

•	equity grant agreements; and

•	the Supplemental Bonus Plan.

For a general discussion of matters relating to compensation that may become payable by WebMD after termination of employment or a change of control, see “— Compensation Discussion and Analysis — Compensation Following Termination of Employment or a Change of Control” above, and for a detailed description of the applicable provisions of the employment agreements of our Named Executive Officers, see “— Employment Agreements with Named Executive Officers” below. Under those agreements, the amount and types of payment and other benefits vary depending on whether the termination is as a result of death or disability, is with or without cause, is a resignation for good reason and/or is in connection with a change of control. In preparing the tables below, we have assumed that, in the case of the Named Executive Officers, amounts contributed on their behalf to the Supplemental Bonus Trust in 2011 would be paid prior to the scheduled release in March 2012 only in the event of a termination of employment as a result of death or disability. As prescribed by applicable SEC rules, in estimating the amount of any potential payments to Named Executive Officers under their employment agreements or the SBP, as applicable, and the value of other benefits they may become entitled to receive, we have assumed that the applicable triggering event (i.e., termination of employment or change of control) occurred on December 31, 2011, and that the price per share of WebMD Common Stock is $37.55 (the closing price per share on December 30, 2011, the last trading day in 2011). We have also treated the right to continue to vest in options as being accelerated to December 31, 2011 for purposes of this disclosure only. We have also assumed that the Named Executive Officers have no accrued and unused vacation on December 31, 2011.

If the benefits payable to Mr. Wygod or to Mr. Vuolo in connection with a change of control would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code of 1986 (“Section 280G”), WebMD has agreed to make an additional payment to the individual so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due. We note that the determination of whether a payment is a “parachute payment” is a facts and circumstances test. In the tables below, we have calculated the Section 280G excise tax on the basis of IRS regulations and Rev. Proc. 2003-68 and have assumed that the Named Executive Officer’s outstanding equity awards (or portion thereof in the case of Mr. Vuolo) would be accelerated and terminated in exchange for a cash payment upon the change of control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction. For purposes other than calculating the Section 280G excise tax, we have calculated the value of any option or stock award that may be accelerated in connection with a change of control to be the amount the holder can realize from such award as of December 31, 2011: for options, that is the market price of the shares that would be received upon exercise, less the applicable exercise price; and for restricted stock, that is the market value of the shares that would vest.

For a discussion of the agreement that WebMD entered into with Wayne T. Gattinella following his resignation in January 2012, see “Employment Agreements with Named Executive Officers — Letter Agreement with Wayne T. Gattinella” below.

Tables.    The tables below set forth estimates (rounded to the nearest $1,000), based on the assumptions described above and in the footnotes to the tables, of the potential payments and the potential value of other benefits applicable to each Named Executive Officer upon the occurrence of specified termination or change of control triggering events. The terms used in the tables have the meanings given to them in each Named Executive Officer’s employment agreement and described below under “Employment Agreements with Named Executive Officers.” In addition, the amounts set forth in each table reflect the following:

•

In the column entitled “Permanent Disability or Death,” the amounts reflect both provisions contained in certain employment agreements and the fact that WebMD’s equity plans (including HLTH equity plans assumed by WebMD in the Merger) generally provide for acceleration of vesting of awards in the event of a termination of employment as a result of death or disability.

•

Under their employment agreements, Messrs. Vuolo and Wygod are eligible to continue to participate in our health and welfare plans (or comparable plans) for a specified period. In the row entitled “Health and Welfare Benefits Continuation,” the amounts are based upon the current average cost to our company of these benefits per employee (with an estimate for individual coverage after expiration of the applicable COBRA period) and are net of amounts that the executives would continue to be responsible for. We have not made any reduction in the amounts in this row to reflect the fact that the obligation to continue benefits ceases in the event the executive becomes eligible for comparable coverage with a subsequent employer.

Anthony Vuolo, Executive Vice President and Chief Financial Officer

Executive Benefits and Payments	Voluntary Termination for “Good Reason”	Voluntary Termination in connection with a “Change of Control”(1)	Other Voluntary Termination	Permanent Disability or Death(2)	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance(3)	1,613,000	1,613,000	-0-	1,737,000	-0-	1,613,000	1,613,000
Stock Options(4)	-0-	1,975,000	-0-	2,259,000	-0-	-0-	2,117,000
Restricted Stock(4)	-0-	2,638,000	-0-	3,342,000	-0-	-0-	2,896,000
Health and Welfare Benefits Continuation	123,000	123,000	-0-	123,000	-0-	123,000	123,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-	-0-	-0-	-0-
TOTAL	1,736,000	6,349,000	-0-	7,461,000	-0-	1,736,000	6,749,000

(1)	Mr. Vuolo may resign from his employment after six months following a Change of Control of WebMD and receive the same benefits, under his employment agreement, as if he was terminated without Cause or for Good Reason following a Change of Control (other than with respect to outstanding equity awards). He may not unilaterally resign without Good Reason prior to such date and receive these benefits. Continuation of vesting and exercisability of options and acceleration of vesting of restricted stock following a Change of Control are also subject to requirements that Mr. Vuolo remain employed for specified periods following the Change of Control, unless he is terminated without Cause or resigns for Good Reason. See “Employment Agreements with Named Executive Officers — Anthony Vuolo” for the terms applicable to specific grants. However, for purposes of calculating the amounts included in the column entitled “Voluntary Termination in Connection with a Change of Control,” we have treated such resignation as occurring on December 31, 2011 and have assumed that the requirement for the applicable transition period has been met.

(2)	Includes the amount contributed in March 2011 (for 2010) on Mr. Vuolo’s behalf to the Supplemental Bonus Trust ($123,750), which would be paid to him in the event of a termination of his employment, as of December 31, 2011, as a result of death or disability.

(3)	The amounts in this row, other than the columns that are zero, include 18 months of salary and annual bonuses, plus an assumed annual bonus for 2011, which is calculated based on annual bonus amounts for 2010 (the year prior to the year of the assumed termination). Accordingly, we have assumed that the 2011 annual bonus is equal to the sum of the actual amount of Mr. Vuolo’s annual bonus for 2010 ($251,250) plus the actual amount contributed to the Supplemental Bonus Trust for Mr. Vuolo for 2010 ($123,750).

(4)	Calculated using $37.55 per share, the closing price of WebMD Common Stock on December 30, 2011 (the last trading day of 2011).

Gregory Mason, Executive Vice President — Consumer Services

Executive Benefits and Payments	Voluntary Termination for “Good Reason”		Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death	Involuntary Termination for “Cause”	Involuntary Termination without “Cause”		Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	500,000	(1)	-0-	-0-	-0-	-0-	500,000	(1)	500,000	(1)
Stock Options(3)	-0-		-0-	-0-	70,000	-0-	-0-		35,000	(2)
Restricted Stock(3)	-0-		-0-	-0-	2,046,000	-0-	-0-		-0-
Health and Welfare Benefits Continuation	19,000		-0-	-0-	-0-	-0-	19,000		19,000
280G Tax Gross-Up	-0-		-0-	-0-	-0-	-0-	-0-		-0-
Other	-0-		-0-	-0-	-0-	-0-	-0-		-0-
TOTAL	519,000		-0-	-0-	2,116,000	-0-	519,000		554,000

(1)	Includes one year of base salary ($400,000) and a bonus amount for 2011 of $100,000 (which was the actual amount of Mr. Mason’s bonus for 2011).

(2)	If Mr. Mason’s employment is terminated by WebMD without Cause or by him for Good Reason within 24 months following a Change of Control, the options granted to him in July 2011 will remaining outstanding and continue to vest through the second vesting date following the date of such termination.

(3)	Calculated using $37.55 per share, the closing price of WebMD Common Stock on December 30, 2011 (the last trading day of 2011).

William Pence, Executive Vice President, Chief Operating Officer and Chief Technology Officer

Executive Benefits and Payments	Voluntary Termination for “Good Reason”		Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death		Involuntary Termination for “Cause”	Involuntary Termination without “Cause”		Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance	525,000	(1)	-0-	-0-	50,000	(2)	-0-	525,000	(1)	525,000	(1)
Stock Options(4)	523,000	(3)	-0-	-0-	1,115,000		-0-	523,000	(3)	1,063,000	(3)(5)
Restricted Stock(4)	-0-		-0-	-0-	967,000		-0-	-0-		-0-
Health and Welfare Benefits Continuation	-0-		-0-	-0-	-0-		-0-	-0-		-0-
280G Tax Gross-Up	-0-		-0-	-0-	-0-		-0-	-0-		-0-
Other	-0-		-0-	-0-	-0-		-0-	-0-		-0-
TOTAL	1,048,000		-0-	-0-	2,132,000		-0-	1,048,000		1,588,000

(1)	Includes one year of base salary ($375,000) and an assumed annual bonus for 2011 of $150,000, which was calculated based on annual bonus amounts for 2010 (the year prior to the year of the assumed termination) and is equal to the sum of the actual amount of Mr. Pence’s annual bonus for 2010 ($100,500) plus the actual amount contributed to the Supplemental Bonus Trust for Mr. Pence for 2010 ($49,500).

(2)	Represents the amount contributed in March 2011 on Mr. Pence’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2011, as a result of death or disability.

(3)	If Mr. Pence’s employment is terminated by WebMD without Cause or by him for Good Reason, the options granted to him in December 2008 will continue to vest until the next scheduled vesting date following such termination. If such a termination occurs within twelve months following a Change of Control, those options will continue to vest until the second scheduled vesting date following such termination.

(4)	Calculated using $37.55 per share, the closing price of WebMD Common Stock on December 30, 2011 (the last trading day of 2011).

(5)	If Mr. Pence’s employment is terminated by WebMD without Cause or by him for Good Reason within 12 months following a Change of Control, the options granted to him in July 2011 will continue to vest and remain outstanding for one year following such termination.

Martin J. Wygod, Chairman of the Board

Executive Benefits and Payments(1)	Voluntary Termination for “Good Reason”	Voluntary Termination in Connection with a “Change of Control”	Other Voluntary Termination	Permanent Disability or Death		Involuntary Termination for “Cause”	Involuntary Termination without “Cause”	Termination of Employment without “Cause” or for “Good Reason” Following a “Change of Control”
Cash Severance(2)	5,725,000	5,725,000	5,725,000	6,303,000	(3)	-0-	5,725,000	5,725,000
Stock Options(4)	5,495,000	5,495,000	-0-	5,495,000		-0-	5,495,000	5,495,000
Restricted Stock(4)	9,792,000	9,792,000	-0-	9,792,000		-0-	9,792,000	9,792,000
Health and Welfare Benefits Continuation	95,000	95,000	95,000	95,000		-0-	95,000	95,000
280G Tax Gross-Up	-0-	-0-	-0-	-0-		-0-	-0-	-0-
Other	-0-	-0-	-0-	-0-		-0-	-0-	-0-
TOTAL	21,107,000	21,107,000	5,820,000	21,685,000		-0-	21,107,000	21,107,000

(1)	As more fully described under “Employment Agreements with Named Executive Officers — Martin J. Wygod” below, in connection with the Merger, Mr. Wygod agreed to remain Executive Chairman notwithstanding the terms of his employment agreement. Accordingly, his agreement was amended to provide that he may resign with or without Good Reason at any time and receive his cash severance.

(2)	Such cash severance represents salary and bonus for three years, with (a) the annual salary amount being $975,000, the salary in effect immediately prior to the Merger and (b) the annual bonus amount determined by averaging the bonus amounts received by Mr. Wygod for the three years prior to the Merger.

(3)	Includes the amount contributed in March 2011 on Mr. Wygod’s behalf to the Supplemental Bonus Trust, which would be paid to him in the event of a termination of his employment, as of December 31, 2011, as a result of death or disability.

(4)	Calculated using $37.55 per share, the closing price of WebMD Common Stock on December 30, 2011 (the last trading day of 2011).

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our Named Executive Officers. The agreements provide the general framework and some of the specific terms for the compensation of the Named Executive Officers. Approval of the Compensation Committee is required prior to WebMD entering into employment agreements with its executive officers or any amendments to those agreements. However, many of the decisions relating to the compensation of our Named Executive Officers for a specific year made by the Compensation Committee are implemented without changes to the general terms of employment set forth in those agreements. With respect to 2011, those decisions and their implementation are discussed earlier in this “Executive Compensation” section. For a summary of our employment agreement with Cavan M. Redmond, who became WebMD’s Chief Executive Officer on May 31, 2012, see “Employment Agreement with Cavan M. Redmond” below.

Anthony Vuolo

Anthony Vuolo, who serves as WebMD’s Chief Financial Officer (and who served as WebMD’s Chief Operating Officer and Chief Financial Officer during all of 2011), was a party to an employment agreement with HLTH. Mr. Vuolo’s employment agreement was amended and restated, effective as of the date of WebMD’s initial public offering, and assumed by WebMD. The agreement was further amended as of December 10, 2008, February 19, 2009, June 28, 2010 and September 25, 2011. The following is a description of the agreement, as amended:

•

Under his employment agreement, Mr. Vuolo’s annual base salary is $450,000 and he is eligible for an annual bonus, the target of which is 100% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2011, Mr. Vuolo received an annual bonus of $475,000, determined by the WebMD Compensation Committee in its discretion. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Annual Bonuses” above.

•

In the event of the termination of Mr. Vuolo’s employment due to his death or disability, by WebMD without Cause (as described below), by Mr. Vuolo for Good Reason (as described below), or as a result of WebMD’s failure to renew his employment agreement, he would be entitled to the following (subject, if necessary, to a six month delay to comply with Section 409A of the Internal Revenue Code):

–	continuation of his base salary for a period of 18 months following the date of termination;

–

any unpaid bonus for the year preceding the year in which the termination of employment occurs, as well as payment for bonuses for the 18-month period following the date of termination calculated using the bonus paid for the year prior to the year of termination (and, for this purpose only, the amount of his SBP Award for such year, if any); and

–

continued participation in certain of WebMD’s welfare benefit plans for 36 months (or, if earlier, until he is eligible for comparable benefits); provided that, pursuant to the December 2008 amendment, he will no longer be entitled to participate in WebMD’s disability plans and will instead be entitled to a payment equal to the greater of $10,000 and 200% of the cost of his coverage for up to three years.

Mr. Vuolo’s receipt of these severance benefits is subject to his continued compliance with the applicable restrictive covenants described below.

•

For information regarding Mr. Vuolo’s equity compensation, see “— Executive Compensation Tables” above. The following additional terms apply to the specified grants of options to purchase WebMD Common Stock and WebMD Restricted Stock:

–

The December 2008 amendment described the material terms of the December 2008 WebMD equity awards made to Mr. Vuolo. Specifically, Mr. Vuolo may resign one year after the occurrence of a Change in Control (as described below) and (i) he would continue to vest in the option granted on December 10, 2008 through the second anniversary of the Change in Control and (ii) that portion of the restricted stock award made on the same date that would have vested over the two year period following the Change in Control will become vested on the date of resignation. The February 2009 amendment provided that the option granted to Mr. Vuolo by HLTH on December 10, 2008 will be treated in the same manner as the WebMD grants made on such date and described above.

–

Under the Restricted Stock Agreement entered into in connection with the grant of WebMD Restricted Stock made to Mr. Vuolo in November 2009, if a Change of Control (as defined in the 2005 Plan) occurs, he may resign beginning one year after the Change in Control and any remaining unvested shares would vest on the date of resignation.

–

Under the June 28, 2010 amendment to Mr. Vuolo’s employment agreement, the following terms apply to the grant of WebMD Restricted Stock that he received on that date: (a) at any time after the first anniversary of the occurrence of a Change in Control (as described below) of WebMD, he may resign, in which case the two vestings of the WebMD Restricted Stock that would have occurred after the Change in Control will, if not already vested, accelerate to the date of termination; and (b) if his employment is terminated by WebMD without Cause (as described below) or by him for Good Reason (as described below) following a Change in Control, the WebMD Restricted Stock granted to him will be treated in the same manner.

–	Under the September 25, 2011 amendment to Mr. Vuolo’s employment agreement, the following terms apply to the grants made on that date:

¡

if, after the first anniversary of the occurrence of a Change of Control (as described below), he resigns for any reason or is terminated without Cause (as described below), (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of two years from the date of termination (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within two years from the date of termination will accelerate to the date of termination; and

¡

if his employment is terminated by WebMD without Cause or by him for Good Reason (as described below, except that following a Change of Control, “Good Reason” shall not include changes in his duties, titles or responsibilities that are solely attributable to the Change in Control) before the first anniversary following a Change of Control, (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of three years from the date of the Change of Control (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within three years from the date of the Change of Control will accelerate to the date of termination.

•

For purposes of the employment agreement: (a) “Cause” includes (i) a material breach of his employment agreement that remains unremedied after 30 days’ written notice, or (ii) conviction of a felony; and (b) “Good Reason” includes (i) a material reduction in his title or responsibilities, (ii) the requirement to report to anyone other than WebMD’s CEO, (iii) a reduction in his base salary or material fringe benefits, (iv) a material breach by WebMD of his employment agreement, (v) relocation of his place of work outside Manhattan, New York, unless it is within 25 miles of his current residence, or (vi) the date that is six months following a Change in Control (as described below) of WebMD (so long as Mr. Vuolo remains employed by WebMD’s successor, or is terminated without Cause or resigns for Good Reason, during such six-month period).

•

For purposes of the employment agreement, a “Change in Control” would occur when: (i) any person, entity, or group acquires at least 50% of the voting power of WebMD, (ii) there is a sale of all or substantially all of WebMD’s assets in a transaction where then-current stockholders do not receive a majority of the voting power or equity interest in the acquiring entity or its controlling affiliates or (iii) a complete liquidation or dissolution of WebMD occurs.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the second anniversary of the date employment has ceased.

•

The December 2008 amendment also made changes to the agreement that were intended to bring its terms into compliance with, or exempt it from, Section 409A of the Internal Revenue Code by, among other things, clarifying the timing of certain payments.

•	The employment agreement is governed by the laws of the State of New York.

•

The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Vuolo incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute and related gross-up payments made to Mr. Vuolo will not be deductible for federal income tax purposes.

Gregory A. Mason

We are party to an employment agreement with Gregory A. Mason, who serves as our Executive Vice President — Consumer Services, which was entered into in May 2011 at the time of his hire and amended in July 2011. The following is a description of Mr. Mason’s employment agreement with us:

•

Under his employment agreement, Mr. Mason’s annual base salary is $400,000 and he is eligible for an annual bonus, the target of which is 65% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2011, Mr. Mason received an annual bonus of $100,000. In determining the amount of the bonus, the Committee took into consideration that Mr. Mason joined WebMD in the middle of the year. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Annual Bonuses” above. Mr. Mason also received a sign-on bonus of $50,000, paid in August 2011. The sign-on bonus was contingent upon Mr. Mason’s relocation to the New York City area. Mr. Mason was also eligible for reimbursement of certain relocation expenses, including temporary housing, subject to a requirement to repay amounts so reimbursed if he resigns from WebMD prior to the first anniversary of his joining WebMD.

•

When Mr. Mason joined WebMD on June 21, 2011, he received the following grants pursuant to his employment agreement: non-qualified options to purchase 175,000 shares of WebMD Common Stock at an exercise price of $45.82 (the closing price of WebMD Common Stock on the date of grant) and 42,500 shares of WebMD Restricted Stock. On February 23, 2012, Mr. Mason voluntarily surrendered the options grant to him on June 21, 2011. See “Voluntary Surrender of Certain Option Grants” following the Summary Compensation Table above. On July 23, 2011, the Compensation Committee granted to Mr. Mason non-qualified options to purchase 75,000 shares of WebMD Common Stock at an exercise price of $36.62 (the closing price of WebMD Common Stock on July 22, 2011) and 12,000 shares of WebMD Restricted Stock. The grants to Mr. Mason are scheduled to vest over a four year period, with 25% scheduled to vest on each of the first, second, third and fourth anniversaries of the date of grant. For additional information regarding Mr. Mason’s equity compensation, see the “Executive Compensation Tables” above.

•

In the event of the termination of Mr. Mason’s employment, by WebMD without “Cause” or by him for “Non-Change of Control Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and payment of his COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan.

•

In the event of a “Change of Control” of WebMD (as such term is defined in the 2005 Plan) and his subsequent termination by WebMD without Cause or by him for Change of Control Good Reason (as such term is described below) within 24 months following such Change of Control, Mr. Mason would receive the severance benefits described above, and the options granted to him on July 23, 2011, to the extent unvested, would remain outstanding and continue to vest through the second vesting date following such termination.

•	For purposes of the employment agreement with Mr. Mason:

–

a “Change of Control” (as such term is defined in the 2005 Plan) would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD.

–	“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, (iv) continued failure to follow WebMD’s lawful instruction after 30 days written notice, or (v) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

–

“Non-Change of Control Good Reason” means Mr. Mason’s resignation of employment within six months following the occurrence of any of the following conditions or events prior to a Change of Control: (i) any material breach of the employment agreement by WebMD, (ii) a material reduction in base salary, or (iii) a material reduction in responsibilities; provided that he has provided written notice to WebMD within 30 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 90 days of receipt of such written notice.

–

“Change of Control Good Reason” means Mr. Mason’s resignation of employment within six months following the occurrence of any of the following conditions or events that occurs on or after a Change of Control: (i) any material breach of the employment agreement by WebMD, (ii) a material reduction in base salary, or (iii) a material reduction in responsibilities, not including a change in title or reporting responsibilities or a material reduction in responsibilities in connection with a transition of his responsibilities to others at WebMD, so long as such transition period is not greater than 12 months and at the end of such transition period, a Change of Control is deemed to occur; provided that he has provided written notice to WebMD within 30 days after the occurrence of such condition or event claimed to be Change of Control Good Reason and WebMD has failed to remedy such condition or event within 90 days of receipt of such written notice.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are each governed by the laws of the State of New York.

Mr. Mason is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. Post-employment payments and benefits that may be due to Mr. Mason are subject to his continued compliance with these covenants.

William Pence

William Pence, who currently serves as Executive Vice President, Chief Operating Officer and Chief Technology Officer, is party to an amended and restated employment agreement with us that became effective on May 16, 2012, when he became our Chief Operating Officer. The following is a description of Mr. Pence’s amended and restated employment agreement:

•

Under his employment agreement, Mr. Pence’s annual base salary is $425,000 (effective as of March 12, 2012) and he is eligible for an annual bonus, the target of which is 60% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. For 2011, Mr. Pence received an annual bonus of $150,000, determined by the Compensation Committee of our Board in its discretion. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Annual Bonuses” above.

•	For information regarding Mr. Pence’s equity compensation, see the “Executive Compensation Tables” above.

•

In the event of the termination of Mr. Pence’s employment, by WebMD without “Cause” or by him for “Good Reason” (as those terms are described below), he would be entitled to continue to receive his base salary for one year from the date of termination, to receive any unpaid bonus for the year preceding the year in which the termination occurs, and to receive the employer portion of COBRA premiums until the earlier of one year following his termination and the date upon which he receives comparable coverage under another plan. In addition, in the event that a termination of Mr. Pence’s employment by WebMD without Cause or by him for Good Reason occurs before the fourth anniversary of the date of grant, 25% of the options to purchase WebMD Common Stock granted to him on December 10, 2008 would continue to vest through the next vesting date following the date of termination.

•

In the event of a “Change of Control” of WebMD (as such term is defined in the 2005 Plan) and his subsequent termination by WebMD without Cause or by him for Good Reason within 12 months following such Change of Control, the unvested portion of any options to purchase WebMD Common Stock granted to Mr. Pence that are outstanding on the date of such termination (whether granted on or prior to May 16, 2012 or in the future) would remain outstanding and continue to vest during the one year period following such termination.

•	For purposes of the employment agreement:

–

a “Change of Control” (as such term is defined in the 2005 Plan) would occur when: (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD.

–

“Cause” includes (i) continued willful failure to perform duties after 30 days written notice, (ii) willful misconduct or violence or threat of violence that would harm WebMD, (iii) a breach of a material WebMD policy, the employment agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (iv) conviction of a felony in respect of a dishonest or fraudulent act or other crime of moral turpitude.

–

“Good Reason” means Mr. Pence’s resignation of employment within one year of the occurrence of any of the following conditions or events: (i) a material reduction in base salary, (ii) a material reduction in authority, or (iii) any material breach of the employment agreement by WebMD; provided that he has provided written notice to WebMD within 90 days after the occurrence of such condition or event claimed to be Good Reason and WebMD has failed to remedy such condition or event within 30 days of receipt of such written notice.

•	The employment agreement and the Trade Secret and Proprietary Information Agreement described below are governed by the laws of the State of New York.

Mr. Pence is also a party to a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from hiring WebMD’s employees or soliciting any of WebMD’s clients or customers with whom he had a relationship during the time he was employed by WebMD, and non-competition provisions that prohibit him from being involved in a business that competes with WebMD’s business or that competes with any other business engaged in by any affiliates of WebMD if he is directly involved in such business. The non-solicitation and non-competition obligations end on the first anniversary of the date his employment ceases. The post-employment payments and benefits due to Mr. Pence are subject to his continued compliance with these covenants.

Martin J. Wygod

Mr. Wygod was party to an employment agreement with HLTH dated as of August 3, 2005, as amended on each of February 1, 2006, December 1, 2008 (the “2008 Amendment”), December 29, 2008 and July 9, 2009 (the “2009 Amendment”). WebMD assumed the employment agreement upon the closing of the Merger. The following is a description of the employment agreement:

•

The 2008 Amendment extended the employment period, under the employment agreement, through December 31, 2012, provided that a non-renewal by WebMD will be treated as a termination without “Cause” (as that term is described below) and have the consequences described below. Pursuant to the 2008 Amendment, upon the closing of the Merger, (i) Mr. Wygod’s employment would have terminated,

(ii) Mr. Wygod would have become a non-executive Chairman of the Board of WebMD and (iii) Mr. Wygod would have been entitled to receive the cash severance and benefits provided in the employment agreement (described below). However, HLTH, WebMD and Mr. Wygod agreed, in the 2009 Amendment, that Mr. Wygod would continue to serve as executive Chairman of the Board of WebMD following the Merger and that, upon the consummation of the Merger, Mr. Wygod’s salary would be reduced from $975,000 to $120,000. The 2009 Amendment also provided that Mr. Wygod would continue to have the right, if his employment were to terminate for any reason, to receive the severance he would have received under the 2008 Amendment had he become a non-employee Chairman of the Board of WebMD upon the closing of the Merger, as had originally been contemplated. Accordingly, upon any such termination, Mr. Wygod would be entitled to the following severance benefits:

–

a severance payment of $975,000 (Mr. Wygod’s base salary prior to the Merger), per year payable for three years following the date of termination in equal installments at the same time as WebMD’s payroll practices (for an aggregate of $2,925,000); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code;

–

a bonus payment in the amount of $933,333.34 (the average of the three annual bonuses prior to the closing date of the Merger) for each of the three calendar years following the date of termination (for an aggregate of $2.8 million), with the payments to be made at such time as bonuses are paid to executive officers generally for each such year but not later than December 31 of the year following the year to which the bonus relates; and

–

continued participation in WebMD’s health, dental, vision and life insurance plans in which he participates on the date of termination (or reasonably equivalent plans) for three years from the date of termination (or, if earlier, until eligible for comparable coverage with a subsequent employer).

•

In addition, if his employment is terminated by WebMD without Cause, by Mr. Wygod for Good Reason or as a result of death or disability, the vesting of all of his options and restricted stock would accelerate and his options would remain outstanding for three years (but in no event longer than the expiration of the original term) or, if on or following a Change in Control, through the expiration of the original term. In the event of a Change in Control, all cash amounts payable to Mr. Wygod in connection with his termination are required to be placed in a rabbi trust. For information regarding Mr. Wygod’s equity compensation, see “Executive Compensation Tables” and “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Equity Compensation” above.

•

On September 20, 2011, the Compensation Committee approved an increase in the annual salary of Martin J. Wygod, Chairman of the Board of WebMD, from $120,000 to $490,000. The Compensation Committee approved the increase in light of Mr. Wygod’s increased involvement in operational management and related activities. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Base Salary” above.

•

The amount of any bonus payable to Mr. Wygod is in the discretion of the WebMD Compensation Committee. For 2011, Mr. Wygod received an annual bonus of $475,000, determined by the WebMD Compensation Committee in its discretion. See “Compensation Discussion and Analysis — Use of Specific Types of Compensation — Annual Bonuses” above.

•

For purposes of the employment agreement: (a) “Cause” includes a final court adjudication that Mr. Wygod (i) committed fraud or a felony directed against WebMD or an affiliate relating to his employment, or (ii) materially breached any of the material terms of the employment agreement; and (b) the definition of “Good Reason” includes the following conditions or events: (i) a material reduction in title or responsibility that remains in effect for 30 days after written notice, (ii) a final court adjudication that WebMD materially breached any material provisions of the employment agreement, (iii) failure to serve on WebMD’s Board or Executive Committee of WebMD’s Board, or (iv) the occurrence of a Change in Control of WebMD.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that continue until the third anniversary of the date his employment has ceased. Post-employment payments and benefits that may be due to Mr. Wygod under the employment agreement are subject to his continued compliance with these covenants.

•

The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Wygod incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G. Any excess parachute payments and related tax gross-up payments made to Mr. Wygod will not be deductible by WebMD for federal income tax purposes.

Letter Agreement with Wayne T. Gattinella

Wayne T. Gattinella resigned on January 9, 2012 as Chief Executive Officer and President of WebMD and as a member of WebMD’s Board of Directors. On January 19, 2012, WebMD and Mr. Gattinella entered into a letter agreement, pursuant to which:

•

subject to his continued compliance with applicable restrictive covenants, including the non-competition covenants described below and covenants relating to confidentiality, intellectual property, trade secrets, non-solicitation of customers and employees and other matters, Mr. Gattinella is entitled to receive:

–	his base salary of $560,000 for one year, payable in accordance with WebMD’s normal payroll practices during that period;

–	two payments of $126,500 (on February 1, 2012 and March 1, 2012) for transition services to be provided to WebMD by Mr. Gattinella;

–

the vesting of options to purchase 60,000 shares of WebMD Common Stock, with an exercise price of $23.61 per share, that would have vested if he had remained employed by WebMD on March 31, 2012, with the post-termination exercise period of 90 days to begin on the date of vesting;

–	accelerated vesting of 15,000 shares of restricted WebMD Common Stock that were scheduled to vest on March 31, 2012; and

–	certain outplacement services for up to one year.

•

Mr. Gattinella agreed to extend to two years (from one year) his agreement not to compete with WebMD and his agreements relating to non-solicitation of customers and employees. In addition, Mr. Gattinella agreed to limitations on his providing any services to certain specified companies for one year.

The total value of the consideration paid or payable by WebMD to Mr. Gattinella under the letter agreement is approximately $1,403,400, which consists of: (a) the $813,000 in cash consideration described above; (b) $401,400 in WebMD Restricted Stock vesting as a result of the agreement (valued based on the closing price per share of $26.76 of WebMD Common Stock on January 19, 2012); and (c) $189,000 in value of options vesting as a resulting of the agreement, valued based on the difference between (1) $26.76 (the per-share closing price of WebMD Common Stock on January 19, 2012) and (2) the exercise price of the options.

Employment Agreement with Cavan M. Redmond

On May 31, 2012, Cavan M. Redmond became Chief Executive Officer of WebMD and joined our Board of Directors. Mr. Redmond has entered into an Employment Agreement with WebMD, dated May 29, 2012. The following is a description of the Employment Agreement:

•

Mr. Redmond’s annual base salary is $650,000. The target annual bonus that he will be eligible to receive shall be 100% of his base salary, with the actual amount to be determined by the Compensation Committee of our Board in its discretion. Mr. Redmond will be eligible to participate in the benefit programs generally available to senior executives of WebMD, including health insurance, life and disability insurance and the 401(k) plan. Mr. Redmond will receive a car allowance of $1,000 per month. WebMD has agreed to reimburse Mr. Redmond for certain expenses relating to his relocation to New York City.

•

Mr. Redmond is receiving a sign-on bonus of $930,000. The sign-on bonus is subject to repayment in full if, during the first year of his employment with WebMD, Mr. Redmond terminates his employment without Good Reason (as described below) or if there is a termination for Cause (as described below), unless a Change of Control (as described below) has occurred prior to such termination. During the second year of employment, 50% of the sign-on bonus would be subject to repayment in such events.

•

Mr. Redmond: (a) received, on May 31, 2012 (the “Commencement Date”), a grant (the “Redmond Option Grant”) of non-qualified options to purchase 1,000,000 shares of WebMD Common Stock at an exercise price of $23.03 per share, the closing price of WebMD Common Stock on the date of grant; and (b) received, on June 15, 2012 (at the time of the filing of a Registration Statement on Form S-8 relating thereto), a grant (the “Redmond Restricted Stock Grant”) of 45,000 shares of restricted WebMD Common Stock. The vesting schedule for these grants is 25% per year, on the first four anniversaries of the Commencement Date. These grants were made outside of WebMD’s existing equity compensation plans in reliance upon Nasdaq Rule 5635(c)(4).

•	In the event of the termination of Mr. Redmond’s employment by WebMD without Cause, by Mr. Redmond for Good Reason or as a result of his death or disability, he (or his estate) would be entitled to:

–	a continuation of his base salary in effect at the time of termination for two years;

–

if the termination date is on or after December 31 of any year but prior to payment of bonuses for such prior year, any annual bonus for such prior year (at such time and in such manner as WebMD pays other senior executive officers’ bonuses for such year); and

–	reimbursement of COBRA premiums until the earlier of 18 months following his termination and the date upon which he receives comparable coverage under another plan.

•	Following a termination of Mr. Redmond’s employment by WebMD without Cause or by Mr. Redmond for Good Reason:

–

the Redmond Option Grant, to the extent unvested, would remain outstanding and continue to vest through the second vesting date following such termination and the post-termination exercise period shall be 90 days after such second vesting date; and

–	the portion of the Redmond Restricted Stock Grant that would have vested on the next two vesting dates shall vest on the date of termination;

provided, however, that if such termination by WebMD without Cause or by Mr. Redmond for Good Reason occurs after a Change of Control, then the Redmond Option Grant and the Redmond Restricted Stock Grant shall become fully vested on the date of termination and the 90-day post-termination exercise period for the Redmond Option Grant shall commence on such date. If Mr. Redmond resigns for any reason after the first anniversary of the occurrence of a Change of Control, he will receive the same severance and other benefits to which he would be entitled upon termination for Good Reason following a Change of Control.

•	Following a termination of Mr. Redmond’s employment as a result of disability or death:

–

the Redmond Option Grant, to the extent unvested, shall become fully vested as of the date of termination and Mr. Redmond or his estate will have a period of one year from the date of termination to exercise the vested options; and

–	the Redmond Restricted Stock Grant shall become fully vested as of the date of termination.

•

If Mr. Redmond’s employment is terminated (a) by WebMD for Cause or (b) by him without Good Reason prior to the first anniversary of a Change of Control: he is not entitled to any further compensation or benefits; and he would not be entitled to any additional vesting with respect to the Redmond Option Grant or the Redmond Restricted Stock Grant following the date of termination.

•	Mr. Redmond’s employment agreement does not provide for any gross-up for excise taxes that Mr. Redmond may incur by reason of any excess parachute payment under Section 280G.

•	For purposes of the Employment Agreement:

–

a “Change of Control” would occur when (i) a person, entity or group acquires more than 50% of the voting power of WebMD, (ii) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (iii) there is a complete liquidation or dissolution of WebMD;

–

“Cause” includes (i) willful failure, after 30 days written notice, to perform duties, (ii) material failure, after 30 days written notice, to follow lawful instructions of WebMD’s Board, (iii) willful misconduct or violence or threat of violence that would harm WebMD or willful misconduct relating to Mr. Redmond’s business affairs, which reflects negatively on WebMD or impairs or impedes its operations or reputation, (iv) a breach of a material WebMD policy, the Employment Agreement or the Trade Secret and Proprietary Information Agreement (as described below) that remains unremedied after 30 days written notice, or (v) conviction of a felony or other crime in respect of a dishonest or fraudulent act or of moral turpitude; and

–

“Good Reason” means Mr. Redmond’s resignation of employment within 180 days after he learns of the occurrence of any of the following: (i) a substantial diminution in responsibilities or authority; (ii) any reduction in the rate of base salary or bonus opportunity, other than in connection with an across the board reduction of the base salaries and bonus opportunities of the senior executives of WebMD of not more than 10 percent; (iii) any requirement that he report to any person or entity other than WebMD’s Board of Directors; or (iv) any material breach by WebMD of any material written agreement with WebMD relating to his employment (including without limitation any equity award agreements); provided, however, that he has provided written notice to WebMD that such event has occurred and (A) it is not cured within 30 days of such notice and (B) he terminates his employment within 90 days after the failure of WebMD to cure. Notwithstanding the foregoing, if a Change of Control has occurred, a diminution in Mr. Redmond’s responsibilities from those prior to the Change of Control so as to facilitate a transition or integration with the successor company shall not be an event that constitutes Good Reason during the one-year period following the closing of the Change of Control so long as such responsibilities are no less than those commensurate with a senior executive role at WebMD.

Mr. Redmond entered into a related Trade Secret and Proprietary Information Agreement that contains confidentiality obligations that survive indefinitely. The agreement also includes non-solicitation provisions that prohibit him from soliciting or hiring, or interfering with, WebMD’s employees or independent contractors, and from soliciting any of WebMD’s clients or customers, and non-competition provisions that prohibit him from being involved in a business that competes with any business that WebMD or any of its subsidiaries are engaged in or have taken affirmative steps to engage in. The non-solicitation and non-competition obligations end on the second anniversary of the date his employment ceases. Post-employment payments and benefits that may become due to Mr. Redmond would be subject to his continued compliance with these covenants.

Compensation of Kevin Cameron

Kevin M. Cameron, who formerly served as Chief Executive Officer of HLTH and as a member of its Board of Directors, became a member of the Board of Directors of WebMD upon completion of the Merger. In November 2009, Mr. Cameron returned from medical leave to active employment with WebMD on a part-time basis as a Special Advisor to the Chairman, at a salary rate of $100,000 per year. For 2011, Mr. Cameron received an annual bonus of $100,000, determined by the Compensation Committee of our Board in its discretion. At the time that he returned from medical leave, he received a grant of 110,000 shares of WebMD Restricted Stock, 36,666 of which vested on the second anniversary of the date of grant and 36,667 of which are scheduled to vest on each of the next two anniversaries of the date of grant. The amount of shares granted, and the terms of the grant, were determined by the Compensation Committee in its discretion. Pursuant to the terms of the 2005 Plan, the vesting of the WebMD Restricted Stock will be accelerated, in the event of termination of Mr. Cameron’s employment as a result of death or permanent disability, to the date of such termination. Vesting of the WebMD Restricted Stock will also be accelerated, in the event of a Change of Control (as defined in the

2005 Plan) of WebMD, to the date of such Change of Control. In addition, if Mr. Cameron’s employment is terminated by WebMD without cause, the next vesting will be accelerated to the date of termination.

Upon the completion of the Merger, Mr. Cameron was entitled to resign for good reason under his employment agreement and receive certain severance benefits. WebMD and Mr. Cameron have entered into an agreement, in connection with Mr. Cameron’s resuming active employment, that would allow Mr. Cameron to receive the same benefits if he resigns at a later date as he would have been entitled to if he had resigned immediately following the Merger, which include:

•

As a result of his serving as HLTH’s Chief Executive Officer for over three years, he would be entitled to continuation of his base salary for three years from his termination date at the rate in effect when he served as CEO of HLTH, which was $660,000 per year (an aggregate of $1.98 million); provided that the first six months of severance shall be delayed for six months and will be paid in a lump sum after such six month period in accordance with Section 409A of the Internal Revenue Code.

•

He would generally be entitled to continue to participate for three years, on the same terms and conditions that would have applied had he remained employed by WebMD during such period, in all health, medical, dental, life and disability plans provided to him at the time of such termination and which are provided to employees generally following the date of termination (or comparable plans).

As of June 14, 2012, Mr. Cameron held: (a) non-qualified options (originally granted by HLTH prior to the Merger) to purchase 773,216 shares of WebMD Common Stock with a weighted average exercise price of $21.94 per share (of which, 770,994 are vested options); and (b) the following, which were granted under the 2005 Plan (i) non-qualified options to purchase 20,500 shares of WebMD Common Stock at an exercise price of $17.50, which are fully vested, (ii) 73,334 shares of WebMD Restricted Stock granted by WebMD on November 3, 2009, one-half of which is scheduled to vest on November 3 of each of 2012 and 2013, (iii) 7,500 shares of WebMD Restricted Stock granted on June 28, 2010, one third of which will vest on June 28 of each of 2012, 2013 and 2014, and (iv) non-qualified options to purchase 60,000 shares of WebMD Common Stock with an exercise price of $29.44 and 22,500 shares of WebMD Restricted Stock, both granted on September 25, 2011 with a vesting schedule of 25% on each of the first four anniversaries of the date of grant. On February 23, 2012, Mr. Cameron voluntarily surrendered non-qualified options to purchase 65,000 shares of WebMD Common Stock with an exercise price of $46.81 that had been granted to him on June 28, 2010. For additional information, see “Voluntary Surrender of Certain Option Grants” following the Summary Compensation Table above.

The following terms apply to the grant of WebMD Restricted Stock made to Mr. Cameron on June 28, 2010:

•

if his employment is terminated by WebMD without Cause (defined as described below), by Mr. Cameron for Good Reason (defined as described below) or as a result of death or disability, the next vesting of the WebMD Restricted Stock would accelerate to the date of termination; and

•

if, following a Change of Control (defined as described below), his employment is terminated by WebMD without Cause or by Mr. Cameron for Good Reason, the WebMD Restricted Stock would become fully vested on the date of termination.

The following terms apply to the grants made to Mr. Cameron on September 25, 2011:

•

if, after the first anniversary of the occurrence of a Change of Control (as described below), he resigns for any reason or is terminated without Cause (as described below) (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of two years from the date of termination (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within two years from the date of termination will accelerate to the date of termination; and

•

if his employment is terminated by WebMD without Cause or by him for Good Reason (as described below, except that following a Change of Control, “Good Reason” shall not include changes in his duties, titles or responsibilities that are solely attributable to the Change in Control) before the first anniversary following a Change of Control, (a) the options granted to him will continue to vest and remain outstanding, as if he remained in the employ of WebMD, for a period of three years from the date of the

Change of Control (but in no event longer than the expiration of the original term of such options) and (b) vesting of the restricted stock that would have occurred within three years from the date of the Change of Control will accelerate to the date of termination.

For the purposes of the grants on June 28, 2010 and September 25, 2011:

•

a “Change of Control” would occur when (a) any person, entity or group acquires at least 50% of the voting power of WebMD, (b) there is a reorganization, merger or consolidation or sale involving all or substantially all of WebMD’s assets, or (c) there is a complete liquidation or dissolution of WebMD.

•

“Cause” includes (a) any willful misconduct relating, directly or indirectly, to WebMD, which if it can be cured, is not cured within 30 days following written notice from WebMD, (b) any breach of any material provision contained in Mr. Cameron’s employment agreement or any material policy which, if it can be cured, is not cured within 30 days following written notice from WebMD, or (c) conviction of a felony or crime involving moral turpitude.

•

“Good Reason” includes (a) a material breach by WebMD of its obligations under the employment agreement, which, if able to be cured, remains uncured, (b) a material demotion of Mr. Cameron’s position with WebMD, and (c) if Mr. Cameron is required to relocate from his present residence or is required to commute, on a regular basis, to WebMD’s headquarters and WebMD’s headquarters is outside of the New York City metropolitan area; provided that Mr. Cameron has provided 30 days written notice and WebMD has failed to remedy such condition within 30 days of receipt of such written notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Appointment Agreement with the Icahn Group

On June 8, 2012, WebMD entered into the Appointment Agreement with the Icahn Group. The Appointment Agreement provides, among other things, that effective as of the date of our 2012 Annual Meeting:

•	the size of our Board of Directors will be increased from 11 to 12 directors, and

•

David Schechter (or his replacement, the “Icahn Suggested Nominee”) will be appointed to the Board of Directors as a Class II director (with a term expiring at our Annual Meeting of Stockholders in 2013).

Mr. Schechter currently serves as a Portfolio Manager of the Sargon Portfolio for Icahn Capital, and has held various positions with entities affiliated with Carl C. Icahn since 2004. Prior to 2004, he served as Vice President of Global Special Situations at Citigroup. Mr. Schechter is currently on the board of directors of The Hain Celestial Group, Inc., a natural and organic food and personal care products company, Mentor Graphics Corp., a leader in electronic design automation software, and Federal-Mogul Corporation, an automotive and industrial equipment supplier. Previously, Mr. Schechter served as a director of WCI Communities, Inc., a homebuilding company, XO Communications, a telecommunications company, and BKF Capital Group, Inc., an investment advisory business. Mr. Schechter is 36 years old.

The Appointment Agreement also provides that, among other things, until the earliest of (i) the conclusion of our Annual Meeting of Stockholders in 2013, (ii) the date on which the Icahn Group delivers to the Secretary of WebMD, in accordance with the advance notice provision of WebMD’s Amended and Restated By-laws (which period will end no less than 60 days prior to the Annual Meeting of Stockholders in 2013), notice of any director nominations or any other proposal to be brought before the Annual Meeting of Stockholders in 2013, and (iii) the date of the resignation of the Icahn Suggested Nominee, the Icahn Group and its affiliates shall not:

•	solicit proxies or written consents of WebMD stockholders;

•	advise any other person with respect to the giving or withholding of any proxy;

•	join any group with respect to WebMD’s securities;

•	present any proposal (including director nominees) for consideration for action by stockholders or make a request for a list of WebMD’s stockholders;

•	grant any proxy or deposit WebMD’s securities in a voting trust or subject them to a voting agreement or similar agreement;

•	make any request under Section 220 of the Delaware General Corporation Law;

•	commence any litigation or similar proceeding against WebMD or its affiliates, directors, officer or employees;

•	make any public statement regarding WebMD or its affiliates, officers, directors, employees or businesses unless approved in writing in advance by WebMD; and

•	effect any tender offer, acquisition of material assets, merger or any other extraordinary transaction involving WebMD.

In addition, pursuant to the Appointment Agreement, the Icahn Group agreed to cause all WebMD securities owned by the Icahn Group or its affiliates as of the record date, to be present for quorum purposes and to be voted, at our 2012 Annual Meeting or at any adjournments or postponements thereof, in accordance with the recommendation of our Board with respect to the election of Class I directors and for the ratification of the appointment of Ernst & Young LLP as WebMD’s independent public accounting firm. For information regarding the Icahn Group’s holdings of WebMD Common Stock, see “Security Ownership by Principal Stockholders and Management” above.

The Appointment Agreement also provides that in the event that, (i) at any time from the date of the Appointment Agreement until the date of the Annual Meeting of Stockholders in 2013, the Icahn Group beneficially owns less than 5% of the total number of shares of WebMD Common Stock then outstanding or (ii) the Icahn Group delivers to the Secretary of WebMD notice of any proposal (including director nominations) to be brought before the Annual Meeting of Stockholders in 2013, in either case, the Icahn Suggested Nominee shall immediately resign from our Board.

Pursuant to the Appointment Agreement, at the discretion of the Icahn Group, the parties may enter into a confidentiality agreement providing that the Icahn Suggested Nominee may share certain non-public information with the Icahn Group pursuant to certain terms and conditions.

Other Related Party Transactions

WebMD was reimbursed approximately $328,000 and $320,000 for 2011 and 2010, respectively, by Martin J. Wygod (WebMD’s Chairman of the Board) and a corporation that he controls, for personal use of certain company staff and office facilities and for the personal portion of certain travel expenses.

In December 2010, WebMD made a charitable donation to the Rose Foundation of $1,600,000 to be used to provide funding to a children’s health clinic in Oceanside, CA. The Rose Foundation is a private charitable foundation of which Mr. Wygod is a trustee.

FMR Corp. reported beneficial ownership, as of December 31, 2011, of 1,036,434 shares of WebMD Common Stock, which represented approximately 1.8% of WebMD’s outstanding Common Stock as of that date. However, previously during 2010 and 2011, FMR Corp. had reported beneficial ownership of more than 10% of WebMD’s outstanding Common Stock. Affiliates of FMR Corp. provide record-keeping and administrative services to WebMD in connection with the 401(k) Plan, health savings accounts for WebMD employees and WebMD’s stock-based compensation plans. The aggregate amount charged to WebMD for these services was approximately $146,000 for 2011 and $86,000 for 2010. Fidelity Employer Services Company LLC, or FESCO, an affiliate of FMR Corp. that provides human resources administration and benefit administration services to employers, serves as a distributor of WebMD’s private portal services, which are integrated into services that FESCO provides to its clients. WebMD recorded revenue of $5,237,000 in 2011 and $5,776,000 in 2010 related to the FESCO relationship, and $690,000 and $1,587,000, respectively, were included in accounts receivable, related to the FESCO relationship, as of December 31, 2011 and December 31, 2010.

Audit Committee Review of Related Party Transactions

Under our company’s Code of Business Conduct, directors and executive officers are required to disclose to our General Counsel or our Compliance Officer any transactions or relationships they are involved in that present or may present a conflict of interest with our company, including those that would be required to be disclosed as a related party transaction under applicable SEC rules. Under our Code of Business Conduct and the Audit Committee Charter, the Audit Committee has authority to determine whether to approve or ratify such transactions and relationships on behalf of our company. The Audit Committee considers whether to ratify or approve such transactions and relationships on a case-by-case basis, rather than pursuant to a general policy.

If not disclosed to the Audit Committee or if, after disclosure, not ratified or approved by the Audit Committee, a transaction or relationship presenting a conflict of interest or potential conflict of interest between a director or executive officer and our company may violate our Code of Business Conduct and other company policies. When reviewing such a relationship or transaction, the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arm’s-length transaction and, if not, whether they are otherwise reasonable and fair to WebMD. In addition, the Audit Committee will consider the nature of the related party’s interest in the transaction and the significance of the transaction to the related party. If the transaction involves a Non-Employee Director, the Audit Committee may also consider whether the transaction would compromise the director’s independence. The Audit Committee may condition its ratification or approval of a transaction or relationship on imposition of specified limitations on the transaction or relationship or specific monitoring requirements on an ongoing basis.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules, we are providing WebMD stockholders with the opportunity to make an advisory vote regarding the compensation of WebMD’s Named Executive Officers, as described in this Proxy Statement. The Dodd-Frank Act requires public companies to hold advisory votes on executive compensation at least once every three years and the Compensation Committee of our Board has determined to hold such advisory votes annually. Accordingly, the following resolution will be submitted for a stockholder vote at the 2012 Annual Meeting:

“RESOLVED, that the stockholders of WebMD Health Corp. (“WebMD”) approve, on an advisory basis, the compensation of WebMD’s Named Executive Officers, as disclosed in the Proxy Statement for WebMD’s 2012 Annual Meeting, including in the Compensation Discussion and Analysis section, the compensation tables and the narrative disclosures.”

This proposal is commonly referred to as a “Say-on-Pay Vote” and we sometimes use that name in this Proxy Statement. The Say-on-Pay Vote at our 2012 Annual Meeting is not intended to address any specific element of compensation; instead, it is intended to provide stockholders with an opportunity to communicate to the Compensation Committee their views on overall compensation practices relating to WebMD’s Named Executive Officers, as described in this Proxy Statement.

We urge you to consider the disclosures regarding compensation matters contained under the caption “Executive Compensation” earlier in this Proxy Statement, including the subsection entitled “Compensation Discussion and Analysis.” As discussed in the Compensation Discussion and Analysis, the various elements of WebMD’s executive compensation program are intended to work together to provide total compensation that is reasonable, competitive and related to both our company’s performance and the individual performance of our executive officers.

The Say-on-Pay Vote is advisory in nature and is not binding. However, the Board and the Compensation Committee value the opinions of WebMD’s stockholders as expressed through their votes and other communications and the Compensation Committee intends to consider the results of the stockholder vote on this Proposal 2 when making future determinations relating to executive compensation.

On behalf of the Board of Directors, the Compensation Committee recommends a vote “FOR” Proposal 2.

PROPOSAL 3: AMENDMENT TO THE AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

A proposal to ratify and approve an amendment to WebMD’s Amended and Restated 2005 Long-Term Incentive Plan to increase the number of shares of WebMD Common Stock issuable under that Plan by 1,875,000 shares, which, together with the approximately 960,000 shares available under that Plan as of June 14, 2012, would result in approximately 2,835,000 shares being available for grant.

Background

Introduction.    As more fully discussed under “Executive Compensation — Compensation Discussion and Analysis — Use of Specific Types of Compensation” and “— Discussion of Compensation Policies” earlier in this Proxy Statement, our Board and its Compensation Committee believe that achievement of long-term objectives and employee retention are fostered through stock option and restricted stock grants that vest over time. Equity compensation aligns the interests of our employees with stockholders and encourages employees to focus on the long-term performance of our company. The compensation that employees receive from equity awards increases when the price of WebMD Common Stock increases, which rewards employees for increasing shareholder value. The vesting schedules applicable to these equity awards are intended to promote retention of employees during the vesting period, which has typically been four years for grants made by WebMD in recent years.

The Compensation Committee believes that it is in WebMD’s best interests to make grants of stock options broadly as a portion of the compensation of most employees, to align that portion of their compensation with stockholder returns and for purposes of employee incentive and retention. The Compensation Committee also believes that, in order to attract and retain qualified employees, WebMD must include equity-based compensation as a portion of total compensation in order to be competitive with other employers. As more fully discussed under “Executive Compensation — Compensation Discussion and Analysis” above, we have not made grants on an annual basis but rather typically grant stock options (and, in the case of certain other key employees, restricted stock): (a) when officers and other employees first join us; (b) in connection with a significant change in responsibilities and, occasionally, to achieve uniformity within a peer group; or (c) at other times where appropriate to retain and motivate our officers and employees.

Amount for Which Approval is Being Sought.    Under the 2005 Plan, a total of approximately 960,000 shares were available for future grant, as of June 14, 2012. The Compensation Committee has determined that it is in the best interests of WebMD and its stockholders to amend the 2005 Plan to increase the total number of shares of WebMD’s Common Stock issuable under the 2005 Plan by 1,875,000 shares, of which 20% (or 375,000 shares) would be available for grant as restricted stock and other “full value” awards (see “— Policies and Practices to Protect Stockholder Interests — 20% Sublimit for Full Value Awards” below). If this increase is approved by stockholders, a total of approximately 2,835,000 shares would be available for grant under the 2005 Plan. The Compensation Committee has approved such increase, subject to the approval of our stockholders, which we are seeking at the 2012 Annual Meeting.

Reasons for the Proposed Increase

The Compensation Committee believes that the proposed increase in the 2005 Plan is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete. Competition for qualified personnel in the Internet and healthcare information services industries can be intense. WebMD must be able to offer competitive compensation packages in order to hire and retain experienced executives, writers and editors, software developers and other technical personnel, and sales and marketing personnel, among others. WebMD’s headquarters and a majority of its employees are located in New York City, a market in which numerous employers in various industries compete for employees with the experience and skills we seek. The Compensation Committee believes that stock option and restricted stock grants have been, and will continue to be, an efficient and effective means of making WebMD’s compensation competitive with that of other companies in our own industry and companies in other industries that compete for the same employees, some of which are much larger than WebMD and have greater financial resources. If our stockholders approve this Proposal 3, the availability of additional shares for grant under the 2005 Plan will allow WebMD to offer compensation packages competitive with those provided by competing employers and will allow WebMD to continue to use equity as a significant component of compensation.

Except for grants made to certain key employees (but not to any of our executive officers) on May 21, 2012 (consisting of a total of approximately 845,000 stock options and 173,000 shares of restricted stock) and grants to new employees during 2012, stock options granted to our employees under the 2005 Plan in the past two years are largely at exercise prices well above current trading prices for WebMD Common Stock. Accordingly, many of our current employees (including certain of our executive officers) hold options that are significantly out-of-the-money, which reduces the incentive provided by those options to remain employed by WebMD. Given the current status of these equity awards, the Compensation Committee expects that a portion of the shares that would be available for grant if Proposal 3 is approved will be granted during 2012 to employees for retention purposes. However, as of the date of this Proxy Statement, the amounts to be granted to specific individuals have not been determined.

Failure to obtain stockholder approval for Proposal 3 would place our company at a significant disadvantage with respect to the retention and recruitment of executive, editorial, technical and other talent. We do not want to risk our employees resigning to accept positions with other companies where they would be eligible for equity awards from their new employer. In addition, limitations on our ability to use equity-based compensation would result in WebMD having to increase its use of cash compensation, which would have the effect of reducing the alignment of employee and shareholder interests.

Considerations Relating to the Amount of Our Outstanding Equity Awards

We use two types of equity compensation: non-qualified stock options and restricted stock. Stock options are granted with an exercise price that is equal to the fair market value of WebMD Common Stock on the grant date.

•	Outstanding Options. As of June 14, 2012, we had outstanding approximately 11.7 million unexercised options to purchase WebMD Common Stock. As of that date:

–

those options had a weighted average exercise price of approximately $29.38 per share and a weighted average remaining life of approximately 7.4 years (the most recent closing price of WebMD Common Stock prior to the filing of this Proxy Statement was $21.00 per share, on June 15, 2012); and

–

approximately 4.8 million of these options were vested, approximately 1.1 million are scheduled to vest during the remainder of 2012, and approximately 2.5 million, 1.5 million, 1.2 million and 0.6 million are scheduled to vest in 2013, 2014, 2015 and 2016, respectively.

•

Outstanding Unvested Restricted Stock.    We also had outstanding, as of June 14, 2012, approximately 1.2 million unvested shares of WebMD Restricted Stock. Approximately 0.3 million of these shares are scheduled to vest during the remainder of 2012, and approximately 0.4 million, 0.2 million, 0.2 million and 0.1 million are scheduled to vest in 2013, 2014, 2015 and 2016, respectively.

The information above includes the 1,000,000 options granted outside the 2005 Plan on May 31, 2012 to Cavan M. Redmond, our Chief Executive Officer, pursuant to the employment agreement he entered into with WebMD in connection with his joining WebMD, but does not include the 45,000 shares of restricted stock issued to Mr. Redmond upon filing of a Registration Statement on Form S-8 relating to those shares after June 14, 2012. See “Executive Compensation — Employment Agreement with Cavan M. Redmond” above.

We had outstanding, as of June 14, 2012, 50,212,465 shares of WebMD Common Stock, including unvested shares of WebMD Restricted Stock. Accordingly, our approximately 12.9 million outstanding options and unvested shares of WebMD Restricted Stock (commonly referred to as the “overhang”) represent approximately 25.6% of our outstanding shares. The Compensation Committee recognizes that we have a relatively large overhang and that this can result in dilution to the ownership interest of our existing stockholders, which may be a concern to stockholders in connection with their decision whether to approve this Proposal 3. However, the

Compensation Committee believes that there are special circumstances that our stockholders should consider, including the following:

•

Large Stock Repurchases.    Since the completion of the Merger with HLTH in October 2009, WebMD has repurchased a total of approximately 27.4 million shares of its Common Stock through issuer tender offers and other repurchases. The amount repurchased is equal to approximately 54.5% of our 50,212,465 outstanding shares of Common Stock and is more than twice the size of the overhang of outstanding options and unvested WebMD Restricted Stock. The following numbers of shares were repurchased in the years indicated:

–	October 23 through December 31, 2009, 6,339,227 shares;

–	during 2010, 8,524,776 shares;

–	during 2011, 5,672,795 shares; and

–	during 2012 (through June 14, 2012), 6,827,374 shares.

The Compensation Committee believes that the reduction in outstanding shares resulting from the large stock repurchases by WebMD in recent years is the main reason why the overhang of our outstanding options and shares of unvested WebMD Restricted Stock (measured as a percent of the reduced outstanding resulting from the repurchases), is larger than ordinarily found in companies comparable to WebMD. The Compensation Committee believes that our stockholders should take this into consideration in evaluating Proposal 3 because our stock repurchases have not only reduced the effect of the dilution from the exercise of stock options on our stockholders, they have also made our “overhang” percentage much larger than it would have been if the repurchased shares were still outstanding. Without the repurchases described above, our overhang of approximately 12.9 million options and unvested shares of WebMD Restricted Stock would represent approximately 16.6% of the approximately 77.6 million shares of Common Stock that would be outstanding. The Compensation Committee recognizes that future grants of equity awards by WebMD will need to reflect the reduced amount of shares outstanding resulting from our repurchases.

•	Broad-Based Granting. WebMD has made equity grants to virtually all of its full-time employees for at least a portion of their compensation.

•	Significant Portion of Senior Employee Compensation. For WebMD’s more senior employees, equity compensation represents a significant portion of their compensation.

•

Net Exercise Settlement of Stock Options.    In order to further minimize dilution to stockholders, we expect that future stock option exercises will be settled primarily by “net exercise,” in which WebMD retains shares in payment of the exercise price and to satisfy the required tax withholding arising from the exercises, with the same effect on dilution as if WebMD had repurchased the retained shares. The shares retained by WebMD in the net exercise process do not become available for future grant under the 2005 Plan (see “—Policies and Practices to Protect Stockholder Interests —No Liberal Share Counting” below). We estimate that the dilution from the net exercise of all in-the-money unexercised stock options outstanding as of June 14, 2012 would be approximately 400,000 issued shares, assuming a $25.00 per share market price at the time of exercise, and approximately 2.1 million issued shares, assuming a $40.00 per share market price at the time of exercise. The settlement of our 11.7 million outstanding stock options on a net exercise basis will significantly reduce the dilution to stockholders from those options and WebMD also intends to settle exercises from future option grants primarily using the net exercise process.

Policies and Practices to Protect Stockholder Interests

The Compensation Committee regularly evaluates our compensation policies and practices and, in particular, those relating to equity compensation, and makes changes in their design and implementation to reflect evolving best practices, including with respect to protection of stockholder interests. Accordingly, we have implemented, in the 2005 Plan and in WebMD’s agreements relating to compensation, the following policies and practices to protect our stockholders’ interests:

•	20% Sublimit for Full Value Awards. In 2010, the Compensation Committee implemented a sublimit on the number of shares available for grants of restricted stock and similar types of awards for which no exercise or purchase price is payable (often referred to as “full value awards”) so that only 20% of the shares available for grant under the 2005 Plan on October 21, 2010 could be used for full value awards. The same 20% sublimit will apply to the shares to be added to the 2005 Plan if this Proposal 3 is approved. Accordingly, up to 375,000 shares of the 1,875,000 share increase would be available for grant as “full value” awards.

•

Minimum Vesting Period for Full Value Awards.    The 2005 Plan provides that, for full value awards, the vesting period shall be over at least a three year period for awards with time-based vesting conditions and shall be at least one year for awards with performance-based vesting conditions, with limited exceptions.

•

No Liberal Share Counting.    Shares tendered or held back upon exercise of a stock option to cover the exercise price or tax withholding or for tax withholding on vesting of restricted stock are not returned to the pool of shares available for issuance.

•	No Annual “Evergreen” Provision. The 2005 Plan authorizes only a fixed number of shares, and stockholder approval is required for any increase in the number of shares.

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option on the date of grant.

•	No Repricing. The 2005 Plan prohibits the repricing of stock options without stockholder approval.

•

“Change of Control” Definition.    As used in the 2005 Plan, the definition of “Change of Control” applies only to grants to our Non-Employee Directors, which our Board believes is consistent with good corporate governance. See “— Summary of the 2005 Plan — Acceleration Upon Certain Events” below. Under the provisions of the 2005 Plan, there is no effect from a “Change in Control” on grants made to WebMD officers and other employees. Certain of our executives officers and other senior officers are parties to employment agreements that contain provisions relating to a potential change in control. For additional information, see “Executive Compensation — Compensation Discussion & Analysis — Compensation Following Termination of Employment or a Change of Control” and “Executive Compensation — Employment Agreements with Named Executive Officers” above.

•

No “Hedging” Policy.    Our existing policies relating to trading in WebMD securities by WebMD’s executive officers and other senior executives prohibit hedging transactions with respect to their holdings in WebMD securities.

The policies and practices relating to stock options, as described in this section, would also apply to stock appreciation rights if the Compensation Committee were to decide to use that form of award in the future.

Reasons for Seeking Stockholder Approval of Proposal 3

We are seeking stockholders’ approval for the increase in shares issuable under the 2005 Plan in order to comply with applicable requirements of the NASDAQ Global Select Market and, to the extent permitted by law, to preserve the tax deductible status for certain awards granted under the 2005 Plan. The stock options (and, if any, stock appreciation rights) that would be granted under the 2005 Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, the 2005 Plan authorizes performance-based stock awards that would give WebMD the flexibility to structure stock-based bonus opportunities as performance-based within the meaning of Section 162(m).

Recommendation of the Compensation Committee

The Compensation Committee believes that approval of Proposal 3 is necessary in order to allow WebMD to continue to attract and retain qualified employees in an extremely competitive environment. For the reasons discussed above, the Compensation Committee believes that the size of the increase in shares available for grant under the 2005 Plan contemplated by this Proposal 3, together with the planned use of the additional shares described above, represents an appropriate equity compensation strategy for WebMD at this time. Accordingly, the Compensation Committee of WebMD’s Board of Directors recommends that stockholders vote “FOR” Proposal 3.

* * * *

As of June 15, 2012, the market price of our Common Stock, based upon the Nasdaq Official Closing Price, was $21.00 per share.

* * * *

Summary of the 2005 Plan

Set forth below is a summary of the principal features of the 2005 Plan, as proposed to be amended in the manner contemplated by Proposal 3 (except where the existing terms are explicitly described). The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Annex K to this Proxy Statement.

General

The purpose of the 2005 Plan is to promote WebMD’s success by linking the personal interests of WebMD’s or its parent’s employees, officers, directors and consultants to those of its stockholders, and to provide participants with an incentive for outstanding performance. The 2005 Plan authorizes the grant of awards in any of the following forms:

•	options to purchase shares of WebMD Common Stock, which may be incentive stock options or nonqualified stock options;

•	stock appreciation rights (settled in cash or WebMD Common Stock);

•	performance shares;

•	restricted stock;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to WebMD Common Stock; or

•	cash.

Share Limits

An aggregate of 18,200,000 shares of WebMD Common Stock is currently issuable under the 2005 Plan and, as of June 14, 2012, approximately 960,000 shares were available for future grant under the 2005 Plan. Approval of Proposal 3 would increase the aggregate amount issuable under the 2005 Plan to 20,075,000 shares by adding 1,875,000 to the number of shares available for future grant. If any outstanding stock option expires or is terminated before being fully exercised or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion would again become available for issuance under the 2005 Plan. However, shares that are not issued or delivered as a result of the net settlement of a stock option and shares used to pay the withholding taxes related to a stock award do not become available again for future grants under the 2005 Plan; instead, the full number of shares underlying options exercised by net settlement are deemed to have already been used for purposes of determining the number of shares remaining available for future grants.

The maximum number of shares of WebMD Common Stock with respect to one or more options, stock appreciation rights or combination of options and stock appreciation rights that may be granted during any one calendar year under the 2005 Plan to any one person is 412,500 (all of which, may be granted as incentive stock options), except that that limit may be increased by 412,500 for awards made in connection with a person’s initial hiring. The maximum fair market value of any awards (determined as of the date of the grant), other than options and stock appreciation rights, that may be received by a participant, less any consideration paid by the participant for such award, during any one calendar year under the 2005 Plan is $5,000,000. The maximum number of shares of WebMD Common Stock that may be subject to one or more performance shares (or used to provide a basis of measurement for one to determine the value of a performance share) granted in any one calendar year to any one person is 412,500.

The 2005 Plan provides for a sublimit on the number of shares of “full value awards” that may be granted. “Full value awards” include restricted common stock and similar equity awards for which no purchase price or exercise price is paid by the recipient. The 2005 Plan currently limits the number of shares available for grant as full value awards to 20% of the sum of the shares that were available for grant on October 21, 2010 and 2,600,000 (the number of shares added to the 2005 Plan at that time). As of June 14, 2012, approximately 168,000 shares remained available for grant as full value awards under the 2005 Plan. If Proposal 3 is approved, the 20% sublimit would also apply to the 1,875,000 shares to be added to the shares available for grant under the 2005 Plan. Accordingly, approval of Proposal 3 would allow up to 375,000 additional shares to be available for grant as full value awards.

Eligibility

Persons eligible to receive awards under the 2005 Plan are employees or officers (including executive officers) of WebMD or its subsidiaries, directors of WebMD, and certain consultants to WebMD or any of its subsidiaries. As of June 14, 2012, approximately 1,700 officers and employees of WebMD and its subsidiaries (including all of its executive officers), as well as each of its eight Non-Employee Directors, are eligible to receive grants under the 2005 Plan.

As more fully described in “Non-Employee Director Compensation” above, WebMD’s non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. WebMD’s Compensation Committee may make additional grants under the 2005 Plan to WebMD’s non-employee directors, including grants when non-employee directors first join WebMD’s Board. As of the date of this Proxy Statement, WebMD has no current plans or proposals to make any such additional grants of awards under the 2005 Plan to its non-employee directors.

Administration

The 2005 Plan is administered by WebMD’s Compensation Committee. The Compensation Committee has the authority:

•	to designate participants;

•	to determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards or amend the terms of such award (subject to the terms of the 2005 Plan);

•	to accelerate the vesting or lapse of restrictions applicable to an award based in each case on such considerations as the Compensation Committee may determine in its discretion;

•	to establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Plan; and

•	to make all other decisions and determinations that may be required under the 2005 Plan.

Subject to certain limitations, the Compensation Committee is permitted to delegate to one or more directors or executive officers its authority under the 2005 Plan. The Compensation Committee has delegated certain of its authority to WebMD’s Chief Executive Officer, subject to concurrence by WebMD’s Chief Financial Officer, to grant awards to employees who are not executive officers up to the following limits: options to purchase up to 50,000 shares and restricted stock with an aggregate fair market value of up to $400,000.

Stock Options

The Compensation Committee is authorized under the 2005 Plan to grant options, which may be incentive stock options or nonqualified stock options. All options will be evidenced by a written award agreement between WebMD and the participant, which will include any provisions specified by the Compensation Committee. The exercise price of an option may not be less than the fair market value of WebMD Common Stock on the date of grant. The terms of an incentive stock option will be intended to meet the requirements of Section 422 of the Internal Revenue Code.

Stock Appreciation Rights

The Compensation Committee may also grant stock appreciation rights. Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess, if any, of the fair market value of one share of WebMD Common Stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of WebMD Common Stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant.

Restricted Stock Awards

The Compensation Committee may make awards of restricted Common Stock to participants, which will be subject to restrictions on transferability and other restrictions as the Compensation Committee may impose, including, without limitation, restrictions on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock. These awards may be subject to forfeiture upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period. The 2005 Plan provides that, for restricted stock and other “full value awards” (awards for which no purchase or exercise price is payable), the vesting period shall be over at least a three year period for awards with time-based vesting conditions and shall be at least one year for awards with performance-based vesting conditions, with limited exceptions.

Performance Shares

The Compensation Committee may grant performance shares to participants on terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents to participants subject to terms and conditions as may be selected by the Compensation Committee. Dividend equivalents will entitle the participant to receive payments equal to dividends (in cash, shares of WebMD Common Stock or other property) with respect to all or a portion of the number of shares of WebMD Common Stock subject to an award.

Other Stock-Based Awards

The Compensation Committee may, subject to limitations under applicable law, grant other awards that are payable in, or valued relative to, shares of Common Stock as will be deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions. The Compensation Committee will determine the terms and conditions of any other stock-based awards.

Annual Awards to Non-Employee Directors

The 2005 Plan provides for an automatic grant on January 1 of each year of options to purchase 13,200 shares of Common Stock to each member of WebMD’s Board of Directors on that date who is not an employee of WebMD. These options will have an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year and will vest as to 25% of the underlying shares on each of the first through fourth anniversaries of the date of grant (full vesting on the fourth anniversary of the date of the grant). These options will expire ten years after the date of grant (unless previously exercised) or earlier in the event the optionee ceases to serve as a director. See “— Acceleration upon Certain Events” below for a description of certain events that will result in acceleration of vesting of these options.

Performance Goals

In order to preserve full deductibility under Section 162(m) of the Internal Revenue Code, the Compensation Committee may determine that any award will be determined solely on the basis of:

•	the achievement by WebMD or one of its subsidiaries of a specified target return, or target growth in return, on equity or assets;

•	total stockholder return, described as WebMD’s stock price appreciation plus reinvested dividends, relative to a defined comparison group or target over a specific performance period;

•	WebMD’s stock price;

•	the achievement by WebMD or a business unit, or one of WebMD’s subsidiaries, of a specified target, or target growth in, revenues, net income, earnings per share, EBIT or EBITDA; or

•	any combination of the above.

If an award is made on this basis, the Compensation Committee must establish goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Compensation Committee may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitation on Transfer and Beneficiaries

No award under the 2005 Plan is assignable or transferable other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order. However, the Compensation Committee may permit other transfers if it deems appropriate and will generally permit transfers made without consideration to family trusts established for estate planning or similar purposes.

Acceleration upon Certain Events

Unless otherwise set forth in the applicable award agreement, upon the participant’s death or termination of employment as a result of disability, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the 2005 Plan and the applicable award agreement. In addition, the Compensation Committee may at any time in its discretion declare any or all awards to be fully or partially vested and exercisable, provided that the Compensation Committee will not have the authority to accelerate or postpone the timing of payment or settlement with respect to awards subject to Section 409A of the Internal Revenue Code in a manner that would cause the awards to be subject to certain related interest and penalty provisions. The Compensation Committee may discriminate among participants or among awards in exercising such discretion. Awards made to WebMD’s directors who are not employed by WebMD will automatically accelerate in the event of a Change of Control. For purposes of the Plan, a Change of Control generally includes (i) a change in the majority of the Board of Directors of WebMD without the consent of the incumbent directors, (ii) any person or entity becoming the beneficial owner of 50% or more of the voting shares of WebMD, (iii) consummation of a reorganization, merger or similar transaction where WebMD’s stockholders no longer represent 50% of the voting power; and (iv) consummation of a sale of all or substantially all of WebMD’s assets.

No Repricing

No adjustment may be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of WebMD’s stockholders. The Compensation Committee is, however, required to make certain adjustments to the per share exercise price or base price, as well as certain other terms, in the case of a stock split and certain other events affecting the underlying Common Stock.

Termination and Amendment

WebMD’s Board of Directors or Compensation Committee has the right at any time to amend or terminate the 2005 Plan, but it may condition any amendment on the approval of WebMD’s stockholders if such approval will be necessary or advisable under tax, securities, stock exchange or other applicable laws, policies or regulations. The Board of Directors or the Compensation Committee has the right to amend or terminate any outstanding award without approval of the participant, but an amendment or termination may not, without the participant’s consent, reduce or diminish the value of the award determined as if it had been exercised, vested, cashed in or otherwise settled on the date of the amendment or termination, and the original term of any option may not be extended. The Compensation Committee has broad authority to amend the 2005 Plan or any outstanding award without the approval of the participants to the extent necessary to comply with applicable tax laws, securities laws, accounting rules or other applicable laws, or to ensure that an award is not subject to interest and penalties under Section 409A of the Internal Revenue Code. If any provision of the 2005 Plan or any award agreement contravenes any regulation or U.S. Department of Treasury guidance promulgated under Section 409A of the Internal Revenue Code that could cause an award to be subject to interest and penalties, such provision will be modified to maintain the original intent of the provision without violating Section 409A. Furthermore, any discretionary authority that the Compensation Committee may have pursuant to the 2005 Plan will not be applicable to an award that is subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

Federal Income Tax Information

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the 2005 Plan and the subsequent sale of WebMD Common Stock that will be acquired under this Plan. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options.  There will be no federal income tax consequences to a participant or to WebMD upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and WebMD will be allowed a corresponding deduction. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options.  There typically will be no federal income tax consequences to a participant or to WebMD upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and WebMD will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and WebMD will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax.

Stock Appreciation Rights.  The participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of WebMD Common Stock received will be taxable as ordinary income, and WebMD will be allowed a federal income tax deduction equal to such amount.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time a restricted stock award is granted. When the applicable restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the WebMD Common Stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount the participant paid for the stock, and WebMD will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

Performance Shares.  A participant will not recognize income, and WebMD will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and WebMD will be allowed a corresponding tax deduction at that time.

New Plan Benefits Table

Awards to officers and other employees under the 2005 Plan are determined by the Compensation Committee in its discretion or, in the case of employees who are not executive officers, pursuant to authority delegated to the Chief Executive Officer with the concurrence of the Chief Financial Officer. Awards under this Plan to non-employee directors are determined by the Compensation Committee, in its discretion, except that non-employee directors receive automatic annual grants of options to purchase 13,200 shares on January 1 of each year, with an exercise price equal to the closing price of WebMD Common Stock on the last trading day of the prior year. As a result, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. The grants shown on the table below were made from January 1, 2011 to the date of this Proxy Statement pursuant to the 2005 Plan (i) our Named Executive Officers (listed individually), (ii) to WebMD’s employees who are executive officers (in the aggregate), (iii) to WebMD’s non-employee directors (in the aggregate), and (iv) to WebMD’s employees who are not executive officers (in the aggregate).

Name and Position	Number of Options		Number of Restricted Shares
Anthony Vuolo, Chief Financial Officer	70,000		27,500
Gregory A. Mason, Executive Vice-President, Consumer Services	250,000	(1)	54,500
William Pence, Chief Operating Officer	75,000		12,000
Martin J. Wygod, Chairman of the Board	350,000		92,867
Executive Group	925,000	(2)	226,867
Non-Executive Director Group	211,200	(3)	—
Non-Executive Officer Employee Group	3,493,950		527,500

[1]

A portion of these options (175,000) were voluntarily surrendered by Mr. Mason in February 2012. For additional information, see “Executive Compensation—Background Information Regarding the Summary Compensation Table—Voluntary Surrender of Certain Option Grants” above.

[2]	See footnote 1 above.

[3]

A portion of these options (105,600) were voluntarily surrendered by the members of the Non-Executive Director Group in February 2012. For additional information, see “Non-Employee Director Compensation — Option Grants — Voluntary Surrender of Certain Option Grants” above.

The amounts in the above table for the Non-Executive Officer Employee Group include 60,000 options and 22,500 restricted shares granted under the 2005 Plan to Kevin M. Cameron, a member of our Board of Directors who is an employee of WebMD, but not a member of the Executive Group. The above table does not include grants of 1,000,000 options and 45,000 restricted shares granted to Cavan M. Redmond in connection with his joining WebMD as Chief Executive Officer on May 31, 2012. Those grants were made to Mr. Redmond outside the 2005 Plan in reliance on Nasdaq Rule 5635(c)(4). For additional information, see “Executive Compensation – Employment Agreement with Cavan M. Redmond” above.

Equity Compensation Plan Information

The following table contains certain information, as of December 31, 2011, about our equity compensation plans.

	(a)	(b)	(c)

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,116,540	$34.35	932,233	(2)
Equity compensation plans not approved by security holders(3)	2,775	$40.60	—

Total	9,119,315	$34,35	932,233	(4)

(1)	This table does not include outstanding options to acquire 1,935,066 shares of WebMD Common Stock at a weighted-average exercise price of $23.52 per share, as of December 31, 2011, that were assumed by WebMD in the Merger. We cannot grant additional awards under equity compensation plans assumed in the Merger. For additional information regarding the assumed options, see Note 8 to the Consolidated Financial Statements in this Annual Report. The 2005 Plan is the only equity compensation plan under which we could make grants as of December 31, 2011.

(2)	Since information in this table is as of December 31, 2011, it does not reflect the voluntary surrender of options by Named Executive Officers, certain other executives and the Non-Employee Directors in February 2012. See “Non-Employee Director Compensation — Option Grants — Voluntary Surrender of Certain Option Grants” above and “Voluntary Surrender of Certain Option Grants” following the Summary Compensation Table above. None of the directors or executives received any consideration in exchange for that surrender of stock options. Upon the surrender of those stock options, the 960,600 shares underlying those options became available for grants under the 2005 Plan. The surrenders by the directors and executives of those stock options were intended to allow WebMD to use the shares that became available under the Plan to attract new employees and to motivate and retain current key employees. As of March 31, 2012, 2,134,471 remained available for future issuance under the 2005 Plan, the only equity compensation plan under which we could make grants at that time, of which 371,929 was available for grant as full value awards (see Footnote 4 below regarding the calculation of the amount available as full value awards).

(3)	The plan included in this category is the WebMD Health Corp. Long-Term Incentive Plan for Employees of Subimo, LLC, which did not require approval of our stockholders under applicable law and Nasdaq rules. We refer to that Plan as the Subimo Plan. A description of the Subimo Plan follows this table.

(4)	In 2010, the 2005 Plan was amended to place a limit on the number of shares available for grants of restricted stock and similar awards for which no exercise or purchase price is payable (often referred to as “full value awards”). The amendment provided that: (a) the number of shares available for full value awards under the 2005 Plan made after the amendment became effective would not exceed 20% of the aggregate number of shares available for grant under the 2005 Plan on October 21, 2010; and (b) if full value awards are forfeited prior to vesting, the limit on the number of shares available for grant as full value awards would be increased by the number of shares underlying the forfeited full value awards (but would not be increased as a result of forfeitures of options). As of December 31, 2011, 288,929 shares were available for grant as full value awards under the 2005 Plan.

Description of Subimo Plan

The Subimo Plan authorized the granting of awards of non-qualified stock options to purchase shares of WebMD Common Stock and shares of Restricted Common Stock to employees of Subimo LLC in connection with our acquisition of that company. No further grants may be made under the Subimo Plan. The options granted under the Subimo Plan have an exercise price equal to $40.60, the market value on the date of grant, which was the closing date of the acquisition. The options to purchase WebMD Common Stock granted under the Subimo Plan generally had the following vesting schedule: 25% on each of the first four anniversaries of the date of grant. However, a small number of members of Subimo’s senior management received grants, under the Subimo Plan, of options to purchase WebMD Common Stock and shares of WebMD Restricted Stock that have the following vesting schedule: 15% on the third anniversary of the date of grant; 25% on the fourth anniversary; and 60% on the fifth anniversary. The options issued under the Subimo Plan expire on the tenth anniversary of the date of grant. Upon termination of employment, unvested options generally are forfeited and vested options generally expire 90 days after termination (one year in the case of termination as a result of death or disability or immediately in the event of termination for “cause”). The Subimo Plan is administered by the Compensation Committee of our Board of Directors and all or a portion of such authority may be delegated to one or more officers of WebMD. The authority to make awards and to determine their terms and conditions in accordance with this Plan was delegated by the Compensation Committee to our Chief Executive Officer, subject to concurrence by our Chief Financial Officer.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 4 is a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2012.

The Audit Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to be WebMD’s independent auditor for the current fiscal year and, with the endorsement of the Board, recommends to stockholders that they ratify that appointment. Ernst & Young LLP has served as WebMD’s independent auditors since WebMD’s initial public offering in 2005 and served as HLTH’s independent auditors from 1995 until completion of the Merger in October 2009.

Although stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, the Board believes that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this appointment. If Proposal 4 is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but is not obligated to appoint another independent registered public accounting firm. If the selection of Ernst & Young LLP is ratified, the Audit Committee nevertheless retains the discretion to select different accounting firms in the future, should the Audit Committee then deem such selection to be in WebMD’s best interest and in the best interest of the stockholders. Any such selection need not be submitted to a vote of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 4.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will be afforded an opportunity to make a statement and will be available to respond to questions by stockholders.

Services and Fees of Ernst & Young

In addition to retaining Ernst & Young LLP to audit WebMD’s Consolidated Financial Statements for 2011 and 2010 and to review quarterly financial statements during those years, WebMD retained Ernst & Young LLP to provide certain related services. The fees for Ernst & Young LLP’s services were:

Type of Fees	2011	2010
Audit Fees	$973,852	$978,284
Audit-Related Fees	253,500	85,460
Tax Fees	107,177	214,563
All Other Fees	2,597	2,569

Total Fees	$1,337,126	$1,280,876

In the above table, in accordance with applicable SEC rules:

•

“audit fees” include: (a) fees for professional services (i) for the audit of Consolidated Financial Statements of WebMD for each year, (ii) for review of the Consolidated Financial Statements included in WebMD’s Quarterly Reports on Form 10-Q filed during each year, and (iii) for the audits of internal control over financial reporting with respect to WebMD for each year; and (b) fees for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for each year;

•

“audit-related fees” are fees in each year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and included fees related to employee benefit plan and other audits during each year and, during 2011, also included fees for services related to the two issuances of convertible notes by WebMD in 2011 and for services related to the process conducted by our Board of Directors to explore strategic alternatives for the company;

•	“tax fees” are fees in the year for professional services for tax compliance, tax advice, and tax planning and analysis; and

•	“all other fees” are fees in the year for any products and services not included in the first three categories and consisted of a subscription to Ernst & Young’s online research tool.

None of these services was provided pursuant to a waiver of the requirement that such services be pre-approved by the Audit Committees of WebMD. The Audit Committee has determined that the provision by Ernst & Young of non-audit services to WebMD in 2011 is compatible with Ernst & Young maintaining its independence.

The Audit Committee considers whether to pre-approve audit and permissible non-audit services and fees on a case-by-case basis, rather than pursuant to a general policy, with the exception of acquisition-related due diligence engagements, which have been pre-approved by the Audit Committee and are subject to monitoring by the Chairman of the Audit Committee. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the authority to pre-approve audit and permissible non-audit services and fees and to amend or modify pre-approvals that have been granted by the entire Audit Committee. A report of any such actions taken by the Chairman is provided to the Audit Committee at the next Audit Committee meeting.

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Neil F. Dimick, James V. Manning and Stanley S. Trotman, Jr., and Mr. Manning is the Chairman. The Audit Committee is responsible for, among other things:

•	retaining and overseeing the registered public accounting firm that serves as WebMD’s independent auditor and evaluating their performance and independence;

•	reviewing the annual audit plan with WebMD’s management and registered public accounting firm;

•	pre-approving any permitted services provided by WebMD’s registered public accounting firm;

•	approving the fees to be paid to WebMD’s registered public accounting firm;

•	reviewing the adequacy and effectiveness of WebMD’s internal controls with WebMD’s management, internal auditors and registered public accounting firm;

•	reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with WebMD’s management and registered public accounting firm;

•	approving WebMD’s internal audit plan and reviewing reports of WebMD’s internal auditors;

•	determining whether to approve related party transactions (see “Certain Relationships and Related Transactions — Audit Committee Review of Related Party Transactions” above); and

•	overseeing the administration of WebMD’s Code of Business Conduct.

The Audit Committee operates under a written charter adopted by WebMD’s Board of Directors, a copy of which is included as Annex H to this Proxy Statement.

This report reviews the actions taken by the Audit Committee with regard to WebMD’s financial reporting process for 2011 and particularly with regard to WebMD’s audited consolidated financial statements and the related schedule included in Annex A to this Proxy Statement.

WebMD’s management has the primary responsibility for WebMD’s financial statements and reporting process, including the systems of internal controls. WebMD’s independent auditors are responsible for performing an independent audit of WebMD’s consolidated financial statements and the related schedule in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon and a report on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to WebMD’s financial statements or systems of internal controls or any professional certification as to the independent auditors’ work.

The Audit Committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements and the Report of Management on Internal Control Over Financial Reporting included in Annex A to this Proxy Statement. In addition, the Audit Committee reviewed with WebMD’s independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, rather than just the acceptability, of WebMD’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees , as amended, other standards of the Public Company Accounting Oversight Board (United States) SEC rules, and other professional standards. The Audit Committee also reviewed with Ernst & Young LLP the “Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting” included in Annex A to this Proxy Statement. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and WebMD, including the matters in the written disclosures required of Ernst & Young LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services (see “— Ratification of Appointment of Independent Registered Public Accounting Firm — Services and Fees of Ernst & Young LLP” above) during 2011 by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.

Additionally, the Audit Committee discussed with WebMD’s independent auditors the overall scope and plan for their audit of WebMD’s financial statements and their audits of its internal control over financial reporting. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of WebMD’s internal controls and the overall quality of WebMD’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to WebMD’s Board of Directors that the audited financial statements and related schedule and management’s assessment of the effectiveness of WebMD’s internal control over financial reporting be included in WebMD’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee has also approved the retention of Ernst & Young LLP as WebMD’s independent auditors for 2012.

Neil F. Dimick

James V. Manning

Stanley S. Trotman, Jr.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

WebMD expects to hold its 2013 Annual Meeting on July 11, 2013.

Submission of Proposals for Inclusion in WebMD’s Proxy Materials. Proposals that stockholders intend to present at the 2013 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below under “— Advance Notice Provisions under WebMD’s Bylaws”) not later than February 18, 2013 if they are to be eligible for consideration for possible inclusion in WebMD’s proxy statement and form of proxy relating to that meeting, unless the date of the meeting is changed to a later one, in which case such proposals must be received a reasonable time before a solicitation is made.

Advance Notice Provisions under WebMD’s Bylaws. WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2013 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD at least 90 days and not more than 120 days in advance of the anniversary of the 2012 Annual Meeting date, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. Accordingly, if a stockholder intends to submit a director nomination or a proposal at the 2013 Annual Meeting that is not intended for inclusion in WebMD’s proxy statement relating to that meeting, notice from the stockholder in accordance with the requirements in the WebMD Amended and Restated By-laws must be received by WebMD no later than April 25, 2013, unless the date of the meeting is changed, in which case WebMD will announce any change in the date by which the notice must be received by WebMD when WebMD first announces the change in meeting date. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.wbmd.com (in the “Investor Relations” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of shares of WebMD Common Stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. A stockholder who wishes to receive a separate copy of this Proxy Statement, now or in the future, should submit this request by writing to Investor Relations, WebMD Health Corp., 111 Eighth Avenue, New York, NY 10011, or by calling (212) 624-3817. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

MISCELLANEOUS

Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than WebMD, we have relied upon information furnished by such person or contained in filings made by such person with the SEC.

The material under the headings “Report of the Audit Committee” (other than the description of the responsibilities of the Audit Committee in the first paragraph of that Report) and the “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that WebMD specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ANNEX A

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

FINANCIAL STATEMENTS

Index to Consolidated Financial Statements and Supplemental Data

Page
Historical Financial Statements:
Report of Management on Internal Control Over Financial Reporting	2
Report of Independent Registered Public Accounting Firm on Internal Control Over Financial Reporting	3
Report of Independent Registered Public Accounting Firm	4
Consolidated Balance Sheets as of December 31, 2011 and 2010	5
Consolidated Statements of Operations for the Years Ended December 31, 2011, 2010 and 2009	6
Consolidated Statements of Equity for the Years Ended December 31, 2011, 2010 and 2009	7
Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009	8
Notes to Consolidated Financial Statements	9
Supplemental Financial Data:
The following supplemental financial data of the Registrant and its subsidiaries required to be included in Item 15(a)(2) on Form 10-K are listed below:
Schedule II — Valuation and Qualifying Accounts	S-1

All other schedules not listed above have been omitted as not applicable or because the required information is included in the Consolidated Financial Statements or in the notes thereto. Columns omitted from the schedule filed have been omitted because the information is not applicable.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 1

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of WebMD Health Corp. is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the Exchange Act) as a process designed by, or under the supervision of, a company’s principal executive and principal financial officers and effected by its board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Internal control over financial reporting includes the controls themselves, monitoring and internal auditing practices and actions taken to correct deficiencies as identified.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

WebMD management assessed the effectiveness of WebMD’s internal control over financial reporting as of December 31, 2011. In making this assessment, WebMD management used the criteria set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment and those criteria, WebMD management concluded that WebMD maintained effective internal control over financial reporting as of December 31, 2011.

Ernst & Young LLP, the independent registered public accounting firm that audited and reported on the Company’s financial statements as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011, has audited the Company’s internal control over financial reporting as of December 31, 2011, as stated in their report which appears on page 3.

February 29, 2012

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited WebMD Health Corp.’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). WebMD Health Corp.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, WebMD Health Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of WebMD Health Corp. as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2011 of WebMD Health Corp. and our report dated February 29, 2012 expressed an unqualified opinion thereon.

/s/    Ernst & Young LLP

New York, New York

February 29, 2012

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of WebMD Health Corp.

We have audited the accompanying consolidated balance sheets of WebMD Health Corp. as of December 31, 2011 and 2010, and the related consolidated statements of operations, equity, and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WebMD Health Corp. at December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2011, the Company adopted authoritative guidance which changed the accounting for multiple deliverable revenue arrangements.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), WebMD Health Corp.’s internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 29, 2012 expressed an unqualified opinion thereon.

/s/    Ernst & Young LLP

New York, New York

February 29, 2012

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 4

WEBMD HEALTH CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,121,217	$400,501
Accounts receivable, net of allowance for doubtful accounts of $1,129 at December 31, 2011 and $1,493 at December 31, 2010	121,335	134,448
Prepaid expenses and other current assets	12,690	12,161
Deferred tax assets	20,482	23,467

Total current assets	1,275,724	570,577
Property and equipment, net	57,139	61,516
Goodwill	202,104	202,104
Intangible assets, net	19,999	22,626
Deferred tax assets	55,017	71,125
Other assets	31,042	14,254

TOTAL ASSETS	$1,641,025	$942,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$55,238	$53,181
Deferred revenue	88,055	97,043
Liabilities of discontinued operations	1,506	17,327

Total current liabilities	144,799	167,551
2.25% convertible notes due 2016	400,000	—
2.50% convertible notes due 2018	400,000	—
Other long-term liabilities	21,790	21,756
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value per share, 650,000,000 shares authorized; 62,410,255 shares issued at December 31, 2011 and 62,401,272 shares issued at December 31, 2010	624	624
Additional paid-in capital	9,473,811	9,462,373
Treasury stock, at cost; 6,685,439 shares at December 31, 2011 and 2,485,391 shares at December 31, 2010	(294,062)	(129,589)
Accumulated deficit	(8,505,937)	(8,580,513)

Stockholders’ equity	674,436	752,895

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,641,025	$942,202

See accompanying notes.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 5

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31,
	2011	2010	2009
Revenue	$558,775	$534,519	$438,536
Cost of operations	201,677	187,831	165,753
Sales and marketing	124,326	120,874	112,101
General and administrative	91,271	85,496	89,620
Depreciation and amortization	26,801	27,578	28,185
Interest income	112	3,949	9,149
Interest expense	20,645	11,453	23,515
Loss (gain) on convertible notes	—	23,332	(10,120)
Gain (loss) on investments	18,516	(9,517)	—
Transaction, severance and other expense	2,328	72	12,435

Income from continuing operations before income tax provision (benefit)	110,355	72,315	26,196
Income tax provision (benefit)	46,167	20,043	(45,491)

Consolidated income from continuing operations	64,188	52,272	71,687
Consolidated income from discontinued operations, net of a tax provision (benefit) of $4,812, ($444) and $21,224 in 2011, 2010 and 2009	10,388	1,800	49,354

Consolidated net income inclusive of noncontrolling interest	74,576	54,072	121,041
Income attributable to noncontrolling interest	—	—	(3,705)

Net income attributable to Company stockholders	$74,576	$54,072	$117,336

Amounts attributable to Company stockholders:
Income from continuing operations	$64,188	$52,272	$67,018
Income from discontinued operations	10,388	1,800	50,318

Net income attributable to Company stockholders	$74,576	$54,072	$117,336

Basic income per common share:
Income from continuing operations	$1.11	$0.93	$1.40
Income from discontinued operations	0.18	0.04	1.05

Net income attributable to Company stockholders	$1.29	$0.97	$2.45

Diluted income per common share:
Income from continuing operations	$1.08	$0.85	$1.21
Income from discontinued operations	0.17	0.03	0.86

Net income attributable to Company stockholders	$1.25	$0.88	$2.07

Weighted-average shares outstanding used in computing per share amounts:
Basic	57,356	55,328	47,400

Diluted	59,124	62,228	57,740

See accompanying notes.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 6

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF EQUITY

(In thousands, except share data)

	Stockholders’ Equity
			Additional Paid-In Capital			Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Total Stockholders’ Equity	Non- Controlling Interest	Total Equity
	Common Stock			Treasury Stock
	Shares	Amount		Shares	Amount
Balances at December 31, 2008	203,661,733	$2,036	$12,564,864	158,610,889	$(3,292,997)	$(8,776,618)	$(587)	$496,698	$134,223	$630,921
Comprehensive income:
Net income	—	—	—	—	—	117,336	—	117,336	3,705	121,041
Cumulative effect related to the adoption of new authoritative guidance relating to other-than-temporary impairments	—	—	—	—	—	24,697	(24,697)	—	—	—
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	(340)	(340)	(857)	(1,197)
Foreign currency translation adjustment	—	—	—	—	—	—	(8,091)	(8,091)	—	(8,091)

Other comprehensive income								(8,431)	(857)	(9,288)

Comprehensive income								108,905	2,848	111,753

Issuance of stock for option exercises and other issuances	774,130	8	2,790	(1,585,065)	16,651	—	—	19,449	6,179	25,628
Tax benefit realized from issuances of common stock	—	—	480	—	—	—	—	480	—	480
Recognition of Merger	(147,192,153)	(1,472)	(3,115,748)	(157,068,107)	3,277,915	—	(3,710)	156,985	(162,013)	(5,028)
Repurchases of 3 1/8% convertible notes, net of tax	—	—	(3,544)	—	—	—	—	(3,544)	—	(3,544)
Stock-based compensation expense	—	—	21,015	—	—	—	—	21,015	18,763	39,778
Purchase of treasury stock in tender offers	—	—	—	6,339,227	(235,220)	—	—	(235,220)	—	(235,220)

Balances at December 31, 2009	57,243,710	572	9,469,857	6,296,944	(233,651)	(8,634,585)	(37,425)	564,768	—	564,768
Comprehensive income:
Net income	—	—	—	—	—	54,072	—	54,072	—	54,072
Other comprehensive income:
Net change in unrealized losses on securities	—	—	—	—	—	—	37,425	37,425	—	37,425

Other comprehensive income								37,425	—	37,425

Comprehensive income								91,497	—	91,497

Issuance of stock for option exercises and other issuances	12,859	1	(224,806)	(4,835,699)	198,670	—	—	(26,135)	—	(26,135)
Tax benefit realized from issuances of common stock	—	—	22,458	—	—	—	—	22,458	—	22,458
Conversions, repurchases and redemption of 1.75% and 3 1/8% convertible notes, net of tax	5,144,703	51	161,925	(7,500,630)	319,522	—	—	481,498	—	481,498
Stock-based compensation expense	—	—	32,939	—	—	—	—	32,939	—	32,939
Purchase of treasury stock under repurchase program	—	—	—	352,572	(14,914)	—	—	(14,914)	—	(14,914)
Purchase of treasury stock in tender offers	—	—	—	8,172,204	(399,216)	—	—	(399,216)	—	(399,216)

Balances at December 31, 2010	62,401,272	624	9,462,373	2,485,391	(129,589)	(8,580,513)	—	752,895	—	752,895
Comprehensive income:
Net income	—	—	—	—	—	74,576	—	74,576	—	74,576

Comprehensive income								74,576	—	74,576

Issuance of stock for option exercises and other issuances	8,983	—	(57,570)	(1,472,747)	76,790	—	—	19,220	—	19,220
Tax benefit realized from issuances of common stock	—	—	30,198	—	—	—	—	30,198	—	30,198
Stock-based compensation expense	—	—	39,392	—	—	—	—	39,392	—	39,392
Purchases of treasury stock	—	—	—	5,672,795	(241,263)	—	—	(241,263)	—	(241,263)
Other	—	—	(582)	—	—	—	—	(582)	—	(582)

Balances at December 31, 2011	62,410,255	$624	$9,473,811	6,685,439	$(294,062)	$(8,505,937)	$—	$674,436	$—	$674,436

See accompanying notes.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 7

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Consolidated net income inclusive of noncontrolling interest	$74,576	$54,072	$121,041
Adjustments to reconcile consolidated net income inclusive of noncontrolling interest to net cash provided by operating activities:
Consolidated income from discontinued operations, net of tax	(10,388)	(1,800)	(49,354)
Depreciation and amortization	26,801	27,578	28,185
Non-cash interest, net	3,758	5,594	10,205
Non-cash advertising	—	—	1,753
Non-cash stock-based compensation	39,737	33,300	39,412
Deferred income taxes	13,696	(403)	(42,143)
Loss (gain) on convertible notes	—	23,332	(10,120)
(Gain) loss on investments	(18,516)	9,517	—
Changes in operating assets and liabilities:
Accounts receivable	13,113	(16,292)	(25,073)
Prepaid expenses and other, net	1,416	4,617	6,979
Accrued expenses and other long-term liabilities	2,511	213	7,677
Deferred revenue	(8,988)	(1,431)	18,861

Net cash provided by continuing operations	137,716	138,297	107,423
Net cash (used in) provided by discontinued operations	(440)	(16,474)	305

Net cash provided by operating activities	137,276	121,823	107,728
Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	—	361,852	2,300
Proceeds received from ARS option	21,566	10,467	—
Purchases of property and equipment	(20,911)	(32,254)	(17,886)
Proceeds received (payments made) from sale of discontinued operations	—	(1,430)	72,318

Net cash provided by continuing operations	655	338,635	56,732
Net cash used in discontinued operations	—	—	(3,552)

Net cash provided by investing activities	655	338,635	53,180
Cash flows from financing activities:
Proceeds from exercise of stock options	28,339	59,825	42,898
Cash used for withholding taxes due on stock-based awards	(9,234)	(86,533)	(17,645)
Net proceeds from issuance of 2.50% convertible notes and 2.25% convertible notes	774,745	—	—
Repurchases of 1.75% convertible notes and 3 1/8% convertible notes	—	(94,525)	(123,857)
Purchases of treasury stock	(241,263)	(420,948)	(228,402)
Cash paid for merger related costs	—	—	(5,021)
Excess tax benefit on stock-based awards	30,198	22,458	480

Net cash provided by (used in) financing activities	582,785	(519,723)	(331,547)

Effect of exchange rates on cash	—	—	557

Net increase (decrease) in cash and cash equivalents	720,716	(59,265)	(170,082)
Cash and cash equivalents at beginning of period	400,501	459,766	629,848

Cash and cash equivalents at end of period	$1,121,217	$400,501	$459,766

See accompanying notes.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 8

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1. Background	and Basis of Presentation

Background

WebMD Health Corp. (the “Company” or “WebMD”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering on September 28, 2005. The Company’s Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market.

The Company provides health information services to consumers, physicians and other healthcare professionals, employers and health plans through its public and private online portals, mobile platforms and health-focused publications. The Company’s public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. The Company’s public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (“CME”) credit and communicate with peers. The Company’s public portals generate revenue primarily through the sale of advertising and sponsorship products, as well as CME services. The public portals’ sponsors and advertisers include pharmaceutical, biotechnology, medical device and healthcare services companies, and consumer products companies whose products relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention. The Company also generates revenue from advertising sold in WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, the Company generates revenue from the sale of certain information and data products. The Company’s private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support tools that help them to make more informed benefit, treatment and provider decisions and motivate them to make healthier lifestyle choices. In addition, the Company offers clients of its private portals health and condition management programs and health coaching services on a per participant basis across an employee or plan population. The Company generates revenue from its private portals through the licensing of these portals and related services to employers and health plans either directly or through distributors.

From the completion of the initial public offering through the completion of the merger with HLTH Corporation (“HLTH”) on October 23, 2009 (the “Merger”), the Company was more than 80% owned by HLTH. On October 23, 2009, stockholders of HLTH and WebMD approved the Merger and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the surviving corporation. WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B Common Stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares of WebMD Common Stock. The shares of WebMD’s Class A Common Stock were unchanged in the Merger and continue to trade on the Nasdaq Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B Common Stock and the dual-class stock structure that had existed at WebMD. WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 9

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

The applicable accounting treatment for the Merger resulted in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger. Accordingly, in these Consolidated Financial Statements, the defined term “Company” refers not only to WebMD but also, where the context requires, to HLTH. The specific names of HLTH and WebMD are used only where there is a need to distinguish between the legal entities. In addition, all references in these Consolidated Financial Statements to amounts of shares of HLTH Common Stock and to market prices or purchase prices for HLTH Common Stock have been adjusted to reflect the 0.4444 exchange ratio in the Merger (the “Exchange Ratio”), and expressed as the number of shares of WebMD Common Stock into which the HLTH Common Stock was converted in the Merger and the equivalent price per share of WebMD Common Stock. Similarly, the exercise price of options and warrants to purchase HLTH Common Stock and the number of shares subject to those options and warrants have been adjusted to reflect the Exchange Ratio.

The accompanying Consolidated Financial Statements include the consolidated accounts of the Company and its subsidiaries and have been prepared in United States dollars, and in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. The ownership interests of the noncontrolling stockholders of WebMD were referred to as “noncontrolling interest” for periods prior to the Merger. In the Consolidated Statements of Operations, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

The accompanying Consolidated Financial Statements reflect the Company’s Porex and LBB businesses as discontinued operations. The sale of Porex was completed on October 19, 2009 (the “Porex Sale”) and the sale of Little Blue Book print directory business (“LBB”) was completed on September 30, 2009 (the “LBB Sale”). See Note 3 for further details.

2. Summary	of Significant Accounting Policies

Principles of Consolidation

The accompanying Consolidated Financial Statements include the accounts of the Company and all majority-owned subsidiaries. The results of operations for companies acquired or disposed are included in the Consolidated Financial Statements from the effective date of acquisition or up to the date of disposal. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 10

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the Consolidated Financial Statements. Significant estimates and assumptions by management affect: the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued liabilities, revenue recognition, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Seasonality

The timing of the Company’s revenue is affected by seasonal factors. The Company’s public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of the Company’s public portals. This portion of the Company’s revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter throughout the year. The timing of revenue in relation to the Company’s expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

Cash and Cash Equivalents

All highly liquid investments with an original maturity from the date of purchase of three months or less are considered to be cash equivalents. These investments are stated at cost, which approximates market. The Company’s cash and cash equivalents are generally invested in various money market accounts.

Fair Value

The carrying amount of cash and cash equivalents, accounts receivable, accrued expenses and deferred revenue is deemed to approximate fair value due to the immediate or short-term maturity of these financial instruments. See Note 12 for further information on the fair value of the Company’s investments.

Marketable Securities

The Company classifies its investments in marketable securities as either available-for-sale or held-to-maturity at the time of purchase and re-evaluates such classifications at each balance sheet date. The Company does not invest in trading securities. Debt securities in which the Company has the positive intent and ability to hold the securities to maturity are classified as held-to-maturity; otherwise they are classified as available-for-sale. Investments in marketable equity securities are classified as available-for-sale.

Held-to-maturity securities are carried at amortized cost and available-for-sale securities are carried at fair value as of each balance sheet date. Unrealized gains and losses associated with available-for-sale securities are recorded as a component of accumulated other comprehensive income within equity. Realized gains and losses are recorded in the consolidated statements of operations. If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. The cost of securities is based on the specific identification method.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 11

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allowance for Doubtful Accounts

The allowance for doubtful accounts receivable reflects the Company’s best estimate of losses inherent in the Company’s receivable portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available evidence.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. The useful lives are generally as follows:

Computer equipment	3 to 5 years
Office equipment, furniture and fixtures	4 to 7 years
Software	3 to 5 years
Building and improvements	Up to 40 years
Website development costs	3 years
Leasehold improvements	Shorter of useful life or lease term

Expenditures for maintenance, repair and renewals of minor items are charged to expense as incurred. Major improvements are capitalized.

Goodwill and Intangible Assets

Goodwill and intangible assets result from business combinations accounted for under the acquisition method, formerly the purchase method. Goodwill and other intangible assets with indefinite lives are not amortized and are subjected to impairment review by applying fair value based tests. Intangible assets with definite lives are amortized on a straight-line basis over the individually estimated useful lives of the related assets as follows:

Content	3 to 5 years
Customer relationships	5 to 12 years
Acquired technology and patents	3 years
Trade names	10 years

Recoverability

The Company reviews the carrying value of goodwill and indefinite lived intangible assets annually and whenever indicators of impairment are present. The Company determines whether goodwill and any indefinite-lived intangible assets may be impaired by comparing the carrying value of its reporting unit to the fair value of its reporting unit determined using an income approach valuation. A reporting unit is defined as an operating segment or one level below an operating segment.

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and the fair value. Long-lived assets held for sale are reported at the lower of cost or fair value less costs to sell.

Based on the Company’s analysis, there was no impairment of goodwill and indefinite lived intangible assets of any of the Company’s continuing operations in connection with the annual impairment tests that were performed during the years ended December 31, 2011, 2010 and 2009.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 12

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Internal Use Software

Software development costs that are incurred in the preliminary project stage are expensed as incurred. Once certain criteria have been met, direct costs incurred in developing or obtaining computer software are capitalized. The Company capitalized $4,229 and $8,817 during the years ended December 31, 2011 and 2010, respectively. Capitalized internal use software development costs are included in property and equipment in the accompanying consolidated balance sheets. Training and data conversion costs are expensed as incurred. Capitalized software costs are depreciated over a three-year period. Depreciation expense related to internal use software was $6,224, $6,107 and $5,749 for the years ended December 31, 2011, 2010 and 2009, respectively.

Website Development Costs

Costs related to the planning and post implementation phases of WebMD’s Website development efforts, as well as minor enhancements and maintenance, are expensed as incurred. Direct costs incurred in the development phase are capitalized. The Company capitalized $5,626 and $3,340 during the years ended December 31, 2011 and 2010, respectively. These capitalized costs are included in property and equipment in the accompanying consolidated balance sheets and are depreciated over a three-year period. Depreciation expense related to Website development costs was $5,230, $5,030 and $7,379 during the years ended December 31, 2011, 2010 and 2009, respectively.

Restricted Cash

The Company’s restricted cash primarily relates to collateral for letters of credit obtained to support the Company’s operations. As of December 31, 2011 and 2010, the total restricted cash was $1,755 and $2,024, respectively, and is included in other assets in the accompanying consolidated balance sheets.

Deferred Charges

Other assets includes costs associated with the issuance of the Company’s convertible notes that are amortized to interest expense in the accompanying consolidated statements of operations, using the effective interest method over the period from issuance through the earliest date on which holders can demand redemption. The Company capitalized $8,493 of issuance costs in connection with the 2005 issuance of the $300,000 3 1/8% Convertible Notes due 2025 (the “3 1/8% Notes”) and $10,411 of issuance costs in connection with the 2003 issuance of the $350,000 1.75% Convertible Subordinated Notes due 2023 (the “1.75% Notes”). Additionally, during the year ended December 31, 2011, the Company capitalized issuance costs of $12,655 and $12,595, respectively, related to the issuance of its 2.50% Convertible Notes due 2018 (the “2.50% Notes”) and its 2.25% Convertible Notes due 2016 (the “2.25% Notes”), respectively. The aggregate amortization of these issuance costs, which is included within interest expense in the accompanying statements of operations, was $3,758, $1,097 and $2,359 for the years ended December 31, 2011, 2010 and 2009, respectively. In connection with the conversions and repurchases of the 1.75% Notes and 3 1/8% Notes during 2010 and 2009, issuance costs of $2,600 and $1,260, respectively, were written off. As of December 31, 2011 and 2010, there were $21,492 and $0 of unamortized issuance costs included within other long-term assets of the accompanying consolidated balance sheets.

Leases

The Company recognizes rent expense on a straight-line basis, including predetermined fixed escalations, over the initial lease term including reasonably assured renewal periods, net of lease incentives, from the time that the Company controls the leased property. Leasehold improvements made at the inception of the lease are

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 13

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

amortized over the shorter of the useful life of the asset or the lease term. Lease incentives are recorded as a deferred credit and recognized as a reduction to rent expense on a straight-line basis over the lease term as described above.

Presentation of Segment Information

The Company generates its revenue through its public and private portals. Discrete financial information related to a measure of profit or loss for these two revenue streams is not available as they leverage many common expenses, and the Company does not separately allocate these common expenses when making decisions about allocating resources to, or in assessing the performance of its business. Accordingly, the Company views its business as one reportable operating segment.

The following table presents the revenues recognized related to the Company’s public portals and private portals during the years ended December 31, 2011, 2010 and 2009:

	Years Ended December 31,
	2011	2010	2009
Public portal revenues	$477,325	$446,969	$347,570
Private portal revenues	81,450	87,550	90,966

	$558,775	$534,519	$438,536

Sales, Use and Value Added Tax

The Company excludes sales, use and value added tax from revenue in the accompanying consolidated statements of operations.

Advertising Costs

Advertising costs are generally expensed as incurred and totaled $3,405, $7,105 and $10,929 in 2011, 2010 and 2009, respectively. Included in advertising expense were non-cash advertising costs of $1,753 in 2009. These non-cash advertising costs resulted from a relationship with News Corporation that the Company entered into in 2000 and amended in 2001, through which the Company received rights to an aggregate of $205,000 in advertising services from News Corporation to be used over nine years expiring in 2009, in exchange for equity securities issued by the Company. The advertising services were initially recorded at fair value determined using a discounted cash flow methodology, and were amortized as the advertisements were broadcast. As of December 31, 2009, there were no remaining prepaid advertising services.

Foreign Currency

The financial statements and transactions of the Company’s foreign facilities are generally maintained in their local currency. In accordance with SFAS No. 52, “Foreign Currency Translation,” the translation of foreign currencies into United States dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using average exchange rates during the year. The gains or losses resulting from translation are included as a component of accumulated other comprehensive income within equity. Foreign currency transaction gains and losses are included in net income and were not material in any of the periods presented. The Company’s foreign operations are not significant except for the foreign operations of the Company’s Porex business, which was sold on October 19, 2009 and which was included in discontinued operations during the periods presented in the accompanying financial statements.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 14

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Concentration of Credit Risk

None of the Company’s customers individually accounted for more than 10% of the Company’s revenue in 2011, 2010 or 2009 or more than 10% of the Company’s accounts receivable as of December 31, 2011 or 2010.

The Company’s revenue is principally generated in the United States. An adverse change in economic conditions in the United States could negatively affect the Company’s revenue and results of operations. The Company recorded revenue from foreign customers of $14,679, $6,243 and $3,693 during the years ended December 31, 2011, 2010 and 2009, respectively.

Loss Contingencies

The Company accounts for loss contingencies in accordance with FASB ASC No. 450, “Contingencies.” Under ASC No. 450, accruals for loss contingencies are recorded when both (i) the information available indicates that it is probable that a liability has been incurred and (ii) the amount of the loss can be reasonably estimated. The Company records adjustments to these accruals to reflect the status of negotiations, settlements, advice of counsel and other information and events related to an individual matter.

Income Taxes

Deferred income taxes are recognized for the future tax consequence of differences between the tax and financial reporting basis of assets and liabilities at each reporting period. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

Tax contingencies are recorded to address potential exposure involving tax positions the Company has taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. The Company’s estimates of tax contingencies contain assumptions and judgments about potential actions by taxing jurisdictions. The Company reflects interest and penalties related to uncertain tax positions as part of the income tax provision (benefit) in the accompanying consolidated statements of operations.

Accounting for Stock-Based Compensation

Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant-date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. The Company recognizes these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 15

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Income Attributable to Company Stockholders Per Common Share

Basic income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, adjusted to give effect to participating non-vested restricted stock during the periods it was outstanding. Diluted income per common share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, increased to give effect to potentially dilutive securities and assumes that any dilutive convertible notes were converted, only in the periods in which such effect is dilutive:

	Years Ended December 31,
	2011	2010	2009
Numerator:
Income from continuing operations	$64,188	$52,272	$67,018
Effect of participating non-vested restricted stock	(436)	(601)	(787)

Income from continuing operations — Basic	63,752	51,671	66,231
Interest expense on 1.75% Notes, net of tax	—	1,469	3,714
Effect of dilutive securities of subsidiary	—	—	(343)

Income from continuing operations — Diluted	$63,752	$53,140	$69,602

Income from discontinued operations, net of tax	$10,388	$1,800	$50,318
Effect of participating non-vested restricted stock	(71)	(21)	(591)

Income from discontinued operations, net of tax — Basic	10,317	1,779	49,727
Effect of dilutive securities of subsidiary	—	—	53

Income from discontinued operations, net of tax — Diluted	$10,317	$1,779	$49,780

Denominator:
Weighted-average shares — Basic	57,356	55,328	47,400
Employee stock options and restricted stock	1,768	3,706	2,265
1.75% Notes	—	3,194	8,075

Adjusted weighted-average shares after assumed conversions — Diluted	59,124	62,228	57,740

Basic income per common share:
Income from continuing operations	$1.11	$0.93	$1.40
Income from discontinued operations	0.18	0.04	1.05

Net income attributable to Company stockholders	$1.29	$0.97	$2.45

Diluted income per common share:
Income from continuing operations	$1.08	$0.85	$1.21
Income from discontinued operations	0.17	0.03	0.86

Net income attributable to Company stockholders	$1.25	$0.88	$2.07

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 16

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company has excluded its convertible notes, as well as stock options, restricted stock and, in 2009, certain warrants, from the calculation of diluted income per common share during the periods in which such securities were anti-dilutive. The following table presents the total weighted average number of potentially dilutive common shares that were excluded from the computation of diluted income per common share during the periods presented (shares in thousands):

	Years Ended December 31,
	2011	2010	2009
Options, restricted stock and warrants	3,420	1,843	12,929
Convertible notes	10,224	3,777	7,147

	13,644	5,620	20,076

Discontinued Operations

The operating results of a business unit are reported as discontinued if its operations and cash flows can be clearly distinguished from the rest of the business, the operations have been sold or will be sold within a year, there will be no continuing involvement in the operation after the disposal date and certain other criteria are met. Significant judgments are involved in determining whether a business component meets the criteria for discontinued operation reporting and the period in which these criteria are met.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current period presentation.

Recent Accounting Pronouncements

Accounting Pronouncement Adopted During 2011

Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period the Company substantially completes its contractual deliverables as determined by the applicable agreements.

For contracts that contain multiple deliverables that were entered into prior to January 1, 2011, revenue is allocated to each deliverable based on its relative fair value determined using vendor-specific objective evidence (“VSOE”). In certain instances where fair value did not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements to the extent VSOE exists for the undelivered elements. In instances where fair value did not exist for the undelivered elements, the entire consideration is recognized over the period that the last element is delivered.

Contracts that contain multiple deliverables that were entered into subsequent to January 1, 2011 are subject to Accounting Standards Update No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also changes the level of evidence of selling price required to separate deliverables by allowing a company to make its best estimate of the standalone selling price of deliverables when more objective evidence of selling price is not available.

The Company adopted ASU 2009-13 on a prospective basis for arrangements entered into or materially modified on or subsequent to January 1, 2011. Beginning January 1, 2011, pursuant to the guidance of ASU

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 17

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2009-13, when a sales arrangement contains multiple deliverables, the Company allocates revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on VSOE if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. The Company then recognizes revenue on each deliverable in accordance with its revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, the Company requires that a substantial majority of the selling prices fall within a reasonable range based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. The Company is not able to determine TPE of selling price as it is unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that its services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

As a result of the adoption of ASU 2009-13, revenue for the year ended December 31, 2011 was higher by $800 than the revenue that would have been recognized under the previous accounting standard. The impact on diluted income per share was $0.01 during the year ended December 31, 2011. This resulted from services that were provided or partially provided during the year ended December 31, 2011, for certain deliverables of the Company’s multiple deliverable arrangements for which the Company would have previously deferred the related revenue under the previous accounting standards. During the year ended December 31, 2011, the Company assigned value to these deliverables using its best estimate of selling price, and recognized revenue as they were delivered. The multiple deliverable arrangements that were impacted by ASU 2009-13 related to the Company’s public portal revenues and the services underlying such arrangements are generally delivered over periods of twelve months or less. The Company is not able to reasonably estimate the effect of adopting ASU 2009-13 on future periods as the impact will vary based on many factors including, but not limited to, the quantity and size of new or materially modified multiple-deliverable arrangements entered into, as well as the nature of the various services contained within those arrangements and the time periods over which those services are delivered.

Accounting Pronouncements to be Adopted in the Future

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued an update to the existing guidance for goodwill and other intangible assets. The update simplifies how a company tests goodwill for impairment by allowing both public and nonpublic entities an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under that option, an entity would no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not anticipate that the adoption of these amendments will have a material impact on its financial condition, results of operations or cash flows.

In June 2011, the FASB issued an amendment to the existing guidance on the presentation of comprehensive income. Under the amended guidance, entities have the option to present the components of net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Entities no longer have the option of presenting the components of other comprehensive income within the statement of changes in stockholders’ equity. For public entities, the amendment is effective on a retrospective basis for fiscal years, and interim periods within those years, beginning after December 15, 2011, which for the Company is the first quarter in 2012. The adoption of this amendment will result in a change only to the Company’s current presentation of comprehensive income.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In May 2011, the FASB issued amendments to the existing guidance on fair value measurement. The amendments are intended to create consistency between U.S. generally accepted accounting standards and International Financial Reporting Standards on measuring fair value and disclosing information about fair value measurements. The amendments clarify the application of existing fair value measurement requirements including (i) the application of the highest and best use valuation premise concepts, (ii) measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, and (iii) quantitative information required for fair value measurements categorized within Level 3. In addition, the amendments require additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. For public entities, the amendments are effective for interim and annual periods beginning after December 15, 2011. These changes are required to be applied prospectively. The Company is currently evaluating the impact that this amendment may have on its financial condition and results of operations.

3.	Discontinued Operations

EPS

On September 14, 2006, the Company completed the sale of Emdeon Practice Services, Inc. (together with its subsidiaries, “EPS”) to Sage Software, Inc., an indirect wholly owned subsidiary of The Sage Group plc (the “EPS Sale”). The Company had certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and later four, former officers and directors of EPS (the “EPS Indemnification Obligations”) who were indicted in connection with an investigation by the United States Attorney for the District of South Carolina (the “Investigation”) that began in 2003. The Investigation related principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of HLTH (by its merger into HLTH in September 2000), and more specifically, HLTH’s former Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to EPS. On December 15, 2005, the United States Attorney announced the indictments of the ten former officers and employees of Medical Manager Health Systems. The indictment initially charged the defendants with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h) but the second count was dismissed in 2009. One of the defendants passed away in 2008 and was dismissed from the indictment. Four of the defendants were dismissed from the case and two defendants were severed from the case and their cases were transferred to Tampa, Florida. In addition, one of the defendants entered into a Deferred Prosecution Agreement with the United States pursuant to which all charges were dismissed against him on July 26, 2010. The trial of two of the former officers of Medical Manager Health Systems began on January 19, 2010 and, on March 1, 2010, both men were found guilty by the jury; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal.

In connection with the EPS Sale, the Company agreed to retain the responsibility for the EPS Indemnification Obligations. During the year ended December 31, 2007, based on information available at that time, the Company determined a reasonable estimate of the range of probable costs with respect to its indemnification obligation and, accordingly, recorded an aggregate pre-tax charge of $73,347, which represented the Company’s estimate of the low end of the probable range of costs related to this matter. The Company had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. The Company updated the estimated range of its indemnification obligation based on new information received during the years ended December 31, 2008 and 2009, and as a result, recorded additional pre-tax charges of $29,078 and $14,367, respectively. As described above, two of the former officers and directors of EPS were found guilty; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order. At that time, two other former officers of EPS were awaiting trial in Tampa, Florida, which

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

was scheduled to begin on October 4, 2010; however, on July 9, 2010 the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling. On June 8, 2011, upon the motion of the government, the United States Court of Appeals for the Fourth Circuit dismissed the government’s appeal of the District Court’s rulings, thereby ending the government’s case against the two defendants in South Carolina. On July 8, 2011, upon the motion of the government, the United States District Court for the Middle District of Florida granted a motion to dismiss the government’s case against the remaining two defendants in Florida. As a result of these two decisions, it is the Company’s understanding that the Investigation has concluded. As of December 31, 2010, the remaining accrual with respect to the EPS Indemnification Obligations was $7,527, and was included within liabilities of discontinued operations on the accompanying consolidated balance sheet. During the year ended December 31, 2011, the Company reversed the remainder of this accrual as it determined it no longer has any remaining liability with respect to the EPS Indemnification Obligations as a result of the June 8, 2011 and July 8, 2011 decisions described above. The reversal of the remaining accrual of $7,206 is included in income from discontinued operations, net of tax, within the accompanying consolidated statements of operations during the year ended December 31, 2011.

Also included within liabilities of discontinued operations related to this matter was $5,000 as of December 31, 2010, which represented certain reimbursements received from the Company’s insurance carriers between July 31, 2008 and December 31, 2010 under certain directors and officers liability insurance policies (the “Policies”) for expenses that the Company had incurred and expected to continue to incur for the EPS Indemnification Obligations. The Company deferred recognizing these insurance reimbursements within the consolidated statement of operations because of the possibility they might have to be repaid to the insurance carriers under the terms of the applicable Policies. However, as a result of the June 8, 2011 and July 8, 2011 dismissals described above, the Company believes that the insurance carriers do not have the ability to recover this amount and accordingly, the Company reversed this accrual during the year ended December 31, 2011. The reversal of $5,000 is included in income from discontinued operations, net of tax, within the accompanying consolidated statements of operations during the year ended December 31, 2011. During the year ended December 31, 2010, income from discontinued operations primarily related to the release back to the Company of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of the Company’s directors and officers liability insurance carriers. During the year ended December 31, 2009 the Company received reimbursements for EPS Indemnification Obligations from its insurance carriers under the Policies in the amount of $53,150 and recognized that amount within consolidated income from discontinued operations during the year ended December 31, 2009.

Porex

In February 2008, the Company announced its intention to divest its Porex business, and on October 19, 2009, the Company completed the sale. In connection with the sale of Porex, the Company received $74,378 in cash at closing, which was later reduced by $1,430 as a result of a customary adjustment based on the amount of Porex’s working capital, received $67,500 in senior secured notes (the “Senior Secured Notes”) and incurred approximately $4,900 of transaction expenses. The Senior Secured Notes were secured by certain assets of the acquirer. The Senior Secured Notes accrued interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series had an aggregate principal amount of $10,000 each and were scheduled to mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series had an aggregate principal amount of $37,500 and were scheduled to mature on the fourth anniversary of the closing. The Company determined the fair value of the Senior Secured Notes was $63,598 as of October 19, 2009. On April 1, 2010, the Company sold the Senior Secured Notes for $65,475 plus accrued interest. The Company recognized a pre-tax gain of $1,362 related to the sale of the Senior Secured Notes, representing the excess of the sale

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ANNEX A – PAGE 20

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proceeds over the adjusted cost basis of the Senior Secured Notes, which is reflected in loss on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

In addition, the Company agreed to indemnify Porex for certain tax matters, which were estimated by the Company to be approximately $4,800. During the year ended December 31, 2011, as a result of the completion of a tax audit for one of the related matters under such indemnification, the Company reduced its indemnification liability by $2,994, and accordingly, this amount is reflected within income from discontinued operations during the year ended December 31, 2011. Additionally, the Company paid $287 related to the completion of this tax audit during the year ended December 31, 2011. The remaining estimate of the Company’s tax indemnification liability related to Porex is $1,506 and is included within liabilities of discontinued operations within the accompanying balance sheet as of December 31, 2011.

In connection with the sale of Porex, the Company recognized a pre-tax gain of $25,790 for the year ended December 31, 2009.

Summarized operating results for the discontinued operations of Porex are as follows:

Year ended December 31, 2009
Revenue	$68,208
Earnings before taxes	14,137
Gain on disposal before taxes	25,790

Little Blue Book Print Directory Business

In March 2009, the Company decided to divest LBB. As a result, the historical financial information for LBB has been reflected as discontinued operations in the accompanying Consolidated Financial Statements. During the year ended December 31, 2009, the Company recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, the Company completed the sale of LBB in which it received cash proceeds of $2,590. Summarized operating results for the discontinued operations of LBB and the loss recognized on the sale are as follows:

Year ended December 31, 2009
Revenue	$4,066
Losses before taxes	(8,432)
Loss on disposal before taxes	(103)

4.	Convertible Notes

2.50% Convertible Notes due 2018

On January 11, 2011, the Company issued $400,000 aggregate principal amount of its 2.50% Notes in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share, the last reported sale price of the Company’s Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, holders may surrender their 2.50% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 15.1220 shares of Common Stock per thousand dollars principal amount of the 2.50% Notes. This is equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate,

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the 2.50% Notes are convertible into 6,048,800 shares of the Company’s Common Stock. The conversion rate may be adjusted under certain circumstances. Under the terms of the 2.50% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.50% Notes, holders of the 2.50% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.50% Notes at a repurchase price equal to 100% of the principal amount of the 2.50% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.50% Notes into acquirer common stock, in which case the repurchase option would not apply.

2.25% Convertible Notes due 2016

On March 14, 2011, the Company issued $400,000 aggregate principal amount of its 2.25% Notes in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of the Company’s Common Stock at a price of $57.57 per share, the last reported sale price of the Company’s Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the 2.25% Notes, holders may surrender their 2.25% Notes for conversion into the Company’s Common Stock at an initial conversion rate of 13.5704 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to an initial conversion price of approximately $73.69 per share of Common Stock. In the aggregate, the 2.25% Notes are convertible into 5,428,160 shares of the Company’s Common Stock. The conversion rate may be adjusted under certain circumstances. Under the terms of the 2.25% Notes, if the Company undergoes certain change of control transactions prior to the maturity date of the 2.25% Notes, holders of the 2.25% Notes will have the right, at their option, to require the Company to repurchase some or all of their 2.25% Notes at a repurchase price equal to 100% of the principal amount of the 2.25% Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. At the Company’s option, and to the extent permitted by the applicable rules of the Nasdaq Global Select Market (or the applicable rules of such other exchange on which the Company’s Common Stock may be listed), instead of paying the repurchase price in cash, the Company may pay the repurchase price in shares of its Common Stock or a combination of cash and shares of its Common Stock. However, in the case of certain change of control transactions in which the Company is acquired by a public company, the Company may elect to provide for conversion of the 2.25% Notes into acquirer common stock, in which case the repurchase option would not apply.

3 1/8% Convertible Notes due 2025

During 2005, the Company issued $300,000 aggregate principal amount of its 3 1/8% Notes in a private offering. The 3 1/8% Notes were scheduled to mature on September 1, 2025. Interest on the 3 1/8% Notes accrued at the rate of 3 1/8% per annum and was payable semiannually on March 1 and September 1, commencing March 1, 2006. The Company would also have been required to pay contingent interest of 0.25% per annum to the holders of the 3 1/8% Notes during specified six-month periods, commencing with the six-month period beginning on September 1, 2012, if the average trading price of a 3 1/8 % Note for the specified period equaled 120% or more of the principal amount of the 3 1/8% Notes.

As of the time the 3 1/8% Notes were issued, they were convertible into an aggregate of 8,565,096 shares of the Company’s Common Stock (representing a conversion price of $35.03 per share). Upon conversion, the

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company had the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock. Holders of the 3 1/8% Notes had the right to require the Company to repurchase their 3 1/8% Notes on September 1, 2012, September 1, 2015 and September 1, 2020, at a price equal to 100% of the principal amount of the 3 1/8% Notes being repurchased, plus any accrued and unpaid interest, payable in cash. Additionally, the holders of the 3 1/8% Notes had the right to require the Company to repurchase the 3 1/8% Notes upon a change in control of the Company at a price equal to 100% of the principal amount of the 3 1/8% Notes, plus accrued and unpaid interest, payable in cash or, at the Company’s option, in shares of the Company’s Common Stock or in a combination of cash and shares of the Company’s Common Stock. On or after September 5, 2010, September 5, 2011 and September 5, 2012, the 3 1/8% Notes were redeemable, at the option of the Company, for cash at redemption prices of 100.893%, 100.446% and 100.0%, respectively, plus accrued and unpaid interest.

The Company separately accounted for the debt and equity components of its 3 1/8% Notes by assigning a value to the debt component, which was the estimated fair value, as of the issuance date, of a similar bond without the conversion feature. The difference between the original face value and this estimated fair value, which was $61,300 at the time the 3 1/8% Notes were issued during August 2005, represented a debt discount and was being amortized to interest expense over the period from issuance to August 2012 (when the 3 1/8% Notes were first redeemable at the option of the holder). The following table reflects the interest expense recognized and effective interest rate for the Company’s 3 1/8% Notes:

	Years Ended December 31,
	2010	2009
Contractual coupon interest	$4,186	$8,310
Amortization of debt discount	4,230	7,846
Amortization of debt issuance costs	587	1,087

Interest expense for 3 1/8% Notes	$9,003	$17,243

Effective interest rate	7.4%	7.4%

During 2009, the Company repurchased $49,700 principal amount of its 3 1/8% Notes for $43,734 in cash. The Company recognized an aggregate pre-tax gain of $5,326 related to the repurchases of the 3 1/8% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009, the remaining principal amount of the 3 1/8% Notes outstanding was $250,300 which was convertible into 7.15 million shares of Common Stock.

During 2010, the Company repurchased $42,168 principal amount of its 3 1/8% Notes for $52,418 in cash and the holders of the 3 1/8% Notes converted $208,132 principal amount into 5,942,204 shares of the Company’s Common Stock. The Company recognized an aggregate pre-tax loss of $13,622 related to the repurchases and conversions of the 3 1/8% Notes during 2010, which is reflected within loss (gain) on convertible notes in the accompanying consolidated statement of operations. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased notes.

As a result of the conversion and repurchase activity described above, as of December 31, 2010, no 3 1/8% Notes remained outstanding.

1.75% Convertible Subordinated Notes due 2023

During 2003, the Company issued $350,000 aggregate principal amount of 1.75% Notes in a private offering. The 1.75% Notes were scheduled to mature on June 15, 2023. Interest on the 1.75% Notes accrued at the rate of 1.75% per annum and was payable semiannually on June 15 and December 15. The Company would also have been required to pay contingent interest of 0.25% per annum of the average trading price of the

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

1.75% Notes during specified six-month periods, commencing on June 20, 2010, if the average trading price of the 1.75% Notes for specified periods equals 120% or more of the principal amount of the 1.75% Notes.

As of the time the 1.75% Notes were issued, they were convertible into an aggregate of 10,106,563 shares of the Company’s Common Stock (representing a conversion price of $34.63 per share) if the sale price of the Company’s Common Stock exceeds 120% of the conversion price for specified periods and in certain other circumstances. The 1.75% Notes were redeemable by the Company after June 15, 2008 and prior to June 20, 2010, subject to certain conditions, including the sale price of the Company’s Common Stock exceeding certain levels for specified periods. If the 1.75% Notes were redeemed by the Company during this period, the Company was required to make additional interest payments. After June 20, 2010, the 1.75% Notes were redeemable at any time for cash at 100% of their principal amount. Holders of the 1.75% Notes had the right to require the Company to repurchase their 1.75% Notes on June 15, 2010, June 15, 2013 and June 15, 2018, for cash at 100% of the principal amount of the 1.75% Notes, plus accrued interest. Upon a change in control, holders had the right to require the Company to repurchase their 1.75% Notes for, at the Company’s option, cash or shares of Common Stock, or a combination thereof, at a price equal to 100% of the principal amount of the 1.75% Notes being repurchased.

During 2009, the Company repurchased $85,417 principal amount of its 1.75% Notes for $80,123 in cash. The Company recognized an aggregate pre-tax gain of $4,794 related to the repurchases of the 1.75% Notes during 2009, which is reflected as gain on repurchases of convertible notes in the accompanying consolidated statement of operations. As of December 31, 2009 the remaining principal amount of the 1.75% Notes outstanding was $264,583 which was convertible into 7.64 million shares of the Company’s Common Stock.

During 2010, the Company repurchased $32,446 principal amount of its 1.75% Notes for $42,107 in cash and the holders of the 1.75% Notes converted $232,137 principal amount into 6,703,129 shares of the Company’s Common Stock. The majority of these conversions occurred following a Notice of Redemption that was delivered in May 2010. The Company recognized an aggregate pre-tax loss of $9,710 related to the repurchases and conversions of the 1.75% Notes during 2010, which is reflected within (loss) gain on convertible notes in the accompanying consolidated statement of operations. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased notes.

As a result of the conversion and repurchase activity described above, as of December 31, 2010, no 1.75% Notes remained outstanding.

5. Long-Lived	Assets

Property and Equipment

Property and equipment consist of the following:

	December 31,
	2011	2010
Software	$40,531	$37,666
Computer equipment	44,144	37,055
Web site development costs	39,027	33,823
Leasehold improvements	34,811	30,860
Office equipment, furniture and fixtures	11,225	10,642
Land and buildings	1,847	1,847

	171,585	151,893
Less: accumulated depreciation	(114,446)	(90,377)

Property and equipment, net	$57,139	$61,516

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ANNEX A – PAGE 24

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Depreciation expense was $24,174, $24,184 and $21,877 in 2011, 2010 and 2009, respectively.

Goodwill and Intangible Assets

There were no changes in the carrying amount of goodwill during the years ended December 31, 2011 and 2010. Intangible assets consist of the following:

	December 31, 2011				December 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)	Gross Carrying Amount	Accumulated Amortization	Net	Weighted Average Remaining Useful Life(a)
Content	$15,954	$(15,954)	$—	—	$15,954	$(15,954)	$—	—
Customer relationships	34,057	(20,852)	13,205	6.5	34,057	(18,760)	15,297	7.5
Technology and patents	14,700	(14,700)	—	—	14,700	(14,700)	—	—
Trade names-definite lives	6,030	(3,700)	2,330	4.4	6,030	(3,165)	2,865	5.4
Trade names-indefinite lives	4,464	—	4,464	n/a	4,464	—	4,464	n/a

Total	$75,205	$(55,206)	$19,999		$75,205	$(52,579)	$22,626

(a)	The calculation of the weighted average remaining useful life is based on the net book value and the remaining amortization period of each respective intangible asset.

Amortization expense was $2,627, $3,394 and $6,308 in 2011, 2010 and 2009, respectively. Future amortization expense for intangible assets is estimated to be:

Year Ending December 31:
2012	$2,627
2013	$2,627
2014	$2,627
2015	$2,617
2016	$2,617
Thereafter	$2,420

6. Accrued	Expenses

Accrued expenses consist of the following:

	December 31,
	2011	2010
Accrued compensation	$30,253	$31,565
Accrued outside services	3,967	4,028
Accrued marketing and distribution	2,857	5,624
Accrued income, sales and other taxes	962	983
Other accrued liabilities	17,199	10,981

	$55,238	$53,181

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ANNEX A – PAGE 25

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7. Commitments	and Contingencies

Legal Proceedings

In re WebMD Health Corp. Securities Litigation, Solomon v. Wygod, In re WebMD Health Corp. Shareholder Derivative Litigation

Six shareholder lawsuits, each of which is described below, have been filed in federal and state court in New York. The lawsuits relate to certain forward-looking information made publicly available by the Company.

On August 2, 2011 and August 26, 2011, federal securities class action complaints entitled Canson v. WebMD Health Corp., et al. and Malland v. WebMD Health Corp., et al., respectively, were filed in the United States District Court for the Southern District of New York on behalf of purchasers of the Company’s common stock between February 23, 2011 and July 15, 2011. On November 7, 2011, the two cases were consolidated under the caption In re WebMD Health Corp. Securities Litigation (the “Federal Securities Action”) and lead plaintiffs and lead counsel were appointed. An initial pretrial conference, previously scheduled for November 29, 2011, was adjourned to June 25, 2012. On February 14, 2012, the lead plaintiffs filed their consolidated amended complaint (the “Complaint”), which alleges claims on behalf of purchasers of the Company’s securities between February 23, 2011 and January 10, 2012. The Complaint alleges that the Company, and certain of its officers made false and misleading statements in violation of the Securities Exchange Act of 1934 and seeks unspecified damages and costs. Pursuant to a stipulated order, the defendants have until April 16, 2012 to file a motion to dismiss or otherwise respond to the Complaint.

On August 31, 2011, a shareholder derivative action entitled Solomon, et anno. v. Wygod, et al. was filed in the Supreme Court of the State of New York, New York County (the “State Court Derivative Action”). The State Court Derivative Action purports to assert claims on behalf of the Company, alleging breach of fiduciary duties, abuse of control, gross mismanagement, corporate waste and unjust enrichment by certain of the Company’s officers and directors. The State Court Derivative Action seeks unspecified damages, corporate governance changes, restitution, disgorgement and costs. The parties have agreed to stay the State Court Derivative Action until such time as the Federal Securities Action is dismissed with prejudice or any of the named defendants in the Federal Securities Action files an answer in that action.

On September 19, 2011, September 28, 2011 and October 25, 2011, shareholder derivative actions entitled Gordon v. Wygod, et al., Wargula v. Wygod, et al. and Garber v. Wygod, et al., respectively, were filed in the United States District Court for the Southern District of New York (the “Federal Derivative Action”). The complaints in the Federal Derivative Action purport to assert claims on behalf of the Company. Two of the complaints allege violations of the Securities Exchange Act of 1934, and all three complaints allege state law violations, including breach of fiduciary duties, corporate waste and unjust enrichment by certain of the Company’s officers and directors. The complaints seek unspecified damages, corporate governance changes, restitution, disgorgement and costs. The three actions have been consolidated under the caption In re WebMD Health Corp. Shareholder Derivative Litigation. Pursuant to a stipulated order, a consolidated complaint shall be filed not later than thirty (30) days after entry of an order on a motion to dismiss in the Federal Securities Action and the defendants need not respond to any prior filed complaints in the consolidated actions.

The Company believes that the Federal Securities Action, the State Court Derivative Action and the Federal Derivative Action are without merit and intends to vigorously defend against them. The Company is unable to predict the outcomes of these actions or to reasonably estimate the possible loss or range of loss, if any, arising from the claims asserted therein.

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ANNEX A – PAGE 26

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Legal Proceedings

In the normal course of business, the Company and its subsidiaries are involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcomes will have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity.

Leases

The Company leases its offices and other facilities under operating lease agreements that expire at various dates through 2022. Total rent expense for all operating leases was approximately $8,104, $7,922 and $7,306 in 2011, 2010 and 2009, respectively. Included in other long-term liabilities as of December 31, 2011 and 2010 were $13,406 and $12,973, respectively, related to lease incentives and the difference between rent expense and the rental amount payable for leases with fixed escalations.

Future minimum lease commitments under non-cancelable lease agreements at December 31, 2011 were as follows:

Years Ending December 31,
2012	$9,445
2013	9,760
2014	10,023
2015	9,908
2016	6,588
Thereafter	31,282

Total minimum lease payments	$77,006

Other Contingencies

The Company provides certain indemnification provisions within its license agreements to protect the other party from any liabilities or damages resulting from a claim of misappropriation or infringement by third parties relating to its products and services. The Company has not incurred a liability relating to any of these indemnification provisions in the past and management believes that the likelihood of any future payment relating to these provisions is unlikely. Therefore, the Company has not recorded a liability during any period for these indemnification provisions.

8. Stock-Based	Compensation

Prior to the Merger on October 23, 2009, HLTH had various stock-based compensation plans (collectively, the “HLTH Plans”) under which directors, officers and other eligible employees received awards of options to purchase HLTH Common Stock and restricted shares of HLTH Common Stock. WebMD also had similar stock-based compensation plans (the “WebMD Plans”) that provide for the grant of stock options, restricted stock awards, and other awards based on WebMD Common Stock. In connection with the Merger, all outstanding stock options and restricted stock awards under the HLTH Plans were converted into outstanding stock options and restricted stock awards of WebMD based on the Merger exchange ratio of 0.4444. The following sections of this note present the historical activity of the HLTH Plans (on a converted basis after giving effect to the Merger exchange ratio of 0.4444) combined with the historical activity of the WebMD Plans, which are collectively referred to as (the “Plans”).

The 2005 Long-Term Incentive Plan, (as amended, the “2005 Plan”) is the only plan under which future grants can be made. The maximum number of shares of the Company’s Common Stock that may be subject to

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

awards under the 2005 Plan was 18,200,000 as of December 31, 2011, subject to adjustment in accordance with the terms of the 2005 Plan. The Company had an aggregate of 932,233 shares of Common Stock available for future grants under the 2005 Plan at December 31, 2011.

Stock Options

Generally, options under the Plans vest and become exercisable ratably over periods ranging from four to five years based on their individual grant dates, subject to continued employment on the applicable vesting dates, and generally expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s Common Stock on the date of grant. The following table summarizes stock option activity for the Plans:

	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Aggregate Intrinsic Value(1)
Outstanding at January 1, 2009	30,051,870	$30.04
Granted	1,000,673	28.98
Exercised	(4,614,910)	23.29
Cancelled	(4,008,680)	39.67

Outstanding at December 31, 2009	22,428,953	29.67
Granted	2,088,900	46.39
Exercised	(12,281,271)	27.05
Cancelled	(2,008,827)	57.36

Outstanding at December 31, 2010	10,227,755	30.79
Granted	3,267,150	36.02
Exercised	(1,530,318)	26.91
Cancelled	(910,206)	35.81

Outstanding at December 31, 2011	11,054,381	$32.46	7.3	$87,612

Vested and exercisable at the end of the period	4,126,225	$30.41	5.6	$40,523

(1)	The aggregate intrinsic value is based on the market price of the Company’s Common Stock on December 30, 2011, the last trading day in December 2011, which was $37.55, less the applicable exercise price of the underlying option. This aggregate intrinsic value represents the amount that would have been realized if all the option holders had exercised their options on December 30, 2011.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information with respect to options outstanding and options exercisable at December 31, 2011:

	Outstanding			Exercisable
Exercise Prices	Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (In Years)	Shares	Weighted Average Exercise Price Per Share
$12.40-$19.95	773,194	$17.57	3.5	706,166	$17.43
$20.05-$23.59	657,148	21.68	6.6	399,858	21.56
$23.61	2,635,806	23.61	6.9	858,506	23.61
$23.74-$29.98	1,340,736	28.07	7.4	599,683	26.90
$30.00-$30.98	1,064,412	30.06	9.3	81,783	30.36
$31.02-$36.96	1,232,603	34.06	8.4	228,853	33.27
$37.00-$45.82	1,027,583	41.95	6.9	535,633	41.92
$46.18-$46.95	1,148,600	46.71	8.4	279,473	46.71
$47.02-$92.61	1,174,299	51.40	7.7	436,270	51.70

	11,054,381	$32.46	7.3	4,126,225	$30.41

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model considering the weighted average assumptions noted in the following table. Expected volatility is based on implied volatility from traded options of the Company’s Common Stock combined with historical volatility of the Company’s Common Stock. The expected term represents the period of time that options are expected to be outstanding following their grant date, and was determined using historical exercise data combined with assumptions for future exercise activity. The risk-free rate is based on the U.S. Treasury yield curve for periods equal to the expected term of the options on the grant date.

	Years Ended December 31,
	2011	2010	2009
Expected dividend yield	0.0%	0.0%	0.0%
Expected volatility	0.30-0.42	0.31-0.33	0.38-0.55
Risk-free interest rate	1.09%	1.92%	1.45%
Expected term (years)	4.6	4.8	3.4
Weighted average fair value of options granted during the period	$11.75	$14.53	$11.01

During February 2012, certain of the Company’s officers and directors voluntarily surrendered a total of 960,600 stock options with a weighted average exercise price of $46.85 per share.

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ANNEX A – PAGE 29

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted Stock Awards

The Company’s Restricted Stock consists of shares of the Company’s Common Stock which have been awarded to employees with restrictions that cause them to be subject to substantial risk of forfeiture and restrict their sale or other transfer by the employee until they vest. Generally, the Company’s Restricted Stock awards vest ratably over periods ranging from three to five years from their individual award dates subject to continued employment on the applicable vesting dates. The following table summarizes the activity of the Company’s Restricted Stock:

	Years Ended December 31,
	2011		2010		2009
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Balance at the beginning of the year	1,106,751	$33.13	1,106,124	$27.51	1,244,900	$23.99
Granted	570,367	38.73	304,775	46.90	411,875	33.63
Vested	(385,285)	31.24	(284,761)	26.65	(449,936)	23.50
Forfeited	(86,500)	35.95	(19,387)	25.15	(100,715)	26.87

Balance at the end of the year	1,205,333	$36.18	1,106,751	$33.13	1,106,124	$27.51

Proceeds received from the exercise of options to purchase shares of the Company’s Common Stock were $28,339, $59,825 and $42,898 for the years ended December 31, 2011, 2010 and 2009, respectively. Additionally, in connection with the exercise of certain stock options and the vesting of restricted stock, the Company made payments of $9,234, $86,533 and $17,645 during the years ended December 31, 2011, 2010 and 2009, respectively, related to employee statutory withholding taxes that were satisfied by withholding shares of Common Stock of equal value from the respective employees. The proceeds and payments described above are reflected within cash flows from financing activities within the accompanying consolidated statements of cash flows.

The intrinsic value related to stock options that were exercised, combined with the fair value of shares of restricted stock that vested, aggregated $54,069, $251,341 and $63,571 for the years ended December 31, 2011, 2010 and 2009, respectively.

Other

Each year the Company issues shares of its Common Stock to each WebMD non-employee director with a value equal to their annual board and committee retainers. The Company recorded $345, $361 and $327 of stock-based compensation expense for the years ended December 31, 2011, 2010 and 2009, respectively, in connection with these issuances.

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WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Summary of Stock-Based Compensation Expense

The following table summarizes the components and classification of stock-based compensation expense:

	Years Ended December 31,
	2011	2010	2009
Stock options	$25,752	$23,324	$29,153
Restricted stock	13,640	9,615	10,625
Other	345	361	327

Total stock-based compensation expense	$39,737	$33,300	$40,105

Included in:
Cost of operations	$7,707	$7,211	$6,723
Sales and marketing	9,079	8,033	8,069
General and administrative	22,951	18,056	24,620

Consolidated income from continuing operations	39,737	33,300	39,412
Consolidated income from discontinued operations	—	—	693

Total stock-based compensation expense	$39,737	$33,300	$40,105

Stock-based compensation expense during the year ended December 31, 2009 includes $1,193 related to the year ended December 31, 2008. As of December 31, 2011, approximately $84,900 of unrecognized stock-based compensation expense related to unvested awards (net of estimated forfeitures) is expected to be recognized over a weighted-average period of approximately 2.7 years, related to the Plans.

Tax benefits attributable to stock-based compensation represented 39% of stock-based compensation expense during each of the years ended December 31, 2011, 2010 and 2009.

9.	Retirement Plans

The Company maintains a defined contribution retirement plan covering substantially all of its employees, which provides for matching and discretionary contributions. The Company has recorded expenses related to this plan of $3,876, $3,441 and $2,854 for 2011, 2010 and 2009, respectively, related to these matching and discretionary contributions.

10.	Equity

Treasury Stock

Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Tender Offers

On September 8, 2010, the Company completed a tender offer through which it repurchased 3,000,000 shares of its Common Stock at a price of $52.00 per share for total consideration of $156,421, which includes $421 of costs directly attributable to the purchase. On April 8, 2010, the Company completed a tender offer through which it repurchased 5,172,204 shares of WebMD Common Stock at a price of $46.80 per share for total consideration of $242,795, which includes $736 of costs directly attributable to the purchase.

On December 10, 2009, the Company completed a tender offer (the “2009 Tender Offer”) through which it repurchased 6,339,227 shares of its Common Stock at a price of $37.00 per share. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase.

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ANNEX A – PAGE 31

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Repurchase Program

In 2008, the Board of Directors established a stock repurchase program (the “2008 Program”), at which time the Company was authorized to use up to $30,000, which was subsequently increased by $15,331 in July 2011, to purchase shares of WebMD Common Stock, from time to time, in the open market, through block trades or in private transactions, depending on market conditions and other factors. During August 2011, the Board of Directors terminated the 2008 Program and established a new stock repurchase program (the “2011 Program” and, collectively with the 2008 Program, the “Programs”) through which the Company was authorized to use up to $75,000 to purchase shares of WebMD Common Stock. During October 2011, the Company’s Board of Directors authorized a $75,000 increase to the 2011 Program. During 2010, the Company repurchased 352,572 shares, at an aggregate cost of $14,914 under the Programs. During 2011, the Company repurchased 2,883,798 shares at an aggregate cost of $91,263 under the Programs. As of December 31, 2011, $89,073 remained available for repurchases under the 2011 Program. Repurchased shares are recorded under the cost method and are reflected as treasury stock in the accompanying consolidated balance sheets.

Repurchase Activity in Connection with Convertible Notes

On January 5, 2011, the Company used $100,000 of the proceeds from the issuance and sale of the 2.50% Notes to repurchase 1,920,490 shares of the Company’s Common Stock at a price of $52.07 per share. Additionally, on March 8, 2011, the Company used $50,000 of the proceeds from the issuance and sale of the 2.25% Notes to repurchase 868,507 shares of the Company’s Common Stock at a price of $57.57 per share. See Note 4 for further discussion of the Company’s 2.50% Notes and 2.25% Notes. Neither of these share repurchases were made under the Programs.

Warrants

At December 31, 2009, the Company had warrants outstanding to purchase 3,419 common shares at an exercise price of $67.51 per share. These warrants expired in January 2010. The Company did not have any warrants outstanding as of December 31, 2011 and 2010.

Shareholder Rights Agreement

The Company has entered into a Stockholder Rights Agreement, dated as of November 2, 2011 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Pursuant to the terms of the Rights Agreement, which has a one-year term, one preferred stock purchase right (a “Right”) was attached to each outstanding share of the Company’s Common Stock held by holders of record as of the close of business on November 14, 2011 and the Company will issue one Right with each new share of Common Stock issued after that date until the Rights expire. The Rights will initially trade with and be inseparable from the Company’s Common Stock and will not be evidenced by separate certificates unless they become exercisable. The Rights will expire at the close of business on November 1, 2012, unless earlier redeemed by the Company or unless the Rights Agreement is amended. Each Right entitles its holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at an exercise price of $153.00 per Unit, subject to adjustment in accordance with the terms of the Rights Agreement, once the Rights become exercisable.

In general terms, under the Rights Agreement, the Rights become exercisable if any person or group acquires beneficial ownership of 12% or more of the Common Stock or commences a tender or exchange offer which, upon consummation, would result in such person or group being the beneficial owner of 12% or more of the Company’s outstanding common stock. For purposes of the Rights Agreement, beneficial ownership is defined to include ownership of the shares underlying options, warrants, convertible securities, stock appreciation

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ANNEX A – PAGE 32

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rights, swap agreements or other securities or contract rights or certain derivative positions, whether or not currently exercisable. If any person or group becomes the beneficial owner of 12% or more of the Company’s Common Stock, then each Right not owned by such person (or certain related parties) will entitle its holder to purchase, at the Right’s then-current exercise price, Units of Preferred Stock (or, in certain circumstances, Company Common Stock, cash, property or other securities of the Company) having a market value equal to twice the then-current exercise price of the Right. In addition, if the Company is involved in a merger or other business combination transactions with another person after which its Common Stock does not remain outstanding, or sells 50% or more of its assets or earning power to another person, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, shares of common stock of the ultimate parent of such other person having a market value equal to twice the then-current exercise price of the Right. Each Unit of Preferred Stock, if issued: (i) will be non-redeemable and subordinate to any other shares of preferred stock that may be issued by the Company; (ii) will entitle holders to certain dividend and liquidation payments; (iii) will have one vote, voting together with the Company Common Stock; (iv) will entitle holders to elect two directors if dividends are in arrears for six consecutive fiscal quarters; (v) if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock; and (vi) is protected by customary anti-dilution provisions with respect to dividends, liquidation and voting rights, and in the event of mergers and consolidations. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Company Common Stock.

The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by the Company’s Board of Directors because (i) the Rights may be redeemed by the Board at a nominal price of $0.01 per Right at any time on or prior to the public announcement made by either the Company or the Acquiring Person that such Acquiring Person has acquired beneficial ownership of 12% or more of the Company Common Stock and (ii) the Rights Agreement may be amended prior to the Rights becoming exercisable so that it does not interfere with such merger or other business combination. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Company’s Board of Directors. However, the effect of the Rights may be to discourage a third party from making a tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company.

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ANNEX A – PAGE 33

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) were as follows:

	December 31,
	2011	2010
Deferred tax assets:
Federal net operating loss carryforwards	$104,498	$133,284
State net operating loss carryforwards	42,110	43,738
Capital losses	2,023	—
Federal tax credits	56,244	55,027
Accrued expenses	20,869	24,391
Stock-based compensation	24,821	20,473
Intangible assets	6,949	8,579
Auction rate securities	9,040	18,501
Fixed assets	—	7,451
Other	3,850	4,188

Total deferred tax assets	270,404	315,632
Valuation allowance	(172,832)	(202,189)

Net deferred tax assets	97,572	113,443

Deferred tax liabilities:
Fixed assets	(321)	—
Goodwill and indefinite-lived intangible asset	(21,752)	(18,851)

Total deferred tax liabilities	(22,073)	(18,851)

Net deferred tax assets	$75,499	$94,592

	December 31,
	2011	2010
Current deferred tax assets, net:
Current deferred tax assets, net of deferred tax liabilities	$56,742	$65,280
Valuation allowance	(36,260)	(41,813)

Current deferred tax assets, net	20,482	23,467

Non-current deferred tax assets, net:
Non-current deferred tax assets, net of deferred tax liabilities	191,589	231,501
Valuation allowance	(136,572)	(160,376)

Non-current deferred tax assets, net	55,017	71,125

Net deferred tax assets	$75,499	$94,592

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 34

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax provision (benefit) was as follows:

	Years Ended December 31,
	2011	2010	2009
Current:
Federal	$373	$(1,197)	$(5,695)
State	3,165	2,673	2,282
Foreign	145	141	65

Current income tax provision (benefit)	3,683	1,617	(3,348)
Deferred:
Federal	9,454	(3,569)	(31,662)
State	4,242	3,166	(10,481)

Deferred income tax provision (benefit)	13,696	(403)	(42,143)
Reversal of valuation allowance applied to additional paid-in capital	28,788	18,829	—

Total income tax provision (benefit)	$46,167	$20,043	$(45,491)

The reconciliation between the federal statutory rate and the effective income tax rate is as follows:

	Years Ended December 31,
	2011	2010	2009
United States federal statutory rate	35.0%	35.0%	35.0%
State income taxes (net of federal benefit)	5.2	6.7	1.4
Valuation allowance	(0.5)	(12.6)	(259.5)
Non-deductible officer compensation	1.8	0.8	5.7
Loss on auction rate securities	—	14.3	0.0
Losses benefited (from) to discontinued operations	—	(17.5)	59.5
Effect of the Merger on state net operating loss carryforwards	—	0.0	(17.6)
Other	0.3	1.0	1.8

Effective income tax rate	41.8%	27.7%	(173.7)%

During 2011 and 2010, the Company reversed $28,788 and $20,358, respectively, of its valuation allowance through additional paid-in capital as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of stock-based awards. In 2010, $1,529 related to the Company’s discontinued operations. Also during 2010, the Company reversed $27,158 of its valuation allowance related to its auction rate securities, of which $22,752 reversed through the tax provision and the remainder, together with its deferred tax asset, reversed through additional paid-in capital, with no net impact to equity. During 2009, after consideration of the relevant positive and negative evidence, the Company reversed $68,922 of its valuation allowance, of which $54,200 reversed through the tax provision and the remainder primarily reversed through discontinued operations. The valuation allowance for deferred tax assets decreased by $29,357 and $32,546 in 2011 and 2010, respectively.

At December 31, 2011, the Company had net operating loss carryforwards for federal income tax purposes of approximately $690,000, which expire in 2017 through 2030, capital losses of $5,129, which expire in 2016, and federal tax credits of $64,957, which excludes the impact of any unrecognized tax benefits, of which $43,631 expire in 2017 through 2027 and $21,326 can be carried forward indefinitely.

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ANNEX A – PAGE 35

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company uses the “with-and-without” approach in determining the order in which tax attributes are utilized. Using the “with-and-without” approach, the Company will only recognize a tax benefit from stock-based awards in additional paid-in capital if an incremental tax benefit is realized after all other net operating loss carryforwards currently available to the Company have been utilized, but prior to the utilization of other tax attributes.

The net operating loss carryforwards for federal income tax purposes of approximately $690,000 include approximately $299,000 of excess tax benefits related to share-based payments that are presented on a tax effected basis within the deferred tax assets. Since this amount was recorded through additional paid-in capital, the related valuation allowance on these net operating carryforwards will be reversed through additional paid-in capital when these excess tax benefits are realized. Also included in these net operating loss carryforwards are excess tax benefits related to share-based payments of approximately $391,000 that are not recognized as a deferred tax asset as the amounts would not have resulted in a reduction in current taxes payable if all other net operating loss carryforwards currently available to the Company were utilized. The benefit of these deductions will be recognized through additional paid-in capital at the time the tax deduction results in a reduction of current taxes payable.

The tender offer completed on November 25, 2008 resulted in a cumulative change of more than 50% of the ownership of the Company’s capital, as determined under rules prescribed by the U.S. Internal Revenue Code and applicable Treasury regulations. As a result of the ownership change, there is an annual limitation imposed on the Company’s net operating loss carryforwards and federal tax credits.

As of December 31, 2011 and 2010, the Company had unrecognized income tax benefits of $12,703 and $13,648, respectively, which if recognized, would result in $1,436 and $1,837, respectively, being reflected as a component of the income tax provision (benefit). Included in the unrecognized income tax benefits as of December 31, 2011 and 2010 are accrued interest and penalties of $634 and $779, respectively. If recognized, these benefits would be reflected as a component of the income tax provision (benefit).

The following table summarizes the activity of unrecognized tax benefits, excluding accrued interest and penalties, for the years ended December 31, 2011, 2010 and 2009:

	Years Ended December 31,
	2011	2010	2009
Balance at the beginning of the year	$12,869	$13,319	$10,576
Increases related to prior year tax positions	—	—	3,161
Increases related to current year tax positions	—	—	4,254
Decreases related to prior year tax positions	(545)	(115)	(3,781)
Decreases related to current year tax positions	—	—	(727)
Expiration of the statute of limitations for the assessment of taxes	(255)	(335)	(164)

Balance at the end of the year	$12,069	$12,869	$13,319

Although the Company files U.S. federal and various state and other tax returns, the major taxing jurisdiction is the U.S. The Company is currently under audit in a number of state and local taxing jurisdictions and will have statutes of limitations with respect to certain tax returns expiring within the next twelve months. As a result, it is reasonably possible that there may be a reduction in the unrecognized income tax benefits, prior to any annual increase, in the range of $900 to $1,000 within the next twelve months. With the exception of adjusting net operating loss carryforwards that may be utilized, the Company is no longer subject to federal income tax examinations for tax years before 2008 and for state and local income tax examinations for years before 2006.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 36

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Fair Value of Financial Instruments and Non-Recourse Credit Facilities

The Company accounts for certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable	inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable	market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:    Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 assets as of December 31, 2011 and 2010. The following table sets forth the Company’s Level 1 and Level 3 financial assets that were measured and recorded at fair value on a recurring basis as of December 31, 2011 and 2010:

	Fair Value Estimate Using:	December 31, 2011			December 31, 2010
		Amortized Cost Basis	Fair Value	Gross Unrealized Gains	Amortized Cost Basis	Fair Value	Gross Unrealized Gains
Cash and cash equivalents	Level 1	$1,121,217	$1,121,217	$—	$400,501	$400,501	$—
ARS Option	Level 3	1,195	1,195	—	4,245	4,245	—

The following table reconciles the beginning and ending balances of the Company’s Level 3 assets, which consist of the ARS Option at December 31, 2011 and 2010 and the auction rate securities and the senior secured notes which were sold during the year ended December 31, 2010:

	Years Ended December 31,
	2011	2010
	ARS Option	ARS Option	Auction Rate Securities	Senior Secured Notes
Fair value as of the beginning of the period	$4,245	$—	$279,701	$63,826
Redemptions	(21,566)	(10,467)	(290,999)	(65,475)
Gain (loss) included in earnings	18,516	14,712	(29,508)	1,362
Interest income accretion included in earnings	—	—	—	287
Changes in unrealized gains/losses included in other comprehensive income	—	—	40,806	—

Fair value as of the end of the period	$1,195	$4,245	$—	$—

Through April 20, 2010, the Company held investments in auction rate securities (“ARS”) which had been classified as Level 3 assets as described above. The types of ARS holdings the Company owned were backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of the Company’s ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, substantially all auctions involving these securities have been unsuccessful. The result of an unsuccessful auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets develop. Additionally, during 2009, approximately one-half of the auction rate securities the Company held were either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies. As of March 31, 2008, the Company concluded that the estimated fair value of its ARS no

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 37

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

longer approximated the face value. The Company concluded the fair value of its ARS holdings was $302,842 compared to a face value of $362,950. The impairment in value, of $60,108, was considered to be other-than-temporary and, accordingly, was recorded as an impairment charge within the statement of operations during the three months ended March 31, 2008.

Effective April 1, 2009, the Company was required to adopt new authoritative guidance which amended the recognition guidance for other-than-temporary impairments of debt securities and changed the presentation of other-than-temporary impairments in the financial statements. In accordance with this new guidance, if an entity intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, the security is to be considered other-than-temporarily impaired and the full amount of impairment must be charged to earnings. Otherwise, losses on securities which are other-than-temporarily impaired are separated into two categories, the portion of loss which is considered credit loss and the portion of loss which is due to other factors. The credit loss portion is charged to earnings while the loss due to other factors is charged to other comprehensive income. This new guidance requires a cumulative effect adjustment to be reported as of the beginning of the period of adoption to reclassify the non-credit component of previously recognized other-than-temporary impairments on debt securities held at that date, from retained earnings to accumulated other comprehensive income, if the entity does not intend to sell the debt security and it is not more likely than not that the entity will be required to sell the debt security before recovery of its amortized cost basis.

Since the Company had no current intent to sell the auction rate securities that it held as of April 1, 2009, and it was not more likely than not that the Company would be required to sell the securities prior to recovery of the amortized cost basis, the Company estimated the present value of the cash flows expected to be collected related to the auction rate securities it held. The difference between the present value of the estimated cash flows expected to be collected and the amortized cost basis as of April 1, 2009, the date this new guidance was adopted, was $26,848, or $24,697 net of the effect of noncontrolling interest. This represented the cumulative effect of initially adopting this new guidance and has been reflected as an increase to the cost basis of its investment and an increase to accumulated other comprehensive loss and an increase to retained earnings in the Company’s balance sheet effective as of April 1, 2009.

Historically, the Company estimated the fair value of its ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations were (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS, which ranged from 4 to 14 years as of March 31, 2008 and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which consider both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, as discussed above, during 2009, certain of the auction rate securities the Company holds were downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the cash flows expected to be collected. Substantial judgment and estimation factors are necessary in connection with making fair value estimates of Level 3 securities, including estimates related to expected credit losses as these factors are not currently observable in the market due to the lack of trading in the securities.

Effective April 20, 2010, the Company entered into an agreement pursuant to which the Company sold all of its holdings of ARS for an aggregate of $286,399. As described above, while the Company originally recorded a loss of $60,108 relating to its holdings of ARS in 2008, the Company was required to reclassify $26,848 of that charge as an unrealized loss through stockholders’ equity when WebMD was required to adopt new authoritative guidance related to other-than-temporary impairments effective April 1, 2009, which had the effect of increasing the cost basis of the ARS by that amount. As a result, during 2010, the Company recorded an additional charge of $29,508, representing the difference between the cost basis of its ARS holdings and the proceeds received on

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 38

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

April 20, 2010. In connection with the sale of the ARS, the Company recorded a deferred income tax benefit of approximately $22,000 primarily related to the reversal of income tax valuation allowance attributable to its ARS.

Under the terms of the April 2010 agreement through which the Company sold its ARS, the Company retained an option (the “ARS Option”), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive additional proceeds from the purchaser upon certain redemptions of the various series of ARS sold. During 2011 and 2010, the Company recognized aggregate gains of $18,516 and $14,712 related to the ARS Option described above. Through the ARS Option, the Company received cash proceeds of $21,566 and $10,467 during 2011 and 2010. The value of the ARS Option as of December 31, 2011 is estimated to be $1,195 and is reflected in other assets within the accompanying balance sheet. The ARS Option has been classified as a Level 3 asset as its valuation requires substantial judgment. The historical redemption activity of the specific ARS underlying the ARS Option was the most significant assumption used to determine an estimated value of the ARS Option. The Company is required to reassess the value of the ARS Option at each reporting period, and any changes in value will be recorded within the statement of operations in future periods.

The Company’s other Level 3 asset was $67,500 principal amount of Senior Secured Notes that the Company received in connection with its sale of Porex on October 19, 2009. The Senior Secured Notes were secured by certain assets of the acquirer of Porex and accrued interest at a rate of 8.75% per annum, payable quarterly. The Senior Secured Notes were issued in four series: the Senior Secured Notes of the first, second and third series had an aggregate principal amount of $10,000 each and were scheduled to mature on the first, second and third anniversaries of the closing, respectively; and the Senior Secured Notes of the fourth series had an aggregate principal amount of $37,500 and were scheduled to mature on the fourth anniversary of the closing. The Company estimated that the fair value of the Senior Secured Notes was $63,826 as of December 31, 2009, of which $9,932 and $53,894 were classified as current investments and long-term investments, respectively. On April 1, 2010, the Company sold the Senior Secured Notes for $65,475 plus accrued interest and recorded a gain of $1,362 representing the excess of this amount over the adjusted cost basis of the Senior Secured Notes, which is reflected in gain (loss) on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

During the year ended December 31, 2010, the Company also sold its other remaining equity securities for $5,379 and recorded a gain of $3,917, representing the excess of the cash received over the cost basis, which is reflected in gain (loss) on investments in the accompanying consolidated statement of operations for the year ended December 31, 2010.

The Company also holds an investment in a privately held company which is carried at cost, and not subject to fair value measurements. However, if events or circumstances indicate that its carrying amount may not be recoverable, it would be reviewed for impairment. The Company made this investment on November 19, 2008 by acquiring Series D preferred stock. The total amount of this investment is $6,471, which includes $470 of acquisition costs. Since the Company does not have the ability to exercise significant influence over this company, the investment is accounted for under the cost method and it is included in other assets on the accompanying balance sheets as of December 31, 2011 and 2010.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 39

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For disclosure purposes, the Company is required to measure the outstanding value of its debt on a recurring basis. The following table presents the carrying value and estimated fair value (based on Level 1 market price data) of the Company’s convertible notes that were carried at historical cost as of December 31, 2011:

	Carrying Amount	Fair Value
2.25% Notes	$400,000	$382,704
2.50% Notes	400,000	371,972

13.	Transaction, severance and other expense

Transaction, severance and other expense consists of the following items:

	Years Ended December 31,
	2011	2010	2009
Severance and other transaction expenses(a)	$2,275	$—	$11,066
Legal expense(b)	53	783	2,331
Reduction of tax contingencies(c)	—	(711)	(915)
Transaction service fees(d)	—	—	(47)

Transaction, severance and other expense	$2,328	$72	$12,435

(a)	During 2011, this amount represents transaction expenses, primarily consisting of legal fees related to the process conducted by the Board of Directors to explore strategic alternatives for the Company.

During 2009, this amount represents severance and related expenses for certain HLTH senior executives that had severance and other benefits through pre-existing employment agreements which were triggered by the merger between HLTH and WebMD. These executives are still employed with the Company, and have elected to defer the payment of these severance obligations until their employment ultimately terminates. The amount of these severance obligations is $10,400, which is included within accrued expenses and other long-term liabilities within the accompanying consolidated balance sheets as of December 31, 2011 and 2010.

(b)	Represents the costs and expenses incurred by the Company related to the investigation by the United States Attorney for the District of South Carolina and the SEC and the related Coverage Litigation.

(c)	Represents the reduction of certain sales and use tax contingencies resulting from the expiration of various statutes.

(d)	Represents the net fees received from a business the Company divested in 2009 in relation to the transition services agreement.

14.	Related Party Transactions

Fidelity Human Resources Services Company LLC

Fidelity Employer Services Company LLC (“FESCO”) is a distributor of the Company’s private portals, integrating the private portals product into the human resources administration and benefit administration services that FESCO provides to its employer clients. The Company recorded revenue of $5,237, $5,776, and $8,072 for the years ended December 31, 2011, 2010 and 2009, respectively, and $690 and $1,587 was included in accounts receivable as of December 31, 2011 and 2010, related to the FESCO relationship. FESCO is an affiliate of FMR LLC, which reported beneficial ownership of shares that represented 1.8%, 14.4% and 15.6% of the Company’s Common Stock as of December 31, 2011, 2010 and 2009, respectively. Affiliates of FMR LLC also provide services to the Company in connection with the Company’s 401(k) plan and stock-based compensation plans.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 40

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Supplemental Disclosures of Cash Flow Information

Supplemental information related to the consolidated statements of cash flows is summarized below:

	Years Ended December 31,
	2011	2010	2009
Supplemental Disclosure of Cash Flow Information:
Interest paid	$10,456	$6,880	$13,891

Taxes paid (received), net(a)	$1,042	$(1,723)	$(3,687)

(a)	As the Company generally files its tax returns on a consolidated basis, taxes paid, net of refunds, includes all taxes paid by the Company, including those of the Company’s discontinued operations.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 41

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Quarterly Financial Data (Unaudited)

The following table summarizes the quarterly financial data for 2011 and 2010. The per common share calculations for each of the quarters are based on the weighted average number of common shares for each period; therefore, the sum of the quarters may not necessarily be equal to the full year per common share amount.

	2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$131,609	$141,369	$135,138	$150,659
Cost of operations	48,449	51,152	49,097	52,979
Sales and marketing	32,294	32,270	29,597	30,165
General and administrative	22,821	22,006	22,787	23,657
Depreciation and amortization	6,424	6,724	6,781	6,872
Interest income	16	51	21	24
Interest expense	3,141	5,833	5,862	5,809
Gain (loss) on investments	14,060	1,769	(1,150)	3,837
Transaction and other expense	53	—	—	2,275

Income from continuing operations before income tax provision	32,503	25,204	19,885	32,763
Income tax provision	12,958	11,003	8,645	13,561

Income from continuing operations	19,545	14,201	11,240	19,202
Income from discontinued operations, net of tax	—	7,394	2,994	—

Net income	$19,545	$21,595	$14,234	$19,202

Basic income per common share:
Income from continuing operations	$0.33	$0.24	$0.19	$0.34
Income from discontinued operations	—	0.13	0.06	—

Net income	$0.33	$0.37	$0.25	$0.34

Diluted income per common share:
Income from continuing operations	$0.32	$0.23	$0.19	$0.33
Income from discontinued operations	—	0.13	0.05	—

Net income	$0.32	$0.36	$0.24	$0.33

Net Income per Common Share:

Numerator:
Income from continuing operations	$19,545	$14,201	$11,240	$19,202
Effect of participating non-vested restricted stock	(170)	(91)	(70)	(111)

Income from continuing operations — Basic	19,375	14,110	11,170	19,091
Interest expense on 2.50% Notes, net of tax	1,503	—	—	1,682
Interest expense on 2.25% Notes, net of tax	315	—	—	1,627

Income from continuing operations — Diluted	$21,193	$14,110	$11,170	$22,400

Income from discontinued operations, net of tax	$—	$7,394	$2,994	$—
Effect of participating non-vested restricted stock	—	(47)	(19)	—

Income from discontinued operations, net of tax — Basic and Diluted	$—	$7,347	$2,975	$—

Denominator:
Weighted-average shares — Basic	58,184	58,096	57,461	55,685
Employee stock options and restricted stock	2,527	2,140	1,237	1,164
2.50% Notes	5,377	—	—	6,049
2.25% Notes	1,085	—	—	5,428

Adjusted weighted-average shares after assumed conversions — Diluted	67,173	60,236	58,698	68,326

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 42

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2010
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenue	$108,030	$122,707	$135,305	$168,477
Cost of operations	42,994	45,368	47,610	51,859
Sales and marketing	28,407	29,425	28,957	34,085
General and administrative	18,809	20,577	22,964	23,146
Depreciation and amortization	7,015	6,318	6,935	7,310
Interest income	3,409	420	21	99
Interest expense	5,139	3,170	1,797	1,347
Loss on convertible notes	(3,727)	(11,011)	(2,232)	(6,362)
(Loss) gain on investments	(28,848)	6,002	(131)	13,460
Transaction and other expense (income)	298	(99)	(107)	(20)

(Loss) income from continuing operations before income tax (benefit) provision	(23,798)	13,359	24,807	57,947
Income tax (benefit) provision	(20,008)	5,675	10,193	24,183

(Loss) income from continuing operations	(3,790)	7,684	14,614	33,764
(Loss) income from discontinued operations, net of tax	—	—	(1,024)	2,824

Net (loss) income	$(3,790)	$7,684	$13,590	$36,588

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.07)	$0.14	$0.25	$0.58
(Loss) income from discontinued operations	—	—	(0.02)	0.05

Net (loss) income	$(0.07)	$0.14	$0.23	$0.63

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.07)	$0.13	$0.24	$0.55
(Loss) income from discontinued operations	—	—	(0.02)	0.04

Net (loss) income	$(0.07)	$0.13	$0.22	$0.59

Net Income per Common Share:

Numerator:
(Loss) income from continuing operations	$(3,790)	$7,684	$14,614	$33,764
Effect of participating non-vested restricted stock	—	(88)	(152)	(339)

(Loss) income from continuing operations — Basic	(3,790)	7,596	14,462	33,425
Interest expense on 1.75% Notes, net of tax	—	592	—	—
Interest expense on 3 1/8% Notes, net of tax	—	—	—	809

(Loss) income from continuing operations — Diluted	$(3,790)	$8,188	$14,462	$34,234

(Loss) income from discontinued operations, net of tax	$—	$—	$(1,024)	$2,824
Effect of participating non-vested restricted stock	—	—	12	(28)

(Loss) income from discontinued operations, net of tax — Basic and Diluted	$—	$—	$(1,012)	$2,796

Denominator:
Weighted-average shares — Basic	52,191	53,521	58,095	57,505
Employee stock options and restricted stock	—	3,848	3,340	2,651
1.75% Notes	—	5,135	—	—
3 1/8% Notes	—	—	—	2,174

Adjusted weighted-average shares after assumed conversions — Diluted	52,191	62,504	61,435	62,330

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 43

WEBMD HEALTH CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Subsequent Event

On February 23, 2012, the Company announced its intention to commence a modified “Dutch Auction” tender offer to purchase up to $150 million of its common stock at a price within the range of $24.50 to $26.00 per share (the “Dutch Auction Tender Offer”). Based on the number of shares tendered and the prices specified by the tendering shareholders, the Company will determine the lowest per share price within the range that will enable it to buy $150 million in shares, or such lesser number of shares that are properly tendered. All shares accepted for payment will be paid the same price, regardless of whether a shareholder tendered such shares at a lower price within the range. The Dutch Auction Tender Offer is expected to commence in March 2012, subject to a number of terms and conditions.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE 44

Schedule II. Valuation and Qualifying Accounts

	Years Ended December 31, 2011, 2010 and 2009
	Balance at Beginning of Year	Charged to Costs and Expenses	Acquired	Write-offs	Other		Balance at End of Year
	(in thousands)
December 31, 2011
Allowance for Doubtful Accounts	$1,493	$595	$—	$(959)	$—		$1,129
Valuation Allowance for Deferred Tax Assets	202,189	(569)	—	—	(28,788	)(a)	172,832
December 31, 2010
Allowance for Doubtful Accounts	1,511	545	—	(563)	—		1,493
Valuation Allowance for Deferred Tax Assets	234,735	(9,100)	—	—	(23,446	)(a)	202,189
December 31, 2009
Allowance for Doubtful Accounts	1,301	1,486	—	(1,276)	—		1,511
Valuation Allowance for Deferred Tax Assets	317,235	(67,781)	131	—	(14,850	)(b)	234,735

(a)	Primarily represents the valuation allowance released as a result of the utilization of net operating loss carryforwards generated by excess tax benefits of stock-based awards.

(b)	Primarily represents the valuation allowance released as a result of the effect of the Merger on state net operating loss carryforwards.

WEBMD 2011 ANNUAL REPORT — FINANCIAL STATEMENTS ANNEX

ANNEX A – PAGE S-1

ANNEX B

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (in Annex C below) and with the Consolidated Financial Statements and notes thereto in Annex A above.

	Years Ended December 31,(1)(2)
	2011	2010	2009	2008	2007
	(In thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue	$558,775	$534,519	$438,536	$373,462	$319,232
Cost of operations	201,677	187,831	165,753	135,138	114,000
Sales and marketing	124,326	120,874	112,101	106,080	91,035
General and administrative	91,271	85,496	89,620	88,053	102,661
Depreciation and amortization	26,801	27,578	28,185	28,410	27,808
Interest income	112	3,949	9,149	35,300	42,035
Interest expense	20,645	11,453	23,515	26,428	25,887
Loss (gain) on convertible notes	—	23,332	(10,120)	—	—
Gain (loss) on investments	18,516	(9,517)	—	(60,108)	—
Gain on sale of EBS Master LLC	—	—	—	538,024	—
Restructuring	—	—	—	7,416	—
Gain on 2006 EBS Sale	—	—	—	—	399
Transaction, severance and other expense (income)	2,328	72	12,435	5,949	(3,406)

Income from continuing operations before income tax provision (benefit)	110,355	72,315	26,196	489,204	3,681
Income tax provision (benefit)	46,167	20,043	(45,491)	26,638	(9,053)
Equity in earnings of EBS Master LLC	—	—	—	4,007	28,566

Consolidated income from continuing operations	64,188	52,272	71,687	466,573	41,300
Consolidated income (loss) from discontinued operations, net of tax	10,388	1,800	49,354	94,682	(18,048)

Consolidated net income inclusive of noncontrolling interest	74,576	54,072	121,041	561,255	23,252
Income attributable to noncontrolling interest	—	—	(3,705)	(1,032)	(10,667)

Net income attributable to Company stockholders	$74,576	$54,072	$117,336	$560,223	$12,585

Amounts attributable to Company stockholders:
Income from continuing operations	$64,188	$52,272	$67,018	$465,725	$31,845
Income (loss) from discontinued operations	10,388	1,800	50,318	94,498	(19,260)

Net income attributable to Company stockholders	$74,576	$54,072	$117,336	$560,223	$12,585

Basic income per common share:
Income from continuing operations	$1.11	$0.93	$1.40	$5.99	$0.40
Income (loss) from discontinued operations	0.18	0.04	1.05	1.22	(0.24)

Net income attributable to Company stockholders	$1.29	$0.97	$2.45	$7.21	$0.16

Diluted income per common share:
Income from continuing operations	$1.08	$0.85	$1.21	$4.92	$0.36
Income (loss) from discontinued operations	0.17	0.03	0.86	0.96	(0.23)

Net income attributable to Company stockholders	$1.25	$0.88	$2.07	$5.88	$0.13

Weighted-average shares outstanding used in computing per share amounts:
Basic	57,356	55,328	47,400	77,738	79,694

Diluted	59,124	62,228	57,740	97,824	83,886

WEBMD 2011 ANNUAL REPORT — SELECTED FINANCIAL DATA

ANNEX B – PAGE 1

	As of December 31,(1)(2)
	2011	2010	2009	2008	2007
	(In thousands)
Consolidated Balance Sheets Data:
Cash, cash equivalents and investments	$1,121,217	$400,501	$808,144	$917,897	$830,120
Working capital (excluding assets and liabilities of discontinued operations)	1,132,431	420,353	159,539	633,462	860,181
Total assets	1,641,025	942,202	1,288,548	1,501,734	1,651,481
Convertible notes, net of discount	800,000	—	227,659	614,018	605,776
Noncontrolling interest	—	—	—	134,223	131,353
Stockholders’ equity	674,436	752,895	564,768	496,698	642,809

(1)	On October 23, 2009, WebMD Health Corp. completed a merger with HLTH Corporation (the “Merger”), with WebMD Health Corp. continuing as the surviving company. The accounting treatment for the Merger results in HLTH Corporation being treated as the acquiring entity and the pre-acquisition consolidated financial statements of HLTH Corporation being treated as the historical financial statements of WebMD Health Corp. for all historical periods presented. See “Introduction — Basis of Presentation; Accounting Treatment of the Merger” within Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included as Annex C below.

(2)	On July 22, 2008, we completed the sale of our ViPS business; on September 30, 2009, we completed the sale of our Little Blue Book print directory business; and on October 19, 2009, we completed the sale of our Porex business. Accordingly, the selected consolidated financial data has been reclassified to reflect the historical results for these businesses as discontinued operations for all periods presented.

WEBMD 2011 ANNUAL REPORT — SELECTED FINANCIAL DATA

ANNEX B – PAGE 2

ANNEX C

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Annex C contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” on page ii of the Proxy Statement for a discussion of the uncertainties, risks and assumptions associated with these statements. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in our forward-looking statements as a result of various factors, including but not limited to those listed as “Risk Factors” in Annex F below. In this Annex C, dollar amounts (other than per share amounts) are stated in thousands, unless otherwise noted.

Except for adjustments to references to where to find our Consolidated Financial Statements, the text of this Annex C is taken directly from Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on February 29, 2012, and does not reflect any events occurring after that filing date.

Overview

Management’s discussion and analysis of financial condition and results of operations, or MD&A, is provided as a supplement to the Consolidated Financial Statements and notes thereto included in Annex A above is intended to provide an understanding of our results of operations, financial condition and changes in our results of operations and financial condition. Our MD&A is organized as follows:

•

Introduction.    This section provides: a general description of our company and its business; background information on certain trends, transactions and other developments affecting our company; and a discussion of how seasonal factors may impact the timing of our revenue.

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Critical Accounting Estimates and Policies.    This section discusses those accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires us to exercise subjective and often complex judgments in making estimates and assumptions. In addition, all of our significant accounting policies, including our critical accounting policies, are summarized in Note 2 to the Consolidated Financial Statements included in Annex A above.

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Results of Operations and Supplemental Financial and Operating Information.    These sections provide our analysis and outlook for the significant line items on our statements of operations, as well as other information that we deem meaningful to understand our results of operations on a consolidated basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 31, 2011.

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Recent Accounting Pronouncements.    This section provides a summary of the most recent authoritative accounting standards and guidance that have either been recently adopted by our company or may be adopted in the future.

Introduction

Our Company.    WebMD Health Corp. is a Delaware corporation that was incorporated on May 3, 2005. We completed an initial public offering on September 28, 2005. Our Common Stock trades under the symbol “WBMD” on the Nasdaq Global Select Market. From the completion of our initial public offering through the completion of our merger (which we refer to as the Merger) with HLTH Corporation (which we refer to as HLTH) on October 23, 2009, we were more than 80% owned by HLTH. On October 23, 2009, stockholders of HLTH and WebMD approved the Merger and the transaction was completed later that day, with HLTH merging into WebMD and WebMD continuing as the surviving corporation. WebMD automatically succeeded to all of HLTH’s assets, liabilities and commitments upon completion of the Merger (other than the shares of WebMD Class B

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Common Stock owned by HLTH which were cancelled in the Merger). In the Merger, each share of HLTH Common Stock was converted into 0.4444 shares of WebMD Common Stock. The shares of WebMD’s Class A Common Stock were unchanged in the Merger and continue to trade on the NASDAQ Global Select Market under the symbol “WBMD”; however, they are no longer referred to as “Class A” because the Merger eliminated both WebMD’s Class B Common Stock and the dual-class stock structure that had existed at WebMD. The key reasons for the Merger included allowing HLTH’s stockholders to participate directly in the ownership of WebMD, while eliminating HLTH’s controlling interest in WebMD and the inefficiencies associated with having two separate public companies, increasing the ability of WebMD to raise capital and to obtain financing, and improving the liquidity of WebMD Common Stock by significantly increasing the number of shares held by public stockholders.

WebMD was the only operating business of HLTH at the time the Merger closed. Accordingly, the completion of the Merger did not have a significant effect on the operations of WebMD since there were no HLTH business operations to combine with WebMD’s business operations and, while HLTH had previously been providing certain corporate services to WebMD under a services agreement and had certain other agreements with WebMD, those agreements ceased when WebMD acquired HLTH. The employees and resources of HLTH used to provide services to WebMD under the services agreement became employees and resources of WebMD upon completion of the Merger.

Basis of Presentation; Accounting Treatment of the Merger.    The applicable accounting treatment for the Merger resulted in HLTH being considered the acquiring entity of the WebMD non-controlling interest. Accordingly, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD following the completion of the Merger, adjusted as described in the next paragraph. Accordingly, in this MD&A, “WebMD” (or the use of “we,” “our,” or similar words) refers not only to WebMD itself but also, where the context requires, to HLTH. The specific names of HLTH and WebMD are used only where there is a need to distinguish between the legal entities. In addition, all references in this MD&A to amounts of shares of HLTH Common Stock and to market prices or purchase prices for HLTH Common Stock have been adjusted to reflect the 0.4444 exchange ratio in the Merger (which we refer to as the Exchange Ratio) and are expressed as the number of shares of WebMD Common Stock into which the HLTH Common Stock would be converted in the Merger and the equivalent price per share of WebMD Common Stock. Similarly, the exercise price of options and warrants to purchase HLTH Common Stock and the number of shares subject to those options and warrants have been adjusted to reflect the Exchange Ratio.

For all periods prior to the year ended December 31, 2009 in the selected financial data included in Annex B above: (a) the weighted-average shares outstanding used in computing income per common share have been adjusted by multiplying the historical weighted-average shares outstanding for HLTH by the Exchange Ratio; and (b) basic and diluted income per common share have been recalculated to reflect the adjusted weighted-average shares outstanding for the periods presented. For the year ended December 31, 2009, these adjustments only apply to the portion of that year prior to the completion of the Merger on October 23, 2009. The consolidated accounts of HLTH included, until the completion of the Merger, 100% of the assets and liabilities of WebMD, which was more than 80% owned by HLTH until the Merger. In the Consolidated Statements of Operations included in Annexes A and B above, “Net income attributable to Company stockholders” reflects an adjustment for the noncontrolling stockholders’ share of the net income of WebMD until completion of the Merger.

Our Business.    We are a leading provider of health information services to consumers, physicians and other healthcare professionals, employers and health plans through our public and private online portals, mobile platforms and health-focused publications.

Our public portals for consumers enable them to obtain health and wellness information (including information on specific diseases or conditions), check symptoms, locate physicians, store individual healthcare information, receive periodic e-newsletters on topics of individual interest and participate in online communities with peers and experts. Our public portals for physicians and healthcare professionals make it easier for them to access clinical reference sources, stay abreast of the latest clinical information, learn about new treatment options, earn continuing medical education (which we refer to as CME) credit and communicate with peers. We also provide mobile health information applications for use by consumers and physicians. We generate revenue from our public portals primarily through the sale of advertising and sponsorship products, as well as CME

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services. Our public portals’ sponsors and advertisers include pharmaceutical, biotechnology and medical device companies, healthcare services companies, and consumer products companies whose products relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention. We also generate revenue from advertising sold in WebMD the Magazine, a consumer magazine distributed to physician office waiting rooms. In addition, we generate revenue from the sale of certain information products.

Our private portals enable employers and health plans to provide their employees and members with access to personalized health and benefit information and decision-support tools that help them to make more informed benefit, treatment and provider decisions and motivate them to make healthier lifestyle choices. We also provide health and condition management programs for use by our private portals clients’ employees and members to help them become and stay well. In addition, we offer clients telephonic, online, and onsite health coaching services for their employees and members. We generate revenue from our private portals through the licensing of our technology and content to employers and health plans, either directly or through our distributors. We offer our health coaching services on a per participant basis across an employee or plan population.

Background Information on Certain Trends Influencing the Use of Our Services.    Several key trends in the healthcare, consumer products and Internet industries are influencing the use of healthcare information services of the types we provide or are developing. Those trends are described briefly below:

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Use of the Internet by Consumers and Physicians.    The Internet has emerged as a major communications medium and has already fundamentally changed many sectors of the economy, including the marketing and sales of financial services, travel, and entertainment, among others. The Internet is also changing the healthcare industry and has transformed how consumers and physicians find and utilize healthcare information.

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Healthcare consumers increasingly seek to educate themselves online about their healthcare-related issues, motivated in part by the larger share of healthcare costs they are being asked to bear due to changes in the benefit designs being offered by health plans and employers. The Internet has fundamentally changed the way consumers obtain health and wellness information, enabling them to have immediate access to searchable information and dynamic interactive content to check symptoms, assess risks, understand diseases, find providers and evaluate treatment options.

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The Internet has also become a primary source of information for physicians seeking to improve clinical practice and is growing relative to traditional information sources, such as conferences, meetings and offline journals.

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Online Marketing and Education Spending for Healthcare Products.    Pharmaceutical, biotechnology and medical device companies spend large amounts each year marketing their products and educating consumers and physicians about them; however, only a small portion is currently spent on online services. We believe that these companies, which comprise the majority of the advertisers and sponsors of our public portals, are becoming increasingly aware of the effectiveness of the Internet relative to traditional media in providing health, clinical and product-related information to consumers and physicians, and this increasing awareness will, over time, result in increasing demand for our services. In addition, in an effort to improve operating efficiencies, some pharmaceutical companies have been reducing their field sales forces in the past several years. We believe that, in their effort to achieve greater overall marketing efficiency, pharmaceutical companies will, over time, increase the use of online promotional marketing to physicians and other healthcare professionals, including through the use of our services. However, notwithstanding our general expectation for increased future demand, we cannot predict how long it will take for pharmaceutical, biotechnology and medical device companies to shift a more significant portion of their marketing expenditures to online services. In addition, our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, including general economic and regulatory conditions and the following:

—	The majority of our advertising and sponsorship contracts are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship contracts.

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The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. During 2011, we experienced a lengthening of this internal review process by pharmaceutical companies, which resulted in delays in contracting as well as delays in recognizing expected revenue under executed contracts and which may continue to cause such delays.

Other factors that may affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include: the timing of FDA approval for new products or for new approved uses for existing products; the timing of FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of products from the market; the timing of roll-outs of new or enhanced services on our public portals; seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and the scheduling of conferences for physicians and other healthcare professionals.

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Reaching Health-Conscious Consumers.    More than half of the traffic to our consumer portals is in areas of health and wellness that are not related solely to diseases and conditions. We expect that the demand for reaching health-conscious consumers will continue to grow. In addition to pharmaceutical, biotechnology and medical device companies, our public portals advertisers and sponsors include consumer products companies whose products relate to health, wellness, diet, fitness, lifestyle, safety and illness prevention. We plan to continue to focus on increasing sponsorship revenues from consumer products companies, retailers and other companies that are interested in communicating health-related or safety-related information about their products or services to our audience. However, our services for these clients are subject to competition from traditional media, Internet search engines, social media Internet sites, general purpose consumer sites, and numerous other alternatives. In addition, revenues from consumer products companies are more likely to reflect general economic conditions, and to be reduced to a greater extent during economic downturns or recessions, than revenues from pharmaceutical, biotechnology and medical device companies. Accordingly, revenues from this portion of our business may fail to increase or may increase more slowly than we expect and may be subject to significant quarter-to-quarter variations.

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Recent Developments in the Business Outlook for Our Public Portals.    Notwithstanding our general expectation for increased future demand for our public portal services, we experienced reduced revenue in our public portal advertising and sponsorship revenue in the fourth quarter of 2011, compared to the prior year period, as a result of what we believe was a more cautious business outlook by many of our larger customers. Certain of our pharmaceutical company customers experienced patent expirations for highly profitable drugs in 2011 and others expect to do so in 2012 and 2013. Such patent expirations allow for competition from lower priced generic versions of these drugs and generally result in the termination of marketing efforts for the drug. Additionally, we believe that these patent expirations have also led to, and may continue to lead to, significant overall reductions in marketing expenditures by some of these pharmaceutical companies across their entire product portfolios, as well as delays in their budgeting and purchase decisions. As a result, we experienced reduced revenues in late 2011, and expect to continue to experience such reductions for much of 2012, particularly in the area of direct-to-consumer pharmaceutical marketing and advertising. While we expect to see an increase in the number of new, pharmaceutical products coming to market in 2012, marketing for these products is not anticipated to begin until the second half of 2012 and, as a result, sales of advertising and sponsorship services that we may make relating to these new products, if any, are not likely to contribute significantly to revenue until 2013.

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Use of Health Management Applications.    In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology to assist consumers in making informed decisions about healthcare has also increased. We believe that, through our private portals, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members and being able to demonstrate a sufficient return on investment and other benefits for our private portals clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We also expect that, for clients and potential clients that have been adversely affected by general economic conditions or are seeking to reduce expenses for other reasons, we may continue to experience some reductions in initial contracts, contract expansions and contract renewals for our private portal services, as well as reductions in the size of existing contracts.

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Initiatives to Improve and Expand Our Services.    In the past several years, video and multi-media applications have become an increasingly important part of what users expect from Internet sites. In addition, consumers are increasingly using the Internet to access social media as a means to communicate and exchange information, including regarding health and wellness. Similarly, physicians and other healthcare professionals are increasingly participating in condition or topic specific community groups and other interactive applications. Consumers and healthcare professionals are also increasingly using mobile devices to access the Internet, with physicians increasingly using mobile devices in diagnosis and treatment at the point of care. Mobile, while not yet a meaningful source of revenue for us, is expected to be an important area of growth for the future. We are focused on delivering a multi-screen platform that extends the user experience beyond the desktop portal onto the mobile device. We have invested and intend to continue to invest in software and systems that allow us to meet the demands of our users and sponsors, including customized content management and publishing technology to deliver interactive content, multimedia programming and personalized health applications that engage our users. The following are some initiatives we have pursued or plan to pursue to improve the user experience on our Websites, expand our services and increase our user base:

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Physician Connect, our social networking platform for physicians, enables them to exchange information online on a range of topics, including patient care, drug information, healthcare-related legislation and practice management. Physicians can also create polls to assess the opinions of their colleagues on a range of topics. We also offer third parties the opportunity to sponsor Physician Connect discussions and polls so that they can gain insights into physicians’ perspectives and areas of interest. As of December 31, 2011, Physician Connect had attracted approximately 164,000 physician members. Medscape also offers a variety of sponsored and unsponsored blogs where healthcare professionals can share their thoughts and opinions with the Medscape community.

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WebMD Community, our social networking initiative for consumers, gives them the ability to connect online with health experts and with other WebMD members to exchange information, experiences and support regarding specific health conditions or concerns and to participate in discussions on other health and wellness topics. Registered WebMD members can become members of the specific WebMD communities they select. WebMD Communities may include chat rooms, moderated message boards, expert blogs and other forums.

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Medscape Mobile is a free medical application that includes Medscape’s specialty-specific news, comprehensive drug information and clinical reference tools. Medscape Mobile also includes CME activities organized by specialty and designed for use on a mobile device. Medscape Mobile was launched for iPhone® and iPod touch® users in 2009, for Blackberry® users in April 2010 and for

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iPadTM and AndroidTM users in January 2011. As of December 31, 2011, Medscape Mobile had attracted approximately 1.9 million registered users.

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WebMD for iPhone and WebMD for iPad are free applications for consumers that provide mobile access to certain WebMD content and tools on an iPhone® or iPadTM, including Symptom Checker, First Aid, and Pill Identifier applications, as well as other health information. In May 2011, WebMD launched WebMD for Android, with similar content and tools. As of February 22, 2012, these mobile applications had been downloaded a total of approximately 10.4 million times. In addition, our Websites can be accessed through any mobile electronic device that includes an Internet browser.

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WebMD Baby. In January 2012, we launched the WebMD Baby application for iPhone and iPod touch, a free mobile application for parents of infants and toddlers. WebMD Baby gives new parents access to pediatrician-approved baby health and wellness information. WebMD Baby content was created exclusively for the application and is personalized for a baby’s specific age. WebMD Baby helps keep parents informed with easily accessible baby health and wellness information that they can trust. A personal growth chart for baby/toddler is also integrated into the application, allowing information to be easily added right from the pediatrician’s office. During the first four weeks after its launch, WebMD Baby was downloaded more than 100,000 times.

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International. We are pursuing opportunities to expand the reach of our brands outside the United States. In certain markets outside the United States, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. In October 2009, we launched our first major consumer portal outside the United States in partnership with Boots, the United Kingdom’s leading pharmacy-led health and beauty retailer. In addition, in certain markets outside of the United States, we expect to provide some of our online services directly to healthcare professionals and, to a lesser extent, consumers.

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Healthcare Reform Legislation.    The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Reform Legislation), was signed into law in March 2010. The Reform Legislation makes extensive changes to the system of healthcare insurance and benefits in the United States. In general, the Reform Legislation seeks to reduce healthcare costs and decrease the number of uninsured legal United States residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Reform Legislation also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Reform Legislation also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products. Many of the provisions of the Reform Legislation that expand insurance coverage will not become effective until 2014, and many provisions require regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Reform Legislation was enacted and have not been substantially changed since. In addition, it is difficult to foresee how individuals and businesses will respond to the choices available to them under the Reform Legislation. Furthermore, the Reform Legislation will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Reform Legislation and to participate in grants and other incentive opportunities. In addition, a number of parties have filed lawsuits challenging the constitutionality of certain provisions of the Reform Legislation. The Supreme Court is considering the constitutionality of the individual mandate aspect of the Reform Legislation and certain other matters regarding the Reform Legislation and is expected to render its decision by June 2012.

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While we do not currently anticipate any significant adverse effects on WebMD as a direct result of the application of the Reform Legislation to our business or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Reform Legislation will be on WebMD’s business through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Reform Legislation or to uncertainties created by the Reform Legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business. However, we believe that certain aspects of the Reform Legislation and future implementing regulations that seek to reduce healthcare costs may create opportunities for WebMD, including with respect to our personal health record applications and health and benefits decision-support tools and, more generally, with respect to our capabilities in providing health and wellness information and education. For example, the Reform Legislation encourages use of wellness programs through grants to small employers to establish such programs, permission for employers to offer rewards, in the form of waivers of cost-sharing, premium discounts, or additional benefits, to employees for participating in these programs and meeting certain standards, and the inclusion of wellness services and chronic disease management among the essential health benefits that certain plans are required to provide. However, we cannot yet determine the scope of any such opportunities or what competition we may face in our efforts to pursue such opportunities.

The healthcare industry in the United States and relationships among healthcare payers, providers and consumers are very complicated. In addition, the Internet and the market for online and mobile services are relatively new and still evolving. Accordingly, there can be no assurance that the trends identified above will continue or that the expected benefits to our business from our responses to those trends will be achieved. In addition, the market for healthcare information services is highly competitive and not only are our existing competitors seeking to benefit from these same trends, but the trends may also attract additional competitors.

Background Information on Certain Transactions and Other Significant Developments

Convertible Notes.    During the year ended December 31, 2010, we repurchased $32,446 principal amount of our 1.75% Convertible Subordinated Notes Due 2023 (which we refer to as the 1.75% Notes) for $42,107 in cash and the holders of the 1.75% Notes converted $232,137 principal amount into 6,703,129 shares of WebMD Common Stock. Also during the year ended December 31, 2010, we repurchased $42,168 principal amount of our 3 1/8% Convertible Notes due 2025 (which we refer to as the 3 1/8% Notes) for $52,418 in cash, and the holders of the 3 1/8% Notes converted $208,132 principal amount into 5,942,204 shares of WebMD Common Stock. We recognized an aggregate pre-tax loss of $23,332 related to the repurchases and conversions, during 2010, of the 1.75% Notes and the 3 1/8% Notes. The loss includes the expensing of remaining deferred issuance costs outstanding related to the repurchased and converted notes. As of December 31, 2010, no convertible notes remained outstanding.

On January 11, 2011, we issued $400,000 aggregate principal amount of 2.50% Convertible Notes due 2018 (which we refer to as the 2.50% Notes) in a private offering. Unless previously converted, the 2.50% Notes will mature on January 31, 2018. Net proceeds from the sale of the 2.50% Notes were approximately $387,345, after deducting the related offering expenses, of which approximately $100,000 was used by us to repurchase 1,920,490 shares of WebMD Common Stock at a price of $52.07 per share, the last reported sale price of WebMD Common Stock on January 5, 2011, which repurchase settled on January 11, 2011. Interest on the 2.50% Notes is payable semi-annually on January 31 and July 31 of each year, commencing July 31, 2011. Under the terms of the 2.50% Notes, holders may surrender their 2.50% Notes for conversion into WebMD Common Stock at an initial conversion rate of 15.1220 shares of WebMD Common Stock per thousand dollars principal amount of 2.50% Notes. This is equivalent to an initial conversion price of approximately $66.13 per share of Common Stock. In the aggregate, the 2.50% Notes are convertible into 6,048,800 shares of Common Stock.

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On March 14, 2011, we issued $400,000 aggregate principal amount of 2.25% Convertible Notes due 2016 (which we refer to as the 2.25% Notes) in a private offering. Unless previously converted, the 2.25% Notes will mature on March 31, 2016. Net proceeds from the sale of the 2.25% Notes were approximately $387,400, after deducting the related offering expenses, of which approximately $50,000 was used to repurchase 868,507 shares of WebMD’s Common Stock at a price of $57.57 per share, the last reported sale price of WebMD Common Stock on March 8, 2011, which repurchase settled on March 14, 2011. Interest on the 2.25% Notes is payable semi-annually on March 31 and September 30 of each year, commencing September 30, 2011. Under the terms of the 2.25% Notes, holders may surrender their 2.25% Notes for conversion into WebMD Common Stock at an initial conversion rate of 13.5704 shares of Common Stock per thousand dollars principal amount of the 2.25% Notes. This is equivalent to an initial conversion price of approximately $73.69 per share of Common Stock. In the aggregate, the 2.25% Notes are convertible into 5,428,160 shares of Common Stock.

Stock Repurchase Programs.    During the year ended December 31, 2011, we repurchased 2,883,798 shares at an aggregate cost of $91,263 through our stock repurchase programs.

Tender Offers.    On September 8, 2010, we completed a tender offer for our Common Stock and repurchased 3,000,000 shares at a price of $52.00 per share. In this MD&A, we refer to this tender offer as the September 2010 Tender Offer. The total cost of the September 2010 Tender Offer was $156,421, which includes $421 of costs directly attributable to the purchase. On April 8, 2010, we completed a tender offer for our Common Stock and repurchased 5,172,204 shares at a price of $46.80 per share for a total cost of $242,795, which includes $736 of costs directly attributable to the purchase. On December 10, 2009, we completed a tender offer for our Common Stock and repurchased 6,339,227 shares at a price of $37.00 per share. In this MD&A, we refer to this tender offer as the 2009 Tender Offer. The total cost of the 2009 Tender Offer was $235,220, which includes $670 of costs directly attributable to the purchase. Each of the tender offers described in this paragraph represented an opportunity for WebMD to return capital to stockholders who elected to tender their shares of WebMD Common Stock, while stockholders who chose not to participate in a tender offer automatically increased their relative percentage interest in our company at no additional cost to them.

On February 23, 2012, we announced our intention to commence a modified “Dutch Auction” tender offer to purchase up to $150 million of our Common Stock at a price within the range of $24.50 to $26.00 per share (the “Dutch Auction Tender Offer”). Based on the number of shares tendered and the prices specified by the tendering shareholders, we will determine the lowest per share price within the range that will enable us to buy $150 million in shares, or such lesser number of shares that are properly tendered. All shares accepted for payment will be paid the same price, regardless of whether a shareholder tendered such shares at a lower price within the range. The Dutch Auction Tender Offer is expected to commence in March 2012, subject to a number of terms and conditions.

Sale of Porex; Senior Secured Notes.    SNTC Holding, Inc., a wholly-owned subsidiary of our company, entered into a stock purchase agreement, dated as of September 17, 2009, for the sale of our Porex business (which we refer to as Porex) for which we received $74,378 in cash at closing, received $67,500 in senior secured notes (which we refer to as the Senior Secured Notes) and incurred approximately $4,900 of transaction expenses. The sale was completed on October 19, 2009. During the three months ended March 31, 2010, we also paid $1,430 to Porex related to the finalization of a customary working capital adjustment. On April 1, 2010, we sold the Senior Secured Notes to their issuer for $65,475 (which represented 97% of the aggregate principal amount) and received accrued interest through that date. We recognized a pre-tax gain of $1,362 related to the sale of the Senior Secured Notes during the year ended December 31, 2010.

Auction Rate Securities.    Effective April 20, 2010, we entered into an agreement pursuant to which we sold our holdings of auction rate securities (which we refer to as ARS), for an aggregate of $286,399. Under the terms of the agreement, we retained an option (which we refer to as the ARS Option), for a period of two years from the date of the agreement: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold at the agreed upon purchase prices received on April 20, 2010; and (b) to receive from the purchaser additional proceeds upon certain redemptions of the various series of ARS sold. Through the ARS

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Option, we received cash proceeds of $10,467 during the period from April 20, 2010 through December 31, 2010 and $21,566 during the year ended December 31, 2011.

Divestiture of the Little Blue Book Print Directory Business.    In March 2009, we decided to divest the Little Blue Book print directory business (which we refer to as LBB). As a result, the historical financial information for LBB has been reflected as discontinued operations within the Consolidated Financial Statements included in Annex A above. During the three months ended June 30, 2009, we recorded an impairment charge of $8,300 to reduce the carrying value of LBB to its current estimated fair value. On September 30, 2009, we completed the sale of LBB in which we received cash proceeds of $2,590.

Indemnification Obligations to Former Officers and Directors of Emdeon Practice Services.    On September 14, 2006, HLTH completed the sale of Emdeon Practice Services, Inc. (which we refer to as EPS) to Sage Software, Inc., an indirect wholly owned subsidiary of The Sage Group plc (which we refer to as the EPS Sale). HLTH had certain indemnity obligations to advance amounts for reasonable defense costs for initially ten, and later four, former officers and directors of EPS (which we refer to as the EPS Indemnification Obligations) who were indicted in connection with an investigation by the United States Attorney for the District of South Carolina (which we refer to as the Investigation) that began in 2003. The Investigation related principally to issues of financial accounting improprieties relating to Medical Manager Corporation, a predecessor of HLTH (by its merger into HLTH in September 2000), and, more specifically, HLTH’s former Medical Manager Health Systems, Inc. subsidiary. Medical Manager Health Systems was a predecessor to EPS. On December 15, 2005, the United States Attorney announced the indictments of ten former officers and employees of Medical Manager Health Systems. The indictment initially charged the defendants with conspiracy to commit mail, wire and securities fraud, a violation of Title 18, United States Code, Section 371 and conspiracy to commit money laundering, a violation of Title 18, United States Code, Section 1956(h) but the second count was dismissed in 2009. One of the defendants passed away in 2008 and was dismissed from the indictment. Four of the defendants were dismissed from the case and two defendants were severed from the case and their cases were transferred to Tampa, Florida. In addition, one of the defendants entered into a Deferred Prosecution Agreement with the United States pursuant to which all charges were dismissed against him on July 26, 2010. The trial of two of the former officers of Medical Manager Health Systems began on January 19, 2010 and, on March 1, 2010, both men were found guilty by the jury; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal.

In connection with the EPS Sale, HLTH agreed to retain the responsibility for the EPS Indemnification Obligations and WebMD assumed that responsibility upon completion of the Merger in October 2009. During the year ended December 31, 2007, based on information available at that time, HLTH determined a reasonable estimate of the range of probable costs with respect to its indemnification obligations and, accordingly, recorded an aggregate pre-tax charge of $73,347, which represented its estimate of the low end of the probable range of costs related to this matter. HLTH had reserved the low end of the probable range of costs because no estimate within the range was a better estimate than any other amount. That estimate included assumptions as to the duration of the trial and pre-trial periods, and the defense costs to be incurred during these periods. We updated the estimated range of the indemnification obligations based on new information received during the years ended December 31, 2008 and 2009, and as a result, recorded additional pre-tax charges of $29,078 and $14,367, respectively. As described above, two of the former officers and directors of EPS were found guilty; however, the Court set the verdict aside on May 27, 2010 and entered a judgment of acquittal. The government entered a notice of appeal with respect to the Court’s order. At that time, two other former officers of EPS were awaiting trial in Tampa, Florida, which was scheduled to begin on October 4, 2010; however, on July 9, 2010, the Court in Tampa placed the case against those defendants on hold pending resolution of the appeal of the South Carolina ruling. On June 8, 2011, upon the motion of the government, the United States Court of Appeals for the Fourth Circuit dismissed the government’s appeal of the District Court’s rulings, thereby ending the government’s case against the two defendants in South Carolina. On July 8, 2011, upon the motion of the government, the United States District Court for the Middle District of Florida granted a motion to dismiss the government’s case against the remaining two defendants in Florida. As a result of these two decisions, it is our understanding that the Investigation has concluded. As of December 31, 2010, the remaining accrual with respect to the EPS

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Indemnification Obligations was $7,527, and was included within liabilities of discontinued operations on the accompanying consolidated balance sheet. During the year ended December 31, 2011, we reversed the remainder of this accrual as we determined that we no longer had any remaining liability with respect to the EPS Indemnification Obligations as a result of the June 8, 2011 and July 8, 2011 decisions described above. The reversal of the remaining accrual of $7,206 is included in income from discontinued operations, net of tax, within our consolidated statements of operations during the year ended December 31, 2011.

Also included within liabilities of discontinued operations related to this matter was $5,000 as of December 31, 2010, which represented certain reimbursements received from our insurance carriers between July 31, 2008 and December 31, 2010 under certain directors and officers liability insurance policies (which we refer to as the Policies) for expenses that we had incurred and expected to continue to incur for the EPS Indemnification Obligations. We deferred recognizing these insurance reimbursements within the consolidated statement of operations because of the possibility they might have to be repaid to the insurance carriers under the terms of the applicable Policies. However, as a result of the June 8, 2011 and July 8, 2011 dismissals described above, we believe that the insurance carriers do not have the ability to recover this amount and accordingly, we reversed this accrual during the year ended December 31, 2011. The reversal of $5,000 is included in income from discontinued operations, net of tax, within our consolidated statements of operations during the year ended December 31, 2011. During the year ended December 31, 2010, income from discontinued operations primarily related to the release back to us of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of our directors and officers liability insurance carriers. During the year ended December 31, 2009, we received reimbursements for EPS Indemnification Obligations from our insurance carriers under the Policies in the amount of $53,150 and recognized that amount within consolidated income from discontinued operations during the year ended December 31, 2009.

Seasonality

The timing of our revenue is affected by seasonal factors. Our public portal advertising and sponsorship revenue is seasonal, primarily due to the annual spending patterns of the advertising and sponsorship clients of our public portals. This portion of our revenue is usually the lowest in the first quarter of each calendar year, and generally increases during each consecutive quarter throughout the year. The timing of revenue in relation to our expenses, many of which do not vary directly with revenue, has an impact on cost of operations, sales and marketing and general and administrative expenses as a percentage of revenue in each calendar quarter.

Critical Accounting Estimates and Policies

Critical Accounting Estimates

Our MD&A is based upon our Consolidated Financial Statements and Notes to Consolidated Financial Statements, which were prepared in conformity with U.S. generally accepted accounting principles. The preparation of the Consolidated Financial Statements requires us to make estimates and assumptions that affect the amounts reported in the Consolidated Financial Statements and accompanying notes. We base our estimates on historical experience, current business factors, and various other assumptions that we believe are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses and the disclosure of contingent assets and liabilities. We are subject to uncertainties such as the impact of future events, economic and political factors, and changes in our business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of our financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the Notes to our Consolidated Financial Statements.

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We evaluate our estimates on an ongoing basis, including those related to revenue recognition, the allowance for doubtful accounts, the carrying value of long-lived assets (including goodwill and indefinite lived intangible assets), the amortization period of long-lived assets (excluding goodwill and indefinite lived intangible assets), the carrying value, capitalization and amortization of software and Website development costs, the carrying value of investments, the provision for income taxes and related deferred tax accounts, certain accrued expenses, contingencies, litigation and related legal accruals and the value attributed to employee stock options and other stock-based awards.

Critical Accounting Policies

We believe the following reflects our critical accounting policies and our more significant judgments and estimates used in the preparation of our Consolidated Financial Statements:

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Revenue Recognition.    Revenue from advertising is recognized as advertisements are delivered or as publications are distributed. Revenue from sponsorship arrangements, content syndication and distribution arrangements, information services and licenses of healthcare management tools and private portals as well as related health coaching services are recognized ratably over the term of the applicable agreement. Revenue from the sponsorship of CME is recognized over the period that we substantially complete our contractual deliverables as determined by the applicable agreements.

For contracts that contain multiple deliverables that were entered into prior to January 1, 2011, revenue is allocated to each deliverable based on its relative fair value determined using vendor-specific objective evidence (“VSOE”). In certain instances where fair value did not exist for all the elements, the amount of revenue allocated to the delivered elements equals the total consideration less the fair value of the undelivered elements to the extent VSOE exists for the undelivered elements. In instances where fair value did not exist for the undelivered elements, the entire consideration is recognized over the period that the last element is delivered.

Contracts that contain multiple deliverables that were entered into subsequent to January 1, 2011 are subject to Accounting Standards Update No. 2009-13 Multiple-Deliverable Revenue Arrangements (“ASU 2009-13”). ASU 2009-13 requires the allocation of revenue to each deliverable of multiple-deliverable revenue arrangements, based on the relative selling price of each deliverable. It also changes the level of evidence of selling price required to separate deliverables by allowing a company to make its best estimate of the standalone selling price of deliverables when more objective evidence of selling price is not available.

We adopted ASU 2009-13 on a prospective basis for arrangements entered into or materially modified on or subsequent to January 1, 2011. Beginning January 1, 2011, pursuant to the guidance of ASU 2009-13, when a sales arrangement contains multiple deliverables, we allocate revenue to each deliverable based on relative selling price. The selling price for a deliverable is based on VSOE if available, third-party evidence (“TPE”) if VSOE is not available, or best estimate of selling price if neither VSOE nor TPE is available. We then recognize revenue on each deliverable in accordance with our revenue recognition policies over the period that delivery occurs. VSOE of selling price is based on the price charged when the deliverable is sold separately. In determining VSOE, we require that a substantial majority of the selling prices fall within a reasonable range based on historical pricing trends for specific products and services. TPE is based on competitor prices of similar deliverables when sold separately. We are generally not able to determine TPE of selling price as we are unable to reliably determine what competitors’ selling prices are for comparable services, combined with the fact that our services often contain unique features and customizations such that comparable services do not exist. The determination of best estimate of selling price is a judgmental process that considers multiple factors including, but not limited to, recent selling prices and related discounting practices for each service, market conditions, customer classes, sales channels and other factors.

As a result of the adoption of ASU 2009-13, revenue for the year ended December 31, 2011 was higher by $800 than the revenue that would have been recognized under the previous accounting standard. This

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resulted from services that were provided or partially provided during the year ended December 31, 2011, for certain deliverables of our multiple deliverable arrangements for which we would have previously deferred the related revenue under the previous accounting standards. During the year ended December 31, 2011, we assigned value to these deliverables using our best estimate of selling price, and recognized revenue as they were delivered. The multiple deliverable arrangements that were impacted by ASU 2009-13 related to our public portal revenues and the services underlying such arrangements are generally delivered over periods of twelve months or less. We are not able to reasonably estimate the effect of adopting ASU 2009-13 on future periods as the impact will vary based on many factors including, but not limited to, the quantity and size of new or materially modified multiple-deliverable arrangements entered into, as well as the nature of the various services contained within those arrangements and the time periods over which those services are delivered.

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Long-Lived Assets.    Our long-lived assets consist of property and equipment, goodwill and other intangible assets. Goodwill and other intangible assets arise from the acquisitions we have made. The amount assigned to intangible assets is subjective and based on fair value using exit price and market participant view, such as discounted cash flow and replacement cost models. Our long-lived assets, excluding goodwill and indefinite lived intangible assets, are amortized over their estimated useful lives, which we determine based on the consideration of several factors including the period of time the asset is expected to remain in service. We evaluate the carrying value and remaining useful lives of long-lived assets, excluding goodwill and indefinite lived intangible assets, whenever indicators of impairment are present. We evaluate the carrying value of goodwill and indefinite lived intangible assets annually, or whenever indicators of impairment are present. We use a discounted cash flow approach to determine the fair value of goodwill and indefinite lived intangible assets. Long-lived assets held for sale are reported at the lower of cost or fair value less cost to sell. There was no impairment of goodwill or indefinite lived intangible assets noted as a result of our impairment testing in 2011.

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Fair Value of Investments in Auction Rate Securities (ARS).    Through April 20, 2010, we held investments in ARS which were backed by student loans, 97% guaranteed under the Federal Family Education Loan Program (FFELP), and had credit ratings of AAA or Aaa when purchased. Historically, the fair value of these ARS holdings approximated par value due to the frequent auction periods, generally every 7 to 28 days, which provided liquidity to these investments. However, since February 2008, substantially all auctions involving these securities have failed. The result of a failed auction is that these ARS holdings will continue to pay interest in accordance with their terms at each respective auction date; however, liquidity of the securities will be limited until there is a successful auction, the issuer redeems the securities, the securities mature or until such time as other markets develop. Additionally, approximately one-half of the auction rate securities we held were, during 2009, either downgraded below AAA or placed on “watch” status by one or more of the major credit rating agencies.

During the periods that we held them, we estimated the fair value of our ARS holdings using an income approach valuation technique. Using this approach, expected future cash flows are calculated over the expected life of each security and are discounted to a single present value using a market required rate of return. Some of the more significant assumptions made in the present value calculations included (i) the estimated weighted average lives for the loan portfolios underlying each individual ARS and (ii) the required rates of return used to discount the estimated future cash flows over the estimated life of each security, which considered both the credit quality for each individual ARS and the market liquidity for these investments. Additionally, effective April 1, 2009, we adopted new authoritative guidance which required us to separate losses associated with our ARS into two categories, the portion of the loss which is considered credit loss and the portion of the loss which is due to other factors. As discussed above, certain of the auction rate securities we held were, during 2009, downgraded below AAA by one or more of the major credit rating agencies. These revised credit ratings were a significant consideration in determining the estimated credit loss associated with our ARS.

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Our ARS were classified as Level 3 assets as their valuation, including the portion of their valuation attributable to credit losses, required substantial judgment and estimation of factors that were not currently observable in the market due to the lack of trading in the securities. If different assumptions were used for the various inputs to the valuation approach including, but not limited to, assumptions involving the estimated lives of the ARS holdings, the estimated cash flows over those estimated lives, and the estimated discount rates applied to those cash flows, the estimated fair value of those investments could have been significantly higher or lower than the fair value we determined. In connection with the sale of our ARS on April 20, 2010, we retained an option (which we refer to as the ARS Option), for a period of two years: (a) to repurchase from the purchaser the same principal amount of any or all of the various series of ARS sold, at the agreed upon purchase prices received on April 20, 2010; and (b) to receive additional proceeds from the purchaser upon certain redemptions of the various series of ARS sold. During 2011 and 2010, we recognized aggregate gains of $18,516 and $14,712, respectively, related to the ARS Option, and received cash proceeds of $21,566 and $10,467 during 2011 and 2010, respectively. The value of the ARS Option as of December 31, 2011 is estimated to be $1,195 and has been classified as a Level 3 asset as its valuation requires substantial judgment. The historical redemption activity of the specific ARS underlying the ARS Option was the most significant assumption used to determine an estimated value of the ARS Option. We are required to reassess the value of this ARS Option at each reporting period, and any changes in value will be recorded within the statement of operations in future periods. See Note 12 in the Notes to the Consolidated Financial Statements included in Annex A above for additional information regarding our ARS Option.

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Stock-Based Compensation.    Stock-based compensation expense for all share-based payment awards granted is determined based on the grant-date fair value. The grant date fair value for stock options is estimated using the Black-Scholes Option Pricing Model. We recognize these compensation costs net of an estimated forfeiture rate on a straight-line basis over the requisite service period of the award, which is generally the vesting term of the share-based payment awards. As of December 31, 2011, there was approximately $84.9 million of unrecognized stock-based compensation expense (net of estimated forfeitures) related to unvested stock options and restricted stock awards held by employees, which is expected to be recognized over a weighted-average period of approximately 2.7 years, related to our stock-based compensation plans.

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Deferred Taxes.    Our deferred tax assets are comprised primarily of net operating loss carryforwards and federal tax credits. These net operating loss carryforwards and federal tax credits may be used to offset taxable income in future periods, reducing the amount of taxes we might otherwise be required to pay. A significant portion of our net deferred tax assets, including the portion related to excess tax benefits of stock-based awards, are reserved for by a valuation allowance as required by relevant accounting literature. The remaining portion of our net deferred tax assets are no longer reserved for by a valuation allowance. Management determines the need for a valuation allowance by assessing the probability of realizing deferred tax assets, taking into consideration factors including historical operating results, expectations of future earnings and taxable income. Management will continue to evaluate the need for a valuation allowance in the future.

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Tax Contingencies.    Our tax contingencies are recorded to address potential exposures involving tax positions we have taken that could be challenged by tax authorities. These potential exposures result from applications of various statutes, rules, regulations and interpretations. Our estimates of tax contingencies reflect assumptions and judgments about potential actions by taxing jurisdictions. We believe that these assumptions and judgments are reasonable. However, our accruals may change in the future due to new developments in each matter and the ultimate resolution of these matters may be greater or less than the amount that we have accrued. Consistent with our historical financial reporting, we have elected to reflect interest and penalties related to uncertain tax positions as part of the income tax provision (benefit).

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Results of Operations

The following table sets forth our consolidated statements of operations data and expresses that data as a percentage of revenue for the periods presented (dollar amounts in thousands):

	Years Ended December 31,
	2011		2010		2009
	$	%(a)	$	%(a)	$	%(a)
Revenue	$558,775	100.0	$534,519	100.0	$438,536	100.0
Cost of operations	201,677	36.1	187,831	35.1	165,753	37.8
Sales and marketing	124,326	22.2	120,874	22.6	112,101	25.6
General and administrative	91,271	16.3	85,496	16.0	89,620	20.4
Depreciation and amortization	26,801	4.8	27,578	5.2	28,185	6.4
Interest income	112	—	3,949	0.7	9,149	2.1
Interest expense	20,645	3.7	11,453	2.1	23,515	5.4
Loss (gain) on convertible notes	—	—	23,332	4.4	(10,120)	(2.3)
Gain (loss) on investments	18,516	3.3	(9,517)	(1.8)	—	—
Transaction, severance and other expense.	2,328	0.4	72	—	12,435	2.8

Income from continuing operations before income tax provision (benefit)	110,355	19.7	72,315	13.5	26,196	6.0
Income tax provision (benefit).	46,167	8.3	20,043	3.7	(45,491)	(10.4)

Consolidated income from continuing operations	64,188	11.5	52,272	9.8	71,687	16.3
Consolidated income from discontinued operations	10,388	1.9	1,800	0.3	49,354	11.3

Consolidated net income inclusive of noncontrolling interest	74,576	13.3	54,072	10.1	121,041	27.6
Income attributable to noncontrolling interest	—	—	—	—	(3,705)	(0.8)

Net income attributable to Company stockholders	$74,576	13.3	$54,072	10.1	$117,336	26.8

(a)	amounts may not add due to rounding.

Revenue from our public portal advertising and sponsorship is derived from the sale of online advertising and sponsorship products, online CME services, information and data services and other print services (including advertisements in WebMD the Magazine). Revenue from our private portal services is derived from licensing our private online portals to employers, healthcare payers and others, along with related services including health and condition management programs and personalized health coaching services. Our customers include pharmaceutical, biotechnology, medical device and consumer products companies, as well as employers and health plans.

Cost of operations consists of salaries and related expenses, and non-cash stock-based compensation expense related to providing and distributing services and products we provide to customers and costs associated with the operation and maintenance of our public and private portals. Cost of operations also consists of editorial and production costs, Website operations costs, non-capitalized Website development costs, costs we pay to our distribution partners, costs associated with our health and condition management programs and personalized health coaching services, and costs related to the production and distribution of our publications, including costs related to creating and licensing content, telecommunications, leased properties and printing and distribution.

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Sales and marketing expense consists primarily of advertising, product and brand promotion, as well as selling expenses including salaries and related expenses, and non-cash stock-based compensation for account executives and account management. These expenses include items related to salaries and related expenses of marketing personnel, costs and expenses for marketing programs, and fees for professional marketing and advertising services. Also included in sales and marketing expense are the non-cash advertising expenses discussed below.

General and administrative expense consists primarily of salaries, non-cash stock-based compensation and other salary-related expenses of administrative, finance, legal, information technology, human resources and executive personnel. Also included in general and administrative expense are general insurance and costs of accounting and internal control systems to support our operations.

Our discussions throughout this MD&A make references to certain non-cash expenses. The following is a summary of our principal non-cash expenses:

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Non-cash advertising expense.    Expense related to the use of our prepaid advertising inventory that we received from News Corporation in exchange for equity instruments that we issued in connection with an agreement we entered into with News Corporation in 1999 and subsequently amended in 2000. The inventory was to be used over nine years expiring in 2009. This non-cash advertising expense is included in sales and marketing expense as we use the asset for promotion of our brand.

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Non-cash stock-based compensation expense.    Expense related to the awards of all share-based payments to employees and non-employee directors, such as grants of employee stock options and restricted stock. Non-cash stock-based compensation expense is reflected in the same expense captions as the related salary cost of the respective employee.

The following table is a summary of our non-cash expenses included in the respective statements of operations captions.

	Years Ended December 31,
	2011	2010	2009
Advertising expense included in:
Sales and marketing	$—	$—	$1,753

Stock-based compensation expense included in:
Cost of operations	$7,707	$7,211	$6,723
Sales and marketing	9,079	8,033	8,069
General and administrative	22,951	18,056	24,620

Consolidated income from continuing operations	39,737	33,300	39,412
Consolidated income from discontinued operations	—	—	693

Total stock-based compensation expense	$39,737	$33,300	$40,105

2011 and 2010

The following discussion is a comparison of our results of operations for the year ended December 31, 2011, to the year ended December 31, 2010.

Revenue.    Our total revenue increased 4.5% to $558,775 in 2011 from $534,519 in 2010. The increase was due to an increase of $30,356 of advertising and sponsorship revenue from our public portals, partially offset by a decrease of $6,100 of revenue from our private portals. While our revenues increased by 4.5% for the full year of 2011, as compared 2010, that reflected an increase in revenues of 18.3% during the first six months of 2011, followed by a decrease in revenues of 5.9% in the second six months of 2011, when compared to the same periods in 2010, respectively. We believe that this decrease in the second half of 2011 related primarily to a more cautious business outlook by many of our larger customers and related reductions in their marketing expenditures. For a more detailed discussion, see “— Background Information on Certain Trends Influencing the

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Use of Our Services — Recent Developments in the Business Outlook for Our Public Portals.” A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.    Cost of operations was $201,677 in 2011, compared to $187,831 in 2010. Our cost of operations represented 36.1% of revenue in 2011, compared to 35.1% of revenue in 2010. Included in cost of operations were non-cash expenses related to stock-based compensation of $7,707 in 2011, compared to $7,211 in 2010. The increase in non-cash stock-based compensation expense for 2011, compared to 2010, resulted from equity grants made to employees during 2011 for which there were no comparable amounts in 2010.

Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $193,970, or 34.7% of revenue in 2011, compared to $180,620, or 33.8% of revenue in 2010. The increase in absolute dollars in 2011 compared to 2010, was primarily attributable to an increase of approximately $16,700 in website operations expense associated with the increased traffic to our Websites, which was partially offset by a decrease of approximately $4,700 of development and distribution expense associated with the delivery of our advertising and sponsorship arrangements. The increase in cost of operations as a percentage of revenue in 2011, as compared to 2010, was a result of our cost of operations expense increasing at a greater rate than the increase in our revenue during these periods. Specifically, during the second half of 2011 our revenues decreased by approximately 5.9% when compared to our revenues during the second half of 2010; however, our cost of operations was slightly higher as certain of these expenses are fixed in nature.

Sales and Marketing.    Sales and marketing expense was $124,326 in 2011, compared to $120,874 in 2010. Our sales and marketing expense represented 22.2% of revenue in 2011, compared to 22.6% in 2010. Included in sales and marketing expense were non-cash expenses related to stock-based compensation of $9,079 in 2011, compared to $8,033 in 2010. The increase in non-cash stock-based compensation expense for 2011, compared to 2010, resulted from equity grants made to employees during 2011 for which there were no comparable amounts in 2010.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $115,247, or 20.6% of revenue, in 2011, compared to $112,841, or 21.1% of revenue, in 2010. The increase in absolute dollars in 2011 compared to 2010 was primarily attributable to an increase in compensation and other personnel-related costs due to increased staffing. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2011 compared to 2010 was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in sales and marketing expense.

General and Administrative.    General and administrative expense was $91,271 in 2011, compared to $85,496 in 2010. Our general and administrative expenses represented 16.3% of revenue in 2011, compared to 16.0% of revenue in 2010. Included in general and administrative expense was non-cash stock-based compensation expense of $22,951 in 2011, compared to $18,056 in 2010. The increase in non-cash stock-based compensation expense for 2011, compared to 2010, resulted primarily from equity grants made to employees during the latter half of 2010 or during 2011, for which there was no comparable expense in 2010.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $68,320, or 12.2% of revenue, in 2011, compared to $67,440, or 12.6% of revenue in 2010. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2011 compared to 2010, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in general and administrative expense.

Depreciation and Amortization.    Depreciation and amortization expense was $26,801, or 4.8% of revenue in 2011, compared to $27,578, or 5.2% of revenue in 2010. This decrease was due to a reduction of $767 in amortization expense during 2011 compared to 2010 resulting from certain intangible assets becoming fully amortized.

Interest Income.    Interest income was $112 in 2011, compared to $3,949 in 2010. This decrease in 2011 resulted from a decrease in the average rates of return on our money-market investments, compared to the prior year period.

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Interest Expense.    Interest expense was $20,645 in 2011, compared to $11,453 in 2010. Interest expense in 2011 and 2010 included non-cash interest expense of $3,758 and $5,594, respectively, related to the amortization of the debt discount for the convertible debt outstanding during those periods. The increase in interest expense is a result of the 2.5% Notes and the 2.25% Notes that we issued in the first quarter of 2011, compared to lower amounts of convertible debt outstanding during the 2010 period.

Loss (Gain) on Convertible Notes.    During 2010, we repurchased $32,446 principal amount of our 1.75% Notes and holders of the 1.75% Notes converted $232,137 principal amount into shares of our Common Stock. Additionally, during 2010 we repurchased $42,168 principal amount of our 3 1/8% Notes and holders of the 3 1/8% Notes converted $208,132 principal amount into shares of our common stock. We recognized a net loss on the repurchases and conversions of these notes of $23,332 during 2010.

Gain (Loss) on Investments.    During 2011, our gain on investments of $18,516 related to amounts we received through our ARS Option. During 2010, we sold our holdings of ARS for an aggregate of $286,399 at which time we recorded a charge of $29,508, representing the difference between the adjusted cost basis of our ARS holdings and the proceeds received upon their sale during April 2010. Also during 2010, we recorded gains of $19,991 related to the sale of our remaining equity investments, the sale of our Senior Secured Notes and adjustments in the value of our ARS Option. See “— Introduction — Background Information on Certain Transactions and Other Significant Developments — Auction Rate Securities” for additional information.

Transaction, Severance and Other Expense.    Transaction, severance and other expense during 2011 primarily consists of transaction expenses of $2,275 that we incurred related to legal fees and other expenses in connection with the process conducted by our Board of Directors to explore strategic alternatives for our company.

Income Tax Provision (Benefit).    The income tax provision was $46,167 in 2011, compared to an income tax provision of $20,043 in 2010. The income tax provision of $20,043 in 2010 includes a deferred tax benefit of approximately $22,000 primarily related to the reversal of valuation allowance attributable to the sale of our ARS holdings.

Consolidated Income from Discontinued Operations, Net of Tax.    Consolidated income from discontinued operations, net of tax, was $10,388 in 2011, compared to $1,800 in 2010. Income from discontinued operations during 2011 consisted of adjustments to our indemnity obligations related to investigation by the United States Attorney for the District of South Carolina and the SEC and the related Coverage Litigation, as well as income of $2,994 related to an adjustment of the tax indemnification liability of our former Porex business as a result of the completion of an audit for one of the related matters. Discontinued operations in 2010 primarily related to the release back to us of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of our directors and officers liability insurance carriers. The income tax provision (benefit) included within discontinued operations was $4,812 and ($444) during 2011 and 2010, respectively.

2010 and 2009

The following discussion is a comparison of our results of operations for the year ended December 31, 2010, to the year ended December 31, 2009.

Revenue.    Our total revenue increased 21.9% to $534,519 in 2010 from $438,536 in 2009. The increase was due to higher advertising and sponsorship revenue from our public portals. A more detailed discussion regarding changes in revenue is included below under “— Supplemental Financial and Operating Information.”

Cost of Operations.    Cost of operations was $187,831 in 2010, compared to $165,753 in 2009. Our cost of operations represented 35.1% of revenue in 2010, compared to 37.8% of revenue in 2009. Included in cost of operations were non-cash expenses related to stock-based compensation of $7,211 in 2010, compared to $6,723 in 2009. The increase in non-cash stock-based compensation expense for 2010, compared to 2009, resulted from equity grants made to employees during 2010 for which there were no comparable amounts in 2009.

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Cost of operations, excluding the non-cash stock-based compensation expense discussed above, was $180,620, or 33.8% of revenue in 2010, compared to $159,030, or 36.3% of revenue in 2009. The increase in absolute dollars in 2010 compared to 2009, was primarily attributable to an increase of approximately $2,482 in development and distribution expense, and an increase of approximately $17,343 of website operations expense associated with the delivery of our advertising and sponsorship arrangements and increased traffic to our Websites. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in operations expense.

Sales and Marketing.    Sales and marketing expense was $120,874 in 2010, compared to $112,101 in 2009. Our sales and marketing expense represented 22.6% of revenue in 2010, compared to 25.6% in 2009. Included in sales and marketing expense were non-cash expenses related to advertising of $1,753 in 2009. We did not have any non-cash advertising expense in 2010 as we fully utilized the balance of our prepaid advertising inventory during 2009. Also included in sales and marketing expense were non-cash expenses related to stock-based compensation of $8,033 in 2010, compared to $8,069 in 2009.

Sales and marketing expense, excluding the non-cash expenses discussed above, was $112,841, or 21.1% of revenue, in 2010, compared to $102,279, or 23.3% of revenue, in 2009. The increase in absolute dollars in 2010 compared to 2009 was primarily attributable to an increase in compensation and other personnel-related costs due to increased staffing and sales commissions related to higher revenue. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009 was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in sales and marketing expense.

General and Administrative.    General and administrative expense was $85,496 in 2010, compared to $89,620 in 2009. Our general and administrative expenses represented 16.0% of revenue in 2010, compared to 20.4% of revenue in 2009. Included in general and administrative expense was non-cash stock-based compensation expense of $18,056 in 2010, compared to $24,620 in 2009. The decrease in non-cash stock-based compensation expense for 2010, compared to 2009, resulted primarily from certain stock-based awards becoming fully vested during 2009, for which there was no comparable expense in 2010.

General and administrative expense, excluding the non-cash stock-based compensation expense discussed above, was $67,440, or 12.6% of revenue, in 2010, compared to $65,000, or 14.8% of revenue, in 2009. The decrease as a percentage of revenue, excluding the non-cash expenses discussed above, for 2010 compared to 2009, was primarily due to our ability to achieve the increase in revenue without incurring a proportional increase in general and administrative expense.

Depreciation and Amortization.    Depreciation and amortization expense was $27,578, or 5.2% of revenue, in 2010, compared to $28,185, or 6.4% of revenue, in 2009. Depreciation expense increased by approximately $2,307 during 2010 compared to 2009, resulting from capital expenditures made in 2010 and 2009, which was offset by a decrease in amortization expense of approximately $2,914 resulting from certain intangible assets becoming fully amortized.

Interest Income.    Interest income was $3,949 in 2010, compared to $9,149 in 2009. This decrease in 2010 primarily resulted from a decrease in the average rates of return, as well as lower average investment balances for the period, compared to the prior year period.

Interest Expense.    Interest expense was $11,453 in 2010, compared to $23,515 in 2009. Interest expense in 2010 and 2009 included $5,954 and $10,205, respectively, related to the amortization of the debt discount for our 3 1/8% Notes and the amortization of the debt issuances costs for both our 1.75% Notes and our 3 1/8% Notes. The decrease in interest expense is a result of lower debt outstanding during 2010 when compared to 2009 due to the repurchases and conversions of our convertible debt over these periods.

Loss (Gain) on Convertible Notes.    During 2010, we repurchased $32,446 principal amount of our 1.75% Notes and holders of the 1.75% Notes converted $232,137 principal amount into shares of our Common Stock. Additionally, during 2010 we repurchased $42,168 principal amount of our 3 1/8% Notes and holders of

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the 3 1/8% Notes converted $208,132 principal amount into shares of our common stock. We recognized a net loss on the repurchases and conversions of these notes of $23,332 during 2010. During 2009, we repurchased $85,417 principal amount of our 1.75% Notes for $80,123, and $49,700 principal amount of our 3 1/8% Notes for $43,734. We recognized a net gain on the repurchase of these notes of $10,120 during 2009.

Gain (Loss) on Investments.    On April 20, 2010, we sold our holdings of ARS for an aggregate of $286,399. See “— Introduction — Background Information on Certain Transactions and Other Significant Developments — Auction Rate Securities” for additional information. As a result, during 2010, we recorded a charge of $29,508, representing the difference between the adjusted cost basis of our ARS holdings and the proceeds received on April 20, 2010. Additionally, we recorded gains of $19,991 related to the sale of our remaining equity investments, the sale of our Senior Secured Notes and adjustments in the value of our ARS Option. There were no comparable amounts in the prior year periods.

Transaction, Severance and Other Expense.    We incurred severance and other transaction expenses of $11,066 during 2009 related to the merger between HLTH and WebMD. These expenses include severance and related expenses for certain HLTH senior executives that had severance and other benefits through pre-existing employment agreements which were triggered by the Merger. There was no comparable expense during 2010. Also included in Transaction, Severance and Other Expense were (i) $783 and $2,331 in 2010 and 2009, respectively, of external legal costs and expenses we incurred related to the investigation by the United States Attorney for the District of South Carolina and the SEC, including legal costs we incurred related to the ongoing litigation with the insurance carriers regarding the coverage of certain expenses related to this investigation, (ii) $711 and $915 in 2010 and 2009, respectively, related to the reversal of indemnification accruals for certain tax contingencies associated with our former EBS subsidiary resulting from the expiration of various statutes and (iii) transition services income of $47 in 2009, which represents amounts earned from the service fees charged to EBSCo and ViPS, for services rendered under their respective transition services agreements.

Income Tax Provision (Benefit).    The income tax provision was $20,043 in 2010, compared to an income tax benefit of $45,491 in 2009. The income tax provision of $20,043 in 2010 includes a deferred tax benefit of approximately $22,000 primarily related to the reversal of valuation allowance attributable to the sale of our ARS holdings. The income tax benefit of $45,491 in 2009 includes a benefit of $58,578 related to the reversal of valuation allowance against our net deferred tax assets, including our net operating loss carryforwards, and certain state net operating loss benefits as a result of revised apportionment factors due to the Merger.

Consolidated Income from Discontinued Operations, Net of Tax.    Consolidated income from discontinued operations, net of tax, was $1,800 in 2010, compared to $49,354 in 2009. Discontinued operations in 2010 primarily related to the release back to us of $3,855 for certain EPS related compensation that was previously held in escrow, offset by a charge related to the settlement with one of our directors and officers liability insurance carriers. Included in discontinued operations in 2009 is a pre-tax gain of $25,790 from the sale of Porex in 2009. In addition, consolidated income from discontinued operations includes the aggregate pre-tax operating results of Porex and LBB of $5,575 in 2009. Also included in consolidated income from discontinued operations in 2009 were pre-tax charges of approximately $14,367 related to our indemnity obligations to advance amounts for reasonable defense costs for the former officers and directors of EPS, who were indicted in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. In 2009, we also recorded income of $53,150 related to settlements with certain insurance carriers related to their coverage of the defense costs being incurred by the former officers and directors of EPS. The income tax (benefit) provision included within discontinued operations was ($444) and $21,224 during 2010 and 2009, respectively.

Income Attributable to Noncontrolling Interest.    Income attributable to noncontrolling interest was $3,705 in 2009 and represents the interest of the former WebMD minority shareholders during periods prior to October 23, 2009, the closing date of the Merger. Historically, income attributable to noncontrolling interest fluctuated based on the net income or loss reported by WebMD, combined with changes in the percentage ownership of WebMD held by the noncontrolling interest shareholders.

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Supplemental Financial and Operating Information

The following table and the discussion that follows presents information for groups of revenue based on similar services we provide, as well as information related to a non-GAAP performance measure that we use to monitor the performance of our business and which we refer to as “Earnings before interest, taxes, non-cash and other items” or “Adjusted EBITDA.” Due to the fact that Adjusted EBITDA is a non-GAAP measure, we have also included a reconciliation from Adjusted EBITDA to net income.

	Years Ended December 31,
	2011	2010	2009
Revenue
Public portal advertising and sponsorship	$477,325	$446,969	$347,570
Private portal services.	81,450	87,550	90,966

	$558,775	$534,519	$438,536

Earnings before interest, taxes, non-cash and other items (Adjusted EBITDA)	$181,238	$173,618	$112,274
Interest, taxes, non-cash and other items
Interest income	112	3,949	9,149
Interest expense	(20,645)	(11,453)	(23,515)
Income tax (provision) benefit.	(46,167)	(20,043)	45,491
Depreciation and amortization	(26,801)	(27,578)	(28,185)
Non-cash stock-based compensation	(39,737)	(33,300)	(39,412)
Non-cash advertising	—	—	(1,753)
(Loss) gain on convertible notes.	—	(23,332)	10,120
Gain (loss) on investment	18,516	(9,517)	—
Transaction, severance and other expense.	(2,328)	(72)	(12,482)

Consolidated income from continuing operations	64,188	52,272	71,687
Consolidated income from discontinued operations, net of tax	10,388	1,800	49,354

Consolidated net income inclusive of noncontrolling interest	74,576	54,072	121,041
Income attributable to noncontrolling interest	—	—	(3,705)

Net income attributable to Company stockholders	$74,576	$54,072	$117,336

2011 and 2010

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2011 to the year ended December 31, 2010.

Public Portal Advertising and Sponsorship.    Public portal advertising and sponsorship revenue was $477,325 in 2011, an increase of $30,356, or 6.8%, from 2010. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase. While our public portal advertising and sponsorship revenue for the full year of 2011 increased by 6.8% over the prior year, that reflected an increase of 23.9% in the first six months of 2011, followed by a decrease of 5.5% in the second six months of 2011, when compared to the same periods in 2010, respectively. We believe that this decrease in the second half of 2011 related primarily to a more cautious business outlook by many of our larger customers, and related reductions in their marketing expenditures. For a more detailed discussion, see “— Background Information on Certain Trends Influencing the Use of Our Services — Recent Developments in the Business Outlook for Our Public Portals.” Additionally, as a result of the adoption of a new revenue recognition standard that impacts the timing of revenue related to multiple deliverable revenue arrangements, revenue during the year ended December 31, 2011 was higher by $800, than the revenue that would have been recognized under the previous accounting standard. For a more detailed description of the impact of this new accounting guidance, see “—Critical Accounting Estimates and Policies — Critical Accounting Policies — Revenue Recognition”.

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Private Portal Services.    Private portal services revenue was $81,450 in 2011, a decrease of $6,100, or 7.0%, from 2010. The decline in revenue during 2011 was primarily due to the full year impact of customers lost during 2010 and 2011 and a reduction in the level of services purchased by some of our customers. In general, pricing remained relatively stable for our private portal services and was not a significant source of the revenue decrease. The number of companies using our private portal platform at December 31, 2011 was 124 which was consistent with the number of companies using our private portal platform at December 31, 2010. At December 31, 2011, we also had approximately 123 customers who purchased stand-alone decision support and health management services from us.

Adjusted EBITDA.    Adjusted EBITDA increased to $181,238 in 2011 compared to $173,618 in 2010. As a percentage of revenue, Adjusted EBITDA represented 32.4% of revenue in 2011, which was relatively consistent with Adjusted EBITDA as a percentage of revenue during 2010 of 32.5%.

2010 and 2009

The following discussion is a comparison of the results of operations for our two groups of revenue and our Adjusted EBITDA for the year ended December 31, 2010 to the year ended December 31, 2009.

Public Portal Advertising and Sponsorship.    Public portal advertising and sponsorship revenue was $446,969 in 2010, an increase of $99,399, or 28.6%, from 2009. The increase in public portal advertising and sponsorship revenue was primarily attributable to an increase in the number and average size of unique sponsored programs on our sites, including both brand sponsorship and educational programs. In general, pricing remained relatively stable for our advertising and sponsorship programs and was not a significant source of the revenue increase.

Private Portal Services.    Private portal services revenue was $87,550 in 2010, a decrease of $3,416, or 3.8%, from 2009. The decline in revenue was primarily due to a lower number of employees and health plan members of our customers and a reduction in the overall number of customers. In general, pricing remained relatively stable for our private portal services and was not a significant source of the revenue decrease. The number of companies using our private portal platform at December 31, 2010 was 124 compared to 138 at December 31, 2009. At December 31, 2010, we also had approximately 127 customers who purchased stand-alone decision support and health management services from us.

Adjusted EBITDA.    Adjusted EBITDA increased to $173,618, or 32.5% of revenue, in 2010 from $112,274, or 25.6% of revenue, in 2009. This increase as a percentage of revenue was primarily due to higher revenue, specifically related to the increase in the number and average size of brands and sponsored programs in our public portals, without incurring a proportionate increase in overall expenses. Additionally, corporate expense reductions of approximately $7,000 in 2010 as a result of the Merger, contributed to the improvement in Adjusted EBITDA as a percentage of revenue in 2010 compared to 2009.

* * * *

Explanatory Note Regarding Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and should be viewed as supplemental to, and not as an alternative for, “consolidated income from continuing operations” or “net income attributable to Company stockholders” calculated in accordance with GAAP. Our management uses Adjusted EBITDA as an additional measure of performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in financial results that may not be shown solely by period-to-period comparisons of consolidated income from continuing operations or net income attributable to Company stockholders. In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our performance. We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by our management in light of the performance metrics used in making

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those decisions. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to consolidated income from continuing operations or to net income attributable to Company stockholders, helps investors make comparisons between us and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Please see the “Explanation of Non-GAAP Financial Information” included as Annex G below for additional background information regarding our use of Adjusted EBITDA. Annex G is incorporated in this MD&A by reference.

Liquidity and Capital Resources

Cash Flows

As of December 31, 2011, we had $1.1 billion of cash and cash equivalents and $1.1 billion of working capital. Our cash and cash equivalents and working capital are affected by the timing of each period end in relation to items such as payments received from customers, payments made to vendors, the timing of interest payments related to our convertible debt and internal payroll and billing cycles, as well as the seasonality within our business. Accordingly, our working capital, and its impact on cash flow from operations, can fluctuate materially from period to period.

Cash provided by operating activities from our continuing operations in 2011 was $137,716, which related to consolidated net income of $74,576, adjusted for income from discontinued operations of $10,388, the non-operating gains related to our ARS Option of $18,516 and non-cash expenses of $83,992, which include depreciation and amortization expense, non-cash interest expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities increased operating cash flow by $8,052, primarily due to a decrease in accounts receivable of $13,113, a decrease in prepaid expenses of $1,416 and an increase in accrued expenses of $2,511, which was partially offset by a decrease in deferred revenue of $8,988.

Cash provided by operating activities from our continuing operations in 2010 was $138,297, which related to consolidated net income of $54,072, adjusted for income from discontinued operations of $1,800, the non-operating losses related to the repurchases and conversions of our convertible notes of $23,332, the non-operating losses on our investments of $9,517, and non-cash expenses of $66,069, which include depreciation and amortization expense, non-cash interest expense, non-cash stock-based compensation expense and deferred income taxes. Additionally, changes in operating assets and liabilities reduced operating cash flow by $12,893, primarily due to an increase in accounts receivable of $16,292 and a decrease in deferred revenue of $1,431, offset by a decrease in prepaid expenses of $4,617 and an increase in accrued expenses of $213.

Cash provided by investing activities from our continuing operations was $655 in 2011, compared to cash provided by investing activities from our continuing operations of $338,635 in 2010. During 2011, we received $21,566 of cash redemptions through the ARS Option related to the ARS investments we sold during 2010. During 2010, we received $361,852 from the sale of available-for-sale securities, primarily related to $290,999 from the sale of our ARS holdings and $65,475 from the sale of the Senior Secured Notes. Additionally, we received $10,467 of cash redemptions during 2010 through our ARS Option. We used $20,911 in connection with purchases of property and equipment in 2011 compared to $32,254 of purchases of property and equipment in 2010. The higher purchases of property and equipment in 2010 when compared to 2011 was primarily attributable to leasehold improvements for new office facilities we entered into during 2010.

Cash provided by financing activities was $582,785 in 2011, compared to cash used in financing activities of $519,723 in 2010. Cash provided by financing activities in 2011 principally related to the issuance of $400,000 principal amount of 2.5% Notes and $400,000 principal amount of 2.25% Notes. After deducting the related issuance costs, the issuance of the 2.5% Notes and the 2.25% Notes resulted in an aggregate cash inflow of $774,745. Other sources of cash from financing activities during 2011 included $28,339 of proceeds received from the exercise of stock options and $30,198 of a tax benefit on stock-based awards. During 2011, we used $241,263 of cash for the repurchase of our Common Stock and used $9,234 for withholding taxes on stock-based

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awards. During 2010, the most significant use of cash for financing activities related to the repurchase of our Common Stock through tender offers and through our repurchase program, as well as the repurchase of our 1.75% Notes and our 3 1/8% Notes. In the aggregate, we used cash of $515,473 in 2010 related to these items. Additionally, we used $86,533 for withholding taxes on stock-based awards. Sources of cash from financing activities during 2010 include $59,825 of proceeds from the exercise of stock options and $22,458 of tax benefits related to stock-based awards.

Included in our consolidated statements of cash flows were cash flows used by our discontinued operations. Cash flows related to our discontinued operations during 2011 were not significant. The most significant of the cash flows related to our discontinued operations during 2010 related to payments of $17,913 in connection with the defense costs of the former officers and directors of our former EPS subsidiary in connection with the investigation by the United States Attorney for the District of South Carolina and the SEC. For additional information, see “— Introduction — Background Information on Certain Transactions and other Significant Developments — Indemnification Obligations to Former Officers and Directors of Emdeon Practice Services.”

Contractual Obligations and Commitments

The following table summarizes our principal commitments as of December 31, 2011 for future specified contractual obligations, as well as the estimated timing of the cash payments associated with these obligations. Management’s estimates of the timing of future cash flows are largely based on historical experience, and accordingly, actual timing of cash flows may vary from these estimates.

	Total	Less Than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
	(In thousands)
Leases(a)	$77,006	$9,445	$19,783	$16,496	$31,282
2.25% Convertible Notes due 2016(b)	$437,850	$9,000	$18,000	$410,850	$—
2.50% Convertible Notes due 2018(b)	$460,306	$10,000	$20,000	$20,000	$410,306

(a)	The lease amounts are net of sublease income

(b)	Amounts include contractual interest payments

The above table excludes $12,703 of uncertain tax positions, including interest and penalties, as we are unable to reasonably estimate the timing of the settlement of these items. See Note 11, “Income Taxes” located in the Notes to Consolidated Financial Statements included in Annex A above.

Outlook on Future Liquidity

As of December 31, 2011, we had $1.1 billion of cash and cash equivalents.

Potential future uses of cash include repurchases of our Common Stock, including repurchases pursuant to the Dutch Auction Tender Offer, and our anticipated 2012 capital expenditure requirements, which we currently estimate to be up to $30,000 and which relate to expansion of our facilities and improvements that will be deployed across our public and private portal Websites in order to enable us to service future growth in unique users and page views, as well as to create new sponsorship areas for our customers, and to improve the systems used to provide our private portal applications.

Based on our plans and expectations we believe that our available cash resources and future cash flow from operations will provide sufficient cash resources to meet the cash commitments of our Convertible Notes and to fund our currently anticipated working capital and capital expenditure requirements, for at least the next twenty-four months. Our future liquidity and capital requirements will depend upon numerous factors, including retention of customers at current volume and revenue levels, implementation of new or updated application and service offerings, competing technological and market developments and potential future acquisitions. In addition, our ability to generate cash flow is subject to numerous factors beyond our control, including general economic, regulatory and other matters affecting us and our customers. We plan to continue to enhance our online services and to continue to invest in acquisitions, strategic relationships, facilities and technological

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infrastructure and product development. We intend to grow each of our existing businesses and enter into complementary ones through both internal investments and acquisitions. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. We cannot assure that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders. Future indebtedness may impose various restrictions and covenants on us that could limit our ability to respond to market conditions, to provide for unanticipated capital investments or to take advantage of business opportunities.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Recent Accounting Pronouncements

Accounting Pronouncements to be Adopted in the Future

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued an update to the existing guidance for goodwill and other intangible assets. The update simplifies how a company tests goodwill for impairment by allowing both public and nonpublic entities an option to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under that option, an entity would no longer be required to calculate the fair value of a reporting unit unless the entity determines, based on that qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. We do not anticipate that the adoption of these amendments will have a material impact on our financial condition, results of operations or cash flows.

In June 2011, the FASB issued an amendment to the existing guidance on the presentation of comprehensive income. Under the amended guidance, entities have the option to present the components of net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements. Entities no longer have the option of presenting the components of other comprehensive income within the statement of changes in stockholders’ equity. For public entities, the amendment is effective on a retrospective basis for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this amendment will result in a change only to our current presentation of comprehensive income.

In May 2011, the FASB issued amendments to the existing guidance on fair value measurement. The amendments are intended to create consistency between U.S. generally accepted accounting standards and International Financial Reporting Standards on measuring fair value and disclosing information about fair value measurements. The amendments clarify the application of existing fair value measurement requirements including (i) the application of the highest and best use valuation premise concepts, (ii) measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity, and (iii) quantitative information required for fair value measurements categorized within Level 3. In addition, the amendments require additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. For public entities, the amendments are effective for interim and annual periods beginning after December 15, 2011. These changes are required to be applied prospectively. We are currently evaluating the impact that this amendment may have on our financial condition and results of operations.

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ANNEX C – PAGE 24

ANNEX D

WEBMD HEALTH 2011 ANNUAL REPORT

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on WebMD Common Stock with the comparable cumulative return of the NASDAQ Composite Index and the Research Data Group (RDG) Internet Composite Index over the period of time covered in the graph. The graph assumes that $100 was invested in WebMD Common Stock and in each index on December 31, 2006. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

ANNEX E

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Sensitivity

Our cash and money market investments, which approximate $1.1 billion at December 31, 2011, are not subject to changes in interest rates.

The 2.50% Notes and 2.25% Notes issued in January 2011 and March 2011, respectively, have a fixed interest rate; changes in interest rates will not impact our results of operations or financial position.

Exchange Rate Sensitivity

Currently, substantially all of our sales and expenses are denominated in United States dollars; however, Porex, which was sold on October 19, 2009 and included in discontinued operations, was exposed to fluctuations in foreign currency exchange rates, primarily the rate of exchange of the United States dollar against the Euro. This exposure arose primarily as a result of translating the results of Porex’s foreign operations to the United States dollar at exchange rates that have fluctuated from the beginning of the accounting period. Porex did not engage in foreign currency hedging activities. Foreign currency translation gains (losses) relating to our Porex operations were $2.1 million in 2009.

ANNEX F

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

RISK FACTORS

This Annex F includes the risk factors from Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and describes circumstances or events that could have a negative effect on our financial results or operations or that could change, for the worse, existing trends in some or all of our businesses. The occurrence of one or more of the circumstances or events described below could have a material adverse effect on our financial condition, results of operations and cash flows or on the trading prices of our Common Stock and Convertible Notes or of securities that we may issue in the future. The risks and uncertainties described in this Annex F are not the only ones facing us. Additional risks and uncertainties that are not currently known to us, or that we currently believe are immaterial, may also adversely affect our business and operations.

Risks Related to Our Operations and the Healthcare Content We Provide

If we are unable to provide content and services that attract and retain users to The WebMD Health Network on a consistent basis, our advertising and sponsorship revenue could be reduced

Users of The WebMD Health Network have numerous other online and offline sources of healthcare information and related services. Our ability to compete for user traffic on our public portals depends upon our ability to make available a variety of health and medical content, decision-support applications and other services that meet the needs of a variety of types of users, including consumers, physicians and other healthcare professionals, with a variety of reasons for seeking information. Our ability to do so depends, in turn, on:

•	our ability to hire and retain qualified authors, journalists and independent writers;

•	our ability to license quality content from third parties; and

•	our ability to monitor and respond to increases and decreases in user interest in specific topics.

We cannot assure you that we will be able to continue to develop or acquire needed content, applications and tools at a reasonable cost. In addition, since consumer users of our public portals may be attracted to The WebMD Health Network as a result of a specific condition or for a specific purpose, it is difficult for us to predict the rate at which they will return to the public portals.

A significant portion of the traffic to The WebMD Health Network is directed to us through the algorithmic search results on Internet search engines such as Google. Accordingly, in addition to providing quality health content and tools, we seek to design our Websites to deliver that content and tools in ways that will cause them to rank well in algorithmic search engine results, which makes it more likely that search engine users will visit our Websites. This is commonly referred to as search engine optimization, or SEO. However, there can be no assurance that our SEO efforts will succeed in improving the ranking of our content or, even if they do result in such improvement, that the improved ranking will result in increased numbers of users and page views for our Websites. In addition, search engines frequently change the criteria that determine site rankings in their search results and our SEO efforts will not be successful if we do not respond to those changes appropriately and on a timely basis. Search engine providers may also prioritize search results generated by certain types of queries, including health related queries, based on criteria they select or may otherwise intermediate in the search results generated, which could, in some circumstances, reduce the ranking that would otherwise be provided to our Websites and increase the ranking of other sites. The failure to successfully manage SEO across The WebMD Health Network could result in a substantial decrease in traffic to The WebMD Health Network.

Because we generate revenue by, among other things, selling sponsorships of specific pages, sections or events on The WebMD Health Network, a decline in user traffic levels or a reduction in the number of pages viewed by users could cause our revenue to decrease and could have a material adverse effect on our results of operations.

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Developing and implementing new and updated features and services for our public and private portals and our mobile applications may be more difficult than expected, may take longer and cost more than expected, and may not result in sufficient increases in revenue to justify the costs

Attracting and retaining users of our public portals and our mobile applications and clients for our private portals requires us to continue to improve the technology underlying those portals and applications and to continue to develop new and updated features and services for those portals and applications. If we are unable to do so on a timely basis or if we are unable to implement new features and services without disruption to our existing ones, we may lose potential users and clients.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our portals, mobile applications and related features and services. Our development and/or implementation of new technologies, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

We face significant competition for our healthcare information products and services

The markets for healthcare information products and services are intensely competitive, continually evolving and, in some cases, subject to rapid change.

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Our public portals and mobile applications face competition from numerous other companies, both in attracting users and in generating revenue from advertisers and sponsors. We compete for users with online services and Websites that provide health-related information, including both commercial sites and not-for-profit sites. We compete for advertisers and sponsors with: health-related Websites; general purpose consumer Websites that offer specialized health sub-channels or functions; other high-traffic Websites that include both healthcare-related and non-healthcare-related content and services, including social media Websites; search engines that provide specialized health search; and advertising networks that aggregate traffic from multiple sites. Our public portals also face competition from offline publications and information services.

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Our private portals compete with: providers of healthcare decision-support tools and online health management applications, including personal health records; wellness and disease management vendors; and health information services and health management offerings of healthcare benefits companies and their affiliates.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations or any alliances they have formed or may form. In addition, we expect that competitors will continue to enter these markets.

Failure to maintain and enhance the “WebMD” brand could have a material adverse effect on our business

We believe that the “WebMD” brand identity that we have developed has contributed to the success of our business and has helped us achieve recognition as a trusted source of health and wellness information. We also believe that maintaining and enhancing that brand is important to expanding the user base for our public portals, to our relationships with sponsors and advertisers, and to our ability to gain additional employer and healthcare payer clients for our private portals. We have expended considerable resources on establishing and enhancing the “WebMD” brand and our other brands, and we have developed policies and procedures designed to preserve and enhance our brands, including editorial procedures designed to provide quality control of the information we publish. We expect to continue to devote resources and efforts to maintain and enhance our brands. However, we may not be able to successfully maintain or enhance our brands, and events outside of our control may have a negative effect on our brands. If we are unable to maintain or enhance our brands, and do so in a cost-effective manner, our business could be adversely affected.

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We have a limited operating history

We have a limited operating history and participate in relatively new markets. These markets, and our business, have undergone significant changes during their short history and can be expected to continue to change. Many companies with business plans based on providing healthcare information and related services through the Internet have failed to be profitable and some have filed for bankruptcy or ceased operations. Even if demand from users exists, we cannot assure you that our business will continue to be profitable.

Recent and pending management changes may disrupt our operations and our ability to recruit and retain other personnel

The Chief Executive Officer of our company left in January 2012. Our Chief Financial Officer is currently also serving as Interim Chief Executive Officer, while our Board conducts a search for a new Chief Executive Officer. Changes in senior management and uncertainty regarding pending changes may disrupt our operations and may impair our ability to recruit and retain other needed personnel. Any such disruption or impairment may have an adverse effect on our business.

Our failure to attract and retain qualified executives and employees may have a material adverse effect on our business

Our business depends largely on the skills, experience and performance of key members of our management team and other key employees. We also depend, in part, on our ability to attract and retain qualified writers and editors, software developers and other technical personnel and sales and marketing personnel. Competition for qualified personnel in the healthcare information services and Internet industries is intense. We cannot assure you that we will be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or that we will be able to do so at costs that are acceptable to us. Failure to do so may have an adverse effect on our business.

Our advertising and sponsorship revenue may vary significantly from quarter to quarter and its amount and timing may be subject to factors beyond our control, including regulatory changes affecting advertising and promotion of drugs and medical devices, FDA approvals of specific products, and general economic conditions

Our advertising and sponsorship revenue may vary significantly from quarter to quarter due to a number of factors, many of which are not within our control, and some of which may be difficult to forecast accurately, including potential effects on demand for our services as a result of regulatory changes affecting advertising and promotion of drugs and medical devices and general economic conditions. The majority of our advertising and sponsorship programs are for terms of approximately four to twelve months. We have relatively few longer term advertising and sponsorship programs. We cannot assure you that our current advertisers and sponsors will continue to use our services beyond the terms of their existing contracts or that they will enter into any additional contracts.

The time between the date of initial contact with a potential advertiser or sponsor regarding a specific program and the execution of a contract with the advertiser or sponsor for that program, as well as the additional time period before our services are delivered, may be longer than expected, especially for larger contracts, and may be subject to delays over which we have little or no control, including as a result of budgetary constraints of the advertiser or sponsor or their need for internal approvals, including internal approvals relating to compliance with the laws and regulations applicable to the marketing of healthcare products. In the past year, we experienced a lengthening of this internal review process by pharmaceutical companies, which has resulted in delays in contracting as well as delays in recognizing expected revenue under executed contracts and which may continue to cause such delays. Other factors that could affect the timing of contracting for specific programs with advertisers and sponsors, or receipt of revenue under such contracts, include:

•	the timing of FDA approval for new products or for new approved uses for existing products;

•	the timing of FDA approval of generic products that compete with existing brand name products and any increase in the number or significance of such approvals;

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•	the timing of withdrawals of products from the market;

•	the timing of rollouts of new or enhanced services on our public portals;

•	seasonal factors relating to the prevalence of specific health conditions and other seasonal factors that may affect the timing of promotional campaigns for specific products; and

•	the scheduling of conferences for physicians and other healthcare professionals.

We may be unsuccessful in our efforts to increase advertising and sponsorship revenue from consumer products companies

Much of our advertising and sponsorship revenue has, in the past, come from pharmaceutical, biotechnology and medical device companies. We have been focusing on increasing sponsorship revenue from consumer products companies that are interested in communicating health-related or safety-related information about their products to our audience. However, while many consumer products companies are increasing the portion of their promotional spending used on the Internet, we cannot assure you that these advertisers and sponsors will find our consumer Websites to be as effective as other Websites or traditional media for promoting their products and services. In addition, revenues from consumer products companies are more likely to reflect general economic conditions, and to be reduced to a greater extent during economic downturns or recessions, than revenues from pharmaceutical, biotechnology and medical device companies. Accordingly, revenues from this portion of our business may be subject to significant quarter-to-quarter variations and we may be unsuccessful in our efforts to develop this portion of our business.

Increasingly, individuals are using mobile devices to access the Internet and, if we fail to capture a significant share of this portion of the market for online health information services or fail to generate revenue from it, our business could be adversely affected

The number of people who access the Internet through mobile devices has increased dramatically in the past few years, including the number of physicians and other healthcare professionals who do so. New devices and new platforms continue to be developed and released. It is difficult to predict the problems we may encounter in developing and maintaining versions of our services for use on these devices and we may need to devote significant resources to their creation, maintenance and support. If we fail to capture a significant share of this increasingly important portion of the market for online health information services (including the market for information services for physicians and other healthcare professionals), it could adversely affect our business.

We do not currently generate meaningful revenue from our mobile health information services, and our ability to do so successfully is unproven. Even if demand for our mobile applications exists and we achieve a significant share of the market for mobile health information services, we cannot assure you that we will be able to achieve significant revenue or profits from these services. Although we believe that the substantial majority of our mobile users also access and engage with The WebMD Health Network on personal computers where we generate advertising and sponsorship revenue, our users could increasingly access our services through mobile devices. If users access our services through mobile devices as a substitute for access through personal computers, and if we are unable to successfully implement monetization strategies for our mobile services, our revenue and financial results may be negatively affected.

Lengthy sales and implementation cycles for our private online portals make it difficult to forecast our revenues from these applications and may have an adverse impact on our business

The period from our initial contact with a potential client for a private online portal and the first purchase of our solution by the client is difficult to predict. In the past, this period has generally ranged from six to twelve months, but in some cases has been longer. Potential sales may be subject to delays or cancellations due to a client’s internal procedures for approving large expenditures and other factors beyond our control, including the effect of general economic conditions on the willingness of potential clients to commit to licensing our private portals. The time it takes to implement a private online portal is also difficult to predict and has lasted as long as six months from contract execution to the commencement of live operation. Implementation may be subject to

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delays based on the availability of the internal resources of the client that are needed and other factors outside of our control. As a result, we have limited ability to forecast the timing of revenue from new clients. This, in turn, makes it more difficult to forecast our financial performance for future periods. In addition, some of our client contracts may permit termination, by the client, prior to the end of the stated contract term, which can also make it more difficult to forecast our future financial performance.

During the sales cycle and the implementation period, we may expend substantial time, effort and money preparing contract proposals, negotiating contracts and implementing the private online portal without receiving any related revenue. In addition, many of the expenses related to providing private online portals are relatively fixed in the short term, including personnel costs and technology and infrastructure costs. If our private portal revenue is lower than expected, we may not be able to reduce related short-term spending in response. Any shortfall in such revenue would have a direct impact on our results of operations.

Our ability to renew existing agreements with employers and health plans will depend, in part, on our ability to continue to increase usage of our private portal services by their employees and plan members

In a healthcare market where a greater share of the responsibility for healthcare costs and decision-making has been shifting to consumers, use of information technology (including personal health records) to assist consumers in making informed decisions about healthcare has also increased. We believe that through our WebMD Behavior Change Platform, including our personal health record application, we are well positioned to play a role in this environment. However, our strategy depends, in part, on increasing usage of our private portal services by our employer and health plan clients’ employees and members and being able to demonstrate a sufficient return on investment and other benefits for our private portals clients from those services. Increasing usage of our private portal services requires us to continue to develop new and updated applications, features and services. In addition, we face competition in the area of healthcare decision-support tools and online health management applications and health information services. Many of our competitors have greater financial, technical, product development, marketing and other resources than we do, and may be better known than we are. We cannot provide assurance that we will be able to meet our development and implementation goals or that we will be able to compete successfully against other vendors offering competitive services and, if we are unable to do so, we may experience static or diminished usage for our private portal services and possible non-renewals of our customer agreements.

We may be subject to claims brought against us as a result of content we provide

Consumers access health-related information through our online services, including information regarding particular medical conditions and possible adverse reactions or side effects from medications. If our content, or content we obtain from third parties, contains inaccuracies, it is possible that consumers, employees, health plan members or others may sue us for various causes of action. Although our Websites and mobile applications contain terms and conditions, including disclaimers of liability, that are intended to reduce or eliminate our liability, the law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that our online agreements with consumers and physicians that provide the terms and conditions for use of our public or private portals or mobile applications are unenforceable. A finding by a court that these agreements are invalid and that we are subject to liability could harm our business and require costly changes to our business.

We have editorial procedures in place to provide quality control of the information that we publish or provide. However, we cannot assure you that our editorial and other quality control procedures will be sufficient to ensure that there are no errors or omissions in particular content. Even if potential claims do not result in liability to us, investigating and defending against these claims could be expensive and time consuming and could divert management’s attention away from our operations. In addition, our business is based on establishing the reputation of our portals as trustworthy and dependable sources of healthcare information. Allegations of impropriety or inaccuracy, even if unfounded, could harm our reputation and business.

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Expansion to markets outside the United States will subject us to additional risks

One element of our growth strategy is to seek to expand our online services to markets outside the United States. In certain markets outside the United States, we expect that we would accomplish this through partnerships or joint ventures with other companies having expertise in the specific country or region. In addition, in certain markets outside of the United States, we expect to provide some of our online services directly to healthcare professionals and, to a lesser extent, consumers. Our participation in international markets will still be subject to certain risks beyond those applicable to our operations in the United States, such as:

•	challenges caused by language and cultural differences;

•	difficulties in staffing and managing operations from a distance;

•	uncertainty regarding liability for services and content;

•	burdens of complying with a wide variety of legal, regulatory and market requirements;

•	variability of economic and political conditions, including the extent of the impact of adverse economic conditions in markets outside the United States;

•	tariffs or other trade barriers;

•	fluctuations in currency exchange rates;

•	potentially adverse tax consequences, including restrictions on repatriation of earnings; and

•	difficulties in protecting intellectual property.

Risks Related to the Internet and Our Technological Infrastructure

Any service interruption or failure in the systems that we use to provide online services could harm our business

Our online services are designed to operate 24 hours a day, seven days a week, without interruption. However, we have experienced and expect that we will in the future experience interruptions and delays in services and availability from time to time. We rely on internal systems as well as third-party vendors, including data center providers, bandwidth providers and mobile carriers, to provide our online services. We may not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with users. In addition, system failures may result in loss of data, including user registration data, content, and other data critical to the operation of our online services, which could cause significant harm to our business and our reputation.

To operate without interruption or loss of data, both we and our service providers must guard against:

•	damage from fire, power loss and other natural disasters;

•	communications failures;

•	software and hardware errors, failures and crashes;

•	security breaches, computer viruses and similar disruptive problems; and

•	other potential service interruptions.

Any disruption in the network access or co-location services provided by third-party providers to us or any failure by these third-party providers or our own systems to handle current or higher volume of use could significantly harm our business. We exercise little control over these third-party vendors, which increases our vulnerability to problems with services they provide.

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Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services or our own systems could negatively impact our relationships with users and adversely affect our brand and our business and could expose us to liabilities to third parties. Although we maintain insurance for our business, the coverage under our policies may not be adequate to compensate us for all losses that may occur. In addition, we cannot provide assurance that we will continue to be able to obtain adequate insurance coverage at an acceptable cost.

Implementation of additions to or changes in hardware and software platforms used to deliver our online services may result in performance problems and may not provide the additional functionality that was expected

From time to time, we implement additions to or changes in the hardware and software platforms we use for providing our online services. During and after the implementation of additions or changes, a platform may not perform as expected, which could result in interruptions in operations, an increase in response time or an inability to track performance metrics. In addition, in connection with integrating acquired businesses, we may move their operations to our hardware and software platforms or make other changes, any of which could result in interruptions in those operations. Any significant interruption in our ability to operate any of our online services could have an adverse effect on our relationships with users and clients and, as a result, on our financial results. We rely on a combination of purchasing, licensing, internal development, and acquisitions to develop our hardware and software platforms. Our implementation of additions to or changes in these platforms may cost more than originally expected, may take longer than originally expected, and may require more testing than originally anticipated. In addition, we cannot provide assurance that additions to or changes in these platforms will provide the additional functionality and other benefits that were originally expected.

If the systems we use to provide online portals experience security breaches or are otherwise perceived to be insecure, our business could suffer

We retain and transmit confidential information, including personal health records, in the processing centers and other facilities we use to provide online services. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. A security breach could damage our reputation or result in liability. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, denial-of-service attacks or other attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or the systems that they interface with, could reduce demand for our services and could subject us to legal claims from our clients and users, including for breach of contract or breach of warranty.

Our online services are dependent on the development and maintenance of the Internet infrastructure

Our ability to deliver our online services is dependent on the development and maintenance of the infrastructure of the Internet by third parties. The Internet has experienced a variety of outages and other delays as a result of damages to portions of its infrastructure, and it could face outages and delays in the future. The Internet has also experienced, and is likely to continue to experience, significant growth in the number of users and the amount of traffic. If the Internet continues to experience increased usage, the Internet infrastructure may be unable to support the demands placed on it. In addition, the reliability and performance of the Internet may be harmed by increased usage or by denial-of-service attacks. Any resulting interruptions in our services or increases in response time could, if significant, result in a loss of potential or existing users of and advertisers and sponsors on our Websites and, if sustained or repeated, could reduce the attractiveness of our services.

Customers who utilize our online services depend on Internet service providers and other Website operators for access to our Websites. All of these providers have experienced significant outages in the past and could

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experience outages, delays and other difficulties in the future due to system failures unrelated to our systems. Any such outages or other failures on their part could reduce traffic to our Websites.

Third parties may challenge the enforceability of our online agreements

The law governing the validity and enforceability of online agreements and other electronic transactions is evolving. We could be subject to claims by third parties that the online terms and conditions for use of our Websites, including disclaimers or limitations of liability, are unenforceable. A finding by a court that these terms and conditions or other online agreements are invalid could harm our business.

We could be subject to breach of warranty or other claims by clients of our online portals if the software and systems we use to provide them contain errors or experience failures

Errors in the software and systems we use could cause serious problems for clients of our online portals. We may fail to meet contractual performance standards or client expectations. Clients of our online portals may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under those agreements or initiate litigation or other dispute resolution procedures. In addition, we could face breach of warranty or other claims by clients or additional development costs. Our software and systems are inherently complex and, despite testing and quality control, we cannot be certain that they will perform as planned.

We attempt to limit, by contract, our liability to our clients for damages arising from our negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages. We maintain liability insurance coverage, including coverage for errors and omissions. However, it is possible that claims could exceed the amount of our applicable insurance coverage, if any, or that this coverage may not continue to be available on acceptable terms or in sufficient amounts. Even if these claims do not result in liability to us, investigating and defending against them would be expensive and time consuming and could divert management’s attention away from our operations. In addition, negative publicity caused by these events may delay or hinder market acceptance of our services, including unrelated services.

Risks Related to the Healthcare Industry, Healthcare Regulation and Internet Regulation

Developments in the healthcare industry could adversely affect our business

Most of our revenue is derived from the healthcare industry and could be affected by changes affecting healthcare spending. We are particularly dependent on pharmaceutical, biotechnology and medical device companies for our advertising and sponsorship revenue. General reductions in expenditures by healthcare industry participants could result from, among other things:

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government regulation or private initiatives that affect the manner in which healthcare providers interact with patients, payers or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

•	consolidation of healthcare industry participants;

•	reductions in governmental funding for healthcare; and

•	adverse changes in business or economic conditions affecting healthcare payers or providers, pharmaceutical, biotechnology or medical device companies or other healthcare industry participants.

Federal and state legislatures and agencies periodically consider reforming aspects of the United States healthcare system. Significant federal healthcare reform legislation was enacted in March 2010, as discussed in the next risk factor.

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Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve or are planning to serve. For example, use of our products and services could be affected by:

•	changes in the design of health insurance plans;

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the timing of FDA approvals of generic products that compete with existing brand name products and any increase in the number or significance of such approvals or of withdrawals of brand name products from the market;

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the timing of FDA approvals for new products or few new approved uses for existing products and any decrease in the number or significance of new drugs or medical devices coming to market or new approved uses for existing such products; and

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decreases in marketing expenditures by pharmaceutical or medical device companies, including as a result of governmental regulation or private initiatives that discourage or prohibit advertising, sponsorship or educational activities by pharmaceutical or medical device companies or that discourage or prohibit their use of online services for some or all such activities.

In addition, our customers’ expectations regarding pending or potential industry developments may also affect their budgeting processes and spending plans with respect to products and services of the types we provide.

The healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the markets for our products and services will continue to exist at current levels or that we will have adequate technical, financial and marketing resources to react to changes in those markets.

Federal health care reform legislation enacted in 2010 could adversely affect our healthcare industry customers and clients, causing them to reduce expenditures, including expenditures for our services

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (which we refer to as the Reform Legislation), was signed into law in March 2010. The Reform Legislation makes extensive changes to the system of healthcare insurance and benefits in the U.S. In general, the Reform Legislation seeks to reduce healthcare costs and decrease the number of uninsured legal U.S. residents by, among other things, requiring individuals to carry, and certain employers to offer, health insurance or be subject to penalties. The Reform Legislation also imposes new regulations on health insurers, including guaranteed coverage requirements, prohibitions on certain annual and all lifetime limits on amounts paid on behalf of or to plan members, increased restrictions on rescinding coverage, establishment of minimum medical loss ratio requirements, a requirement to cover certain preventive services on a first dollar basis, the establishment of state insurance exchanges and essential benefit packages, and greater limitations on how health insurers price certain of their products. The Reform Legislation also contains provisions that will affect the revenues and profits of pharmaceutical and medical device companies, including new taxes on certain sales of their products.

Many of the provisions of the Reform Legislation that expand insurance coverage will not become effective until 2014, and many provisions require regulations and interpretive guidance to be issued before they will be fully implemented. Some provisions do not apply to health plans that were in place when the Reform Legislation was enacted and have not been substantially changed since. In addition, it is difficult to foresee how individuals and businesses will respond to the choices available to them under the Reform Legislation. Furthermore, the Reform Legislation will result in future state legislative and regulatory changes, which we are unable to predict at this time, in order for states to comply with certain provisions of the Reform Legislation and to participate in grants and other incentive opportunities. In addition, a number of parties have filed lawsuits challenging the constitutionality of certain provisions of the Reform Legislation. The Supreme Court is considering the constitutionality of the individual mandate aspect of the Reform Legislation and certain other matters regarding the Reform Legislation and is expected to render its decision by June 2012. Accordingly, while we do not

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currently anticipate any significant adverse effects on WebMD as a direct result of application of the Reform Legislation to our business or on our company in its capacity as an employer, we are unable to predict what the indirect impacts of the Reform Legislation will be on WebMD’s business through its effects on other healthcare industry participants, including pharmaceutical and medical device companies that are advertisers and sponsors of our public portals and employers and health plans that are clients of our private portals. Healthcare industry participants may respond to the Reform Legislation or to uncertainties created by the Reform Legislation by reducing their expenditures or postponing expenditure decisions, including expenditures for our services, which could have a material adverse effect on our business.

Government regulation of healthcare creates risks and challenges with respect to our compliance efforts and our business strategies

The healthcare industry is highly regulated and is subject to changing political, legislative, regulatory and other influences. Existing and new laws and regulations affecting the healthcare industry could create unexpected liabilities for us, could cause us to incur additional costs and could restrict our operations. Many healthcare laws are complex, and their application to specific products and services may not be clear. In particular, many existing healthcare laws and regulations, when enacted, did not anticipate the healthcare information services that we provide. However, these laws and regulations may nonetheless be applied to our products and services. Our failure to accurately anticipate the application of these laws and regulations, or other failure to comply, could create liability for us, result in adverse publicity and negatively affect our business. Even in areas where we are not subject to healthcare regulation directly, we may become involved in governmental actions or investigations through our relationships with customers that are regulated, and participation in such actions or investigations, even if we are not a party and not the subject of an investigation, may cause us to incur significant expenses. Some of the risks we face from healthcare regulation are as follows:

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Regulation of Drug and Medical Device Advertising and Promotion.    The WebMD Health Network provides services involving advertising and promotion of prescription and over-the-counter drugs and medical devices and claims of nutritional supplements. If the Food and Drug Administration (FDA) or the Federal Trade Commission (FTC) finds that any of our products and services or any information on The WebMD Health Network, in our mobile applications, or in WebMD the Magazine violates applicable regulations, they may take regulatory or judicial action against us and/or the advertiser or sponsor of that information. State attorneys general may take similar action based on their state’s consumer protection statutes. Any increase or change in regulation of drug or medical device advertising and promotion could make it more difficult for us to contract for sponsorships and advertising. We cannot predict what actions the FDA or industry participants may take in the future. It is also possible that new laws would be enacted that impose restrictions on such advertising. In addition, recent private industry initiatives have resulted in voluntary restrictions, which advertisers and sponsors have agreed to follow. Our advertising and sponsorship revenue could be materially reduced by additional restrictions on the advertising of prescription drugs and medical devices to consumers, whether imposed by law or regulation or required under policies adopted by industry members.

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Anti-kickback Laws.    There are federal and state laws that govern patient referrals, physician financial relationships and inducements to healthcare providers and patients. The federal healthcare programs anti-kickback law prohibits any person or entity from offering, paying, soliciting or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid and other federal healthcare programs or the leasing, purchasing, ordering or arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. These laws are applicable to manufacturers and distributors and, therefore, may restrict how we and some of our customers market products to healthcare providers, including e-details. Any determination by a state or federal regulatory agency that any of our practices violate any of these laws could subject us to civil or criminal penalties and require us to change or

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terminate some portions of our business and could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities to our practices could result in adverse publicity and be costly for us to respond to.

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False Claims Laws.    The Federal False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a Federal healthcare program. In addition, various states have enacted false claim laws analogous to the Federal False Claims Act, and many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program. When an entity is determined to have violated the Federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government plus civil penalties. In recent years an increasing number of Federal False Claims Act cases have been brought against drug manufacturers and resulted in significant monetary settlements and imposition of federally supervised corporate integrity agreements in circumstances that include allegations that company sponsored CME was unlawful off label promotion. Any action against us for violation of these laws could cause us to incur significant legal expenses and may adversely affect our ability to operate our business. Similarly, False Claims Act actions and resulting Corporate Integrity Agreements involving our customers may influence their willingness to continue to use our services.

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Medical Professional Regulation.    The practice of most healthcare professions requires licensing under applicable state law. In addition, the laws in some states prohibit business entities from practicing medicine. If a state determines that some portion of our business violates these laws, it may seek to have us discontinue those portions or subject us to penalties or licensure requirements. Any determination that we are a healthcare provider and have acted improperly as a healthcare provider may result in liability to us.

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GINA.    The Genetic Information Nondiscrimination Act (GINA) prohibits discrimination based on genetic information in employment and in health insurance coverage. The law applies to our private portal customers, including both employers and group health plans. WebMD’s Health Risk Assessment (or HRA), HealthQuotient, is typically offered to employees as a voluntary component of their employer-sponsored wellness program. Title I of GINA can have significant implications for wellness programs offered by group health plans in that it prohibits the collection of genetic information, which includes an individual’s family medical history, prior to or in connection with enrollment or for underwriting purposes. Underwriting purposes include providing incentives or rewards for completion of an HRA that requests genetic information. Title II of GINA prohibits employment discrimination based on genetic information as well as the request or purchase of genetic information of employees or their family members with limited exceptions, including a limited exception for voluntary wellness programs. WebMD may face challenges as a result of varying interpretations of the law by our customers and by the multiple enforcing agencies including the U.S. Departments of Health and Human Services (HHS), Labor and Treasury and the Equal Employment Opportunity Commission. Interpretations of the law have required us to modify the HealthQuotient product and we could experience increases in operational costs or decreases in demand for our products. State legislation, such as recent legislation in California prohibiting any form of discrimination by businesses based on genetic information, including in housing, public accommodation, and the provision of emergency services, could have additional implications for service we provide in those states.

Government regulation of the Internet could adversely affect our business

The Internet and its associated technologies are subject to government regulation. However, whether and how existing laws and regulations in various jurisdictions, including privacy and consumer protection laws, apply to the Internet is still uncertain. Our failure, or the failure of our business partners or third-party service providers, to accurately anticipate the application of these laws and regulations to our products and services and the manner in which we deliver them, or any other failure to comply with such laws and regulations, could create liability for us, result in adverse publicity and negatively affect our business. In addition, new laws and regulations, or new interpretations of existing laws and regulations, may be adopted with respect to the Internet

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and online services, including in areas such as: user privacy, confidentiality, consumer protection, marketing, pricing, content, copyrights and patents, and characteristics and quality of products and services. We cannot predict how these laws or regulations will affect our business.

Internet user privacy, personal data security and the use of consumer information to track online activities are major issues both in the United States and abroad. For example, in February 2009, the FTC published Self-Regulatory Principles to govern the tracking of consumers’ activities online in order to deliver advertising targeted to the interests of individual consumers (sometimes referred to as behavioral advertising). These principles serve as guidelines to the industry. In December 2010, following a series of workshops, the FTC issued a preliminary staff report containing a proposed framework for businesses and policymakers for online consumer privacy issues. The U.S. Department of Commerce issued a similar draft green paper on privacy issues. Both agencies expressed a willingness to support legislation and the FTC favors legislative solutions if it determines that self-regulatory approaches are not adequately protecting consumers. The FTC has otherwise been active in investigating and entering into consent decrees under its current unfair or deceptive trade practices authority with companies because of their online privacy and data security practices. There is a possibility of legislation, regulation and increased enforcement activities relating to privacy and behavioral advertising. Some bills have been introduced in Congress, and more are expected, that, if passed, could impose substantial new regulations on online behavioral advertising activities. We have privacy policies posted on our Websites that we believe comply with existing applicable laws requiring notice to users about our information collection, use and disclosure practices. We also notify users about our information collection, use and disclosure practices relating to data we receive through offline means such as paper health risk assessments. Moreover, we take steps to reasonably protect certain sensitive personal information we hold. We cannot assure you that the privacy policies and other statements we provide to users of our products and services, or our practices will be found sufficient to protect us from liability or adverse publicity in this area. A determination by a state or federal agency or court that any of our practices do not meet applicable standards, or the implementation of new standards or requirements, could adversely affect our business.

Failure to comply with laws relating to privacy and security of personal information, including personal health information, could result in liability to us and concerns about privacy-related issues could damage our reputation and our business

Privacy and security of personal information stored or transmitted electronically, including personal health information, is a major issue in the United States. While we strive to comply with all applicable privacy and security laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could have a material adverse effect on our business. There has been an increase in the number of private privacy-related lawsuits filed against companies in recent months. In addition, we are unable to predict what additional legislation or regulation in the area of privacy of personal information, including personal health information, could be enacted and what effect that could have on our operations and business. Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy-related matters, even if unfounded and even if we are in compliance with applicable laws, could damage our reputation and harm our business.

The Privacy Standards and Security Standards under the Health Insurance Portability and Accountability Act of 1996 (or HIPAA) establish a set of national privacy and security standards for the protection of individually identifiable health information by health plans, healthcare clearinghouses and healthcare providers (referred to as covered entities) and their business associates. Previously, only covered entities were directly subject to potential civil and criminal liability under these Standards. However, the Health Information Technology for Economic and Clinical Health (HITECH) Act, which was enacted as part of the American Recovery and Reinvestment Act of 2009 (ARRA) amended the HIPAA Privacy and Security Standards and made certain provisions applicable to those portions of our business, such as those managing employee or plan member health information for employers or health plans, that are business associates of covered entities. Currently, we are bound by certain contracts and agreements to use and disclose protected health information in a manner consistent with the Privacy Standards and Security Standards. Beginning on February 17, 2010, some provisions of the HIPAA Privacy and Security Standards began to apply directly to us. For periods prior to that, depending on the facts and circumstances, we

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could potentially be subject to criminal liability for aiding and abetting or conspiring with a covered entity to violate the Privacy Standards or Security Standards. As of February 17, 2010, we became directly subject to HIPAA’s criminal and civil penalties. HITECH increased civil penalty amounts for violations of HIPAA and significantly strengthens enforcement by requiring HHS to conduct periodic audits to confirm compliance and authorizing state attorneys general to bring civil actions seeking either injunctions or damages in response to violations of HIPAA Privacy and Security Standards that threaten the privacy of state residents. It is expected that HHS will issue additional regulations to implement many of the HITECH amendments. We cannot assure you that we will adequately address the risks created by these amended HIPAA Privacy and Security Standards. In addition, we are unable to predict what changes to these Standards might be made in the future or how those changes, or other changes in applicable laws and regulations, could affect our business.

Failure to maintain CME accreditation could adversely affect Medscape, LLC’s ability to provide online CME offerings

Medscape, LLC’s continuing medical education (or CME) activities are planned and implemented in accordance with the current Essential Areas and Elements and the Policies of the Accreditation Council for Continuing Medical Education, or ACCME, which oversees providers of CME credit, and other applicable accreditation standards. ACCME’s standards for commercial support of CME are intended to assure, among other things, that CME activities of ACCME-accredited providers, such as Medscape, LLC, are independent of “commercial interests,” which are defined as entities that produce, market, re-sell or distribute healthcare goods and services, excluding certain organizations. “Commercial interests,” and entities owned or controlled by “commercial interests,” are ineligible for accreditation by the ACCME.

From time to time, the ACCME revises its standards for commercial support of CME. As a result of certain past ACCME revisions, we adjusted our corporate structure and made changes to our management and operations intended to allow Medscape, LLC to provide CME activities that are developed independently from programs developed by its sister companies, which may not be independent of “commercial interests.” We believe that these changes allow Medscape, LLC to satisfy the applicable standards.

Medscape, LLC’s current ACCME accreditation expires in 2016. In order for Medscape, LLC to renew its accreditation, it will be required to demonstrate to the ACCME that it continues to meet ACCME requirements. If Medscape, LLC fails to maintain its status as an accredited ACCME provider (whether at the time of such renewal or at an earlier time as a result of a failure to comply with existing or additional ACCME standards), it will not be permitted to accredit CME activities for physicians and other healthcare professionals. Instead, Medscape, LLC would be required to use third parties to provide such CME-related services. That, in turn, could discourage potential supporters from engaging Medscape, LLC to develop CME or education-related activities, which could have a material adverse effect on our business.

Government regulation and industry initiatives could adversely affect the volume of sponsored online CME programs implemented through our Websites or require changes to how Medscape, LLC offers CME

CME activities may be subject to government oversight or regulation by Congress, the FDA, HHS, and state regulatory agencies. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits may be subject to enforcement actions if any of these CME activities are deemed improperly promotional, potentially leading to the termination of sponsorships. Medscape, LLC and/or the sponsors of the CME activities that Medscape, LLC accredits also could be affected by industry initiatives regarding funding for CME.

During the past several years, educational activities, including CME, directed at physicians have been subject to increased governmental scrutiny to ensure that sponsors do not influence or control the content of the activities. In response, pharmaceutical and medical device companies have developed and implemented internal controls and procedures that promote adherence to applicable regulations and requirements. In implementing these controls and procedures, supporters of CME may interpret the regulations and requirements differently and may implement varying procedures or requirements. These controls and procedures:

•	may discourage pharmaceutical companies from providing grants for independent educational activities;

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•	may slow their internal approval for such grants;

•	may reduce the volume of sponsored educational programs that Medscape, LLC produces to levels that are lower than in the past, thereby reducing revenue; and

•	may require Medscape, LLC to make changes to how it offers or provides educational programs, including CME.

In June 2011, the American Medical Association’s House of Delegates approved a report entitled, “Financial Relationships with Industry in Continuing Medical Education,” that largely adopts the CME ethical principles already espoused by other industry and accreditation organizations, including ACCME, PhRMA, and AdvaMed. Although the report recognizes that industry support of CME may help make CME more accessible and affordable, the report proposes that CME should, when possible, be provided without commercial support and without the participation of individuals who have financial interest in the educational subject matter. Although we do not anticipate that this will have a material impact on our business, it is possible that this report, or other voluntary industry guidelines, will negatively influence the availability of commercial support for Medscape CME programs and/or physician participation in Medscape CME programs funded by commercial support.

Future changes to laws, regulations or accreditation standards, or to the internal compliance programs of supporters or potential supporters, may further discourage, significantly limit, or prohibit supporters or potential supporters from engaging in educational activities with Medscape, LLC, or may require Medscape, LLC to make further changes in the way it offers or provides educational activities.

Other Risks Applicable to Our Company and to Ownership of Our Securities

Our Stockholder Rights Plan and provisions in our organizational documents and Delaware law may inhibit a takeover, which could adversely affect the value of our Common Stock

Our Board of Directors has adopted a Stockholder Rights Plan, which could prevent or delay a takeover of WebMD by causing substantial dilution to a potential acquirer that attempts to acquire beneficial ownership of more than12% of the outstanding shares of WebMD Common Stock on terms not approved by our Board of Directors. In addition, our Restated Certificate of Incorporation and Bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management and board of directors that holders of our Common Stock might consider favorable and may prevent them from receiving a takeover premium for their shares. These provisions include, for example, our classified board structure and the authorization of our board of directors to issue up to 50 million shares of preferred stock without a stockholder vote. In addition, our Restated Certificate of Incorporation provides that stockholders may not act by written consent and may not call special meetings. These provisions apply even if an offer to purchase our company may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our Common Stock could decline.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes

WebMD has substantial accumulated net operating loss (NOL) carryforwards and tax credits available to offset taxable income in future tax periods. If certain transactions occur with respect to WebMD’s capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of more than 50% of the ownership of capital stock over a three-year period (as determined under rules prescribed by Section 382 of the U.S. Internal Revenue Code and applicable Treasury regulations), an annual limitation would be imposed with respect to the ability to utilize WebMD’s NOL carryforwards and federal tax credits that existed at the time of the ownership change.

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In November 2008, HLTH repurchased shares of its Common Stock in a tender offer. The tender offer resulted in a cumulative change of more than 50% of the ownership of HLTH’s capital, as determined under rules prescribed by Section 382 of the Code and applicable Treasury regulations. As a result of this ownership change, there is an annual limitation imposed on the amount of the NOL carryforwards and federal tax credits existing at the time of the ownership change that we may use to offset income in each tax year following the ownership change.

On February 23, 2012, WebMD announced its intention to commence a modified “Dutch Auction” tender offer to purchase up to $150 million of its common stock at a price within the range of $24.50 to $26.00 per share (the “Dutch Auction Tender Offer”). Completion of the Dutch Auction Tender Offer may increase the possibility of another ownership change and corresponding annual limitation, which could decrease the existing annual limitation and would apply to all NOL carryforwards and tax credits generated prior to this potential new ownership change.

We may not be successful in protecting our intellectual property and proprietary rights

Our intellectual property and proprietary rights are important to our businesses. The steps that we take to protect our intellectual property, proprietary information and trade secrets may prove to be inadequate and, whether or not adequate, may be expensive. We rely on a combination of trade secret, patent and other intellectual property laws and confidentiality procedures and non-disclosure contractual provisions to protect our intellectual property. We cannot assure you that we will be able to detect potential or actual misappropriation or infringement of our intellectual property, proprietary information or trade secrets. Even if we detect misappropriation or infringement by a third party, we cannot assure you that we will be able to enforce our rights at a reasonable cost, or at all. In addition, our rights to intellectual property, proprietary information and trade secrets may not prevent independent third-party development and commercialization of competing products or services.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from providing certain services, which may harm our business

We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third-party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

Acquisitions, business combinations and other transactions may be difficult to complete and, if completed, may have negative consequences for our business and our security holders

WebMD has been built, in part, through acquisitions. We intend to continue to seek to acquire or to engage in business combinations with companies engaged in complementary businesses. In addition, we may enter into joint ventures, strategic alliances or similar arrangements with third parties. These transactions may result in changes in the nature and scope of our operations and changes in our financial condition. Our success in completing these types of transactions will depend on, among other things, our ability to locate suitable candidates and negotiate mutually acceptable terms with them, and to obtain adequate financing. Significant competition for these opportunities exists, which may increase the cost of and decrease the opportunities for these types of transactions. Financing for these transactions may come from several sources, including:

•	cash and cash equivalents on hand and marketable securities;

•	proceeds from the incurrence of indebtedness; and

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•	proceeds from the issuance of common stock, preferred stock, convertible debt or of other securities.

The issuance of additional equity or debt securities could:

•	cause substantial dilution of the percentage ownership of our stockholders at the time of the issuance;

•	cause substantial dilution of our earnings per share;

•	subject us to the risks associated with increased leverage, including a reduction in our ability to obtain financing or an increase in the cost of any financing we obtain;

•	subject us to restrictive covenants that could limit our flexibility in conducting future business activities; and

•	adversely affect the prevailing market price for our outstanding securities.

We do not intend to seek security holder approval for any such acquisition or security issuance unless required by applicable law, regulation or the terms of then-existing securities.

Our business will suffer if we fail to successfully integrate acquired businesses and technologies or to assess the risks in particular transactions

We have in the past acquired, and may in the future acquire, businesses, technologies, services, product lines and other assets. The successful integration of the acquired businesses and assets into our operations, on a cost-effective basis, can be critical to our future performance. The amount and timing of the expected benefits of any acquisition, including potential synergies between our company and the acquired business, are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to, those relating to:

•	our ability to maintain relationships with the customers of the acquired business;

•	our ability to retain or replace key personnel of the acquired business;

•	potential conflicts in sponsor or advertising relationships or in relationships with strategic partners;

•	our ability to coordinate organizations that are geographically diverse and may have different business cultures; and

•	compliance with regulatory requirements.

We cannot guarantee that any acquired businesses will be successfully integrated with our operations in a timely or cost-effective manner, or at all. Failure to successfully integrate acquired businesses or to achieve anticipated operating synergies, revenue enhancements or cost savings could have a material adverse effect on our business, financial condition and results of operations.

Although our management attempts to evaluate the risks inherent in each transaction and to value acquisition candidates appropriately, we cannot assure you that we will properly ascertain all such risks or that acquired businesses and assets will perform as we expect or enhance the value of our company as a whole. In addition, acquired companies or businesses may have larger than expected liabilities that are not covered by the indemnification, if any, that we are able to obtain from the sellers.

We may not be able to raise additional funds when needed for our business or to exploit opportunities

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our service offerings, market developments, and repurchases of our Common Stock. We may need to raise additional funds to support expansion, develop new or enhanced applications and services, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. If required, we may raise such additional funds through public or private debt or equity financing, strategic relationships or other arrangements. There can be no assurance that such financing will be available on acceptable terms, if at all, or that such financing will not be dilutive to our stockholders.

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ANNEX G

WEBMD HEALTH CORP. 2011 ANNUAL REPORT

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Annex C above (the “MD&A”) includes both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures represent earnings before interest, taxes, non-cash and other items (which we refer to as “Adjusted EBITDA”) and related per share amounts. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, “consolidated income from continuing operations” or “net income attributable to Company stockholders” calculated in accordance with GAAP. The MD&A also includes reconciliations of non-GAAP financial measures to GAAP financial measures.

Adjusted EBITDA is used by our management as an additional measure of our company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our company’s financial results that may not be shown solely by period-to-period comparisons of consolidated income from continuing operations or net income attributable to Company stockholders. In addition, we use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in consolidated income from continuing operations or net income attributable to Company stockholders, as well as trends in those items. The amounts of those items are set forth, for the applicable periods, in the reconciliations of Adjusted EBITDA to consolidated income from continuing operations or to net income attributable to Company stockholders that accompany our press releases and disclosure documents containing non-GAAP financial measures, including the reconciliations contained in the MD&A.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of Adjusted EBITDA to consolidated income from continuing operations or to net income attributable to Company stockholders, helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is intended to provide a supplemental way of comparing our company with other public companies and is not intended as a substitute for comparisons based on “consolidated income from continuing operations” or “net income attributable to Company stockholders” calculated in accordance with GAAP. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in consolidated income from continuing operations and net income attributable to Company stockholders:

•

Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific

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period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•

Non-Cash Advertising Expense. This expense relates to the usage of non-cash advertising obtained from News Corporation (“Newscorp”) in exchange for equity securities issued in 2000. The advertising was available only on various Newscorp properties, primarily its television network and cable channels, without any cash cost to us and expired in 2009. We exclude this expense from Adjusted EBITDA (i) because it was a non-cash expense, (ii) because it was incremental to other non-television cash advertising expense that we may otherwise have incurred and (iii) to assist management and investors in comparing its operating results over multiple periods. Investors should note that it is likely that we derived some benefit from such advertising.

•

Interest Income and Expense. Interest income is associated with the level of marketable debt securities and other interest bearing accounts in which we invest, as well as with interest expense arising from our company’s capital structure (including non-cash interest expense relating to our convertible notes). Interest income and expense varies over time due to a variety of financing transactions and due to acquisitions and divestitures that we have entered into or may enter into in the future. We have, in the past, issued convertible debentures, repurchased shares in cash tender offers and repurchased shares and convertible debentures through other repurchase transactions, and completed the divestiture of certain businesses. We exclude interest income and interest expense from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income and expense will recur in future periods.

•

Income Tax Provision (Benefit). We maintain a valuation allowance on a portion of our net deferred tax assets (including our net operating loss carryforwards), the amount of which may change from quarter to quarter based on factors that are not directly related to our results for the quarter. The valuation allowance is either reversed through the statement of operations or additional paid-in capital. The timing of such reversals has not been consistent and as a result, our income tax expense can fluctuate significantly from period to period in a manner not directly related to our operating performance. We exclude the income tax provision (benefit) from Adjusted EBITDA (i) because we believe that the income tax provision (benefit) is not directly attributable to the underlying performance of our business operations and, accordingly, its

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exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes. Investors should note that income tax provision (benefit) will recur in future periods.

•

Other Items. We engage in other activities and transactions that can impact our consolidated income from continuing operations and net income attributable to Company stockholders. In recent periods, these other items have included, but were not limited to, (i) legal expenses relating to the Department of Justice investigation, (ii) gain or loss on repurchases and conversions of our convertible notes, (iii) a reduction of certain sales and use tax contingencies resulting from the expiration of certain applicable statutes of limitations, (iv) gain or loss on investments and (v) advisory expenses in connection with the merger of HLTH Corporation into our company in 2009 and in connection with the process conducted by our Board of Directors to explore strategic alternatives for our company in 2011. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

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ANNEX H

WEBMD HEALTH CORP.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Effective as of October 28, 2011

A. Purpose and Role

1.	General. The Audit Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to oversee:

•	the accounting and financial reporting processes of the Corporation,

•	the audits of the Corporation’s financial statements, and

•	related matters, including administration of the Corporation’s Code of Business Conduct;

with such oversight responsibilities being delegated by the Board to the Committee to the full extent contemplated by the requirements applicable to audit committees of companies listed for quotation on The NASDAQ Global Market under applicable law and under the listing standards of The NASDAQ Stock Market.

2.	Oversight Role. The Committee’s role is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s registered public accounting firm is responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or professional certification as to the Corporation’s financial statements or the registered public accounting firm’s work.

3.	Reporting Relationships; Retention Authority. The Corporation’s registered public accounting firm shall report directly to the Committee and the Committee shall have the sole authority to appoint and terminate the Corporation’s registered public accounting firm and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation. The Corporation’s internal audit function shall also report directly to the Committee. The Committee shall have the sole authority to appoint and terminate any outside parties retained by the Corporation to provide internal audit services and to approve the amount of their compensation and shall have the authority to cause its payment by the Corporation.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

•	all independence requirements, under applicable laws, rules and regulations, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•	all applicable independence requirements of The NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market; and

•	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”) shall also apply:

•

each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements, under applicable law, for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•

each member of the Committee shall, in the judgment of the Board, meet the basic financial literacy requirements under applicable listing standards of the NASDAQ Stock Market for members of audit committees of companies listed for quotation on The NASDAQ Global Market;

•

each member of the Committee must not have participated in the preparation of the financial statements of the Corporation (or any subsidiary of the Corporation) at any time during the three years prior to appointment as a member of the Committee;

•

at least one member of the Committee shall, in the judgment of the Board, have previous employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities (which member may be the one who is also an “audit committee financial expert” under applicable rules promulgated by the Securities and Exchange Commission); and

•	at least one member of the Committee shall, in the judgment of the Board, be an “audit committee financial expert” under the applicable rules promulgated by the Securities and Exchange Commission.

In the event that the Board determines that a member ceases to meet the Qualification Requirements applicable to individual members, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements (or of there to be an “audit committee financial expert” or a Committee member meeting other qualifications required of one or more Committee members) shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.

Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Committee members shall meet regularly: with appropriate representatives of the Corporation’s registered public accounting firm without any members of management present; with the Corporation’s head of internal

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audit without any other members of management present; and with appropriate representatives of any outside provider of co-sourced internal audit services without any members of management present. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

2.	The Committee shall review and discuss with corporate management and the Corporation’s registered public accounting firm:

•	the unaudited quarterly financial results prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution;

•	the audited financial results for the year and the proposed footnotes to the financial statements prior to filing or distribution, including disclosures of related party transactions;

•	other financial information to be included in the Corporation’s SEC filings, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	the “Report of Management on Internal Control Over Financial Reporting” and the registered public accounting firm’s attestation of the Report prior to filing or distribution;

•	all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and

•	the application of significant accounting and auditing policies, including new pronouncements, to the Corporation’s financial reports.

3.	In consultation with corporate management, the Corporation’s registered public accounting firm and the internal auditors, the Committee shall review the Corporation’s accounting procedures, internal controls, financial reporting processes and disclosure controls and procedures, and shall take such action with respect to any of those matters as the Committee may determine to be necessary or appropriate. The Committee shall annually obtain and review a report from the Corporation’s registered public accounting firm, which shall be delivered prior to and within 90 days of the filing of the audit report with the SEC, which sets forth:

•	all critical accounting policies and practices used by the Corporation,

•

all alternative accounting treatments of financial information within GAAP related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the accounting firm, and

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•	other material written communications between the Corporation’s registered public accounting firm and management.

4.	The Committee shall oversee the work of the Corporation’s registered public accounting firm and evaluate their performance at least annually and shall receive and review:

•

a report by the Corporation’s registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	any other required reports from the registered public accounting firm.

5.	At least annually, the Committee shall consider the independence of the registered public accounting firm, including whether the provision by the firm of permitted non-audit services is compatible with independence, and obtain and review a report from, and discuss with, the registered public accounting firm describing all relationships between the auditor and the Corporation.

6.	The Committee shall determine whether to pre-approve, to the extent required by applicable law, all potential audit engagements and any permitted non-audit engagements and the related fees and terms with the Corporation’s registered public accounting firm. The Committee may establish policies and procedures for the engagement of the Corporation’s registered public accounting firm to provide permitted non-audit services. The Committee shall review with management and the registered public accounting firm, at a time when the annual audit plan is being developed, the plan’s timing, scope, staffing, locations, foreseeable issues, priorities and procedures, and the engagement team.

7.	The Committee shall review with the Corporation’s registered public accounting firm, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, significant disagreements with corporate management, their findings and their recommendations. The Committee shall oversee the resolution of any disagreements between corporate management and the registered public accounting firm. The Committee shall discuss with the registered public accounting firm those matters required to be communicated to audit committees by the registered public accounting firm in accordance with law and with professional standards applicable to the registered public accounting firm.

8.	The Committee shall recommend to the Board, based on the reviews performed by the Committee, whether the annual financial statements should be included in the Annual Report on Form 10-K.

9.	The Committee shall oversee the Corporation’s internal auditing program, shall receive regular reports from the Corporation’s internal auditors regarding the results of their procedures and shall receive corporate management’s response and follow-up to those reports. The Committee shall evaluate the Corporation’s internal auditors, including any outside parties retained by the Corporation to provide internal audit services.

10.	The Committee shall review the Corporation’s policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

11.	The Committee shall review and monitor any programs or procedures that the Corporation has instituted to correct any control deficiencies noted by the Corporation’s registered public accounting firm or the internal auditors in their reviews.

12.	The Committee shall oversee and confirm the rotation, in accordance with applicable law, of the lead audit partner of the Corporation’s registered public accounting firm.

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13.	The Committee shall establish policies with respect to hiring by the Corporation of current or former employees of the Corporation’s registered public accounting firm.

14.	The Committee shall administer the Corporation’s Code of Business Conduct in accordance with its terms, shall construe all terms, provisions, conditions and limitations of the Code and shall make factual determinations required for the administration of the Code and, in connection with such administration shall:

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and

•

review with management proposed related party transactions (as such term is used in Item 404 of SEC Regulation S-K) and approve any such transactions the Committee determines to be appropriate for the Corporation to enter into.

The Committee shall coordinate with the Nominating & Governance Committee on matters relating to the Corporation’s compliance programs, implementation of the Code of Business Conduct, corporate governance and such other matters as the Committee may determine to be appropriate.

15.	The Committee shall annually prepare a report to stockholders as required to be included in the Corporation’s annual proxy statement filed with the Securities and Exchange Commission.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate, to the full extent permitted under applicable law and applicable listing standards of The NASDAQ Stock Market; provided, however, that any decision made pursuant to the foregoing delegation of authority with respect to the Committee authority under Paragraph 6 of this Section D shall be presented to the Committee at its next regularly-scheduled meeting. In addition, the Committee shall have the power to delegate its authority to other members of the Board who meet the Independence Requirements as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority to such other members of the Board under Paragraphs 1 through 8 or Paragraph 15 of this Section D. The Committee shall have the power to delegate its authority under Paragraph 14 of this Section D with respect to administration of the Corporation’s Code of Business Conduct to the General Counsel of the Corporation and the Compliance Officer referred to in the Code, except with respect to the authority to amend the Code and to grant waivers to the Corporation’s directors, executive officers and senior financial officers.

The Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

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ANNEX H – PAGE 5

ANNEX I

WEBMD HEALTH CORP.

AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER

Effective as of October 28, 2011

A. Purpose

1.	General. The Compensation Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) to determine the compensation arrangements of the executive officers of the Corporation, to assist the Board in providing oversight of the compensation programs applicable to other employees of the Corporation and to provide assistance and recommendations to the Board with respect to various other aspects of the Corporation’s compensation policies and practices and related matters.

2.	Equity Compensation Plans. The Committee has the authority under the Corporation’s existing equity compensation plans (and shall have the authority under any future equity compensation plans that so provide) to make awards in any form permitted under the respective plans. All option grants and other stock-based awards to executive officers or Board members shall require Committee approval.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

¡	all independence requirements, under applicable laws, rules and regulations, for members of compensation committees of companies listed for quotation on the NASDAQ Global Market;

¡	all applicable independence requirements of The NASDAQ Stock Market for members of compensation committees of companies listed for quotation on the NASDAQ Global Market; and

¡	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In addition, each member shall, in the judgment of the Board, also meet the following additional requirements (together with the Independence Requirements, the “Qualification Requirements”):

¡	being “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended); and

¡	being “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) (“Section 162(m)”).

In the event that the Board determines that a member ceases to meet the Qualification Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Qualification Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Qualification Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary; provided, however, that the Chief Executive Officer of the Corporation may not be present during voting or deliberations with respect to his or her own compensation arrangements. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall review and approve compensation arrangements for the Corporation’s Chief Executive Officer and other executive officers and shall have the sole authority to make any determinations and take any actions it determines to be necessary or appropriate in administering any such compensation arrangements.

2.	The Committee shall provide general oversight with respect to compensation policies relating to the Corporation’s other officers and employees and make recommendations to the Board for any changes to such policies that the Committee determines to be necessary or appropriate.

3.	The Committee shall review and approve compensation arrangements for non-employee directors in their capacity as directors and members of the standing committees of the Board. The Committee shall review and approve compensation arrangements for any non-employee directors who provide services to the Corporation other than in their capacity as directors.

4.	The Committee shall evaluate the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives and have the sole authority to determine and approve the compensation level of the Company’s Chief Executive Officer based on this evaluation.

5.	The Committee shall assist the Board and the Nominating & Governance Committee of the Board in overseeing the development of executive succession plans.

6.	The Committee shall administer the Corporation’s equity compensation plans and such other compensation plans as the Board may determine (the “Plans”) in accordance with their terms, shall

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ANNEX I – PAGE 2

construe all terms, provisions, conditions and limitations of the Plans and shall make factual determinations required for the administration of the Plans.

7.	The Committee shall have, to full extent permitted by applicable law, the Certification of Incorporation of the Corporation, the By-laws of the Corporation and the listing standards of The NASDAQ Stock Market applicable to the Corporation, all of the power and authority of the Board with respect to the adoption and amendment of Plans.

8.	The Committee shall review the Plans from time to time, as it deems appropriate, and may recommend to the Board any changes in such Plans that the Committee determines to be necessary or appropriate or, to the full extent permitted by Paragraph 7 of this Section D, use the authority delegated to the Committee by the Board to approve any such changes it determines to be necessary or appropriate.

9.	The Committee shall oversee the Corporation’s policies on structuring compensation for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

10.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall oversee disclosure, pursuant to the applicable rules of the Securities and Exchange Commission (the “SEC”), of compensation matters relating to the Corporation, including by: (a) reviewing and discussing with the Corporation’s management the Compensation Discussion and Analysis (CD&A) to be included in the Corporation’s annual proxy statement and Annual Report on Form 10-K (whether directly or by incorporation by reference) and determining whether to recommend to the Board that the CD&A be included in those filings with the SEC; and (b) providing a Compensation Committee Report, for inclusion in those filings, that complies with the rules and regulations applicable to those filings.

12.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to make all decisions and determinations relating to: (a) (1) the advisory votes at WebMD’s Annual Meetings of Stockholders regarding WebMD’s executive compensation contemplated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC rules and (2) the form and content of proposals to be included in the Corporation’s proxy materials regarding such advisory votes, including any recommendations to stockholders regarding voting on such proposals; and (b) (1) the frequency of such advisory votes and (2) the form and content of proposals regarding such frequency to be included in the Corporation’s proxy materials, including any recommendations to stockholders regarding voting on such frequency.

13.	The Committee shall oversee the evaluation and management of risks arising from the Company’s compensation plans and practices and, in connection with fulfilling its duties under this Charter, shall consider potential opportunities for mitigation of those risks. In addition, the Committee shall oversee disclosure, pursuant to the applicable rules of the SEC, of such risks and efforts to mitigate such risks.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter or as may, from time to time, be delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee as it deems appropriate. In addition, the

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Committee shall have the power to delegate its authority to other members of the Board and to members of management as it deems appropriate, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation; provided, however, that in no event may it delegate its authority under Paragraphs 1, 3, 4, 6, 7 and 9 of this Section D.

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain consultants, accountants and other outside advisors to advise and assist it in any manner it deems appropriate. The Committee may also retain outside legal counsel, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such consultants, accountants, advisors and counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation. Notwithstanding anything to the contrary contained in this Charter, the Committee shall not engage the Company’s independent auditors to perform any services without prior approval of the Audit Committee.

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ANNEX I – PAGE 4

ANNEX J

WEBMD HEALTH CORP.

AMENDED AND RESTATED NOMINATING & GOVERNANCE COMMITTEE CHARTER

Effective as of October 28, 2011

A. Purpose

1.	General. The Nominating & Governance Committee (the “Committee”) has been established by the Board of Directors (the “Board”) of WebMD Health Corp. (the “Corporation”) by combining the responsibilities of the Board’s Nominating Committee and its Governance & Compliance Committee. The Committee shall:

•

assist the Board by actively identifying individuals qualified to become Board members and making recommendations to the Board regarding (a) the persons to be nominated by the Board for election as director at each annual meeting of stockholders, (b) appointments of directors to fill vacancies occurring between annual meetings and (c) appointments of directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings;

•	to evaluate and make recommendations to the Board regarding matters relating to the governance of the Corporation;

•

to assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs; and to provide additional oversight of those compliance programs.

2.	Diversity. The Board believes that diversity is a critical attribute of a well-functioning board. It is the responsibility of the Nominating Committee to seek qualified candidates to fill vacancies on the Board that contribute distinctive and useful perspectives to governance that best serves the interests of the Company and its stockholders. The Committee shall advise the Board on matters of diversity, including gender, race, culture, thought and geography, and recommend, as necessary, procedures for achieving diversity of viewpoint, background, skills, types of experience, and areas of expertise on the Board.

B. Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. Members of the Committee shall be appointed by the Board in accordance with the By-laws of the Corporation. Committee members shall serve until the earliest of their resignation or their replacement or removal by the Board in accordance with this Charter and the By-laws of the Corporation.

2.	Qualifications. Each member of the Committee shall, in the judgment of the Board, meet the following requirements (the “Independence Requirements”):

¡	all independence requirements, under applicable laws, rules and regulations, for members of nominating committees of companies listed for quotation on the NASDAQ Global Market;

¡	all applicable independence requirements of The NASDAQ Stock Market for members of nominating committees of companies listed for quotation on the NASDAQ Global Market; and

¡	being free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee.

In the event that the Board determines that a member ceases to meet the Independence Requirements, the Board shall consider the removal and replacement of such member; provided, however, that the

Board may, if necessary or appropriate in its judgment, appoint or retain Committee members in reliance on any available exceptions to any of the Independence Requirements for the time period such exceptions are available. A failure by one or more Committee members to meet any of the Independence Requirements shall not invalidate decisions made, or actions taken, by the Committee.

3.	Chairperson. A Chairperson of the Committee shall be appointed by the Board or by the Committee. If the Board does not do so, the Committee members shall elect a Chairperson by vote of a majority of the full Committee.

4.	Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board in accordance with the By-laws of the Corporation.

C. Operations

1.	Meetings. The Committee shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least twice per year, one of which shall be in advance of the Board’s nomination of directors for election at the Corporation’s annual meeting and consideration of other matters relating to the annual meeting. Minutes of these meetings shall be kept and filed with the Secretary of the Corporation.

2.	Agenda; Reports. The Committee shall determine the agenda for its meetings. The Committee may invite other Board members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary. Nothing in this Charter shall be construed to restrict the reliance by any member of the Committee, to the full extent permitted by law, on information, opinions, reports or statements presented to the Committee by any of the Corporation’s officers or employees, or other committees of the Board, or by any other person selected with reasonable care by or on behalf of the Corporation or the Committee as to matters the Committee member reasonably believes are within such other person’s professional or expert competence.

3.	Report to Board. The Committee shall report its actions and recommendations to the Board at the next Board meeting after each Committee meeting or, if so determined by the Committee, by distribution to the members of the Board of the minutes of a meeting, a unanimous written consent or other relevant documents.

D. Authority and Responsibilities Delegated to the Committee

1.	The Committee shall establish and review with the Board the qualifications and characteristics that it determines should be sought with respect to individual Board members and the Board as a whole and shall review with the Board any changes thereto that it may, from time to time, determine to be appropriate. These qualifications and characteristics shall be designed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

2.	The Committee shall assess the adequacy of this Charter and the procedures developed by the Committee to implement this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval. This assessment shall include a review of procedures developed to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity.

3.

In order to assist the Board in meeting the objectives set forth in Section A.2 of this Charter with respect to diversity, the Committee shall develop director search processes that identify qualified Board candidates both in the corporate environment as well as other enterprises, such as government, academia, private enterprise, complex non-profit organizations, and professions that serve them, such

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as accounting, human resources, and legal services. The search process will be designed so that candidates are not systematically eliminated from the search process due solely to background or organizational affiliation and so that each director search affirmatively seeks to include candidates with diverse backgrounds and skills.

4.	The Committee shall, in accordance with (a) the policies and principles set forth in this Charter and (b) the relevant requirements of applicable law and requirements applicable to companies listed for quotation on the NASDAQ Global Market, identify and recommend to the Board

i.	the persons to be nominated by the Board for election as director at each annual meeting of stockholders,

ii.	persons to be appointed as directors to fill vacancies occurring between annual meetings, and

iii.	persons to be appointed as directors to fill newly created directorships, if any, created by expansion of the size of the Board between annual meetings.

5.	The Committee shall review candidates for the Board recommended by stockholders pursuant to policies and procedures established by the Committee from time to time.

6.	The Committee shall consider whether to recommend to the Board increases or decreases in the size of the Board. The Committee shall consider whether to recommend to the Board (a) changes in the Board committee assignments of existing directors, (b) committee assignments for new directors and (c) the formation of additional Board committees.

7.	The Committee shall evaluate and make recommendations to the Board regarding (a) the governance of the Corporation; (b) Board procedures; and (c) related matters. Recommendations may include possible changes to the Corporation’s Certificate of Incorporation, By-laws, Board committee charters and other relevant constitutive documents, policy statements or similar materials.

8.	The Committee shall evaluate and make recommendations to the Board regarding any proposals for which a stockholder has provided required notice that such stockholder intends to make at the Annual Meeting of Stockholders, including recommendations regarding the Board’s response and regarding whether to include such proposal in the Corporation’s proxy statement.

9.	The Committee may, if it deems it appropriate to do so, develop and present to the Board for its adoption a set of “Corporate Governance Guidelines,” which shall set forth guidelines in areas such as the function and operations of the Board and its committees.

10.	The Committee shall assess the adequacy of this Charter on at least an annual basis and shall submit any proposed amendments to this Charter that the Committee recommends be made to the Board for its approval.

11.	The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, be responsible for making any required determinations regarding the independence of the members of the Board.

12.	The Committee shall assist the Board in coordinating the activities of the Board’s other standing committees, including with respect to the Corporation’s compliance programs, and shall provide additional oversight of those compliance programs and related matters.

13.	The Committee shall provide oversight with respect to matters relating to recruitment of senior executives of the Corporation, development of management talent and executive succession planning.

The foregoing list is not intended to be exhaustive, and the Committee shall, in addition, have such powers as may be necessary or appropriate in furtherance of the objectives set forth in this Charter, including the objectives set forth in Section A.2 of this Charter with respect to diversity, or as may, from time to time, be

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delegated by the Board. The adoption of this Charter and any amendments hereto shall not be construed to reduce any power or authority previously delegated to the Committee by the Board.

The Committee shall, to the full extent permitted by applicable law and the listing standards of The NASDAQ Stock Market applicable to the Corporation, have the power to delegate its authority to subcommittees or individual members of the Committee, as it deems appropriate.

The Committee shall have direct access to management of the Corporation and may obtain advice and assistance from the Corporation’s Legal, Human Resources, Tax, Finance, Accounting and Internal Audit Departments and other specialists. The Committee shall have the power to retain search firms or other advisors to identify director candidates. The Committee may also retain counsel or other advisors, as it deems appropriate. The Committee shall have the sole authority to retain and terminate such search firms, advisors or counsel and to review and approve their fees and other retention terms and shall have the authority to cause the payment of such fees by the Corporation.

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ANNEX J – PAGE 4

ANNEX K

WEBMD HEALTH CORP.

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

(AS AMENDED AND RESTATED ON OCTOBER 21, 2010)

ARTICLE 1

PURPOSE

1.1 General.    The purpose of the WebMD Health Corp. 2005 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”) is to promote the success, and enhance the value, of WebMD Health Corp., a Delaware Corporation (the “Corporation”), by linking the personal interests of its employees, officers, directors and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract and retain the services of employees, officers, directors and consultants upon whose judgment, interest and special effort the successful conduct of the Corporation’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.

ARTICLE 2

EFFECTIVE DATE

2.1 Effective Date.    The Plan became effective on the date upon which it was initially approved by the Board and the shareholders of the Corporation, which was September 26, 2005 (the “Effective Date”). This amendment and restatement of the Plan is effective as of October 21, 2010 and reflects the amendment to the Plan approved by stockholders of the Corporation on October 21, 2010 and all prior amendments.

ARTICLE 3

DEFINITIONS

3.1 Definitions.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence and is not otherwise defined in the Plan, the word or phrase shall generally be given the meaning ascribed to it in this Section. The following words and phrases shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c) “Affiliate” means any Parent or Subsidiary and any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation.

(d) [intentionally omitted]

(e) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(f) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(g) “Board” means the Board of Directors of the Corporation.

(h) “Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Corporation or an affiliated company, provided, however, that if there is no such employment agreement in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Corporation, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Corporation, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Corporation.

(i) “Change of Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the effective date of the Initial Public Offering, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”)) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change of Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 50% or more of the outstanding Corporation Voting Securities, (B) an acquisition by the Corporation which reduces the number of Corporation Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 50% of the outstanding Corporation Voting Securities, provided that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increase the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change of Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Corporation’s assets to an entity that is not an affiliate of the Corporation (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the “Surviving Corporation”) or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the

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Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 25% or more of the outstanding Corporation Voting Securities) is the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth in clause (i), (ii) or (iii) will constitute a Change of Control for purposes of the Plan and any Award Agreement unless such event also constitutes a “change in the ownership”, “change in the effective control” or “change in the ownership of a substantial portion of the assets” of the Corporation as defined under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations promulgated thereunder.

(k) “Committee” means, subject to the last sentence of Section 4.1, the committee of the Board described in Article 4.

(l) “Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code, provided that no employee shall be a Covered Employee until the deduction limitations of Section 162(m) of the Code are applicable to the Corporation and any reliance period under Treasury Regulation Section 1.162-27(f) has expired.

(m) “Disability” has the meaning ascribed under the long-term disability plan applicable to the Participant. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Award is subject to Section 409A of the Code, and payment or settlement of the Award is to be accelerated solely as a result of the Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(o) “Effective Date” has the meaning assigned such term in Section 2.1.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable; provided, however, that if the Stock underlying an

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Award is sold on the same day as the date of exercise or settlement or the date on which the restrictions lapse applicable to Restricted Stock or similar Award through a broker approved by the Corporation, Fair Market Value shall be the actual sale price of the Stock in such transaction or transactions. With respect to awards granted on the effective date of the Corporation’s Initial Public Offering, Fair Market Value shall mean the price at which the Stock is initially offered in the Initial Public Offering.

(q) “HLTH Corporation” means HLTH Corporation, a Delaware corporation (which was formerly known as Emdeon Corporation).

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “Initial Public Offering” means the underwritten initial public offering of equity securities of the Corporation pursuant to an effective registration statement under the 1933 Act.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Parent or Affiliate.

(u) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(v) “Option” means a right granted to a Participant under Article 7 to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(x) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(y) “Participant” means a person who, as an employee, officer, consultant or director of the Corporation or any Parent, Subsidiary or Affiliate, has been granted an Award under the Plan.

(z) “Performance Share” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(aa) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(bb) “Stock” means the $.01 par value common stock of the Corporation (which, beginning immediately following the completion of the merger of HLTH Corporation into the Corporation on October 23, 2009, was no longer referred to as “Class A” and, while otherwise unchanged, began being referred to as “$.01 par value common stock” of the Corporation) and such other securities of the Corporation as may be substituted for Stock pursuant to Article 15.

(cc) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(dd) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting equity securities or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

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ARTICLE 4

ADMINISTRATION

4.1 Committee.    The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Corporation, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate (a) any Award made by the Committee which Award is otherwise validly made under the Plan or (b) any other action taken by the Committee which action is otherwise validly taken under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 Action by the Committee.    For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Affiliate, the Corporation’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

4.3 Authority of Committee.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however that any Awards of (i) Restricted Stock or Other Stock-Based Award for which no purchase or exercise price is payable will be scheduled to vest over a period of no less than three years where such vesting is not tied to the attainment of performance goals and (ii) Performance Share Awards, Restricted Stock or Other Stock-Based Awards for which no purchase or exercise price is payable will be scheduled to vest over a period of no less than one year where such vesting is tied to the attainment of performance goals; provided, that, notwithstanding the foregoing, such vesting schedule will not be required for grants of Stock to Non-Employee Directors made to satisfy applicable Board of Director or Committee retainers or fees;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

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(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant, or amend any Award Agreement;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan as provided herein.

Notwithstanding the foregoing authority, except as provided in or pursuant to Article 15, the Committee shall not authorize, generally or in specific cases only, for the benefit of any Participant, any adjustment in the exercise price of an Option or the base price of a Stock Appreciation Right, or in the number of shares subject to an Option or Stock Appreciation Right granted hereunder by (i) cancellation of an outstanding Option or Stock Appreciation Right and a subsequent regranting of an Option or Stock Appreciation Right, (ii) amendment to an outstanding Option or Stock Appreciation Right, (iii) substitution of an outstanding Option or Stock Appreciation Right or (iv) any other action that would be deemed to constitute a repricing of such an Award under applicable law, in each case, without prior approval of the Corporation’s stockholders.

4.4 Delegation of Authority.    To the extent not prohibited by applicable laws, rules and regulations, the Board or the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or to one or more directors or executive officers of the Corporation as it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that neither the Board nor the Committee may delegate its authority pursuant to Article 16 to amend the Plan. For purposes of the Plan, references to the Committee shall be deemed to refer to any subcommittee, subcommittees, directors or executive officers to whom the Board or the Committee delegates authority pursuant to this Section 4.4.

4.5 Decisions Binding.    The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares.    Subject to adjustment as provided in Article 15, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 18,200,000 shares (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options. Subject to Section 5.2, not more than 20% of the shares of Stock available for issuance under the Plan on October 21, 2010 shall be available for the grant of Restricted Stock Awards, Performance Share Awards and similar Awards for which no purchase or exercise price is paid (the “Full Value Award Limit”).

5.2 Lapsed Awards.    To the fullest extent permissible under Section 422 of the Code and any other applicable laws, rules and regulations, (i) if an Award is canceled, terminates, expires, is forfeited or lapses for any reason without having been exercised or settled, any shares of Stock subject to the Award will be added back into the Maximum Number and will again be available for the grant of an Award under the Plan and (ii) shares of Stock subject to SARs or other Awards settled in cash shall be added back into the Maximum Number and will be available for the grant of an Award under the Plan; provided, however, that beginning on October 21, 2010,

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any shares of Stock underlying Restricted Stock Awards, Performance Share Awards and similar Awards for which no purchase or exercise price is paid that are to be added back into the Maximum Number pursuant to this Section 5.2 shall increase the Full Value Award Limit. For the sake of clarity, shares tendered or withheld to satisfy the exercise price or tax withholding obligations arising in connection with the exercise or vesting of an Award (including in connection with a “net exercise” as contemplated by Section 7.1(c)) shall not be added back into the Maximum Number and shall not be available for further grant.

5.3 Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation on Awards.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 412,500 (all of which may be granted as Incentive Stock Options); provided, however, that in connection with his or her initial employment with the Corporation, a Participant may be granted Options or SARs with respect to up to an additional 412,500 shares of Stock (all of which may be granted as Incentive Stock Options), which shall not count against the foregoing annual limit. The maximum Fair Market Value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000. The maximum number of shares of Stock that may be subject to one or more Performance Share Awards (or used to provide a basis of measurement for or to determine the value of Performance Share Awards) in any one calendar year to any one Participant (determined on the date of grant) shall be 412,500.

ARTICLE 6

ELIGIBILITY

6.1 General.    Awards may be granted only to individuals who are employees, officers, directors or consultants of the Corporation or a Parent or an Affiliate. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1 General.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price.    The exercise price per share of Stock under an Option shall be determined by the Committee at the time of the grant but in no event shall the exercise price be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e) and 7.3. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c) Payment.    Unless otherwise determined by the Committee, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable shares of stock already owned; (iii) by a combination of cash and shares of Stock equal in value to the exercise price or (iv) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and

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procedures authorized by the Committee for this purpose, an Option may, if the Committee so determines also be exercised through either or both of the following: (i) a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or (ii) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Stock issued upon exercise by that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price.

(d) Evidence of Grant.    All Options shall be evidenced by a written Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions not inconsistent with the Plan as may be specified by the Committee.

(e) Exercise Term.    In no event may any Option be exercisable for more than ten years from the date of its grant.

7.2 Incentive Stock Options.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option.    An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Corporation for Cause, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(b) Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

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(c) Ten Percent Owners.    No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(d) Expiration of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Directors.    The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or any Parent or Affiliate but only in that individual’s position as an employee and not as a director.

7.3 Options Granted to Non-Employee Directors.    Notwithstanding the foregoing, Options granted to Non-Employee Directors under this Article 7 shall be subject to the following additional terms and conditions:

(a) Lapse of Option.    An Option granted to a Non-Employee Director under this Article 7 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2), the Option shall lapse, unless it is previously exercised, three years after the Participant’s termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately. If the Participant dies during the post termination exercise period specified above and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death, if later than the end of the three year period. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his service on the Board, he may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 7.

(b) Acceleration Upon Change of Control.    Notwithstanding Section 7.1(b), in the event of a Change of Control, each Option granted to a Non-Employee Director under this Article 7 that is then outstanding immediately prior to such Change of Control shall become immediately vested and exercisable in full on the date of such Change of Control.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) Right to Payment.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

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(b) Other Terms.    All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares.    The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee, subject to Section 4.3(d). The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4. All Awards of Performance Shares shall be evidenced by an Award Agreement.

9.2 Right to Payment.    A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 Other Terms.    Performance Shares may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 4.3(d). All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 Forfeiture.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

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ARTICLE 11

DIVIDEND EQUIVALENTS

11.1 Grant of Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments (in cash, Stock or other property) equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued, or be deemed to have been reinvested in additional shares of Stock or otherwise reinvested. The terms of any reinvestment of Dividend Equivalents shall comply with Section 409A of the Code.

ARTICLE 12

OTHER STOCK-BASED AWARDS

12.1 Grant of Other Stock-based Awards.    The Committee is authorized, subject to limitations under applicable law and Section 4.3(d), to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, stock units, phantom stock and other Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13

ANNUAL AWARDS TO NON-EMPLOYEE DIRECTORS

13.1 Grant of Options.    Each Non-Employee Director who is serving in such capacity as of January 1 of each year that the Plan is in effect shall be granted a Non-Qualified Option to purchase 13,200 shares of Stock, subject to adjustment as provided in Article 15. In addition, each Non-Employee Director who is serving in such capacity as of the effective date of the Initial Public Offering shall be granted a Non-Qualified Stock Option to purchase 13,200 shares of Stock on such date. Each such date that Options are to be granted under this Article 13 is referred to hereinafter as a “Grant Date”. In addition, the Committee may, in its sole discretion, permit or require each Non-Employee Director to receive all or any portion of his or her compensation for services as a director in the form of an Award under the Plan with such term and conditions as may be determined by the Committee in its sole discretion.

If on any Grant Date, shares of Stock are not available under the Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Stock in an amount equal to the number of shares of Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of the Plan, additional shares of Stock become available for grant, then each person who was a Non-Employee Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 13,200 shares (subject to adjustment pursuant to Article 15). If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Grant Date.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 11

13.2 Option Price.    The option price for each Option granted under this Article 13 shall be the Fair Market Value on the date of grant of the Option.

13.3 Term.    Each Option granted under this Article 13 shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option, unless earlier terminated as provided in Section 13.4.

13.4 Lapse of Option.    An Option granted under this Article 13 shall not automatically lapse by reason of the Participant ceasing to qualify as a Non-Employee Director but remaining as a member of the Board. An Option granted under this Article 13 shall lapse under the earliest of the following circumstances:

(1) The Option shall lapse ten years after it is granted.

(2) If the Participant ceases to serve as a member of the Board for any reason other than as provided in the proviso to this paragraph (2), the Option shall lapse, unless it is previously exercised, three years after the Participant’s termination as a member of the Board; provided, however, that if the Participant is removed for cause (determined in accordance with the Corporation’s bylaws, as amended from time to time), the Option shall (to the extent not previously exercised) lapse immediately. If the Participant dies during the post termination exercise period specified above and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death, if later than the end of the three year period. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

If a Participant exercises Options after termination of his or her service on the Board, he or she may exercise the Options only with respect to the shares that were otherwise exercisable on the date of termination of his service on the Board. Such exercise otherwise shall be subject to the terms and conditions of this Article 13.

13.5 Cancellation of Options.    Upon a Participant’s termination of service for any reason other than death or Disability, all Options that have not vested in accordance with the Plan shall be cancelled immediately.

13.6 Exercisability.    Subject to Section 13.7, each Option grant under this Article 13 shall be exercisable as to twenty-five percent (25%) of the Option shares on each of the first, second, third and fourth anniversaries of the Grant Date, such that the Options will be fully exercisable after four years from the Grant Date.

13.7 Acceleration Upon Change of Control.    Notwithstanding Section 13.6, in the event of a Change of Control, each Option granted under this Article 13 that is then outstanding immediately prior to such Change of Control shall become immediately exercisable in full on the date of such Change in Control.

13.8 Termination of Article 13.    No Options shall be granted under this Article 13 after January 1, 2015.

13.9 Non-exclusivity.    Nothing in this Article 13 shall prohibit the Committee from making discretionary Awards to Non-Employee Directors pursuant to the other provisions of the Plan before or after January 1, 2015. Options granted pursuant to this Article 13 shall be governed by the provisions of this Article 13 and by other provisions of the Plan to the extent not inconsistent with the provisions of this Article 13.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1 Stand-alone, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, (subject to the last sentence of Section 4.3) or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

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AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 12

14.2 Term of Award.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(c) applies, five years from the date of its grant).

14.3 Form of Payment for Awards.    Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4 Limits on Transfer.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered or hypothecated to or in favor of any party other than the Corporation or a Parent or Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation or other adverse tax consequences, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards. In furtherance of the foregoing, with the consent of the Committee or its designee, a Participant may transfer Awards to such Participant’s family members or trusts or other entities in which the Participant or his or her family members hold 50% or more of the voting or beneficial ownership interest in such trust or entity for estate planning or other tax purpose. Any such permitted transfer shall be subject to such conditions as the Committee or its designee may impose and compliance with applicable federal and state securities laws.

14.5 Beneficiaries.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.

14.6 Stock Certificates.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7 Acceleration Upon Death or Disability.    Unless otherwise set forth in an Award Agreement, upon the Participant’s death or Disability during his employment or service as a director, all outstanding Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 13

14.8 Acceleration of Vesting and Lapse of Restrictions.    Subject to Sections 7.3(b) and 13.7, the Committee may, in its sole discretion, at any time (including, without limitation, prior to, coincident with or subsequent to a Change of Control) determine that (a) all or a portion of a Participant’s Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or (b) all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8. All Awards made to Non-Employee Directors shall become fully vested and, in the case of Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised, fully exercisable in the event of the occurrence of a Change of Control as of the date of such Change of Control.

14.9 Other Adjustments.    If (i) an Award is accelerated under Sections 7.3(b), 13.7 and/or 14.8 or (ii) a Change of Control occurs (regardless or whether acceleration under Sections 7.3(b), 13.7 and/or 14.8 occurs), the Committee may, in its sole discretion, provide (a) that the Award will expire after a designated period of time after such acceleration or Change of Control, as applicable, to the extent not then exercised, (b) that the Award will be settled in cash rather than Stock, (c) that the Award will be assumed by another party to a transaction giving rise to the acceleration or a party to the Change of Control, (d) that the Award will otherwise be equitably converted or adjusted in connection with such transaction or Change of Control, or (e) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated; provided, however, that, with respect to Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code.

14.10 Performance Goals.    In order to preserve the deductibility of an Award under Section 162(m) of the Code, the Committee may determine that any Award granted pursuant to this Plan to a Participant that is or is expected to become a Covered Employee shall be determined solely on the basis of (a) the achievement by the Corporation or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation’s stock price, (c) the Corporation’s total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, net income, revenues, earnings per share, earnings before income and taxes, and earnings before income, taxes, depreciation and amortization, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Section 162(m) of the Code), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

14.11 Termination of Employment.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Affiliate to the Corporation, or transfers from one Parent or Affiliate to another Parent or Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a split-off, spin-off, sale or other disposition of the Participant’s employer from the Corporation or any Parent or Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Affiliate for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 14

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1 General.    Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property), (d) any exchange of Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

(i) proportionately adjust any or all of (A) the number and type of shares of Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (E) the performance standards applicable to any outstanding Awards, or

(ii) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant. Notwithstanding the foregoing, to the extent possible, all adjustments shall be made in a manner to avoid: (i) an Award that is not already subject to Section 409A of the Code from becoming subject to Section 409A of the Code; and (ii) the imposition of penalties pursuant to Section 409A of the Code.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (i) above shall nevertheless be made.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1 Amendment, Modification and Termination.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan; provided, however, that the Board or the Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 15

16.2 Awards Previously Granted.    At any time and from time to time, but subject to Section 4.3, the Committee may amend, modify or terminate any outstanding Award or Award Agreement without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; provided further, however, that the original term of any Option may not be extended. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant. Notwithstanding any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without approval of the Participant to the extent necessary or desirable (i) to comply with, or take into account changes in or interpretations of, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

ARTICLE 17

GENERAL PROVISIONS

17.1 No Rights to Awards.    No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

17.2 No Stockholder Rights.    No Award gives the Participant any of the rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with the exercise, payment or settlement of such Award.

17.3 Withholding.    The Corporation or any Subsidiary, Parent or Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, local and other taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by (i) withholding from the Award shares of Stock or (ii) delivering shares of Stock that are already owned, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The Corporation or any Subsidiary, Parent or Affiliate, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

17.4 No Right to Continued Service.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Affiliate. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock with respect to awards hereunder.

17.5 Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Affiliate.

17.6 Indemnification.    To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action,

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 16

suit or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit or proceeding against him; provided such member shall give the Corporation an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold such persons harmless.

17.7 Relationship to Other Benefits.    No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Corporation or any Parent or Affiliate unless provided otherwise in such other plan.

17.8 Expenses; Application of Funds.    The expenses of administering the Plan shall be borne by the Corporation and its Parents or Subsidiaries. The proceeds received by the Corporation from the sale of shares of Stock pursuant to Awards will be used for general corporate purposes.

17.9 Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11 Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

17.12 Government and Other Regulations.    The obligation of the Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to avoid adverse tax consequences relating to an Award. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Corporation, one or more sub-plans applicable to separate classes of Participants who are subject to the laws of jurisdictions outside of the United States.

17.13 Securities Law Restrictions.    An Award may not be exercised or settled and no shares of Stock may be issued in connection with an Award unless the issuance of such shares of Stock has been registered under the 1933 Act and qualified under applicable state “blue sky” laws and any applicable foreign securities laws, or the Corporation has determined that an exemption from registration and from qualification under such state “blue sky” laws is available. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee may require each Participant purchasing or acquiring shares of Stock pursuant to an Award under the Plan to represent to and agree with the Corporation in writing that such Participant is acquiring the shares of Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 17

Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange upon which the Stock is then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

17.14 Satisfaction of Obligations.    Subject to applicable law, the Corporation may apply any cash, shares of Stock, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Corporation and its Parents, Subsidiaries or Affiliates in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

17.15 Section 409A of the Code.    Notwithstanding any contrary provisions of the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes the requirements of any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Board or the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A of the Code or the Treasury guidance promulgated thereunder.

17.16 Governing Law.    To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

17.17 Additional Provisions.    Each Award Agreement may contain such other terms and conditions as the Board or the Committee may determine, provided that such other terms and conditions are not inconsistent with the provisions of this Plan. In the event of any conflict or inconsistency between the Plan and an Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate such conflict or inconsistency. Nothing contained in the Plan shall be construed: (a) to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan; or (b) to provide any rights, not otherwise provided under applicable law, to any participant, beneficiary or other person with respect to the taking of any corporate action by the Company or any Subsidiary.

WEBMD 2005 LONG-TERM INCENTIVE PLAN —

AS AMENDED AND RESTATED ON OCTOBER 21, 2010

ANNEX K – PAGE 18

WEBMD HEALTH CORP.

ANNUAL MEETING OF STOCKHOLDERS

July 24, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Anthony Vuolo, Lewis H. Leicher and Douglas W. Wamsley as proxies, each with full power of substitution, to represent the undersigned and to vote all shares of stock which the undersigned is entitled in any capacity to vote at the 2012 Annual Meeting of Stockholders of WEBMD HEALTH CORP., to be held at the W NEW YORK — Union Square, 201 Park Avenue South, New York, New York 10003, on July 24, 2012, at 9:30 a.m., Eastern time, and at any adjournment or postponement thereof, on the matters set forth on the reverse side and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4, EACH AS SET FORTH THE REVERSE SIDE.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and Proxy Statement are available at

https://materials.proxyvote.com/94770V

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1.	To elect the persons listed below to each serve a three-year term as a Class I director.	☐	☐	☐
NOMINEES:
O Mark J. Adler, M.D.
O Neil F. Dimick
O James V. Manning
O Joseph E. Smith
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •)

		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve WebMD’s executive compensation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to WebMD’s 2005 Long-Term Incentive Plan to increase the number of shares reserved for issuance.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2012.	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement.

Signature:	Signature:
Date:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please print the full corporate name and the full title of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and the full title of the duly authorized person executing on behalf of the partnership.